     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1999

                                                      REGISTRATION NO. 333-79511
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                        PACKAGING CORPORATION OF AMERICA
                        DAHLONEGA PACKAGING CORPORATION
                          DIXIE CONTAINER CORPORATION
                                PCA HYDRO, INC.
                            PCA TOMAHAWK CORPORATION
                            PCA VALDOSTA CORPORATION

             (Exact name of registrant as specified in its charter)


           DELAWARE                          2631                  36-4277050
           DELAWARE                          5110                  76-0302048
           VIRGINIA                          2699                  54-0193683
           DELAWARE                          4910                  76-0328424
           DELAWARE                          6599                  76-0328421
           DELAWARE                          6599                  76-0328422
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)


                         ------------------------------

                             1900 WEST FIELD COURT
                          LAKE FOREST, ILLINOIS 60045
                           TELEPHONE: (847) 482-2000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                                         Copy to:
           RICHARD B. WEST                            JAMES S. ROWE
   PACKAGING CORPORATION OF AMERICA                  KIRKLAND & ELLIS
        1900 WEST FIELD COURT                    200 EAST RANDOLPH DRIVE
     LAKE FOREST, ILLINOIS 60045                 CHICAGO, ILLINOIS 60601
      TELEPHONE: (847) 482-2000                 TELEPHONE: (312) 861-2000
 (Name, address, including zip code,
            and telephone
number, including area code, of agent
             for service)

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

PROSPECTUS


   [LOGO]

PACKAGING CORPORATION OF AMERICA

OFFER TO EXCHANGE ALL OUTSTANDING

9 5/8% SENIOR SUBORDINATED NOTES DUE 2009,


$550,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING, FOR
9 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009


OFFER TO EXCHANGE ALL OUTSTANDING

12 3/8% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010,
$100,000,000 AGGREGATE LIQUIDATION PREFERENCE OUTSTANDING, FOR
12 3/8% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

--------------------------------------------------------------------------------

                          TERMS OF THE EXCHANGE OFFER

    - The exchange offer will expire at 5:00 p.m. New York City time,
                , 1999, unless extended.

    - We will exchange all notes and preferred stock that you validly tender and do not validly withdraw.


    - You may withdraw your tender of notes or preferred stock any time before the expiration of the exchange offer.


    - The exchange offer is not subject to any condition, other than that it not violate any applicable law or interpretation of the staff of the Securities and Exchange Commission.

    - We will not receive any proceeds from the exchange offer.


    - Based on the advice of our counsel, we believe the exchange of notes and preferred stock will not be a taxable exchange for U.S. federal income tax purposes.



    - The terms of the exchange notes and new preferred stock are substantially identical to the outstanding notes and preferred stock, except for the transfer restrictions and registration rights relating to the outstanding notes and preferred stock.


    - There is no existing market for the exchange notes or new preferred stock, and we do not intend to apply for their listing on any securities exchange.


    - Each broker-dealer that receives exchange notes or new preferred stock must deliver a prospectus in connection with any resales of the exchange notes or the new preferred stock.



    - Each broker-dealer that acquired exchange notes or new preferred stock for its own account in exchange for outstanding notes or preferred stock, where the outstanding notes or preferred stock were acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes or new preferred stock.


--------------------------------------------------------------------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or the new preferred stock or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is           , 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY


THIS SUMMARY CONTAINS BASIC INFORMATION ABOUT PACKAGING CORPORATION OF AMERICA AND THE EXCHANGE OFFER. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU, BEFORE MAKING AN INVESTMENT DECISION.



                                  OUR BUSINESS



OVERVIEW



PCA is a leading producer of containerboard and corrugated packaging products in the United States. Based on 1998 production capacity, PCA was the sixth largest producer of containerboard in the United States and the sixth largest manufacturer of corrugated packaging products. Our sales were $1.571 billion in 1998 and $391.3 million for the three months ended March 31, 1999.



PRODUCTS



PCA produces corrugated containers as well as the containerboard used to manufacture corrugated containers. Corrugated containers are the most commonly used type of paper packaging. According to the Fibre Box Handbook, over 90% of the goods shipped in most developed countries get to market using corrugated packaging. Corrugated containers, sometimes referred to as cardboard boxes, are made by combining multiple layers of heavyweight paper known as containerboard and fabricating them into finished boxes.



CONTAINERBOARD



The two types of containerboard are linerboard and medium. Linerboard is used for the two flat outer facings while medium is used to form the fluted inner or middle layer of the corrugated sheet. Kraft linerboard and semi-chemical medium are common types of linerboard and medium that are made from a high percentage of virgin, as opposed to recycled, fiber. Virgin fiber is produced by chemically processing wood into pulp. By industry definition, kraft linerboard must contain no less than 80% virgin fiber and semi-chemical medium no less than 75% virgin fiber. All other containerboard is referred to as recycled. The recycled fiber used to make recycled containerboard comes primarily from used corrugated containers as well as other recovered and reprocessed papers.



CORRUGATED CONTAINERS



Converting plants fabricate corrugated sheet and produce corrugated containers. Converting plants may be either corrugator plants or sheet plants. Corrugator plants perform both a combining operation and a boxmaking operation. In the combining operation, corrugated medium is fluted into a wavy sheet and laminated to linerboard to produce corrugated, or combined sheets. In the boxmaking operation, the combined sheet is then printed, cut, folded and joined to create the finished boxes. Sheet plants purchase already combined sheets and form them into finished boxes.



OPERATIONS



PCA produces kraft linerboard and semi-chemical medium at four mill locations. In 1998, our mills produced 2.1 million tons of containerboard, which accounted for 6% of U.S. capacity.



PCA also operates 67 converting facilities in 25 states. Of these facilities, 39 are corrugator plants, 26 are sheet plants and two are small, specialty operations. These specialty operations include a collating and distribution packaging center, as well as a machine rebuild facility. Our corrugator plants convert approximately 75% to 80% of the containerboard we produce into finished corrugated containers. As a result, we are considered an integrated producer. By industry standards, integrated producers own their own containerboard mills and use at least 50% of the containerboard production from those mills in their converting operations. In 1998, our converting plants shipped approximately 25 billion square feet of corrugated packaging products. This represented 6% of all corrugated packaging products shipped in the United States.



PCA owns approximately 800,000 acres of timberlands and has the rights to cut the wood from an additional 150,000 acres through long term lease agreements. Over 90% of our wood supply is within 100 miles of our mill sites. This close proximity minimizes handling and transportation costs and ensures us a reliable supply of wood fiber. We are considering the sale of a significant portion of our timberland. The proceeds from any sale would be used to pay down debt. The timberland we are likely to sell is located in geographic areas where we feel we can adequately satisfy our wood requirements by purchasing wood from third parties or by entering into supply agreements with the purchasers of our timberland.



COMPETITIVE STRENGTHS AND BUSINESS STRATEGIES



LOW-COST PRODUCER



Because containerboard is a commodity, containerboard producers compete primarily on price. Therefore, having a low manufacturing cost operation is an important competitive advantage. PCA's Counce and Tomahawk mills represent two-thirds of PCA's containerboard production capacity. Based on studies by Jacobs-Sirrine, an industry consulting firm, these two mills were ranked among the lowest manufacturing cost mills in the industry. Fiber represents the single largest cost element in manufacturing containerboard. Our low cost position is driven in part by lower than average fiber costs as well as by significant gains made in recent years in labor productivity, machine speeds, waste reduction and chemical and energy costs.



INTEGRATED OPERATIONS



The high level of integration between our containerboard and converting operations helps to provide a stable and predictable demand for our containerboard mill production. It also helps to dampen earnings fluctuations. According to Pulp & Paper Week, from 1995 to 1998, industry containerboard prices declined by 31% and earnings from our containerboard mills were adversely affected. During the same period, our average corrugated container price fell by only 11%. We were able to maintain relatively stable margins and earnings in our converting operations since the costs for the containerboard purchased by our converting plants was lower, which offset the decline in container prices.



DIVERSIFIED CUSTOMER BASE



PCA's corrugated container customer base is broadly diversified across industries and geographic locations. During the past year, we sold corrugated products to over 9,000 customers, which required us to ship to over 15,000 separate customer locations. This broad customer base reduces our dependence on any single customer or market. No customer represents more than 6% of our total sales and our top 10 customers represent only about 20% of our total sales.



FOCUS ON VALUE-ADDED PRODUCTS AND SERVICES



Through acquisitions and capital investments, we have broadened our ability to provide specialized printing and package design, product features and superior customer service. As a result, our corrugated container selling price per thousand square feet has consistently exceeded the industry average since 1995.


                                 EQUITY SPONSOR


Madison Dearborn Partners, LLC, the financial sponsor for the transactions by which PCA acquired its current operations, is a leading private equity investment firm. Madison Dearborn, through limited partnerships of which it is the general partner, has approximately $4 billion of assets under management. Madison Dearborn focuses on investments in several specific sectors including natural resources, communications, consumer, health care and industrial. Madison Dearborn's objective is to invest, in partnership with outstanding management teams, in companies which have the potential for significant long-term equity appreciation. Since 1980, Madison Dearborn's principals have invested approximately $2 billion in more than 100 management buyout and private equity transactions in which the firm acted as a leading investor. Previous investments sponsored by Madison Dearborn include Buckeye Cellulose Corporation, Nextel Communications, Reiman Publications, The Georgia Marble Company, Spectrum Healthcare, Hines Horticulture and Tuesday Morning Corporation. PCA is Madison Dearborn's largest equity investment to date.


                                THE TRANSACTIONS


On April 12, 1999, Tenneco Packaging Inc., currently a wholly owned subsidiary of Tenneco Inc., sold its containerboard and corrugated packaging products business to PCA for $2.2 billion. PCA Holdings LLC, an entity organized and controlled by Madison Dearborn, acquired a 55% common equity interest in PCA, and TPI contributed its containerboard and corrugated packaging products business, which included $1.76 billion of debt incurred by TPI immediately prior to the contribution, to PCA in exchange for $246.5 million in cash and a 45% common equity interest in PCA.



The financing of the transactions consisted of (1) borrowings under a new $1.46 billion senior credit facility for which J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated are co-lead arrangers, (2) the offering of the notes and the preferred stock, (3) a cash equity investment of $236.5 million by PCA Holdings and (4) an equity investment by TPI valued at $193.5 million.


The following sets forth the ownership of PCA, after giving effect to purchases of common stock by management that occurred in June 1999:

                                     [LOGO]

--------------


(1) The other investors in PCA Holdings are Sixty Wall Street Fund, L.P., J. P. Morgan Capital Corporation, BT Capital Investors, L.P. and other investors, none of whom own more than 0.5% of the equity interests of PCA Holdings.



(2) PCA has also issued options to management to purchase common stock, which, if exercised, would result in management owning in the aggregate approximately 9.6% of the common equity of PCA.



(3) On July 15, 1999, Tenneco announced its intention to spin-off TPI to its stockholders in the fall of 1999.



(4) On July 15, 1999, TPI announced its intention to sell its equity interest in PCA, which it expects to complete prior to its spin-off from Tenneco.

                               THE EXCHANGE OFFER


The exchange offer relates to the exchange of all of our outstanding 9 5/8% Senior Subordinated Notes due 2009 for an equal aggregate principal amount of our new 9 5/8% Series B Senior Subordinated Notes due 2009. The exchange notes will be obligations of PCA entitled to the benefits of the notes indenture, which is the legal document governing the outstanding notes.



The exchange offer also relates to the exchange of all of our outstanding
12 3/8% Senior Exchangeable Preferred Stock due 2010 for an equal amount of our new 12 3/8% Series B Senior Exchangeable Preferred Stock due 2010. The new preferred stock will be an obligation of PCA entitled to the benefits of the certificate of designations governing the outstanding preferred stock.



THE EXCHANGE NOTES

NOTES REGISTRATION RIGHTS
  AGREEMENT.......................  You have the right to exchange your outstanding notes for registered notes with terms that are identical in
                                    all material respects. This exchange offer is intended
                                    to satisfy this right. After this exchange offer is
                                    complete, you will no longer be entitled to the benefits
                                    of the exchange or registration rights granted under the
                                    notes registration rights agreement which we entered
                                    into as part of the offering of the notes.

THE EXCHANGE OFFER................  We are offering to exchange $1,000 principal amount of exchange notes, which have been registered under the
                                    Securities Act, for each $1,000 principal amount of
                                    outstanding notes. Your outstanding notes must be
                                    properly tendered and accepted to be exchanged. All
                                    outstanding notes that are validly tendered and not
                                    validly withdrawn will be exchanged.

                                    $550,000,000 in aggregate principal amount of our notes
                                    is currently outstanding.

                                    We will issue the registered exchange notes on or
                                    promptly after the expiration of this exchange offer.

EXPIRATION DATE...................  This exchange offer will expire at 5:00 p.m., New York
                                    City time, on       , 1999, unless we decide to extend
                                    the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  We will not complete this exchange offer if it violates applicable law or staff interpretations of the
                                    Securities and Exchange Commission. This exchange offer
                                    is not conditioned upon any minimum principal amount of
                                    our outstanding notes being tendered.

RESALE OF THE EXCHANGE NOTES......  We believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without
                                    compliance with the registration and prospectus delivery
                                    provisions of the Securities Act. We have based this
                                    belief on letters issued in connection with past
                                    offerings of this kind in which the staff of the
                                    Securities and Exchange Commission has interpreted the
                                    laws and regulations relating to the resale of notes to
                                    the public without the requirement of further
                                    registration under the Securities Act. See SHEARMAN &
                                    STERLING (available July 2, 1993); MORGAN STANLEY & CO.

                                    INCORPORATED (available June 5, 1991); and EXXON CAPITAL
                                    HOLDINGS CORPORATION (available May 13, 1989). In order
                                    for the exchange notes to be offered for resale, resold
                                    or otherwise transferred:

                                    - you must acquire the exchange notes in the ordinary
                                    course of your business;

                                    - you must not intend to participate, and have no
                                    arrangement or understanding with any person to
                                      participate, in the distribution of the exchange notes
                                      issued to you in this exchange offer;

                                    - you must not be a broker-dealer who purchased your
                                    outstanding notes directly from us for resale under Rule
                                      144A or any other available exemption under the
                                      Securities Act; and

                                    - you must not be an "affiliate" of ours within the
                                    meaning of Rule 405 under the Securities Act.

                                    If you do not meet the above conditions, you may incur
                                    liability under the Securities Act if you transfer any
                                    exchange note without delivering a prospectus meeting
                                    the requirements of the Securities Act. We do not assume
                                    or indemnify you against this liability.

                                    Each broker-dealer that is issued exchange notes in this
                                    exchange offer for its own account in exchange for
                                    outstanding notes which were acquired by that
                                    broker-dealer as a result of market-making or other
                                    trading activities must acknowledge that it will deliver
                                    a prospectus meeting the requirements of the Securities
                                    Act in connection with any resale of the exchange notes.

                                    A broker-dealer may use this prospectus for an offer to
                                    resell, resale or other transfer of the exchange notes
                                    issued to it in this exchange offer. We have agreed
                                    that, for a period of 180 days after the date this
                                    exchange offer is completed, we will make this
                                    prospectus and any amendment or supplement to this
                                    prospectus available to a broker-dealer for use in
                                    connection with resales.

                                    We are not offering to exchange with you, and will not
                                    accept surrenders for exchange from you, in any
                                    jurisdiction in which this exchange offer or its
                                    acceptance would not comply with the securities or blue
                                    sky laws of that jurisdiction. Furthermore, if you
                                    acquire the exchange notes, you are responsible for
                                    compliance with securities or blue sky laws regarding
                                    resales. We assume no responsibility for compliance with
                                    these requirements.

ACCRUED INTEREST ON THE EXCHANGE
  NOTES AND THE OUTSTANDING
  NOTES...........................  Each exchange note will bear interest from its issuance date. The holders of notes that are accepted for
                                    exchange will receive, in cash, accrued interest on
                                    those notes to, but not including, the issuance date of
                                    the exchange notes. This interest will be paid with the
                                    first interest payment on the exchange notes. Interest
                                    on the notes accepted for exchange will cease to accrue
                                    upon issuance of the exchange notes.

                                    Consequently, if you exchange your outstanding notes for
                                    exchange notes you will receive the same interest
                                    payment on October 1, 1999, which is the first interest
                                    payment date with respect to the outstanding notes and
                                    the exchange notes, that you would have received if you
                                    had not accepted this exchange offer.

PROCEDURES FOR TENDERING NOTES....  If you wish to tender your notes for exchange in this exchange offer, you must transmit to the notes exchange
                                    agent, on or before the expiration date either:

                                    - an original or a facsimile of a properly completed and
                                    duly executed copy of the letter of transmittal
                                      accompanying this prospectus, together with your
                                      outstanding notes and any other documentation required
                                      by the letter of transmittal, at the address provided
                                      on the cover page of the letter of transmittal; or

                                    - if the notes you own are held of record by The
                                    Depository Trust Company in book-entry form and you are
                                      making delivery by book-entry transfer, a
                                      computer-generated message transmitted by means of the
                                      Automated Tender Offer Program System of The
                                      Depository Trust Company in which you acknowledge and
                                      agree to be bound by the terms of the letter of
                                      transmittal and which, when received by the notes
                                      exchange agent, forms a part of a confirmation of
                                      book-entry transfer. As part of the book-entry
                                      transfer, DTC will facilitate the exchange of your
                                      notes and update your account to reflect the issuance
                                      of the exchange notes to you. The Automated Tender
                                      Offer Program allows you to electronically transmit
                                      your acceptance of the exchange offer to The
                                      Depository Trust Company instead of physically
                                      completing and delivering a letter of transmittal to
                                      the notes exchange agent.

                                    In addition, you must deliver to the notes exchange
                                    agent on or before the expiration date:

                                    - if you are effecting delivery by book-entry transfer,
                                    a timely confirmation of book-entry transfer of your
                                      outstanding notes into the account of the notes
                                      exchange agent at The Depository Trust Company as
                                      required by the procedures for book-entry transfers
                                      described in this prospectus under the heading "The
                                      Exchange Offer-Procedures for Tendering"; or

                                    - if necessary, the documents required for compliance
                                    with the guaranteed delivery procedures described in
                                      this prospectus under the heading "The Exchange
                                      Offer-Guaranteed Delivery Procedures."

                                    By executing and delivering the accompanying letter of
                                    transmittal or effecting delivery by book-entry
                                    transfer, you are representing to us that, among other
                                    things:

                                    - the person receiving the exchange notes in this
                                    exchange offer, whether or not that person is the
                                      holder, is receiving them in the ordinary course of
                                      business;

                                    - neither you nor any other person receiving the
                                    exchange notes in the exchange offer has an arrangement
                                      or understanding with any person to participate in the
                                      distribution of the exchange notes and that you are
                                      not engaged in, and do not intend to engage in, a
                                      distribution of the exchange notes; and

                                    - neither you nor any other person receiving the
                                    exchange notes in the exchange offer is an "affiliate"
                                      of ours within the meaning of Rule 405 under the
                                      Securities Act.

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS..........................  If you are a beneficial owner of the notes that are registered in the name of a broker, dealer, commercial
                                    bank, trust company or other nominee and you wish to
                                    tender the notes in this exchange offer, you should
                                    promptly contact the person in whose name your notes are
                                    registered and instruct that person to tender on your
                                    behalf. If you wish to tender on your own behalf you
                                    must, before completing and executing the letter of
                                    transmittal and delivering your outstanding notes,
                                    either make appropriate arrangements to register
                                    ownership of the outstanding notes in your name or
                                    obtain a properly completed bond power from the
                                    registered holder. The transfer of registered ownership
                                    may take considerable time.

GUARANTEED DELIVERY PROCEDURES....  If you wish to tender your outstanding notes and:

                                    - time will not permit your notes or other required
                                    documents to reach the notes exchange agent by the
                                      expiration date; or

                                    - the procedure for book-entry transfer cannot be
                                    completed on time;

                                    you may tender your notes in compliance with the
                                    guaranteed delivery procedures described in this
                                    prospectus under the heading "The Exchange
                                    Offer-Guaranteed Delivery Procedures."

SHELF REGISTRATION STATEMENT......  We have agreed to register the notes on a shelf registration statement and use our best efforts to cause
                                    the shelf registration statement to be declared
                                    effective by the Securities and Exchange Commission if:

                                    - any changes in law or of the applicable interpretation
                                    of the staff of the Securities and Exchange Commission
                                      do not permit us to effect this exchange offer; or

                                    - any holder of outstanding notes, other than a holder
                                    that is our "affiliate" within the meaning of the Rule
                                      405 under the Securities Act, is not eligible under
                                      applicable securities laws to participate in the
                                      exchange offer, and the holder has satisfied
                                      conditions relating to the provision of information to
                                      us.

                                    We have agreed to maintain the effectiveness of the
                                    shelf registration statement for, in some circumstances,
                                    at least two years from the date of the original
                                    issuance of the outstanding notes to cover resales of
                                    notes held by the holders.

WITHDRAWAL RIGHTS.................  You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the
                                    expiration date.

ACCEPTANCE OF OUTSTANDING NOTES
  AND DELIVERY OF EXCHANGE
  NOTES...........................  Except under the circumstances described above under
                                    "Conditions to the Exchange Offer," we will accept for
                                    exchange any and all outstanding notes which are
                                    properly tendered and not validly withdrawn before 5:00
                                    p.m., New York City time, on the expiration date. The
                                    exchange notes issued in this exchange offer will be
                                    delivered promptly following the expiration date.

UNITED STATES FEDERAL TAX
  CONSEQUENCES....................  Based on the advice of our counsel, we believe the exchange of your outstanding notes for the exchange
                                    notes will not be a taxable exchange for United States
                                    federal income tax purposes. See "United States Federal
                                    Tax Consequences."

NOTES EXCHANGE AGENT..............  United States Trust Company of New York is serving as the notes exchange agent in connection with the exchange
                                    offer. The notes exchange agent will assist PCA in the
                                    exchange offer by performing various administrative
                                    functions on its behalf.

THE NEW PREFERRED STOCK

PREFERRED STOCK REGISTRATION
  RIGHTS AGREEMENT................  You have the right to exchange your outstanding preferred stock for registered preferred stock with
                                    terms that are identical in all material respects. This
                                    exchange offer is intended to satisfy this right. After
                                    this exchange offer is complete, you will no longer be
                                    entitled to the benefits of the exchange or registration
                                    rights granted under the preferred stock registration
                                    rights agreement which we entered into as part of the
                                    offering of the preferred stock.

THE EXCHANGE OFFER................  We are offering to exchange $100 liquidation preference of new preferred stock which has been registered under
                                    the Securities Act for each $100 liquidation preference
                                    of outstanding preferred stock. Your outstanding
                                    preferred stock must be properly tendered and accepted
                                    to be exchanged. All outstanding preferred stock that is
                                    validly tendered and not validly withdrawn will be
                                    exchanged.

                                    $100,000,000 in aggregate liquidation preference of our
                                    preferred stock is currently outstanding.

                                    We will issue the new preferred stock on or promptly
                                    after the expiration of this exchange offer.

EXPIRATION DATE...................  This exchange offer will expire at 5:00 p.m., New York
                                    City time, on       , 1999, unless we decide to extend
                                    the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  We will not complete this exchange offer if it violates applicable law or staff interpretations of the
                                    Securities and Exchange Commission. This exchange offer
                                    is not conditioned upon any minimum principal amount of
                                    our outstanding preferred stock being tendered.

RESALE OF THE NEW PREFERRED
  STOCK...........................  We believe that the new preferred stock may be offered for resale, resold and otherwise transferred by you
                                    without compliance with the registration and prospectus
                                    delivery provisions of the Securities Act. We have based
                                    this belief on letters issued in connection with past
                                    offerings of this kind in which the staff of the
                                    Securities and Exchange Commission has interpreted the
                                    laws and regulations

                                    relating to the resale of preferred stock to the public
                                    without the requirement of further registration under
                                    the Securities Act. See SHEARMAN & STERLING (available
                                    July 2, 1993); MORGAN STANLEY & CO. INCORPORATED
                                    (available June 5, 1991); and EXXON CAPITAL HOLDINGS
                                    CORPORATION (available May 13, 1989). In order for the
                                    new preferred stock to be offered for resale, resold or
                                    otherwise transferred:

                                    - you must acquire the new preferred stock in the
                                    ordinary course of your business;

                                    - you must not intend to participate, and have no
                                    arrangement or understanding with any person to
                                      participate, in the distribution of the new preferred
                                      stock issued to you in this exchange offer;

                                    - you must not be a broker-dealer who purchased your
                                    outstanding preferred stock directly from us for resale
                                      under Rule 144A or any other available exemption under
                                      the Securities Act; and

                                    - you must not be an "affiliate" of ours within the
                                    meaning of Rule 405 under the Securities Act.

                                    If you do not meet the above conditions, you may incur
                                    liability under the Securities Act if you transfer any
                                    new preferred stock without delivering a prospectus
                                    meeting the requirements of the Securities Act. We do
                                    not assume or indemnify you against this liability.

                                    Each broker-dealer that is issued new preferred stock in
                                    this exchange offer for its own account in exchange for
                                    outstanding preferred stock which was acquired by that
                                    broker-dealer as a result of market-making or other
                                    trading activities must acknowledge that it will deliver
                                    a prospectus meeting the requirements of the Securities
                                    Act in connection with any resale of the new preferred
                                    stock.

                                    A broker-dealer may use this prospectus for an offer to
                                    resell, resale or other transfer of the new preferred
                                    stock issued to it in this exchange offer. We have
                                    agreed that, for a period of 180 days after the date
                                    this exchange offer is completed, we will make this
                                    prospectus and any amendment or supplement to this
                                    prospectus available to a broker-dealer for use in
                                    connection with resales.

                                    We are not offering to exchange with you, and will not
                                    accept surrenders for exchange from you, in any
                                    jurisdiction in which this exchange offer or its
                                    acceptance would not comply with the securities or blue
                                    sky laws of that jurisdiction. Furthermore, if you
                                    acquire the new preferred stock, you are responsible for
                                    compliance with securities or blue sky laws regarding
                                    resales. We assume no responsibility for compliance with
                                    these requirements.

ACCRUED DIVIDENDS ON THE NEW
  PREFERRED STOCK AND THE
  OUTSTANDING PREFERRED STOCK.....  New preferred stock will bear dividends from its issuance date. The holders of preferred stock that is
                                    accepted for exchange will receive accrued dividends on
                                    that preferred stock to, but not including, the issuance
                                    date of the new preferred stock. These dividends will be

                                    paid with the first dividend payment on the new
                                    preferred stock. Dividends on the preferred stock
                                    accepted for exchange will cease to accrue upon issuance
                                    of the new preferred stock.

                                    Consequently, if you exchange your outstanding preferred
                                    stock for new preferred stock you will receive the same
                                    dividend payment on October 1, 1999, which is the first
                                    dividend payment date with respect to the outstanding
                                    preferred stock and the new preferred stock to be issued
                                    in this exchange offer, that you would have received if
                                    you had not accepted this exchange offer.

PROCEDURES FOR TENDERING PREFERRED
  STOCK...........................  If you wish to tender your preferred stock for exchange in this exchange offer, you must transmit to the
                                    preferred stock exchange agent, on or before the
                                    expiration date either:

                                    - an original or a facsimile of a properly completed and
                                    duly executed copy of the letter of transmittal
                                      accompanying this prospectus, together with your
                                      outstanding preferred stock and any other
                                      documentation required by the letter of transmittal,
                                      at the address provided on the cover page of the
                                      letter of transmittal; or

                                    - if the notes you own are held of record by The
                                    Depository Trust Company in book-entry form and you are
                                      effecting delivery by book-entry transfer, a
                                      computer-generated message transmitted by means of the
                                      Automated Tender Offer Program System of The
                                      Depository Trust Company in which you acknowledge and
                                      agree to be bound by the terms of the letter of
                                      transmittal and which, when received by the preferred
                                      stock exchange agent, forms a part of a confirmation
                                      of book-entry transfer.

                                    In addition, you must deliver to the preferred stock
                                    exchange agent on or before the expiration date:

                                    - if you are effecting delivery by book-entry transfer,
                                    a timely confirmation of book-entry transfer of your
                                      outstanding preferred stock into the account of the
                                      preferred stock exchange agent at The Depository Trust
                                      Company as required by the procedures for book-entry
                                      transfers described in this prospectus under the
                                      heading "The Exchange Offer-Procedures for Tendering";
                                      or

                                    - if necessary, the documents required for compliance
                                    with the guaranteed delivery procedures described in
                                      this prospectus under the heading "The Exchange
                                      Offer-Guaranteed Delivery Procedures."

                                    By executing and delivering the accompanying letter of
                                    transmittal or effecting delivery by book-entry
                                    transfer, you are representing to us that, among other
                                    things:

                                    - the person receiving the new preferred stock in this
                                    exchange offer, whether or not that person is the
                                      holder, is receiving them in the ordinary course of
                                      business;

                                    - neither you nor any other person receiving the
                                    preferred stock in this exchange offer has an
                                      arrangement or understanding with any person to
                                      participate in the distribution of the new preferred
                                      stock and that you are not engaged in, and do not
                                      intend to engage in, a distribution of the new
                                      preferred stock; and

                                    - neither you nor any other person receiving the
                                    preferred stock in this exchange offer is an "affiliate"
                                      of ours within the meaning of Rule 405 under the
                                      Securities Act.

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS..........................  If you are a beneficial owner of the preferred stock that is registered in the name of a broker, dealer,
                                    commercial bank, trust company or other nominee and you
                                    wish to tender the preferred stock in this exchange
                                    offer, you should promptly contact the person in whose
                                    name your preferred stock is registered and instruct
                                    that person to tender on your behalf. If you wish to
                                    tender on your own behalf you must, before completing
                                    and executing the letter of transmittal and delivering
                                    your outstanding preferred stock, either make
                                    appropriate arrangements to register ownership of the
                                    outstanding preferred stock in your name or obtain a
                                    properly completed stock power from the registered
                                    holder. The transfer of registered ownership may take
                                    considerable time.

GUARANTEED DELIVERY PROCEDURES....  If you wish to tender your outstanding preferred stock and:

                                    - time will not permit your preferred stock certificates
                                    or other required documents to reach the preferred stock
                                      exchange agent by the expiration date; or

                                    - the procedure for book-entry transfer cannot be
                                    completed on time;

                                    you may tender your preferred stock in compliance with
                                    the guaranteed delivery procedures described in this
                                    prospectus under the heading "The Exchange
                                    Offer-Guaranteed Delivery Procedures."

SHELF REGISTRATION STATEMENT......  We have agreed to register the preferred stock on a shelf registration statement and use our best efforts to
                                    cause the shelf registration statement to be declared
                                    effective by the Securities and Exchange Commission if:

                                    - any changes in law or of the applicable interpretation
                                    of the staff of the Securities and Exchange Commission
                                      do not permit us to effect this exchange offer; or

                                    - any holder of outstanding preferred stock, other than
                                    a holder that is our "affiliate" within the meaning of
                                      Rule 405 under the Securities Act, is not eligible
                                      under applicable securities laws to participate in the
                                      exchange offer, and the holder has satisfied
                                      conditions relating to the provision of information to
                                      us.

                                    We have agreed to maintain the effectiveness of the
                                    shelf registration statement for, in some circumstances,
                                    at least two years from the date of the original
                                    issuance of the outstanding preferred stock to cover
                                    resales of preferred stock held by the holders.

WITHDRAWAL RIGHTS.................  You may withdraw the tender of your outstanding preferred stock at any time before 5:00 p.m., New York
                                    City time, on the expiration date.

ACCEPTANCE OF OUTSTANDING
  PREFERRED STOCK AND DELIVERY OF
  NEW PREFERRED STOCK.............  Except under the circumstances described above under
                                    "Conditions to the Exchange Offer," we will accept for
                                    exchange any and all outstanding preferred stock which
                                    is properly tendered and not validly withdrawn before
                                    5:00 p.m., New York City time, on the expiration date.
                                    The new preferred stock issued in this exchange offer
                                    will be delivered promptly following the expiration
                                    date.

UNITED STATES FEDERAL TAX
  CONSEQUENCES....................  Based on the advice of our counsel, we believe the exchange of your outstanding preferred stock for the new
                                    preferred stock will not be a taxable exchange for
                                    United States federal income tax purposes. See "United
                                    States Federal Tax Consequences."

PREFERRED STOCK EXCHANGE AGENT....  United States Trust Company of New York is serving as the preferred stock exchange agent in connection with
                                    the exchange offer. The preferred stock exchange agent
                                    will assist PCA in the exchange offer by performing
                                    various administrative functions on its behalf.

USE OF PROCEEDS

USE OF PROCEEDS...................  We will not receive any proceeds from the issuance of the exchange notes or the new preferred stock. We will
                                    pay all of our and our subsidiary guarantors' expenses
                                    relating to this exchange offer.

                 THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK


ISSUER............................  Packaging Corporation of America.

THE EXCHANGE NOTES

GENERAL...........................  The form and terms of the exchange notes are identical in all material respects to the form and terms of the
                                    outstanding notes except that:

                                    - the exchange notes will bear a Series B designation to
                                      differentiate them from the outstanding notes;

                                    - the exchange notes have been registered under the
                                    Securities Act and, therefore, will not bear legends
                                      restricting their transfer; and

                                    - the holders of exchange notes will not be entitled to
                                    rights under the notes registration rights agreement.

                                    The exchange notes will evidence the same debt as the
                                    outstanding notes and will be entitled to the benefits
                                    of the indenture under which the notes were issued.

TOTAL AMOUNT OF EXCHANGE NOTES
  OFFERED.........................  $550 million in aggregate principal amount of 9 5/8%
                                    Series B Senior Subordinated Notes due 2009.

MATURITY..........................  April 1, 2009.

INTEREST..........................  Annual fixed rate of 9 5/8%, payable every six months, beginning October 1, 1999.

SUBSIDIARY GUARANTORS.............  Each of our existing subsidiaries and all of our future domestic subsidiaries, other than any receivables
                                    subsidiaries, will be a guarantor of the exchange notes.
                                    If we create any foreign subsidiaries, they will not be
                                    guarantors of the exchange notes. The guarantees of our
                                    subsidiaries will be full and unconditional and joint
                                    and several obligations of each of our subsidiaries. If
                                    we cannot make payments on the exchange notes when they
                                    are due, the guarantor subsidiaries must make them
                                    instead.

RANKING...........................  The exchange notes and the guarantees of the exchange notes by PCA's subsidiaries, which we refer to as
                                    subsidiary guarantees, will be senior subordinated
                                    debts. They will rank behind all current and future
                                    indebtedness of PCA and the guarantor subsidiaries,
                                    except for trade payables, which are debts owed to PCA's
                                    vendors and suppliers, and indebtedness that expressly
                                    provides that it is not senior to the exchange notes and
                                    the subsidiary guarantees. The exchange notes and the
                                    subsidiary guarantees will also effectively rank behind
                                    all current and future liabilities, including trade
                                    payables, of our future foreign subsidiaries, if any. As
                                    of June 30, 1999, the exchange notes and the subsidiary
                                    guarantees would have been subordinated to $1.135
                                    billion of senior debt and would have ranked equally
                                    with no other senior subordinated debt. In addition,
                                    $250 million would have been available for borrowings
                                    under the senior credit facility.

OPTIONAL REDEMPTION...............  We may redeem all or any portion of the exchange notes at any time after April 1, 2004, at the redemption
                                    prices listed in "Description of Exchange Notes" under
                                    the heading "Optional Redemption."

                                    Notwithstanding the general restriction on our ability
                                    to redeem the exchange notes on or before April 1, 2004,
                                    before April 1, 2002, we may redeem up to 35% of the
                                    exchange notes with the proceeds of one or more public
                                    or private offerings of our equity or equity of our
                                    parent or the net proceeds of timberland sales in excess
                                    of $500 million at the price listed in "Description of
                                    Exchange Notes" under the heading "Optional Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the exchange notes at the price
                                    described in "Description of Exchange Notes" under the
                                    heading "Optional Redemption."

MANDATORY OFFER TO REPURCHASE.....  If we sell certain assets or undergo any of the events described in the definition of change of control under
                                    the caption "Description of Exchange
                                    Notes--Definitions," we must offer to repurchase the
                                    exchange notes at the prices listed in "Description of
                                    Exchange Notes."

BASIC COVENANTS OF INDENTURE......  We will issue the exchange notes under an indenture among us, our subsidiary guarantors and United States
                                    Trust Company of New York. The notes indenture imposes
                                    restrictions upon our ability and the ability of all of
                                    our current subsidiaries to:

                                    - borrow money;

                                    - pay dividends on or purchase stock;

                                    - make investments;

                                    - use assets as security in other transactions; and

                                    - sell assets or merge with or into other companies.

                                    These and other covenants are subject to important
                                    exceptions and qualifications which are described in
                                    "Description of Exchange Notes" under the heading
                                    "Covenants."

THE NEW PREFERRED STOCK

GENERAL...........................  The form and terms of the new preferred stock are identical in all material respects to the form and terms
                                    of the outstanding preferred stock except that:

                                    -the new preferred stock will bear a Series B
                                    designation to differentiate it from the outstanding
                                     preferred stock;

                                    -the new preferred stock has been registered under the
                                    Securities Act and, therefore, will not bear legends
                                     restricting its transfer; and

                                    -the holders of new preferred stock will not be entitled
                                    to rights under the preferred stock registration rights
                                     agreement.

                                    The new preferred stock will evidence the same equity as
                                    the outstanding preferred stock and will be entitled to
                                    the benefits of the certificate of designation under
                                    which the preferred stock was issued.

TOTAL AMOUNT OF NEW PREFERRED
  STOCK OFFERED...................  $100 million of 12 3/8% Series B Senior Exchangeable
                                    Preferred Stock due 2010.

LIQUIDATION PREFERENCE............  $100 per share plus accrued and unpaid dividends.

DIVIDENDS.........................  Cumulative from the date of issuance.

                                    Annual fixed rate of 12 3/8%, payable every six months,
                                    beginning October 1, 1999.

                                    Through April 1, 2004, payable in cash or additional
                                    shares of new preferred stock at our option. After April
                                    1, 2004, payable only in cash. Under the terms of the
                                    senior credit facility, we are prohibited from paying
                                    cash dividends on the new preferred stock before that
                                    date.

MANDATORY REDEMPTION..............  On April 1, 2010, we must redeem all of the new preferred stock outstanding.

OPTIONAL REDEMPTION...............  We may redeem all or any portion of the new preferred stock at any time after April 1, 2004, at the redemption
                                    prices listed in "Description of New Preferred Stock"
                                    under the heading "New Preferred Stock-Optional
                                    Redemption."

                                    Notwithstanding the general restriction on our ability
                                    to redeem the new preferred stock on or before April 1,
                                    2004, before April 1, 2002, we may redeem all, or if
                                    less than all, up to 35% of the new preferred stock with
                                    the proceeds of one or more public or private offerings
                                    of our equity or equity of our parent or the net
                                    proceeds of timberland sales in excess of $500 million
                                    at the price listed in "Description of New Preferred
                                    Stock" under the heading "New Preferred Stock-Optional
                                    Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the new preferred stock at the
                                    price described in "Description of New Preferred Stock"
                                    under the heading "New Preferred Stock-Optional
                                    Redemption."

RANKING...........................  The new preferred stock will rank senior to all other classes of our capital stock that do not expressly
                                    provide that they rank on a parity with the new
                                    preferred stock as to dividends and distributions upon
                                    our liquidation, winding up and dissolution. It will
                                    rank on a parity with any of our future capital stock
                                    which expressly provides that it will rank on a parity
                                    with the new preferred stock as to dividends and
                                    distributions upon our liquidation, winding up and
                                    dissolution. The new preferred stock will be
                                    subordinated to all of our current and future
                                    liabilities, including trade payables and the exchange
                                    notes.

MANDATORY OFFER TO REDEEM.........  If we sell certain assets or undergo any of the events described in the definition of change of control under
                                    the caption "Description of New Preferred
                                    Stock--Definitions," we must offer to redeem the new
                                    preferred stock at the prices listed in "Description of
                                    New Preferred Stock."

BASIC COVENANTS OF CERTIFICATE OF
  DESIGNATION.....................  We will issue the new preferred stock under a certificate of designation that is part of our
                                    certificate of incorporation. The certificate of
                                    designation imposes restrictions upon our ability and
                                    the ability of all of our current subsidiaries to:

                                    - borrow money;

                                    - pay dividends on stock or purchase stock;

                                    - make investments; and

                                    - sell assets or merge with or into other companies.

                                    There are important exceptions and qualifications to
                                    these and other covenants which are described in
                                    "Description of New Preferred Stock" under the heading
                                    "New Preferred Stock-Covenants."

VOTING RIGHTS.....................  The new preferred stock will have no voting rights except as required by law and as specified in the
                                    certificate of designation. Under Delaware law, holders
                                    of new preferred stock will be entitled to vote as a
                                    separate class upon any proposed amendment to PCA's
                                    certificate of incorporation if the amendment would
                                    increase or decrease the par value of the new preferred
                                    stock, increase or decrease the aggregate number of
                                    authorized shares of new preferred stock, or alter the
                                    powers, preferences or special rights of the new
                                    preferred so as to affect it adversely. Under the
                                    certificate of designation, holders of new preferred
                                    stock will be entitled to vote on any amendment or
                                    waiver that would:

                                    -alter the voting rights with respect to the new
                                     preferred stock;

                                    -reduce the liquidation preference of or change the
                                    mandatory redemption date of the new preferred stock or,
                                     except in some cases, alter the provisions with respect
                                     to the redemption of the new preferred stock;

                                    -reduce the rate of or change the time for payment of
                                    dividends on the new preferred stock;

                                    -waive a default in the payment of liquidation
                                    preference of, or dividends or premium or liquidated
                                     damages, if any, on the new preferred stock;

                                    -make any new preferred stock payable in any form or
                                    money other than that stated in the certificate of
                                     designation;

                                    -except in some cases, waive a redemption payment with
                                    respect to the new preferred stock; or

                                    -make any change to the provisions of the certificate of
                                    designation relating to these provisions.

                                    If we fail to pay dividends or meet our obligations
                                    under the covenants contained in the certificate of
                                    designation, the holders of the new preferred stock will
                                    be entitled to elect two additional members to our board
                                    of directors.

EXCHANGE FEATURE..................  Under the terms of the certificate of designation we may exchange all but not less than all of the shares of the
                                    new preferred stock for the subordinated exchange
                                    debentures described below on any date on which
                                    dividends are scheduled to be paid. We have not made any
                                    decision to exchange the preferred stock or new
                                    preferred stock into subordinated exchange debentures at
                                    this time. We are currently prohibited from doing so
                                    under the terms of the senior credit facility and the
                                    indenture governing the notes.

THE SUBORDINATED EXCHANGE DEBENTURES

THE SUBORDINATED EXCHANGE
  DEBENTURES......................  12 3/8% Subordinated Exchange Debentures due 2010. The
                                    debentures will be general unsecured debt obligations of
                                    PCA.

MATURITY..........................  April 1, 2010.

INTEREST..........................  Annual fixed rate of 12 3/8%, payable every six months, beginning the first April 1 or October 1 after the
                                    exchange date.

                                    Through April 1, 2004, payable in cash or additional
                                    subordinated exchange debentures at our option. After
                                    April 1, 2004 payable only in cash.

RANKING...........................  The subordinated exchange debentures will be subordinated debts. They will rank behind all of our
                                    current and future indebtedness including the exchange
                                    notes, except for trade payables and indebtedness that
                                    expressly provides that it is not senior to the
                                    subordinated exchange debentures. They will not be
                                    guaranteed by any of our subsidiaries. As a result, they
                                    will also effectively rank behind all current and future
                                    liabilities, including trade payables, of our
                                    subsidiaries.

OPTIONAL REDEMPTION...............  We may redeem all or any portion of the subordinated exchange debentures at any time after April 1, 2004 at
                                    the redemption prices listed in "Description of New
                                    Preferred Stock" under the heading "Subordinated
                                    Exchange Debentures-Optional Redemption."

                                    Notwithstanding the general restriction on our ability
                                    to redeem the subordinated exchange debentures on or
                                    before April 1, 2004, before April 1, 2002, we may
                                    redeem all, or if less than all, up to 35% of the
                                    subordinated exchange debentures with the proceeds of
                                    one or more public or private offerings of our equity or
                                    equity of our parent or the net proceeds of timberland
                                    sales in excess of $500 million at the price listed in
                                    "Description of New Preferred Stock" under the heading
                                    "Subordinated Exchange Debentures-Optional Redemption."

                                    In addition, before April 1, 2004, if we undergo
                                    specific kinds of changes in control, we may also redeem
                                    all, but not part, of the subordinated exchange
                                    debentures at the price described in "Description of New
                                    Preferred Stock" under the heading "Subordinated
                                    Exchange Debentures-Optional Redemption."

MANDATORY OFFER TO REPURCHASE.....  If we sell certain assets or undergo any of the events described in the definition of change of control under
                                    the caption "Description of New Preferred
                                    Stock--Definitions," we must offer to repurchase the
                                    subordinated exchange debentures at the prices listed in
                                    "Description of New Preferred Stock."

BASIC COVENANTS OF INDENTURE......  The indenture which governs the subordinated exchange debentures contains covenants substantially identical to
                                    those contained in the certificate of designation for
                                    the new preferred stock.


                          PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 1900 West Field Court, Lake Forest, Illinois 60045 and our telephone number is (847) 482-2000.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


Set forth below are the summary historical and pro forma financial data of PCA. The historical financial data as of and for the years ended December 31, 1996, 1997 and 1998 has been derived from the audited combined financial statements of The Containerboard Group of TPI, which we refer to in this prospectus as the Group, and the related notes thereto included elsewhere in this prospectus. The historical financial data as of and for the years ended December 31, 1994 and 1995 has been derived from the unaudited financial statements of the Group. The historical financial data as of and for the quarters ended March 31, 1998 and 1999 has been derived from the unaudited condensed combined financial statements of the Group included elsewhere in this prospectus. The unaudited pro forma financial data as of and for the three months ended March 31, 1999 and as of and for the year ended December 31, 1998 was derived from the unaudited pro forma financial information included elsewhere in this prospectus. The information in the following table should be read in conjunction with "The Transactions," "Unaudited Pro Forma Financial Information," "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical combined financial statements of the Group and the related notes contained elsewhere in this prospectus.



                      --------------------------------------------------------------------------------------------------------------
                                                                                                  THREE MONTHS ENDED      PRO FORMA
                                                                                     PRO FORMA                         THREE MONTHS
                                       YEAR ENDED DECEMBER 31,                      YEAR ENDED        MARCH 31,               ENDED
                      ----------------------------------------------------------  DECEMBER 31,   --------------------     MARCH 31,
                            1994        1995        1996        1997        1998          1998        1998       1999          1999
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME
  DATA:
Net sales...........  $1,441,673  $1,844,708  $1,582,222  $1,411,405  $1,571,019   $ 1,571,019   $ 432,901  $ 391,279   $   391,279
Cost of sales.......  (1,202,996) (1,328,838) (1,337,410) (1,242,014) (1,289,644)   (1,270,184)   (354,855)  (332,117)     (328,582)
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
  Gross profit......     238,677     515,870     244,812     169,391     281,375       300,835      78,046     59,162        62,697
Selling and
  administrative
  expenses..........     (71,312)    (87,644)    (95,283)   (102,891)   (108,944)     (102,568)    (26,841)   (28,759)      (27,574)
Corporate overhead
  allocation (1)....     (34,678)    (38,597)    (50,461)    (61,338)    (63,114)      (63,114)    (14,326)   (13,283)      (13,283)
Restructuring/
  impairment charge
  (2)...............           -           -           -           -     (14,385)      (14,385)          -   (230,112)            -
Other income
  (expense).........      (4,701)    (16,915)     56,243      44,681      26,818        41,592      (2,742)    (1,377)          992
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
  Income (loss)
   before interest,
   income taxes and
   extraordinary
   item.............     127,986     372,714     155,311      49,843     121,750       162,360      34,137   (214,369)       22,832
Interest expense,
  net...............        (740)     (1,485)     (5,129)     (3,739)     (2,782)     (159,476)       (741)      (221)      (39,392)
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
Income (loss) before
  income taxes and
  extraordinary
  item..............     127,246     371,229     150,182      46,104     118,968         2,884      33,396   (214,590)      (16,560)
Income tax
  expense...........     (50,759)   (147,108)    (59,816)    (18,714)    (47,529)         (516)    (13,315)    88,362         9,282
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
  Income (loss)
   before
   extraordinary
   item.............      76,487     224,121      90,366      27,390      71,439         2,368      20,081   (126,228)       (7,278)
Extraordinary
  loss..............           -           -           -           -           -             -           -     (6,327)       (6,327)
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
  Net Income
   (loss)...........  $   76,487  $  224,121  $   90,366  $   27,390  $   71,439   $     2,368   $  20,081  $(132,555)  $   (13,605)
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
OTHER DATA:
EBITDA (3)..........  $  271,748  $  530,520  $  328,741  $  211,495  $  291,200   $   310,901   $  76,827  $(170,339)  $    62,998
Net cash provided by
  operating
  activities........     107,642     336,599      55,857     107,213     195,401       170,581      34,666    145,253       137,748
Net cash used for
  investing
  activities........    (113,119)   (371,068)    (74,232)   (111,885)   (177,733)      (93,535)    (21,142)   (15,373)      (15,373)

                      --------------------------------------------------------------------------------------------------------------
                                                                                                  THREE MONTHS ENDED      PRO FORMA
                                                                                     PRO FORMA                         THREE MONTHS
                                       YEAR ENDED DECEMBER 31,                      YEAR ENDED        MARCH 31,               ENDED
                      ----------------------------------------------------------  DECEMBER 31,   --------------------     MARCH 31,
                            1994        1995        1996        1997        1998          1998        1998       1999          1999
                      ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------  -------------
Net cash (used for)
  provided by
  financing
  activities........       6,112      36,454      16,767       3,646     (17,668)      (22,030)    (13,524)  (129,880)       (5,694)
Cash interest
  expense (4).......           -           -           -           -           -       151,515           -          -             -
Ratio of earnings to
  fixed charges
  (5)...............         4.3x       10.3x        4.4x        2.3x        4.4x          1.0x        5.0x       N/A           N/A
Ratio of earnings to
  combined fixed
  charges and
  preferred stock
  dividends (5).....         4.3x       10.3x        4.4x        2.3x        4.4x          N/A         5.0x       N/A           N/A
Capital
  expenditures......  $  110,853  $  252,745  $  168,642  $  110,186  $  103,429   $   103,429   $  16,339  $  19,460   $    19,460



                                                                                                                MARCH 31, 1999
                                                                                                            -----------------------
                                                                                                            (ACTUAL)   (PRO FORMA)

BALANCE SHEET DATA:
Working capital (6).......................................................................................
                                                                                                            $  66,908   $  229,376
Total assets..............................................................................................
                                                                                                            1,142,411    2,384,863
Total long-term obligations (7)...........................................................................
                                                                                                                  466    1,865,500
Total stockholders' equity................................................................................
                                                                                                              666,438      294,952


            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


1) The corporate overhead allocation represents the amounts charged by Tenneco and TPI to the Group for its share of Tenneco's and TPI's corporate expenses. On a stand-alone basis, management estimates that PCA's overhead expense will be $30,160 for the first twelve months following the acquisition.


2) This line item consists of non-recurring charges recorded in the fourth quarter of 1998 and the first quarter of 1999 pertaining to a restructuring charge and an impairment charge, respectively. For further information about these charges, refer to Notes 7 and 14 to the Group's combined financial statements.


3) PCA's EBITDA is included in this prospectus because it is a financial measure used by PCA's management to assess PCA's operating results and liquidity, and because several of the indebtedness covenants in PCA's senior credit facility and in the notes indenture are based upon a calculation that utilizes EBITDA.



    EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by generally accepted accounting principles, or as a measure of a company's overall profitability or liquidity. In addition, EBITDA does not represent the cash available to investors because capital expenditures, debt service and income taxes are not deducted when calculating EBITDA.



    PCA calculates "EBITDA" as income before interest, income taxes and extraordinary items, as reported, plus the following adjustments:



    - Depreciation, depletion and amortization as reported in the statement of cash flows.



    - Rent expense on operating leases not assumed by PCA. As required by the contribution agreement, these TPI-leased assets were acquired by PCA as part of the transactions. PCA believes that adding back this rent expense in calculating EBITDA is the most meaningful presentation for the historical periods of the predecessor containerboard group because the related rental cash outlays, while impacting TPI's liquidity, have no impact on PCA's liquidity. This measure of EBITDA gives investors the opportunity to analyze the trend in EBITDA and assess PCA's liquidity as a stand-alone company and as contemplated in the transactions. For the pro forma periods, this rent expense has already been eliminated with a pro forma adjustment.



    Shown below are the calculations of EBITDA for all periods presented. PCA understands that EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.



                           ----------------------------------------------------------------------------------------
                                                                                                                PRO
                                                                                  PRO                         FORMA
                                                                                FORMA                         THREE
                                                                                 YEAR  THREE MONTHS ENDED    MONTHS
                                                                                ENDED                         ENDED
                                       YEAR ENDED DECEMBER 31,               DECEMBER      MARCH 31,          MARCH
                           ------------------------------------------------       31,  ------------------       31,
                               1994      1995      1996      1997      1998      1998     1998       1999      1999
                           --------  --------  --------  --------  --------  --------  -------  ---------   -------
Income (loss) before
  interest, income taxes
  and extraordinary
  item...................  $127,986  $372,714  $155,311  $ 49,843  $121,750  $162,360  $34,137  $(214,369)  $22,832
Add: Depreciation,
  depletion and
      amortization.......    50,162    62,906    78,730    87,752    96,950  148,541    24,732     28,360   40,166
    Rent expense on
      operating leases
      bought out as part
      of the
      transactions.......    93,600    94,900    94,700    73,900    72,500       -     17,958     15,670       -
                           --------  --------  --------  --------  --------  --------  -------  ---------   -------
EBITDA...................  $271,748  $530,520  $328,741  $211,495  $291,200  $310,901  $76,827  $(170,339)  $62,998
                           --------  --------  --------  --------  --------  --------  -------  ---------   -------
                           --------  --------  --------  --------  --------  --------  -------  ---------   -------



    In analyzing 1998 pro forma EBITDA for liquidity purposes, PCA believes that the following additional adjustments should be considered by investors:



Pro forma EBITDA for 1998.........................................  $ 310,901
Adjustments:
  Other income (a)................................................    (41,592)
  Non-recurring restructuring charge (b)..........................     14,385
  Reduction in corporate overhead (c).............................     32,954
  Cost savings from restructuring (d).............................     10,800
                                                                    ---------
Adjusted pro forma EBITDA for 1998................................  $ 327,448
                                                                    ---------
                                                                    ---------



    a) Other income for 1998 consists substantially of nonrecurring items, such as gains on the sale of non-strategic woodlands and a recycling joint venture investment, that PCA believes are not relevant in analyzing recurring EBITDA.



    b) During the fourth quarter of 1998, the Group adopted a restructuring plan to eliminate approximately 100 personnel and close down four facilities associated with the Group's business. As of December 31, 1998, substantially all actions specified in the plan had been completed. A charge of $14,385 was recorded for severance benefits, exit costs and asset impairments, and is reflected in the Group's 1998 operating profit. PCA believes that this non-recurring charge is not relevant in analyzing recurring EBITDA.



    c) As part of Tenneco, the Group was allocated $63,114 of Tenneco corporate and TPI overhead expenses based on a variety of allocation methods. In analyzing the carved-out business on a stand-alone basis, PCA estimates that these costs will be approximately $30,160 for the first year following the closing of the transactions. The determination of that estimate is based on detailed analyses that consider (1) compensation and benefits for TPI and new employees who are employed by PCA in corporate functions such as in information technology, human resources, finance and legal, and (2) non-payroll costs incurred by these departments. Where applicable, the estimates consider the terms of transition service arrangements between PCA and TPI.

    d) The restructuring referred to in Note (b) above will result in reduced cost of sales and selling and administrative expenses. This adjustment represents the Group's estimate of the cost savings that would have been achieved in 1998 if the restructuring had been in effect for all of 1998.



4) Cash interest expense is defined as interest expense excluding amortization of (a) debt issuance costs and (b) the settlement payment on the interest rate protection agreement related to the outstanding notes.



5) The ratio of earnings to fixed charges has been calculated by dividing (a) income before income taxes plus fixed charges by (b) fixed charges. Fixed charges are equal to interest expense, including amortization of deferred financing costs, plus the portion of rent expense estimated to represent interest. The ratio of earnings to combined fixed charges and preferred stock dividends has been calculated by dividing (a) income before income taxes plus fixed charges by (b) fixed charges and preferred stock dividends, grossed-up to obtain a "pre-tax" equivalent.
    On an actual basis for the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $214,590. On a pro forma basis for the three months ended March 31, 1999, earnings were insufficient to cover
    (a) fixed charges by $16,560 and (b) fixed charges and preferred stock dividends by $19,654. On a pro forma basis for the year ended December 31, 1998, earnings were insufficient to cover fixed charges and preferred stock dividends by $17,741.



6) Working capital represents (a) total current assets excluding cash and cash equivalents less (b) total current liabilities excluding the current maturities of long-term debt.



7) Total long-term obligations includes long-term debt, the current maturities of long-term debt, and redeemable preferred stock. The amount excludes amounts due to TPI or other Tenneco affiliates as part of the Group's interdivision account.

                                  RISK FACTORS


YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT IN THE EXCHANGE NOTES OR THE NEW PREFERRED STOCK.


LEVERAGE-OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES AND THE NEW PREFERRED STOCK OR, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.


To finance the transactions, we incurred a significant amount of indebtedness and have the right to incur additional indebtedness. The following chart shows important credit statistics and assumes we had completed the transactions as of March 31, 1999 and applied the proceeds as intended:



                                                                                  AT MARCH 31,
                                                                                      1999
                                                                                  ------------
DOLLARS IN MILLIONS
Total indebtedness..............................................................   $  1,769.0
Preferred stock.................................................................   $    100.0
Stockholders' equity............................................................   $    295.0



For the three months ended March 31, 1999, on a pro forma basis, earnings were insufficient to cover fixed charges by $16.6 million, and earnings were insufficient to cover combined fixed charges and preferred stock dividends by $19.7 million.



Under the certificate of designation, we will be permitted to pay dividends on the new preferred stock in cash or in additional shares of preferred stock from the date we issue the preferred stock until April 1, 2004. After April 1, 2004, we will be required to pay dividends on the new preferred stock in cash. After giving effect to the dividends payable in additional shares of preferred stock permitted through April 1, 2004, and assuming that all dividends are paid in additional shares of preferred stock, the new preferred stock outstanding on April 1, 2004, upon which we would be required to pay cash dividends, would equal $182.3 million.



Furthermore, we may have the ability to require you to exchange the new preferred stock for subordinated exchange debentures.



Our substantial indebtedness and our future cash dividend obligations could have important consequences to you. For example, these obligations could:



    - prevent us from satisfying our obligations with respect to the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures;



    - increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for and reacting to changes in our business and industry;



    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and preferred stock, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;



    - limit our ability to make strategic acquisitions or take other corporate action;



    - place us at a competitive disadvantage compared to our competitors that have proportionately less debt; and



    - limit our ability to borrow additional funds and increase the cost of funds that we can borrow.



ADDITIONAL BORROWINGS AVAILABLE-WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD INCREASE THE RISKS CREATED BY OUR SUBSTANTIAL INDEBTEDNESS.



We and our subsidiaries may be able to incur substantial additional indebtedness in the future. For example, the senior credit facility permits additional borrowings of up to $250.0 million, and all of those borrowings would be senior to the exchange notes, the subsidiary guarantees of the exchange notes, the new preferred stock and, if issued, the subordinated exchange debentures. If new debt is added to our or our subsidiaries' current debt levels, the related risks that we and they now face could intensify.



ABILITY TO SERVICE DEBT AND NEW PREFERRED STOCK-WE MAY NOT BE ABLE TO GENERATE ENOUGH CASH TO MAKE PAYMENTS ON THE EXCHANGE NOTES, SERVICE OUR OTHER INDEBTEDNESS AND MAKE CASH PAYMENTS ON THE NEW PREFERRED STOCK AND, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.



Our ability to make payments on the exchange notes and the new preferred stock and, if issued, the subordinated exchange debentures will depend on our ability to generate cash in the future. This is dependent in part on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.



We cannot assure you that our business will generate sufficient cash flow from operations or other sources in amounts sufficient to enable us to pay our indebtedness, pay dividends on the new preferred stock or redeem the new preferred stock. If we are unable to generate sufficient cash flow, we may need to refinance all or a portion of our indebtedness and redeem the new preferred stock on or before maturity. However, we cannot assure you that we will be able to redeem the new preferred stock or refinance any of our indebtedness on commercially reasonable terms or at all.



SUBORDINATION OF EXCHANGE NOTES-YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO ALL OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS AND ALL OF THE SUBSIDIARY GUARANTORS SENIOR INDEBTEDNESS SO IT IS POSSIBLE THAT YOU MAY RECEIVE NO COMPENSATION OF ANY KIND WITH RESPECT TO THE EXCHANGE NOTES IF THERE IS A BANKRUPTCY, LIQUIDATION OR SIMILAR PROCEEDING AFFECTING PCA.



We may not have sufficient funds to satisfy our obligations with respect to the exchange notes. The exchange notes and the subsidiary guarantees rank behind all of our and our subsidiary guarantors' existing indebtedness and future borrowings, other than trade payables and any future indebtedness that expressly provides otherwise. Consequently, in a bankruptcy, liquidation or similar proceeding, we will have to pay the holders of debt senior to the exchange notes in full before we can make any payment to you with respect to the exchange notes. Consequently, you may receive ratably less than holders of senior debt. As of March 31, 1999, on a pro forma basis, we had $1.22 billion of indebtedness that ranked senior to the exchange notes.



As a holder of the exchange notes, you will typically have equal rights to your ratable share, along with all of PCA's suppliers and vendors to which PCA owes money, commonly referred to as trade creditors, and other holders of debt of the same class as the exchange notes, of any assets remaining after we have paid off all of the debt senior to the exchange notes. However, the notes indenture requires that amounts otherwise payable to holders of exchange notes in a bankruptcy, liquidation or similar proceeding be paid to holders of debt senior to the exchange notes instead. Consequently, holders of the exchange notes may receive less, ratably, than holders of trade payables or other debt of the same class in any such proceeding.



SUBORDINATION OF PREFERRED STOCK-IF WE ARE INVOLVED IN A BANKRUPTCY, LIQUIDATION OR SIMILAR PROCEEDING, YOU WILL NOT RECEIVE ANY PAYMENT WITH RESPECT TO THE PREFERRED STOCK UNTIL ALL OF OUR OBLIGATIONS THAT RANK SENIOR TO THE PREFERRED STOCK ARE PAID IN FULL.



We may not have sufficient funds to satisfy our obligations with respect to the new preferred stock. The new preferred stock ranks junior in right of payment to all of our existing and future liabilities or obligations, including trade payables, other than our common stock and any class of preferred stock which by its term is on parity with or junior to the new preferred stock. Consequently, in a bankruptcy, liquidation or similar proceeding, we will have to pay the holders of our debt, including the exchange notes, and all of our other obligations, including trade payables, senior to the preferred stock, in full before we can make any payment to you with respect to the new preferred stock. As of March 31, 1999, on a pro forma basis, we had $1.77 billion of indebtedness that ranked senior to the preferred stock.



SUBORDINATION OF SUBORDINATED EXCHANGE DEBENTURES-IF WE ISSUE THE SUBORDINATED EXCHANGE DEBENTURES AND WE ARE INVOLVED IN A BANKRUPTCY, LIQUIDATION OR SIMILAR PROCEEDING, YOU WILL NOT RECEIVE ANY PAYMENT WITH RESPECT TO THE SUBORDINATED EXCHANGE DEBENTURES UNTIL ALL OF THE DEBT THAT RANKS SENIOR TO THE SUBORDINATED EXCHANGE DEBENTURES IS PAID IN FULL.

If we issue the subordinated exchange debentures, we may not have sufficient funds to satisfy our obligations with respect to them. If we issue the subordinated exchange debentures they will rank behind all of our existing and future indebtedness that is senior to the subordinated exchange debentures, including the exchange notes. Consequently, in a bankruptcy or similar proceeding, we will have to pay the holders of all debt senior to the subordinated exchange debentures, including holders of the exchange notes, in full before we can make any payment to you with respect to the subordinated exchange debentures. As of March 31, 1999, on a pro forma basis, we had $1.77 billion of indebtedness that would have ranked senior to the subordinated exchange debentures if they had been issued as of that date.



As a holder of the subordinated exchange debentures, you will typically have equal rights to your ratable share, along with all other holders of debt of the same class as the subordinated exchange debentures, of any assets remaining after we have paid off all of the debt senior to the subordinated exchange debentures. However, the notes indenture requires that amounts otherwise payable to holders of subordinated exchange debentures in a bankruptcy or similar proceeding be paid to holders of debt senior to the subordinated exchange debentures instead. Consequently, holders of the subordinated exchange debentures may receive less, ratably, than holders of other debt of the same class in any such proceeding.



DIVIDEND, REDEMPTION AND REPURCHASE RESTRICTIONS-WE DO NOT PRESENTLY HAVE THE ABILITY TO PAY CASH DIVIDENDS ON OR REDEEM THE NEW PREFERRED STOCK AND, IF ISSUED, WE WOULD NOT PRESENTLY HAVE THE ABILITY TO REPURCHASE THE SUBORDINATED EXCHANGE DEBENTURES FOR CASH.



The senior credit facility prohibits the payment of cash dividends on the new preferred stock until April 12, 2004. After April 12, 2004, the senior credit facility permits us to pay cash dividends on the new preferred stock only if (1) there is not then, and after paying the cash dividend there will not be, a default or event of default under the senior credit facility, and (2) at the time of the proposed dividend, and after giving effect to the proposed dividend, our pro forma consolidated interest coverage ratio for the twelve months ending on the last day of the fiscal quarter in which the dividend is to be paid is not less than (a) 2.25 to 1.0, if the proposed dividend is to be paid in the fiscal quarter ended June 30, 2004, September 30, 2004 or December 31, 2004, or (b) 2.5 to 1.0, if the proposed dividend is to be paid in any subsequent fiscal quarter. Our consolidated interest coverage ratio is the ratio of our consolidated EBITDA for the period to our consolidated interest expense, including cash dividends on preferred stock, for the period. The senior credit facility also currently does not permit us to redeem, repurchase or otherwise acquire any new preferred stock or subordinated exchange debentures for cash.



In addition, the notes indenture restricts our ability to pay cash dividends on the new preferred stock, and to redeem, repurchase or otherwise acquire the new preferred stock or, if issued, subordinated exchange debentures for cash, except in accordance with the provisions described under the caption "Description of Exchange Notes-- Covenants--Restricted Payments." Moreover, under Delaware law, we may only pay a dividend on the new preferred stock out of our surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding year. In addition, our board of directors must approve the payment of any dividend.



We may not be able to generate a surplus or net profits after making our payments under the senior credit facility or the exchange notes, to other creditors or for any other reason. As a result, we do not expect to be able to pay cash dividends on the new preferred stock or redeem, purchase or otherwise acquire any new preferred stock or, if issued, subordinated exchange debentures for cash in the foreseeable future.



RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY, THE NOTES INDENTURE AND THE CERTIFICATE OF DESIGNATION-THE SENIOR CREDIT FACILITY, THE NOTES INDENTURE AND THE CERTIFICATE OF DESIGNATION LIMIT US IN SIGNIFICANT RESPECTS.



Our senior credit facility, notes indenture and the certificate of designation impose restrictions on us that could increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for and reacting to changes in our business and industry. Specifically, these restrictions limit our ability, among other things, to:

    - incur additional indebtedness;
    - pay dividends and make distributions;
    - issue stock of subsidiaries;

    - make investments;

    - repurchase stock;
    - create liens;

    - enter into transactions with affiliates;

    - enter into sale and leaseback transactions;


    - make capital expenditures;


    - merge or consolidate our company; and

    - transfer and sell assets.


DEFAULT ON SENIOR CREDIT FACILITY-IF WE ARE UNABLE TO SATISFY OUR OBLIGATIONS UNDER THE SENIOR CREDIT FACILITY, WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS WITH RESPECT TO THE EXCHANGE NOTES, THE NEW PREFERRED STOCK OR, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.



The senior credit facility requires us to maintain minimum interest coverage, minimum net worth and maximum leverage ratios. A failure to comply with the restrictions contained in the senior credit facility could lead to an event of default, which could result in an acceleration of the outstanding indebtedness under the senior credit facility. An acceleration would also constitute an event of default under the notes indenture and the subordinated exchange debentures indenture, if the subordinated exchange debentures are issued, and could cause a voting rights triggering event under the certificate of designation.



If there is an event of default and we are unable to refinance the senior credit facility or obtain alternative financing, we may not be able to fulfill our obligations with respect to the exchange notes, the new preferred stock or the subordinated exchange debentures.



For example, under the notes indenture and the senior subordinated notes indenture all payments on the exchange notes and the subordinated exchange debentures (1) will be prohibited, or blocked, if there is a payment default on senior debt and (2) may be prohibited for up to 179 of 360 consecutive days if there are non-payment defaults on senior debt. During any period when payments on the exchange notes are prohibited, interest will accrue on the prohibited payment.



INDUSTRY AND CYCLICAL FACTORS-THE CYCLICALITY OF OUR INDUSTRY REFLECTS PERIODIC IMBALANCES OF SUPPLY AND DEMAND WHICH AFFECT CONTAINERBOARD PRICING.



Historically, prices for containerboard have reflected changes in containerboard supply that result from capacity additions or reductions, as well as changes in inventory levels.



Containerboard demand is dependent upon both domestic demand for corrugated packaging products and linerboard export activity. Domestic demand for corrugated packaging is the more stable factor. It generally corresponds to changes in the rate of growth in the U.S. economy. According to Pulp & Paper 1999 North American Fact Book, exports represent about 20% of total U.S. containerboard shipments.



From 1994 to 1996, capacity additions outpaced both domestic and export demand for containerboard. This excess supply led to lower industry operating rates and declining prices from late-1995 until mid-1997. Although prices generally improved from mid-1997 through mid-1998, the containerboard market was still affected by weaker containerboard exports. This weakness was most apparent in shipments to Asia during the second half of 1998.



The supply/demand balance has improved in recent months and the average price of linerboard has risen approximately 25% since January 1999. However, industry oversupply conditions could return or economic conditions could deteriorate in the future. These conditions would be likely to reduce our cash flow and could have an adverse effect on our results of operations and our financial condition.



COMPETITION-THE INTENSITY OF COMPETITION IN OUR INDUSTRY COULD RESULT IN DOWNWARD PRESSURE ON PRICING WHICH COULD HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS.



We operate in a competitive industry against other large, integrated companies and numerous smaller, non-integrated companies. Containerboard is generally considered a commodity-type product. In fact, containerboard prices are tracked by the Department of Commerce as an indicator of general economic conditions. About 59 companies currently produce containerboard and the top five containerboard producers account for approximately 53% of total shipments. As a result, no single containerboard producer has a dominant position in the industry. The commodity nature of the product and the large number of suppliers available to customers can result in downward pricing pressures. This price deterioration can, in turn, have an adverse effect on profits.



COST OF RAW MATERIALS-AN UNEXPECTED INCREASE IN THE COST OF WOOD FIBER OR LACK OF CONTINUED ACCESS TO WOOD FIBER COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.



We may not have continued access to sufficient quantities of wood fiber, the largest component we use in producing containerboard. We presently satisfy about 20% of our fiber needs with wood cut from company-owned or leased timberlands. We purchase wood fiber from others to meet about 60% of our fiber requirements. The remaining 20% of our fiber needs are met with recycled fiber. We are more dependent on purchased wood fiber than some of our competitors. As a result, we may be more vulnerable than some competitors to increases in the market price for wood fiber. In addition, we are considering the possible sale of a significant portion of our timberland. If we cannot negotiate a wood fiber purchase agreement with the potential buyer or locate other sources of wood fiber at costs comparable to our current levels, our vulnerability to market price increases will increase.


DEPENDENCE UPON KEY PERSONNEL-A LOSS OF KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.


Our success is highly dependent on the skills, experience and efforts of Paul T. Stecko, our Chairman of the Board and Chief Executive Officer, William J. Sweeney, our Executive Vice President-Corrugated Products and Mark W. Kowlzan, our Vice President-Containerboard/Wood Products. Although PCA has entered into arrangements with each of these executives to encourage them to remain as employees of PCA, these executives are not bound by any employment contracts. The loss of services of one or more of these individuals could have a material adverse effect on our company.



In addition, as our business develops and expands, we believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that we will be able to continue to employ key personnel or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.



LACK OF OPERATING HISTORY AS A STAND-ALONE ENTITY-THE ABILITY OF OUR MANAGEMENT TO EFFECT THE TRANSITION FROM OPERATING AS A DIVISION OF A LARGE, INVESTMENT GRADE COMPANY TO OPERATING AS A HIGHLY-LEVERAGED STAND-ALONE BUSINESS IS UNPROVEN.



Before completing the transactions, PCA operated as a division of TPI, which is a subsidiary of Tenneco. Tenneco provided PCA with treasury, tax and selected administrative, financial reporting and information system services.



We have entered into various agreements with TPI to assist us with this transition. The agreements include:



    - TECHNOLOGY, FINANCIAL AND ADMINISTRATIVE TRANSITION SERVICES AGREEMENT. This agreement covers storage and maintenance services for management and operating data, telecommunications and data communications support services, technical computer assistance for personal and mainframe computer users, and disaster planning and recovery services, payroll and related functions, periodic financial reporting, bank account reconciliation, fixed asset accounting, and treasury and cash management administration. This agreement is of one-year duration at fixed hourly rates, with a six-month extension option. The rates charged reflect TPI's actual costs, including TPI's overhead, for providing these services, but do not reflect any Tenneco corporate overhead. There is a cost cap to ensure that TPI uses its resources efficiently and we have the right to cancel any services with 90-days notification.

    - FACILITY USE AGREEMENT. This Agreement provides for PCA's use of a designated portion of TPI's headquarters located in Lake Forest, Illinois for a period of four years. Under this agreement, PCA is required to pay TPI base rent plus additional rent and charges for building and business services provided by TPI and other items.



    - HUMAN RESOURCES AGREEMENT. Under the terms of this agreement, TPI transferred the employment of all of its active employees engaged in the containerboard and corrugated packaging products business to PCA at the same rate of pay. Under the human resources agreement, the employees are entitled to continue their participation in some of the TPI and Tenneco welfare and pension plans for a period of one to five years following the closing of the transactions depending on the plan. PCA has agreed to reimburse Tenneco for associated costs. In addition, PCA has agreed to pay Tenneco an annualized fee of at least $5.2 million for continued participation. PCA assumed all of the existing collective bargaining agreements with respect to containerboard business employees as of the closing of the transactions.



We may not be able to complete the transition within the time frames and cost ranges that were anticipated when the agreements were negotiated. The costs of obtaining alternative services or taking corrective actions could be significant.



UNCERTAINTY OF FUTURE BUSINESS WITH TPI AND ITS AFFILIATE, TENNECO AUTOMOTIVE-IF WE ARE UNABLE TO RENEW OUR PURCHASE/SUPPLY AGREEMENTS WITH TPI AND TENNECO AUTOMOTIVE THERE MAY BE AN ADVERSE EFFECT ON OUR EARNINGS.



PCA has agreed to supply TPI and Tenneco Automotive, Inc. with their containerboard and corrugated packaging requirements for five years, through April 11, 2004. The agreements cover all containerboard and corrugated products that were purchased by TPI and its affiliates during the 12 months before April 12, 1999. Prices were established based on prices charged to these customers before the closing of the transactions and will be adjusted if the published market price for containerboard changes. In addition, we may change prices annually for changes in the actual cost of items other than containerboard. We believe that the pricing, terms and conditions for these agreements are competitive by market standards for customers with comparable volume and product specifications.



As a result of these agreements, TPI and its affiliates are our largest customer for all products, which include linerboard and corrugated products, and our second largest customer for corrugated products. For the quarter ended March 31, 1999, TPI and its affiliates accounted for $22.2 million, or 5.7%, of our sales of all products and $18.3 million, or 5.6%, of our sales of corrugated products. We may not be able to extend these agreements beyond five years, and the loss of TPI and Tenneco Packaging as customers could have an adverse impact on our earnings if we are unable to replace that business at comparable profit levels.


CONTROLLING STOCKHOLDERS; POTENTIAL CONFLICTS-THE INTERESTS OF OUR CONTROLLING STOCKHOLDERS COULD CONFLICT WITH THOSE OF THE HOLDERS OF THE EXCHANGE NOTES, THE NEW PREFERRED STOCK AND, IF ISSUED, THE SUBORDINATED EXCHANGE DEBENTURES.


As of June 30, 1999, PCA Holdings and TPI beneficially owned 53.2% and 43.5%, respectively, of the outstanding common stock of PCA on a fully diluted basis, PCA Holdings and TPI have entered into a stockholders agreement governing the composition of our board of directors. PCA Holdings has the right to designate three directors, TPI has the right to designate two directors and the holders of PCA's junior preferred stock, a majority of which is held by PCA Holdings, have the right to designate one director. As a result, PCA Holdings and TPI have the ability to elect all of the members of our board of directors, appoint new management and approve any action requiring the approval of our stockholders. The directors have the authority to make decisions affecting our capital structure, including the issuance of additional indebtedness and the declaration of dividends. We cannot assure you that the interests of PCA Holdings and TPI do not and will not conflict with the interests of the holders of the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures.



ENVIRONMENTAL MATTERS-ENVIRONMENTAL LAWS WILL REQUIRE US TO INCUR CAPITAL COSTS TO MAINTAIN COMPLIANCE AND COULD IMPOSE LIABILITY TO REMEDY THE EFFECTS OF HAZARDOUS SUBSTANCE CONTAMINATION.

Compliance with environmental requirements is a significant factor in our operations. We commit substantial resources to maintaining environmental compliance and managing environmental risk. We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws.



In April 1998, the United States Environmental Protection Agency finalized the Cluster Rules, which govern all pulp and paper mill operations, including those at our mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants. As a result, PCA and its competitors are required to incur costs to ensure compliance with these new rules. Our current spending projections to complete Cluster Rule compliance implementation at our four mills are about $60 million from 1999 to 2005. During 1997 and 1998, we spent approximately $3 million on Cluster Rule compliance. We currently estimate total capital costs for environmental matters including Cluster Rule compliance at $16 million for 1999, and $22 million for 2000.



As is the case with any industrial operation, we have in the past incurred costs associated with the remediation of soil or groundwater contamination. From January 1994 through June 1999, remediation costs at our mills and converting plants totaled about $2.3 million. We do not believe that any on-going remedial projects are material in nature. However, because liability under these laws is strict, meaning that liability is imposed without fault, joint and several, meaning that liability is imposed on each party without regard to contribution and retroactive, we could receive notifications of cleanup liability in the future and this liability could be material. As of June 30, 1999, we maintained a reserve of $83,000 for environmental remediation liability as well as a general overall environmental reserve of $3,369,000, which includes funds relating to onsite landfills and surface impoundments as well as on-going and anticipated remedial projects. We believe these reserves are adequate.



In the transactions, TPI agreed to retain all liability for all former facilities and all sites associated with pre-closing waste disposal. TPI also retained environmental liability for a closed landfill located near the Filer City mill.



YEAR 2000 ISSUE-OUR FAILURE, OR THE FAILURE OF OUR SUPPLIERS OR CUSTOMERS, TO ADDRESS INFORMATION TECHNOLOGY ISSUES RELATED TO THE YEAR 2000 COULD ADVERSELY AFFECT OUR OPERATIONS.



PCA has substantially completed an inventory of its information technology and non-information technology systems to identify and assess Year 2000 issues and is in the process of remediating or replacing any non-compliant systems. As of June 30, 1999, 75% of our information technology systems and 100% of our non-information technology systems were Year 2000 compliant. We have sent Year 2000 compliance surveys to our significant suppliers and other vendors to determine whether they will be able to resolve in a timely manner any Year 2000 problems that may affect PCA. As a result of our initial survey, we identified 13 suppliers who did not satisfy our Year 2000 compliance guidelines. We have identified alternative sources of supply and alternative manufacturing locations as contingency plans to address any failure of supply associated with these suppliers. We have not attempted to evaluate the Year 2000 compliance of our customers because we do not think it is practicable to do so.



The potential effect if we or third parties with whom we do business are unable to timely resolve Year 2000 issues is not determinable but we believe that our most reasonably likely Year 2000 worst case scenario would involve:



    - short-term down time for some of our equipment as a result of process control device malfunctions at our mills and corrugated products plants;



    - temporary disruption of deliveries of supplies and products due to truck shortages;



    - a lack of supplies from the 13 vendors we have identified as not being sufficiently prepared for the Year 2000; and

    - possible errors and delays, as well as increased labor costs, associated with manually taking orders, scheduling, production reporting and processing billing and shipping information if our customers experience system failures.



Based on current estimates, we expect to incur costs of $5 million to $6 million to address Year 2000 issues. As of June 30, 1999, we had incurred $3.1 million of those costs.



FINANCING CHANGE OF CONTROL OFFER-WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE REPURCHASE AND REDEMPTION OFFERS REQUIRED BY THE NOTES INDENTURE, THE CERTIFICATE OF DESIGNATION AND THE SUBORDINATED EXCHANGE DEBENTURES INDENTURE.



If, at any time after we complete the exchange offer, we undergo a change of control, we will be required to offer to repurchase all outstanding exchange notes and to redeem the new preferred stock or to repurchase all outstanding subordinated exchange debentures. However, it is possible that (1) we will not have sufficient funds at the time of a change of control to make the required repurchases and redemption, or (2) restrictions in the senior credit facility will not allow the repurchases and redemption. A change of control under the indentures and the certificate of designation will generally take place if:



    - PCA and its subsidiaries sell all or substantially all of their properties and assets,



    - there is a liquidation or dissolution of PCA, other than a sale or liquidation of timberland,



    - any person, other than Madison Dearborn and certain of its related parties or TPI and its affiliates, becomes a beneficial owner of more than 50% of the voting stock of PCA, measured by voting power rather than number of shares, or



    - PCA's board of directors no longer consists of a majority of directors who where either (1) directors of PCA as of the closing date of the transactions, or (2) elected or appointed in accordance with the terms of the stockholders agreement or by a majority of the directors who where directors of PCA as of the closing date of the transactions.


FRAUDULENT CONVEYANCE MATTERS-FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US OR OUR SUBSIDIARY GUARANTORS.


Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the exchange notes and the subsidiary guarantees could be voided, or claims in respect of the exchange notes or the subsidiary guarantees could be subordinated to all other debts of PCA or any subsidiary guarantor if, among other things, PCA or the subsidiary guarantor, at the time it incurred the indebtedness evidenced by the exchange notes or its subsidiary guarantee:



    - received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; and



    - was insolvent or rendered insolvent by reason of the incurrence; or



    - was engaged in a business or transaction for which PCA's or the subsidiary guarantor's remaining assets constituted unreasonably small capital; or



    - intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.



In addition, any payment by us or a subsidiary guarantor with respect to the exchange notes or a subsidiary guarantee could be voided and required to be returned to us or the subsidiary guarantor, or to a fund for the benefit of the creditors of us or the subsidiary guarantor.



The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, PCA or a subsidiary guarantor would be considered insolvent if:


    - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets, or

    - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

    - it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, neither PCA nor any of our subsidiary guarantors believes that, after giving effect to the issuance of the exchange notes, the subsidiary guarantees and the new preferred stock, it will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or our subsidiary guarantors' conclusions in this regard.


NO PRIOR MARKET FOR THE EXCHANGE NOTES, THE NEW PREFERRED STOCK OR THE SUBORDINATED EXCHANGE DEBENTURES-YOU MAY NOT BE ABLE TO RESELL YOUR EXCHANGE NOTES OR MAY HAVE TO SELL THEM AT A DISCOUNT IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP.



The exchange notes and the new preferred stock are each a new issue of securities for which no market currently exists. J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes and preferred stock, have informed us that they intend to make a market in the exchange notes and new preferred stock. However, they are not obligated to do so and the initial purchasers may cease their market-making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes or the new preferred stock. The exchange notes and the new preferred stock are expected to be eligible for trading by qualified buyers in the PORTAL market. The PORTAL market acts as a facilitator of SEC Rule 144A and provides regulatory oversight for the clearance and settlement of domestic and foreign debt and equity securities through designated clearing and depository organizations. We do not intend to apply for listing of the exchange notes or the new preferred stock on any securities exchange or for quotation through The Nasdaq National Market. In addition, the liquidity of the trading market in the exchange notes and the new preferred stock, and the market price quoted for the exchange notes and the new preferred stock, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes, the new preferred stock or the subordinated exchange debentures, if issued.


FAILURE TO EXCHANGE OUTSTANDING NOTES AND PREFERRED STOCK-YOUR ABILITY TO RESELL YOUR NOTES AND PREFERRED STOCK WILL REMAIN RESTRICTED IF YOU FAIL TO EXCHANGE THEM IN THE EXCHANGE OFFER.


Outstanding notes and preferred stock that are not exchanged for the registered exchange notes and new preferred stock in the exchange offer will remain restricted securities, subject to the following restrictions on transfer:



    - the notes and the preferred stock may be resold only if registered under the Securities Act or if an exemption from registration is available;



    - the notes and the preferred stock will bear a legend restricting transfer in the absence of registration or an exemption; and



    - a holder of the notes or the preferred stock who wants to sell or otherwise dispose of all or any part of its notes or preferred stock under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, stating that the exemption is available.

                           FORWARD-LOOKING STATEMENTS


This prospectus includes forward-looking statements about us that are subject to risks and uncertainties. Forward-looking statements include information concerning our future financial condition and business strategy. Statements that contain words such as "believes," "expects," "anticipates," "intends," "estimated" or similar expressions are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. While we believe these expectations and projections are reasonable, forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including, among other things, those risks identified under the caption "Risk Factors."

                                THE TRANSACTIONS


On January 25, 1999, TPI entered into a contribution agreement to sell its containerboard and corrugated packaging products business to PCA for $2.2 billion. Under the terms of the contribution agreement, PCA Holdings, an entity organized and controlled by Madison Dearborn, acquired a 55% common equity interest in PCA, and TPI contributed the containerboard business, which included $1.76 billion of debt incurred by TPI immediately prior to the contribution, to PCA in exchange for $246.5 million in cash and a 45% common equity interest in PCA.



The financing of the transactions consisted of (1) borrowings under the senior credit facility, (2) the offering of the notes, (3) the offering of the preferred stock, (4) a cash equity investment of $236.5 million by PCA Holdings and (5) an equity investment by TPI valued at $193.5 million.



The following table sets forth the estimated sources and uses of funds for the transactions.



DOLLARS IN THOUSANDS
                                                                  ---------
                                                                  ---------
SOURCES OF FUNDS:
  Senior credit facility
    Revolving credit facility (a)...............................  $   9,000
    Term Loan A.................................................    460,000
    Term Loan B.................................................    375,000
    Term Loan C.................................................    375,000
  Notes.........................................................    550,000
  Preferred stock...............................................    100,000
  PCA Holdings equity investment................................    236,500
  TPI equity investment.........................................    193,500
                                                                  ---------
    Total.......................................................  $2,299,000
                                                                  ---------
                                                                  ---------
USES OF FUNDS:
  Acquisition consideration (b).................................  $2,200,000
  Estimated fees, expenses and working capital (c)..............     99,000
                                                                  ---------
    Total.......................................................  $2,299,000
                                                                  ---------
                                                                  ---------


--------------


(a) Immediately after the closing of the transactions, we had $241 million in additional availability under our new revolving credit facility. As of June 30, 1999, we had $250 million in availability under the revolving credit facility. As of June 30, 1999, we had no borrowings outstanding under the revolving credit facility. If we had, the interest rate would have been 7.75% per annum on any amounts borrowed.



(b) The acquisition consideration is subject to adjustment based on changes to the net working capital of the containerboard business since September 30, 1998. The amount of the adjustment, if any, has not yet been determined.



(c) Includes a fee paid to Madison Dearborn at the closing of the Transactions of $15 million plus out-of-pocket expenses incurred in connection with the transactions. See "Certain Relationships and Related Transactions-The Transactions."



Before the closing of the transactions in April 1999, it was agreed that after the closing, members of PCA's management would have the right to acquire PCA common stock at the same price per share being paid by PCA Holdings in the transactions, and receive options with an exercise price equal to the amount being paid by PCA Holdings for common stock in the transactions. After the closing of the transactions, PCA offered to 125 members of management of PCA shares of common stock of PCA at the same price per share paid by PCA Holdings. These employees included five executive officers, 11 senior managers and 109 facility and key managers. Of these employees, 113 elected to purchase common stock in the offering. PCA sold a total of 14,240 shares of common stock in the management offering. The proceeds were used to redeem 7,832 shares from PCA Holdings and 6,408 shares from TPI. PCA also issued to management options to purchase shares representing 6.5% of the common stock of PCA which, if exercised, would result in management owning in the aggregate approximately 9.6% of PCA's common stock.



Before the closing of the transactions, TPI agreed under the terms of the contribution agreement to purchase certain timberland that was leased by TPI for use by the containerboard business and buy-out all remaining mill operating leases (collectively, the "Lease Buy-out"). As a result of the Lease Buy-out, PCA owns approximately 800,000 acres of timberland, has lease or harvest rights to 150,000 acres of timberland and owns all of its mills.

                                USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes and the new preferred stock in the exchange offer.


We received net proceeds of $530.9 million from the sale of the outstanding notes and net proceeds of $95.1 million from the sale of the outstanding preferred stock. We used the net proceeds from the sale of the notes and the preferred stock, PCA Holdings' equity investment, TPI's equity investment and borrowings under the senior credit facility to finance the acquisition and to pay related fees and expenses of the transactions. See "The Transactions."

                                 CAPITALIZATION


The following table sets forth the capitalization of PCA as of March 31, 1999, and as adjusted on a pro forma basis to give effect to the transactions, including the offerings of the notes and the preferred stock, as if they had occurred on that date. The information in this table should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited combined financial statements, including the notes thereto, which appear elsewhere in this prospectus.



                                                                       ------------------------------------------
                                                                             MARCH 31, 1999        MARCH 31, 1999
                                                                                   (ACTUAL)           (PRO FORMA)
                                                                       --------------------  --------------------
DOLLARS IN THOUSANDS
Cash.................................................................               $     1                $4,820
                                                                       --------------------  --------------------
                                                                       --------------------  --------------------
Debt:
  Senior credit facility
    Revolving credit facility (a)....................................                     -                 9,000
    Term Loan A......................................................                     -               460,000
    Term Loan B......................................................                     -               375,000
    Term Loan C......................................................                     -               375,000
  Notes..............................................................                     -               550,000
  Other..............................................................                   466                     -
                                                                       --------------------  --------------------
    Total debt.......................................................                   466             1,769,000

Senior exchangeable preferred stock, liquidation preference $100 per share; 3,000,000 shares authorized, 1,000,000 shares issued and
  outstanding--pro forma.............................................                     -                96,500
Stockholders' equity:

  Junior preferred stock, liquidation preference $1.00 per share; 100
   shares authorized, issued and outstanding--pro forma (b)..........                     -                     -
  Common stock, par value $.01 per share, authorized 1,000,000 shares
   authorized, 430,000 shares issued and outstanding--pro forma......                     -                     4
  Additional paid-in capital.........................................                     -               294,948
  Interdivision account..............................................               666,438                     -
  Retained earnings..................................................                     -                     -
                                                                       --------------------  --------------------
  Total stockholders' equity.........................................               666,438               294,952
                                                                       --------------------  --------------------
    Total capitalization.............................................              $666,904            $2,160,452
                                                                       --------------------  --------------------
                                                                       --------------------  --------------------


--------------


(a) As of March 31, 1999 on a pro forma basis, we had $241 million in additional availability under our new revolving credit facility. As of June 30, 1999, we had no borrowings outstanding under the revolving credit facility. If we had, the interest rate would have been 7.75% per annum on any amounts borrowed.



(b) Any references to "preferred stock" contained in this prospectus do not include the 100 shares of junior preferred stock unless otherwise indicated. PCA Holdings and TPI collectively hold all of the shares of the junior preferred stock. Holders of the junior preferred stock are not entitled to receive any dividends or distributions. Holders of junior preferred stock have the right to elect one director to PCA's board of directors. Under the terms of the stockholders agreement, the holders of junior preferred stock have agreed to elect the individual serving as PCA's chief executive officer to fill this director position. Shares of junior preferred stock may not be reissued after being reacquired in any manner by PCA.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information has been derived by the application of pro forma adjustments, which give effect to the transactions, to the historical combined financial statements of the Group included elsewhere in this prospectus. The transactions include the following related events:



    - borrowings under the senior credit facility;



    - the Lease Buy-out;



    - TPI's contribution of the containerboard and corrugated packaging products business to PCA in exchange for the TPI's equity investment and cash;



    - issuance of PCA common stock to PCA Holdings in exchange for cash; and


    - PCA's issuance of the outstanding notes and preferred stock in the offerings.


The unaudited pro forma balance sheet gives effect to the transactions as if the transactions had occurred on March 31, 1999. The unaudited pro forma statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 give effect to the transactions as if the transactions had been consummated on January 1, 1998. The pro forma adjustments exclude the impacts, if any, on cash, debt and stockholders' equity resulting from:



    (1) a post-closing adjustment based on working capital;



    (2) the sale of stock to PCA management in June 1999; and



    (3) the potential effect of interest rate hedges on the senior credit facility.



See "The Transactions" for more information about the sale of equity to PCA management. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk and Risk Management Policies" for more information about the interest rate hedges on the senior credit facility.



The unaudited pro forma financial information is for comparative purposes only and does not purport to represent what PCA's financial position or results of operations would actually have been had the transactions in fact occurred on the assumed dates or to project PCA's financial position or results of operations for any future date or future period. The unaudited pro forma financial information should be read in conjunction with the Group's historical combined financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in this prospectus.



The transactions represented a series of related transactions that fall within the scope of EITF Issue No. 88-16, BASIS IN LEVERAGED BUY-OUT TRANSACTIONS. However, in accordance with the guidance in EITF 88-16, because a change in control was deemed not to have occurred due to the existence of certain participating veto rights held by PCA directors designated by TPI, the transactions are considered a recapitalization-restructuring for which a change in accounting basis is not appropriate. Accordingly, PCA has recorded the Group net assets contributed by TPI at their historical values.



The pro forma and other adjustments, as described in the accompanying notes to the unaudited pro forma balance sheet and statement of income, are based on available information and assumptions that management believes are reasonable.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999


                                 ----------------------------------------------------------------------------------
                                                        GROUP
                                             ASSETS/LIABILITIES
                                      GROUP  NOT ACQUIRED/ASSUMED                PRO FORMA                      PCA
                                 HISTORICAL      FROM TPI (A)         SUBTOTAL  ADJUSTMENTS               PRO FORMA
                                 ----------  ---------------------  ----------  -----------             -----------
DOLLARS IN THOUSANDS

ASSETS

Current assets:                                                                  $   3,700   (c)
  Cash and cash equivalents....  $        1       $        (1)              --       1,120   (k)        $     4,820
  Accounts and notes
   receivable..................      74,661           (27,122)      $   47,539     150,987   (b)            198,526
  Inventories..................     151,583                --          151,583          --                  151,583
  Deferred income taxes........      13,362           (13,362)      $       --          --                       --
  Prepaids and other current
   assets......................      14,816                --           14,816          --                   14,816
                                 ----------       -----------       ----------  -----------             -----------
    Total current assets.......     254,423           (40,485)      $  213,938     155,807                  369,745

Property, plant and equipment,
  net..........................     814,272                --          814,272   1,100,000   (d)          1,914,272
Other assets, net..............      73,716           (38,231)      $   35,485      65,361   (e)            100,846
                                 ----------       -----------       ----------  -----------             -----------
Total assets...................  $1,142,411       $   (78,716)      $1,063,695   $1,321,168             $ 2,384,863
                                 ----------       -----------       ----------  -----------             -----------
                                 ----------       -----------       ----------  -----------             -----------

LIABILITIES AND STOCKHOLDERS'
  EQUITY

Current liabilities:
  Current portion of long term
   debt........................  $      216       $      (216)      $       --      40,625   (f)        $    40,625
  Accounts payable.............     118,956           (39,779)          79,177          --                   79,177
  Other current liabilities....      68,558           (13,306)          55,252       1,120   (k)             56,372
                                 ----------       -----------       ----------  -----------             -----------
    Total current
     liabilities...............     187,730           (53,301)         134,429      41,745                  176,174
                                                                                   (40,625)  (f)
Long-term debt.................         250              (250)              --   1,769,000   (g)          1,728,375
Deferred income taxes..........     263,936          (263,936)              --      76,400   (h)             76,400

Other non-current
  liabilities..................      24,057           (11,595)          12,462          --                   12,462
                                 ----------       -----------       ----------  -----------             -----------
    Total liabilities..........     475,973          (329,082)         146,891   1,846,520                1,993,411

Mandatorily redeemable
  preferred                                                                        100,000   (i)
  stock........................          --                --               --      (3,500)  (e)             96,500
Stockholders' equity:
  Interdivision account........     666,438           250,366          916,804    (916,804)  (l)                 --
  Common stock.................          --                --               --           4   (j)                  4
  Additional paid-in capital...          --                --               --     916,804   (l)            294,948
                                                                                  (621,856)  (j)
  Retained earnings............          --                --               --          --                       --
                                 ----------       -----------       ----------  -----------             -----------
                                                                                             --
                                    666,438           250,366          916,804    (621,852)                 294,952
                                                                                             (j)
                                 ----------       -----------       ----------  -----------             -----------
                                                                                             --
Total liabilities and
  stockholders' equity.........  $1,142,411       $   (78,716)      $1,063,695   $1,321,168             $ 2,384,863
                                 ----------       -----------       ----------  -----------             -----------
                                 ----------       -----------       ----------  -----------             -----------

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


(a) To reflect the elimination of the following Group assets not acquired and Group liabilities not assumed by PCA in connection with the transactions:



Cash.....................................................  $       1
Notes receivable-Caraustar sale..........................     27,122
Current deferred income tax asset........................     13,362

Other assets:
  Prepaid pension asset.......................     34,727
  Lease prepayments and deferred financing
   costs......................................      3,504
                                                ---------
                                                              38,231

Accounts Payable:
  Non-trade payables to TPI or affiliates.....     13,085
  Outstanding Checks and Disbursements........     26,694
                                                ---------
                                                              39,779

Other current liabilities:
  Employee Deductions--Insurance and Taxes....      8,904
  Severance accruals..........................      2,942
  OPEB liability-current portion..............      1,460
                                                ---------
                                                              13,306
Current portion of debt..................................        216
Long-term debt, less current portion.....................        250
Non-current deferred tax liability.......................    263,936

Other non-current liabilities:
  OPEB liability, less current portion........      7,589
  Environmental reserves......................      4,006
                                                ---------
                                                              11,595
                                                           ---------
    Net increase to equity....................             $ 250,366
                                                           ---------
                                                           ---------



(b) To record $150,987 of uncollected Group trade accounts receivable previously sold to a Tenneco affiliate. These accounts receivable were purchased by TPI from the Tenneco affiliate at fair value and contributed to PCA in the transactions.

                             (DOLLARS IN THOUSANDS)


(c) To reflect the net effect on cash of the transactions, as follows:



Proceeds from borrowings under the
  senior credit facility................  $1,219,000
Proceeds from the notes.................     550,000
Proceeds from the preferred stock.......     100,000
Proceeds from the issuance of common
  stock.................................     236,500
                                          ----------
                                                      $2,105,500
Acquisition consideration to TPI........  (2,200,000)
  Less Equity Rollover Component........     193,500
                                          ----------
                                                      (2,006,500)*
Estimated transaction fees and
  expenses..............................                 (95,300)
                                                      ----------
    Net effect on cash..............................  $    3,700
                                                      ----------
                                                      ----------


    ------------------


    * TPI received total consideration of $2,200,000, which includes approximately $1,100,000 used for the Lease Buy-out after March 31, 1999, a common equity investment in PCA valued at $193,500, and net cash of $906,500. Net cash to TPI consists of $246,500 received for its contribution of the containerboard and corrugated packaging products business to PCA, and $660,000 of term debt proceeds retained by TPI ($1,760,000) in excess of the Lease Buy-out cost paid after March 31, 1999 ($1,100,000). This adjustment does not reflect any adjustment to the acquisition consideration based on changes to the net working capital of the containerboard business since September 30, 1998. The amount of that adjustment has not yet been determined because it is in the process of being negotiated in accordance with the terms of the contribution agreement. The final adjustment, when determined, will not have a material adverse effect on PCA's financial condition.



(d) Represents approximately $1,100,000 paid by TPI after March 31, 1999 to buy-out certain timber and mill asset operating leases in the Lease Buy-out.



(e) To record the component of the transaction costs that represents (1) the estimated $57,000 of capitalizable debt issuance costs and (2) the $8,361 paid by PCA in settlement of the interest rate protection agreement related to the outstanding notes. For purposes of the pro forma balance sheet, the $65,361 total is shown as part of other assets. For purposes of the pro forma statement of income, the $57,000 is amortized over the weighted average life of the debt issued under the senior credit facility and the outstanding notes, which is approximately 8 years, and the $8,361 interest rate protection settlement payment is amortized over the 10 year term of the outstanding notes, both of which are materially consistent with using the effective interest method.



    The $3,500 portion of transaction costs relating to the issuance of the preferred stock has been included as a reduction to the proceeds from issuing the preferred stock, and will be accreted to retained earnings over the 11 year mandatory redemption term.



    The remaining $26,439 of transaction costs has been recorded as a charge to equity, which is also referred to as reduction to the new capital investment. See (j) below.



(f) To reclassify the principal of the term loan borrowings due within the first year ($31,625) and the balance outstanding under the revolver ($9,000) as current portion of debt.

(g) To record the new debt resulting from the transactions, as follows:



Senior Credit Facility:
    Revolving Credit Facility ($250,000 limit)....  $   9,000
    Term Loan A                                       460,000
    Term Loan B...................................    375,000
    Term Loan C...................................    375,000
                                                    ---------


                                                               1,219,000
Senior Subordinated Notes....................................    550,000
                                                               ---------
        Total new debt.......................................  $1,769,000
                                                               ---------
                                                               ---------


(h) To record the estimated deferred taxes resulting from the transactions.



(i) To record the issuance of the outstanding preferred stock as part of the transactions. The outstanding preferred stock has a fixed redemption date and, therefore, is classified outside of stockholders' equity.



(j) To record the impact on stockholders' equity of the transactions, as follows:



Sold receivables included in TPI contribution (see
  b)...................................................    150,987
Issuance of common stock to PCA Holdings for cash (see
  c)...................................................    236,500
Net cash payments to TPI (see c).......................   (906,500)*
Transaction costs (see e)...................  $ (95,300)
  Less portion capitalized as financing
   costs....................................     65,361
  Less preferred stock issuance costs.......      3,500
                                              ---------
                                                           (26,439)
Deferred income taxes recorded for PCA (see h).........    (76,400)
                                                         ---------
Pro forma adjustment...................................  $(621,852)
                                                         ---------
                                                         ---------


    ------------------


    * There is no other equity adjustment with respect to TPI's contributed equity because that amount is recorded at TPI's historical cost. TPI will receive total consideration of $2,200,000, which includes the $1,100,000 used for the Lease Buy-out after March 31, 1999, a common equity investment in PCA valued at $193,500, and net cash of $906,500. Net cash to TPI consists of $246,500 received for its contribution of the containerboard and corrugated packaging products business to PCA, and $660,000 of term debt proceeds retained by TPI ($1,760,000) in excess of the Lease Buy-out cost paid after March 31, 1999 ($1,100,000).



(k) To record funding by TPI of $1,120 in deferred compensation liabilities transferred to PCA as required under the transactions.



(l)  To reclassify the interdivision account balance to stockholders' equity.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998


                                                                ----------------------------------------------------
                                                                        GROUP   PRO FORMA
                                                                   HISTORICAL  ADJUSTMENTS             PCA PRO FORMA
                                                                -------------  -----------             -------------
DOLLARS IN THOUSANDS
Net sales.....................................................  $   1,571,019   $      --              $   1,571,019
                                                                                    7,200   (a)
Cost of sales.................................................     (1,289,644)     12,260   (b)           (1,270,184)
                                                                -------------  -----------             -------------
  Gross profit................................................        281,375      19,460                    300,835

                                                                                    1,449   (b)
                                                                                   (1,973)  (c)
                                                                                    2,500   (d)
Selling and administrative expenses...........................       (108,944)      4,400   (e)             (102,568)
Corporate overhead allocation.................................        (63,114)         --                    (63,114)
Non-recurring restructuring charge............................        (14,385)         --                    (14,385)
Other income..................................................         26,818      14,774   (f)               41,592
                                                                -------------  -----------             -------------
  Income before interest and income taxes.....................        121,750      40,610                    162,360
Interest expense, net.........................................         (2,782)   (156,694)  (g)             (159,476)
                                                                -------------  -----------             -------------
  Income before income taxes..................................        118,968    (116,084)                     2,884
Income tax (expense) benefit..................................        (47,529)     47,013   (i)                 (516)
                                                                -------------  -----------             -------------
Net income....................................................  $      71,439   $ (69,071)             $       2,368
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

                    UNAUDITED PRO FORMA STATEMENT OF INCOME

                       THREE MONTHS ENDED MARCH 31, 1999


                                                                ----------------------------------------------------
                                                                        GROUP   PRO FORMA
                                                                   HISTORICAL  ADJUSTMENTS             PCA PRO FORMA
                                                                -------------  -----------             -------------
DOLLARS IN THOUSANDS
Net sales.....................................................  $     391,279   $      --              $     391,279
                                                                                      470   (a)
Cost of sales.................................................       (332,117)      3,065   (b)             (328,582)
                                                                -------------  -----------             -------------
  Gross profit................................................         59,162       3,535                     62,697

                                                                                      329   (b)
                                                                                     (493)  (c)
                                                                                      625   (d)
Selling and administrative expenses...........................        (28,759)        724   (e)              (27,574)
Corporate overhead allocation.................................        (13,283)         --                    (13,283)
Non-recurring impairment charge...............................       (230,112)    230,112   (h)                   --
Other income..................................................         (1,377)      2,369   (f)                  992
                                                                -------------  -----------             -------------
  Income (loss) before interest, income taxes and
   extraordinary item.........................................       (214,369)    237,201                     22,832
Interest expense, net.........................................           (221)    (39,171)  (g)              (39,392)
                                                                -------------  -----------             -------------
  Loss before income taxes....................................       (214,590)    198,030                    (16,560)
Income tax benefit............................................         88,362     (79,080)  (i)                9,282
                                                                -------------  -----------             -------------
Loss before extraordinary item................................  $    (126,228)  $ 118,950              $      (7,278)
                                                                -------------  -----------             -------------
                                                                -------------  -----------             -------------

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                             (DOLLARS IN THOUSANDS)

(a) To record the estimated depletion/depreciation on the timber and mill assets acquired in the Lease Buy-out, and to remove the operating lease expense related to those leases, resulting in a net decrease to cost of sales as follows:


                                                   ----------------------------------------
                                                        YEAR ENDED      THREE MONTHS ENDED
                                                   DECEMBER 31, 1998     MARCH 31, 1999
                                                   -------------------  -------------------
New depreciation/depletion.......................      $    65,300               15,200
Eliminate lease expense..........................          (72,500)             (15,670)
                                                          --------             --------
                                                            (7,200)                (470)
                                                          --------             --------
                                                          --------             --------



(b) Because the contributed net assets have a carrying value greater than their fair value, as determined by the value of the acquisition consideration, an asset impairment was recorded by TPI in connection with the transactions relating to the Group's fixed and intangible assets. The pre-tax impairment charge was reflected in the Group's separate financial statements in the first quarter of 1999 and consisted of the following components:



Write-off remaining goodwill                $  46,206
Reduction in property, plant and equipment    183,906
                                            ---------
                                            $ 230,112
                                            ---------
                                            ---------



    The following adjustment reflects reduced depreciation and amortization resulting from this impairment charge:


                                                    ----------------------------------------
                                                        YEAR ENDED       THREE MONTHS ENDED
                                                    DECEMBER 31, 1998    MARCH 31, 1999
                                                    -------------------  -------------------
Goodwill amortization.............................       $   1,449            $     329
Property, plant and equipment depreciation........          12,260                3,065
                                                           -------               ------
                                                         $  13,709                3,394
                                                           -------               ------
                                                           -------               ------

    In addition, because the impairment loss is directly related to the transaction, it is excluded from the pro forma statement of income.

(c) To eliminate the deferred gain amortization related to the Meridian lease that is part of the Lease Buy-out.


(d) To reduce OPEB expense relating to the portion of the Group post-retirement health care benefit obligations being retained by TPI as part of the transactions and not assumed by PCA.



(e) To eliminate specialty rebates provided by the Group on boxes sold to Tenneco affiliates. As part of the transactions, TPI has agreed that PCA will no longer provide these rebates.



(f) To eliminate the discount expense recognized on the sale of factored receivables because the receivables were acquired by PCA in connection with the transactions.

                             (DOLLARS IN THOUSANDS)


(g) To record interest expense and amortization of deferred financing costs on the debt incurred to finance the transactions, calculated as follows:
                                                    ----------------------------------------
                                                         YEAR ENDED      THREE MONTHS ENDED
                                                    DECEMBER 31, 1998    MARCH 31, 1999
                                                    -------------------  -------------------
Revolving Credit Facility
  ($9,000 @7.75%).................................      $       698           $     174
Term Loan A
  ($460,000 @ 7.75%)..............................           35,185               8,409
Term Loan B
  ($375,000 @ 8.25%)..............................           30,879               7,676
Term Loan C
  ($375,000 @ 8.50%)..............................           31,815               7,909
Senior Subordinated Notes
  ($550,000 @ 9.625%).............................           52,938              13,234
                                                           --------             -------
                                                            151,515              37,402
                                                           --------             -------
Eliminate interest on debt not assumed............           (2,782)               (221)
Amortization of deferred financing costs..........            7,125               1,781
Amortization of settlement payment on interest
  rate protection agreement related to the
  notes...........................................              836                 209
                                                           --------             -------
    Pro forma interest adjustment.................      $   156,694              39,171
                                                           --------             -------
                                                           --------             -------



    The above interest amounts on the Revolver and Term Loans assume a Eurodollar rate, equivalent to LIBOR, of 5% and give effect to the principal payments required on the Term Loans during the first 15 months. The effect on interest expense pertaining to the variable rate Revolver and Term Loans of a 1/8(th) of one percent variance in interest rates would be $1,515 and $371 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.



(h) The impairment charge recorded by the Group in the three months ended March 31, 1999 is eliminated with a pro forma adjustment because it is directly related to the transactions and is non-recurring.



(i) To record the 40% effective income tax effect on all of the above pro forma adjustments, except for the non-deductible goodwill amortization adjustment.

                       SELECTED FINANCIAL AND OTHER DATA


The following table sets forth the selected historical financial and other data of PCA as of and for the five years ended December 31, 1998, and pro forma financial and other data as of and for the year ended December 31, 1998. The selected historical financial and other data as of and for the years ended December 31, 1996, 1997 and 1998 was derived from the audited combined financial statements of the Group and the related notes thereto included elsewhere in this prospectus. The selected historical financial and other data as of and for the years ended December 31, 1994 and 1995 was derived from the unaudited combined financial statements of the Group not contained herein. The historical financial data as of and for the three months ended March 31, 1998 and 1999 was derived from the unaudited condensed combined financial statements of the Group included elsewhere in this prospectus. The pro forma financial and other data as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998 was derived from the unaudited pro forma financial information included elsewhere in this prospectus. The pro forma financial data does not purport to represent what PCA's financial position or results of operations would actually have been had the transactions in fact occurred on the assumed dates or to project PCA's financial position or results of operations for any future date or period. The information contained in the following table also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information" and the historical combined financial statements of the Group including the notes thereto, contained elsewhere in this prospectus.


                            -----------------------------------------------------------------------------------------------
                                                                                           PRO FORMA    THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                      YEAR ENDED        MARCH 31,
                            ----------------------------------------------------------  DECEMBER 31,   --------------------
                                  1994        1995        1996        1997        1998          1998        1998       1999
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales.................  $1,441,673  $1,844,708  $1,582,222  $1,411,405  $1,571,019   $ 1,571,019   $ 432,901  $ 391,279
Cost of sales.............  (1,202,996) (1,328,838) (1,337,410) (1,242,014) (1,289,644)   (1,270,184)   (354,855)  (332,117)
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Gross profit............     238,677     515,870     244,812     169,391     281,375       300,835      78,046     59,162
Selling and administrative
  expenses................     (71,312)    (87,644)    (95,283)   (102,891)   (108,944)     (102,568)    (26,841)   (28,759)
Corporate overhead
  allocation (1)..........     (34,678)    (38,597)    (50,461)    (61,338)    (63,114)      (63,114)    (14,326)   (13,283)
Restructuring/impairment
  charge (2)..............           -           -           -           -     (14,385)      (14,385)          -   (230,112)
Other income (expense)
  (3).....................      (4,701)    (16,915)     56,243      44,681      26,818        41,592      (2,742)    (1,377)
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Income (loss) before
   interest, income taxes
   and extraordinary
   item...................     127,986     372,714     155,311      49,843     121,750       162,360      34,137   (214,369)
Interest expense, net.....        (740)     (1,485)     (5,129)     (3,739)     (2,782)     (159,476)       (741)      (221)
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Income (loss) before
   income taxes and
   extraordinary item.....     127,246     371,229     150,182      46,104     118,968         2,884      33,396   (214,590)
Income tax expense........     (50,759)   (147,108)    (59,816)    (18,714)    (47,529)         (516)    (13,315)    88,362
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Income (loss) before
   extraordinary item.....      76,487     224,121      90,366      27,390      71,439         2,368      20,081   (126,228)
  Extraordinary Loss......           -           -           -           -           -             -           -     (6,327)
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
  Net income (loss).......  $   76,487  $  224,121  $   90,366  $   27,390  $   71,439   $     2,368   $  20,081  $(132,555)
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
                            ----------  ----------  ----------  ----------  ----------  -------------  ---------  ---------
OTHER DATA:
EBITDA (4)................  $  271,748  $  530,520  $  328,741  $  211,495  $  291,200   $   310,901   $  76,827  $(170,339)
Net cash provided by
  operating activities....     107,642     336,599      55,857     107,213     195,401       170,581      34,666    145,253
Net cash used for
  investing activities....    (113,119)   (371,068)    (74,232)   (111,885)   (177,733)      (93,535)    (21,142)   (15,373)
Net cash (used for)
  provided by financing
  activities..............       6,112      36,454      16,767       3,646     (17,668)      (22,030)    (13,524)  (129,880)
Depreciation, depletion,
  amortization............      50,162      62,906      78,730      87,752      96,950       148,541      24,732     28,360
Rent expense on operating
  leases bought out as
  part of the transactions
  (5).....................      93,600      94,900      94,700      73,900      72,500             -      17,958     15,670
Capital expenditures......     110,853     252,745     168,642     110,186     103,429       103,429      16,339     19,460
Cash interest expense
  (6).....................          --          --          --          --          --       151,515          --         --
BALANCE SHEET DATA:
Working capital (deficit)
  (7).....................  $ (101,281) $ (150,429) $ (102,278) $   34,314  $   80,027   $         -   $  54,689  $  66,908
Total assets..............     863,568   1,202,536   1,261,051   1,317,263   1,367,403             -   1,314,275  1,142,411
Total long-term
  obligations (8).........      20,267      21,739      20,316      27,864      17,552             -      27,767        466
Total stockholders' equity
  (9).....................     389,981     640,483     784,422     854,060     908,392             -     843,060    666,438


                                PRO FORMA
                             THREE MONTHS
                                    ENDED
                            MARCH 31, 1999
                            ---------------
DOLLARS IN THOUSANDS
STATEMENT OF INCOME DATA:
Net sales.................    $   391,279
Cost of sales.............       (328,582)
                            ---------------
  Gross profit............         62,697
Selling and administrative
  expenses................        (27,574)
Corporate overhead
  allocation (1)..........        (13,283)
Restructuring/impairment
  charge (2)..............             --
Other income (expense)
  (3).....................            992
                            ---------------
  Income (loss) before
   interest, income taxes
   and extraordinary
   item...................         22,832
Interest expense, net.....        (39,392)
                            ---------------
  Income (loss) before
   income taxes and
   extraordinary item.....        (16,560)
Income tax expense........          9,282
                            ---------------
  Income (loss) before
   extraordinary item.....         (7,278)
  Extraordinary Loss......         (6,327)
                            ---------------
  Net income (loss).......    $   (13,605)
                            ---------------
                            ---------------
OTHER DATA:
EBITDA (4)................    $    62,998
Net cash provided by
  operating activities....        137,748
Net cash used for
  investing activities....        (15,373)
Net cash (used for)
  provided by financing
  activities..............         (5,694)
Depreciation, depletion,
  amortization............         40,166
Rent expense on operating
  leases bought out as
  part of the transactions
  (5).....................              -
Capital expenditures......         19,460
Cash interest expense
  (6).....................             --
BALANCE SHEET DATA:
Working capital (deficit)
  (7).....................    $   229,376
Total assets..............      2,384,863
Total long-term
  obligations (8).........      1,865,500
Total stockholders' equity
  (9).....................        294,952

                   NOTES TO SELECTED FINANCIAL AND OTHER DATA

                             (DOLLARS IN THOUSANDS)


    1) The corporate overhead allocation represents the amounts charged by Tenneco and TPI to the Group for its share of Tenneco's and TPI's corporate expenses. On a stand-alone basis, management estimates that PCA's overhead expense will be $30,160 for the first twelve months following the acquisition.


    2) This line item consists of non-recurring charges recorded in the fourth quarter of 1998 and first quarter of 1999 pertaining to a restructuring charge and an impairment charge, respectively. For further information about these charges, refer to Notes 7 and 14 to the Group's combined financial statements.

    3) Other income, net consists of nonrecurring items, the largest components of which are as follows:

Fiscal year 1994  No individually significant items that are considered non- recurring.
Fiscal year 1995  No individually significant items that are considered non-recurring.
Fiscal year 1996  A $50,000 gain on the sale of recycled mills.
Fiscal year 1997  A $37,730 gain on the refinancing of operating leases.
Fiscal year 1998  A $16,944 gain on the sale of non-strategic woodlands and a $15,060 gain on the sale of the Caraustar recycling joint venture interest.
  Fiscal quarter  No individually significant items that are
            1998  considered non-recurring.
  Fiscal quarter No individually significant items that are 1999 considered non-recurring.


    4) PCA's EBITDA is included in this prospectus because it is a financial measure used by PCA's management to assess the company's operating results and liquidity, and because several of the indebtedness covenants in PCA's senior credit facility and in the notes indenture are based upon a calculation that utilizes EBITDA.



       EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by generally accepted accounting principles, or as a measure of a company's overall profitability or liquidity. In addition, EBITDA does not represent the cash available to investors because capital expenditures, debt service and income taxes are not deducted when calculating EBITDA.



       PCA calculates "EBITDA" as income before interest, income taxes and extraordinary items, as reported, plus the following adjustments:



           - Depreciation, depletion and amortization as reported in the statement of cash flows.



           - Rent expense on operating leases not assumed by PCA. As required by the contribution agreement, these TPI-leased assets were acquired by PCA as part of the transactions. PCA believes that adding back this rent expense in calculating EBITDA is the most meaningful presentation for the historical periods of the predecessor containerboard group because the related rental cash outlays, while impacting TPI's liquidity, have no impact on PCA's liquidity. This measure of EBITDA gives investors the opportunity to analyze the trend in EBITDA and assess PCA's liquidity as a stand-alone company and as contemplated in the transactions. For the pro forma periods, this rent expense has already been eliminated with a pro forma adjustment.

                             (DOLLARS IN THOUSANDS)


    Shown below are the calculations of EBITDA for all periods presented. PCA understands that EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.


                            ------------------------------------------------------------------------------------------
                                                                                                   THREE MONTHS ENDED
                                                                                     PRO FORMA
                                           YEAR ENDED DECEMBER 31,                  YEAR ENDED         MARCH 31,
                            -----------------------------------------------------  DECEMBER 31,   --------------------
                                 1994       1995       1996       1997       1998         1998         1998       1999
                            ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
Income (loss) before
  interest, income taxes
  and extraordinary
  item....................  $ 127,986  $ 372,714  $ 155,311  $  49,843  $ 121,750    $ 162,360    $  34,137  $(214,369)
Add: Depreciation,
  depletion and
  amortization............     50,162     62,906     78,730     87,752     96,950      148,541       24,732     28,360
   Rent expense on
  operating leases bought
     out as part of the
  transactions............     93,600     94,900     94,700     73,900     72,500           --       17,958     15,670
                            ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
EBITDA....................  $ 271,748  $ 530,520  $ 328,741  $ 211,495  $ 291,200    $ 310,901    $  76,827  $(170,339)
                            ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
                            ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------


                              PRO FORMA
                            THREE MONTHS
                                  ENDED
                              MARCH 31,
                                   1999
                            -------------
Income (loss) before
  interest, income taxes
  and extraordinary
  item....................    $  22,832
Add: Depreciation,
  depletion and
  amortization............       40,166
   Rent expense on
  operating leases bought
     out as part of the
  transactions............           --
                            -------------
EBITDA....................    $  62,998
                            -------------
                            -------------



    In analyzing 1998 pro forma EBITDA for liquidity purposes, PCA believes that the following additional adjustments should be considered by investors:



Pro forma EBITDA for 1998.................................  $ 310,901
Adjustments:
  Other income (a)........................................    (41,592)
  Non-recurring restructuring charge (b)..................     14,385
  Reduction in corporate overhead (c).....................     32,954
  Cost savings from restructuring (d).....................     10,800
                                                            ---------
Adjusted pro forma EBITDA for 1998........................  $ 327,448
                                                            ---------
                                                            ---------



       (a) Other income for 1998 consists substantially of nonrecurring items, such as gains on the sale of non-strategic woodlands and a recycling joint venture investment, that PCA believes are not relevant in analyzing recurring EBITDA.



       (b) During 1998, TPI adopted a restructuring plan to eliminate approximately 100 personnel and close down four facilities associated with the Group business. As of December 31, 1998, substantially all actions specified in the plan had been completed. A charge of $14,385 was recorded for severance benefits, exit costs and asset impairments, and is reflected in the Group's 1998 operating profit. PCA believes that this non-recurring charge is not relevant in analyzing recurring EBITDA.



       (c) As part of Tenneco, the Group was allocated $63,114 of Tenneco corporate and TPI overhead expenses based on a variety of allocation methods. In analyzing the carved-out business on a stand-alone basis, PCA estimates that these costs will be approximately $30,160 for the first year following the closing of the transactions. The determination of that estimate is based on detailed analyses that consider (1) compensation and benefits for TPI and new employees who are employed by PCA in corporate functions such as in information technology, human resources, finance and legal, and (2) non-payroll costs incurred by these departments. Where applicable, the estimates consider the terms of transition service arrangements between PCA and TPI.

                             (DOLLARS IN THOUSANDS)


       (d) The restructuring referred to in Note 4(b) above will result in reduced cost of sales and selling and administrative expenses. This adjustment represents the Group's estimate of the cost savings that would have been achieved in 1998 if the restructuring had been in effect for all of 1998.



    5) This amount represents rent expense by the predecessor containerboard group of TPI on several timber and mill operating leases for which the assets were acquired by PCA in the transactions.



    6) Cash interest expense is defined as interest expense excluding amortization of (a) debt issuance costs and (b) the settlement payment on the interest rate protection agreement related to the outstanding notes.



    7) Working capital represents (a) total current assets excluding cash and cash equivalents less (b) total current liabilities excluding the current maturities of long-term debt.



    8) Total long-term obligations include long-term debt, the current maturities of long-term debt and redeemable preferred stock. The amount excludes amounts due to TPI or other Tenneco affiliates as part of the containerboard business' interdivision account or other financing arrangement.



    9) Represents the Group's interdivision account with TPI for the historical period.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion of historical results of operations and financial condition should be read in conjunction with the audited combined financial statements and the notes thereto which appear elsewhere in this prospectus.

OVERVIEW


In connection with the acquisition, PCA acquired substantially all of the assets and operations of The Containerboard Group of TPI, which we refer to in this prospectus as the Group. Since its formation in January 1999 and through the closing of the acquisition on April 12, 1999, PCA did not have any significant operations. Accordingly, the historical financial results described below are those of the Group.


The Group has historically operated as a division of TPI, and has not historically operated as a separate, stand-alone entity. As a result, the historical financial information included in this prospectus does not necessarily reflect what the Group's financial position and results of operations would have been had the Group been operated as a separate, stand-alone entity during the periods presented.


As a division of TPI, the Group was allocated corporate overhead expenses in the amounts of $50.5 million, $61.3 million and $63.1 million for the years ended December 31, 1996, 1997 and 1998, respectively. These expenses were allocated to the Group based upon the relative level of effort and time spent on Group activities by the Tenneco affiliates. This was generally measured using a formula based upon the Group's percentage of Tenneco's total fixed assets, revenues and payroll. PCA estimates that these expenses will be approximately $30.2 million on a stand-alone basis for the first twelve months following the acquisition, based on detailed analyses of compensation benefits for employees who are now employed by PCA as a result of the acquisition and related non-payroll costs incurred after the acquisition. In addition, future operating results are expected to be affected by changes in depreciation and amortization expense related to impaired assets, elimination of certain lease financing costs and intercompany transactions with affiliates of Tenneco, and other items resulting from the acquisition. See "Unaudited Pro Forma Financial Information" included elsewhere in this prospectus. We cannot assure you that we will be able to realize all of the benefits we expect as a stand-alone entity.



The acquisition was accounted for using historical values for the contributed assets. Purchase accounting was not applied because, under the applicable accounting guidance, a change of control was deemed not to have occurred as a result of the participating veto rights held by TPI after the closing of the transactions under the terms of the stockholders agreement.


GENERAL


The market for containerboard is highly cyclical. Historically, prices for containerboard have reflected changes in containerboard supply that result from capacity additions and reductions, as well as changes in inventory levels.



Containerboard demand is dependent upon both domestic demand for corrugated packaging products and linerboard export activity. Domestic demand for corrugated packaging products is the more stable factor. It generally corresponds to changes in the rate of growth in the U.S. economy. Exports represent about 20% of total containerboard shipments.



From 1994 to 1996, capacity additions outpaced both domestic and export demand for containerboard. This excess supply led to lower industry operating rates and declining prices from late-1995 until mid-1997. Although prices generally improved from mid-1997 through mid-1998, the containerboard market was still affected by weaker containerboard exports. This weakness was most apparent in shipments to Asia in the second half of 1998.

The supply/demand balance has improved in recent months and the average price of linerboard has risen approximately 25% since January 1999. However, industry oversupply conditions could return or economic conditions could deteriorate in the future.


In recent months, several major containerboard manufacturers have announced production curtailments and mill shutdowns, and only minimal capacity additions have been publicly announced through 2001 according to the American Forest & Paper Association.


Industry-wide containerboard price declines during the second half of 1998 adversely affected the Group's financial performance in the first three months of 1999 in comparison to the comparable period in 1998. For the three months ended March 31, 1999, the Group's sales prices of corrugated products and containerboard shipped to third parties fell 7% and 14%, respectively. These price declines were partially offset by increases in the Group's shipments of corrugated products and containerboard to third parties, which increased 12% and 3%, respectively, for the period. The net impact of these factors was a 10% decrease in net sales and a 54% decrease in earnings before interest expense and taxes from approximately $34.1 million for the three months ended March 31, 1998 to approximately $15.7 million for the three months ended March 31, 1999 before accounting for extraordinary items and the non-recurring impairment charge.



Pulp & Paper Week, an industry publication, reported in its July 1999 update that major containerboard producers had implemented average price increases for kraft linerboard and corrugating medium of $38 and $50 per ton, respectively. According to Pulp & Paper Week, after giving effect to the price increase, average prices in July 1999 for linerboard and corrugating medium were 13% and 25% higher, respectively, than July 1998 prices. Pulp & Paper Week also reported in its July 1999 update that almost all integrated and independent box converters have announced price increases for corrugated products of 10% to 13% beginning in August 1999.


RESULTS OF OPERATIONS

The historical results of operations of the Group are set forth below:


                                       -----------------------------------------------------
                                             FOR THE YEAR ENDED          THREE MONTHS ENDED
                                                DECEMBER 31,                 MARCH 31,
                                       -------------------------------  --------------------
                                            1996       1997       1998       1998       1999
                                       ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
Net Sales............................  $ 1,582.2  $ 1,411.4  $ 1,571.0      432.9      391.3
                                       ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------
Operating Income.....................  $   155.3  $    49.8  $   121.7       34.1     (214.4)
Interest Expense.....................        5.1        3.7        2.8        0.7        0.2
Income Before Taxes..................      150.2       46.1      118.9       33.4     (214.6)
Provision for Income Taxes...........       59.8       18.7       47.5       13.3      (88.4)
                                       ---------  ---------  ---------  ---------  ---------
Income Before Extraordinary Loss.....  $    90.4  $    27.4  $    71.4       20.1     (126.2)
                                       ---------  ---------  ---------  ---------  ---------
Extraordinary Loss...................         --         --         --         --        6.3
                                       ---------  ---------  ---------  ---------  ---------
Net Income...........................       90.4       27.4       71.4       20.1     (132.6)
                                       ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------

Operating income included several significant unusual or non-recurring items for each of the periods presented. Excluding these items, operating income would have been as follows:


                                                -----------------------------------------------------
                                                                                  THREE MONTHS ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                                      MARCH 31,
                                                -------------------------------  --------------------
                                                     1996       1997       1998       1998       1999
                                                ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
Operating Income as Reported..................  $   155.3  $    49.8  $   121.7       34.1     (214.4)
Recycled Paperboard Mills Divestiture
  Divestiture Gain (1)........................      (50.0)         -      (15.1)         -          -
  Earnings....................................       (4.0)         -          -          -          -
  Joint Venture Income (1)....................       (0.6)      (1.7)      (0.3)      (0.3)         -

Non-Strategic Woodlands Divestitures (1)......          -       (4.4)     (16.9)         -          -
Mill Lease Refinancing (1)....................          -      (37.7)         -          -          -
Restructuring Charge..........................          -          -       14.4          -          -
Impairment Charge.............................          -          -          -          -      230.1
                                                ---------  ---------  ---------  ---------  ---------
Adjusted Operating Income.....................  $   100.7  $     6.0  $   103.8       33.8       15.7
                                                ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------

--------------

(1) Included in other income as part of the audited financial statements.

RECYCLED PAPERBOARD MILLS DIVESTITURE


In 1996, the Group sold two recycled paperboard mills, located in Rittman, Ohio and Tama, Iowa, and a recycling center and brokerage operation to a joint venture with Caraustar Industries. The Group received cash and a 20 percent interest in the joint venture and recognized a gain of $50.0 million in the second quarter as a result of the transaction.


In 1998, the Group divested its 20 percent interest in the joint venture with Caraustar and recognized a $15.1 million gain in the second quarter on the divestiture.


Operating income for the recycling business reported in 1996 before the formation of the joint venture was approximately $4.0 million.


The Group's share of operating income from the joint venture was $0.6 million, $1.7 million and $0.3 million, respectively, for the years ended December 31, 1996, 1997 and 1998.

NON-STRATEGIC WOODLANDS DIVESTITURES


In the third quarter of 1998, the Group recognized a $16.9 million gain on the sale of approximately 18,500 acres of woodlands used as a fiber source for the Counce mill. These woodlands were not considered a strategic fiber source for the Counce operation.



In the third quarter of 1997, the Group recognized a $4.4 million gain on the sale of non-strategic woodlands known as the Willow Flowage property located near the Tomahawk mill.


MILL LEASE REFINANCING


On January 31, 1997, TPI entered into an operating lease agreement with Credit Suisse Leasing 92A, L.P., as Lessor, and a group of financial institutions led by Citibank, N.A., as agent. The agreement refinanced previous operating leases between General Electric Credit Corporation and TPI, which were entered into at the same time as General Electric Credit's purchase of certain assets from Georgia-Pacific Corporation in January 1991.

Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease. In connection with this refinancing, certain fixed assets and deferred credits were eliminated, resulting in a net gain recognized in the first quarter of 1997 of approximately $37.7 million.

RESTRUCTURING CHARGE

In the fourth quarter of 1998, the Group recorded a pre-tax restructuring charge of $14.4 million. This charge was recorded following the approval by Tenneco's board of directors of a comprehensive restructuring plan for all of Tenneco's operations, including those of the Group. In connection with this restructuring plan, the Group has or will eliminate a total of 109 positions, including the closing of four converting facilities. The following table reflects the components of this charge:

                         ---------------------------------------------------------------------------------------
                                                                                           1999
                          RESTRUCTURING   FOURTH QUARTER     DECEMBER 31, 1998    FIRST QUARTER  MARCH 31, 1999
                                 CHARGE         ACTIVITY               BALANCE         ACTIVITY         BALANCE
                         --------------  ---------------  --------------------  ---------------  ---------------
DOLLARS IN MILLIONS
Cash Charges:
  Severance............           $ 5.1            $(0.8)                 $4.3             (1.4)            2.9
  Facility Exit Costs
   and Other...........             3.8             (0.4)                  3.4             (0.9)            2.5
                         --------------  ---------------  --------------------  ---------------  ---------------
  Total Cash Charges...             8.9             (1.2)                  7.7             (2.3)            5.4

Non-cash Charges:
  Asset Impairments....             5.5             (3.9)                  1.6              (.9)            0.7
                         --------------  ---------------  --------------------  ---------------  ---------------
                                  $14.4            $(5.1)                 $9.3             (3.2)            6.1
                         --------------  ---------------  --------------------  ---------------  ---------------
                         --------------  ---------------  --------------------  ---------------  ---------------

The fixed assets at the closed facilities were written down to their estimated fair value. No significant cash proceeds are expected from the ultimate disposal of these assets. Of the $7.7 million remaining cash charges at December 31, 1998, approximately $7.3 million is expected to be spent in 1999.

IMPAIRMENT CHARGE


As a result of the transactions, the Group recorded a non-cash impairment charge of $230.1 million in the first quarter of 1999. Refer to Note 14 of the Group's combined financial statements.



EXTRAORDINARY LOSS



During the first quarter of 1999, the Group extinguished $16.6 million of debt incurred to finance a boiler at the Counce mill. In connection with that extinguishment, an extraordinary loss of $10.5 million was recorded, which was $6.3 million net of the related tax effect.


THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

NET SALES

Net sales decreased by $41.6 million, or 9.6%, for the three months ended March 31, 1999 from the comparable period in 1998. The decrease was primarily the result of decreases in prices of corrugated products and containerboard shipped to third parties.

Average prices for corrugated products decreased by 6.6% for the three months ended March 31, 1999 from the comparable period in 1998, while corrugated volume increased by 12.1%, from 5.9 billion square feet in 1998 to 6.7 billion square feet in 1999.

Average containerboard prices for third party sales decreased by 13.6% for the three months ended March 31, 1999 from the comparable period in 1998, while volume to external domestic and export customers increased 3.1%, to 131,839 tons in 1999 from 127,938 tons in 1998.


According to Pulp & Paper Week, an industry publication, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East, which are representative benchmark grades, were $368 and $305, respectively, per ton in the first quarter of 1999. This compares to $390 and $340, respectively, per ton in the first quarter of 1998. According to the Fibre Box Association, average sales prices for corrugated products decreased by 4.5% in the first quarter of 1999 from the first quarter of 1998.


INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)


Adjusted operating income decreased by $18.1 million, or 53.6%, for the three months ended March 31, 1999 from the comparable period in 1998 as a result of both lower sales prices and partially offset by increased sales volume.



Gross margins decreased $18.9 million, or 24.2%, for the three months ended March 31, 1999 from the comparable period in 1998. Gross margins declined from 18.0% of sales in the first quarter of 1998 to 15.1% of sales in the first quarter of 1999, primarily due to the price decrease described above.



Selling and administrative expenses increased by $1.9 million, or 7.2%, for the three months ended March 31, 1999 from the comparable period in 1998 primarily as a result of salary increases and payroll taxes.


Corporate allocations for the three months ended March 31, 1999 decreased by $1.0 million, or 7.3%, primarily due to a change in allocation rates from the prior year.

INTEREST EXPENSE AND INCOME TAXES


Interest expense decreased by $0.5 million, or 70.2%, for the three months ended March 31, 1999 from the comparable period in 1998, primarily due to the repayment of debt.


The Group's effective tax rate was 41.2% for the three months ended March 31, 1999 and 39.9% for the comparable period in 1998. The tax rate was higher than the federal statutory rate of 35% due to state income taxes.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

NET SALES

Net sales increased by $159.6 million, or 11.3%, from 1997 to 1998. The increase was primarily the result of increases in prices for both corrugated products and containerboard and, to a lesser extent, increases in shipments of corrugated products.

Average prices for corrugated products increased by 7.3% in 1998 from 1997, while corrugated volume increased by 4.6% in 1998, from 23.9 billion square feet in 1997 to 25.0 billion square feet in 1998.

Average containerboard prices for external third party sales increased by 11.7% in 1998 from 1997, while volume to external domestic and export customers decreased 8.4%, to 527,000 tons in 1998 from 575,000 tons in 1997.


According to Pulp & Paper Week, an industry publication, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East, which are representative benchmark grades, were $373 and $315, respectively, per ton in 1998. This compares to $333 and $268, respectively, per ton in 1997. According to the Fibre Box Association, average sale prices for corrugated products increased by 4.5% in 1998 from 1997.

INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)


Adjusted operating income increased by $97.8 million, or 1,630.0%, from 1997 to 1998 as a result of both higher sales prices and sales volumes, which primarily contributed to the gross margin improvement of $112.0 million, or 66.1%.


Gross margins improved from 12.0% of sales in 1997 to 17.9% of sales in 1998, primarily due to the price increases described above. These price increases were partially offset by a higher level of depreciation attributable to the Group's capital expenditure program and to higher costs incurred as a result of changes in product mix.

Selling and administrative expenses increased by $6.1 million, or 5.9%, from 1997 to 1998, primarily as a result of costs incurred to support the increased focus on graphics design and other value added product services in corrugated products.

Corporate allocations increased by $1.8 million, or 2.9%, primarily as a result of the Group's increased use of the Tenneco shared services center located in The Woodlands, Texas.

INTEREST EXPENSE AND INCOME TAXES


The Group's interest expense for 1998 and 1997 primarily related to the interest cost of debt incurred to finance a boiler at the Counce mill. The interest expense declined by approximately $1.0 million, or 25.6%, in 1998, as a portion of this debt was retired during the year.


The Group's effective tax rate was 40.0% in 1998 and 40.6% in 1997. The tax rate is higher than the federal statutory rate of 35% due to state income taxes.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

NET SALES

Net sales decreased by $170.8 million, or 10.8%, from 1996 to 1997. Approximately $48.3 million of the decrease was the result of the divestiture in June 1996 of two recycled paperboard mills. The balance of the decrease was primarily the result of decreases in prices for both corrugated products and containerboard, partially offset by increases in shipments of corrugated products and containerboard to external third parties.

Average prices for corrugated products decreased by 8.4% in 1997 from 1996, while corrugated volume increased by 1.3% in 1998 from 23.6 billion square feet in 1996 to 23.9 billion square feet in 1997.

Average containerboard prices for external third party sales decreased by 10.2% in 1997 from 1996, while volume to external domestic and export customers increased 30.4% to 575,000 tons in 1997 from 441,000 tons in 1996.


According to Pulp & Paper Week, average linerboard and semi-chemical medium prices for 42 lb. Liner-East and 26 lb. Medium-East, which are representative benchmark grades, were $333 and $268, respectively, per ton in 1997. This compares to $382 and $315, respectively, per ton in 1996. According to the Fibre Box Association, average sale prices for corrugated products decreased by 10.3% in 1997 from 1996.


INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (OPERATING INCOME)


Excluding a one-time $50.0 million gain and $4.6 million of income from recycled mill operations in 1996, adjusted operating income declined $94.7 million, or 94.0% from 1996 to 1997. This decline was primarily the result of the lower pricing described above, partially offset by variable cost reductions at the mills resulting in a net decline in gross profit of $75.4 million, or 30.8%.


These factors, combined with the impact of the 1996 divestiture of the recycled mills, contributed to a decline in gross margins from 15.5% in 1996 to 12.0% in 1997.

Selling and administrative expenses increased by $7.6 million, or 8.0%, from 1996 to 1997. This increase was primarily the result of greater expenses incurred to increase the number of sales and design personnel for the corrugated products business.

Corporate allocations increased by $10.9 million, or 21.6%, from 1996 to 1997. The increase was the result of an overall increase in TPI's overhead, and consequently higher allocations to the Group.

INTEREST EXPENSE AND INCOME TAXES


The Group's interest expense declined by $1.4 million, or 27.1%, from 1996 to 1997, primarily as a result of the termination of capital leases that were extinguished when the new mill operating lease agreement was entered into in January 1997.


The Group's effective tax was 40.6% in 1997 and 39.8% in 1996. The tax rate was higher than the federal statutory rate of 35% due to state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

HISTORICAL

As a division of TPI, the Group did not maintain separate cash accounts other than for petty cash. The Group's disbursements for payroll, capital projects, operating supplies and expenses were processed and funded by TPI through centrally managed accounts. In addition, cash receipts from the collection of accounts receivable and the sales of assets were remitted directly to bank accounts controlled by TPI.


Because of TPI's centrally managed cash system, in which the cash receipts and disbursements of TPI's various divisions were commingled, it was not feasible to segregate cash received from TPI, such as financing for the business, from cash transmitted to TPI, such as a distribution. Accordingly, the net effect of these cash transactions with TPI is represented as a single line item within the financing section of the statement of cash flows. Similarly, the activity of the interdivision account presents the net transfer of funds and charges between TPI and the Group as a single line item.


The following table sets forth the Group's cash flows for the periods shown:

                                              -----------------------------------------------------
                                              FOR THE YEAR ENDED DECEMBER 31,   THREE MONTHS ENDED
                                                                                    MARCH 31,
                                              -------------------------------  --------------------
                                                   1996       1997       1998       1998       1999
                                              ---------  ---------  ---------  ---------  ---------
DOLLARS IN MILLIONS
CASH PROVIDED (USED) BY:
  Operating Activities......................  $    55.8  $   107.2  $   195.4       34.7      145.3
  Investing Activities......................      (74.2)    (111.9)    (177.7)     (21.1)     (15.4)
  Financing Activities......................       16.8        3.7      (17.7)     (13.5)    (129.9)
                                              ---------  ---------  ---------  ---------  ---------
  Net Cash Change...........................  $    (1.6) $    (1.0) $       -          -          -
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------

OPERATING ACTIVITIES


Cash flow provided by operating activities increased $110.6 million, or 319.0%, for the three months ended March 31, 1999 from the comparable period in 1998. The increase was primarily attributable to the tax asset related to the impairment, which was effectively distributed to TPI.



Cash flow provided by operating activities increased by $88.2 million, or 82.3%, from 1997 to 1998. The increase was due primarily to higher net income of $44.0 million, collection of a higher level of receivables and increased non-cash charges for restructuring and depreciation.

Cash provided by operating activities increased by $51.4 million, or 91.9%, from 1996 to 1997. The lower net income of $63.0 million resulting from lower pricing was more than offset by a deferred tax increase of $76.8 million resulting from accelerated depreciation on tax owned assets and higher depreciation, depletion and amortization.


INVESTING ACTIVITIES


Net cash used for investing activities decreased $5.7 million, or 27.3%, for the three months ended March 31, 1999 from the comparable period in 1998.



Cash used for investing activities increased by $65.8 million, or 58.9%, from 1997 to 1998. The increase was primarily attributable to a prepaid lease payment made in late-December 1998 of $84.2 million to acquire timberland as part of the Lease Buy-out. Proceeds from assets sales were $15.8 million higher in 1998, due to the 1998 timberland sale transaction previously described. During 1997 and 1998, additions to plant, property and equipment totaled $110.2 million and $103.4 million, respectively.



Net cash used for investing activities increased by $37.7 million, or 50.7%, from 1996 to 1997. During 1996 and 1997, additions to property, plant and equipment totaled $168.6 million and $110.2 million, respectively. The higher level of capital expenditures in 1996 was attributable to the rebuild of a machine at the Counce mill, for which a total of $78.4 million in capital expenditures was spent, with the majority of the spending occurring in 1996. Included in the 1996 investing activities are $122.7 million of proceeds from disposals compared to $10.5 million in 1997. The proceeds from disposals were primarily related to the sale of the 80% interest in the recycled paperboard assets to Caraustar Industries. Cash expended for other long-term assets decreased $16.5 million, primarily due to lower cash funding of pension assets.



As of March 31, 1999, PCA had commitments for capital expenditures of $52.9 million. PCA believes operating cash flow from continuing operations will be sufficient to fund these commitments.


FINANCING ACTIVITIES


Cash used for financing activities increased $116.4 million, or 860.4%, for the three months ended March 31, 1999 from the comparable period in 1998. The increase was primarily attributable to the tax asset related to the impairment, which was effectively distributed to TPI and the repayment of the debt related to the boiler at the Counce mill.



Cash provided by financing activities decreased by $21.4 million, or 584.6%, from 1997 to 1998, primarily reflecting the change in the net transfer of funds between the Group and TPI. The Group also retired $10.3 million of debt during 1998, which related to the financing of a boiler at the Counce mill.



Cash provided by financing activities decreased by $13.1 million, or 78.3%, from 1996 to 1997, primarily due to changes in the net transfer of funds between the Group and TPI.


AFTER THE TRANSACTIONS


Following the transactions, PCA's primary sources of liquidity are cash flow from operations and borrowings under PCA's new revolving credit facility. PCA's primary uses of cash are for debt service and capital expenditures. PCA expects to be able to fund its debt service and capital expenditures from these sources.



PCA incurred substantial indebtedness in connection with the transactions. On a pro forma basis, after giving effect to the transactions as if they had occurred on March 31, 1999, PCA would have had approximately $1.769 billion of indebtedness outstanding as compared to historical indebtedness outstanding of approximately $500,000. PCA's significant debt service obligations following the transactions could have material consequences to PCA's securityholders, including holders of the exchange notes and the new preferred stock. See "Risk Factors."

Concurrently with the transactions, PCA issued the outstanding notes and preferred stock and entered into the senior credit facility. The senior credit facility provides for three term loans in an aggregate amount of $1.21 billion and a revolving credit facility with up to $250.0 million in availability. Upon the closing of the acquisition, PCA borrowed the full amount available under the term loans and $9.0 million under the revolving credit facility. The borrowings under the revolving credit facility are available to fund PCA's working capital requirements, capital expenditures and other general corporate purposes. The Term Loan A must be repaid in quarterly installments from September 1999 through 2005. The Term Loan B must be repaid in quarterly installments from September 1999 through 2007. The Term Loan C must be repaid in quarterly installments from September 1999 through 2008. The revolving credit facility will terminate in 2005. See "Description of Senior Credit Facility."



On May 18, 1999, PCA prepaid $75.0 million on the term loans using excess cash. In addition, PCA repaid the $9.0 million drawn on the revolver as of the closing of the acquisition using excess cash.



The instruments governing PCA's indebtedness and the new preferred stock, including the senior credit facility, the notes indenture and the certificate of designation governing the new preferred stock, contain financial and other covenants that restrict, among other things, the ability of PCA and its subsidiaries to:


    - incur additional indebtedness,

    - pay dividends or make certain other restricted payments,

    - consummate certain asset sales,

    - incur liens,

    - enter into certain transactions with affiliates, or

    - merge or consolidate with any other person or sell or otherwise dispose of all or substantially all of the assets of PCA.

These limitations, together with the highly leveraged nature of PCA, could limit corporate and operating activities. See "Risk Factors-Leverage."

PCA estimates that it will make approximately $118 million in capital expenditures in 1999. These expenditures will be used primarily for cost reduction, business growth, maintenance and environmental and other regulatory compliance.


PCA is currently contemplating the possible sale of a significant portion of its timberland. The net proceeds of these sales, if any, would be used to reduce borrowings under the senior credit facility. PCA is permitted under the terms of the senior credit facility, the notes indenture and the certificate of designation, to use net proceeds in excess of $500.0 million, if any, to redeem up to $100.0 million of the exchange notes, to repurchase or redeem up to $100.0 million of the new preferred stock or the subordinated exchange debentures, if issued, or to pay a dividend on or repurchase its equity interests. Any redemption of the exchange notes or the new preferred stock must be made in accordance with the redemption procedures described under the captions "Description of Exchange Notes" and "Description of New Preferred Stock." PCA may use the net proceeds of a timberland sale to:



    - redeem not more than 35% of the aggregate principal amount of exchange notes issued and outstanding under the notes indenture, excluding exchange notes held by PCA and its subsidiaries, or



    - redeem all or, if less than all, not more than 35% of the aggregate principal amount of new preferred stock issued and outstanding.



In each case, PCA must make the redemption within 60 days of the timberland sale. In the case of the exchange notes, PCA must pay a redemption price equal to 109.625% of the principal amount of exchange notes to be redeemed plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. In the case of the new preferred stock, PCA must pay a redemption price equal to 112.375% of the liquidation preference of the new preferred stock to be redeemed plus accrued and unpaid dividends and liquidated damages, if any, to the date of redemption.



PCA may only use the net proceeds of a timberland sale to redeem the new preferred or the subordinated exchange debentures, if issued, or to pay a dividend or repurchase its equity interests, if PCA's debt to cash flow ratio at the time of redemption, repayment or repurchase, after giving effect to the redemption, repayment or repurchase, the application of the proceeds of the timberland sale, and any increase in fiber, stumpage or similar costs as a result of the timberland sale, would be no greater than 4.5 to 1 and PCA's debt and new preferred stock to cash flow ratio no greater than 5.0 to 1. The senior credit facility imposes similar restrictions on the ability of PCA to use the net proceeds of a timberland sale to make these redemptions, repayments or repurchases. See "Description of Exchange Notes" and "Description of New Preferred Stock."


PCA believes that cash generated from operations and amounts available under the revolving credit facility will be adequate to meet its anticipated debt service requirements, capital expenditures and working capital needs for the foreseeable future. There can be no assurance, however, that PCA's business will generate sufficient cash flow from operations or that future borrowings will be available under the senior credit facility or otherwise to enable it to service its indebtedness, including the senior credit facility, the exchange notes and, if issued, the subordinated exchange debentures, to pay cash dividends on the new preferred stock beginning in 2004, to retire or redeem the exchange notes or the new preferred stock or, if issued, the subordinated exchange debentures when required or to make anticipated capital expenditures. PCA's future operating performance and its ability to service or refinance the exchange notes and, if issued, the subordinated exchange debentures, to service, extend or refinance the senior credit facility and to pay cash dividends, redeem or refinance the new preferred stock will be subject to future economic conditions and to financial, business and other factors, many of which are beyond PCA's control. See "Risk Factors."

ENVIRONMENTAL MATTERS

We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. In particular, the United States Environmental Protection Agency recently finalized the Cluster Rules which govern pulp and paper mill operations, including those at the Counce, Filer City, Valdosta and Tomahawk mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants, and require us to spend money to ensure compliance with those new rules. See "Business-Environmental Matters."


As is the case with any industrial operation, we have, in the past, incurred costs associated with the remediation of soil or groundwater contamination, as required by the federal Comprehensive Environmental Response, Compensation and Liability Act, commonly known as the federal "Superfund" law, and analogous state laws. Cleanup requirements arise with respect to properties we currently own or operate, former facilities and off-site facilities where we have disposed of hazardous substances. Because liability under these laws is strict, meaning that liability is imposed without fault, joint and several, meaning that liability is imposed on each party without regard to contribution, and retroactive, we could receive notifications of cleanup liability in the future and this liability could be material. Under the terms of the contribution, agreement, TPI has agreed to retain all liability for all former facilities and all sites associated with pre-closing off-site waste disposal. TPI has also retained environmentally impaired real property in Filer City, Michigan unrelated to current mill operations. See "Business-Environmental Matters."


YEAR 2000 ISSUE


YEAR 2000 ISSUE. Year 2000 issues address the ability of electronic processing equipment to process date sensitive information and recognize the last two digits of a date as occurring in or after the year 2000. Many of our computer software and hardware systems, and some of our non-information technology infrastructure and manufacturing equipment, that utilize date-sensitive data, were structured to use a two-digit data field. As a result, these IT and non-IT systems will not be able to properly recognize dates in or after the Year 2000. If we are unable to complete the remediation or replacement of critical IT and non-IT systems in a timely manner, or if those with whom we conduct business are unsuccessful in implementing timely solutions, Year 2000 issues could have a material adverse effect on our results of operations.



YEAR 2000 PROGRAM. Our predecessor, TPI created a Year 2000 management team in June of 1998 to address the Year 2000 issue. The Year 2000 program, started by TPI and continued by PCA, involves three primary phases:



    - identifying and testing all information technology systems and all non-information technology infrastructure and equipment that have a potential Year 2000 issue;



    - remediating or replacing all non-compliant systems and equipment; and



    - testing all remediated or replaced systems and equipment.



In addition, our Year 2000 efforts have involved assessing and monitoring the Year 2000 readiness of our major suppliers and vendors, responding to customer inquiries regarding our state of readiness, tracking Year 2000 related expenditures and developing contingency or continuity plans.



STATE OF READINESS. PCA has completed the initial phase of identifying non-compliant systems and has substantially completed the final two phases of its program, namely the remediation or replacement of non-compliant systems and the testing of those systems. As of June 30, 1999:



    - we had completed 95% of programming, remediation, replacement and testing of non-compliant IT systems;



    - all of our corrugated products and mill manufacturing equipment process control systems had been upgraded, if necessary, and were Year 2000 compliant; and



    - all of our corrugated products and mill non-IT infrastructure components, such as elevators, telephones, security systems, and heating, ventilation and air conditioning had been remediated, where necessary, and were Year 2000 compliant.



We expect to conclude the programming, remediation, replacement and testing of the remaining 5% of non-compliant IT systems by the end of August 1999.



In addition, we have developed and are testing a standard purchasing, accounts payable and maintenance tracking system for our mills. We have installed this system in one mill and expect to have it installed in all remaining mills by the end of October 1999. In conjunction with our Year 2000 project we have also implemented a new order entry, corrugator scheduling, converting scheduling, shop floor manufacturing, shipping, inventory management and invoicing systems as part of an overall modernization project for our corrugated products plants.



We have hired an external consultant to validate the results of our assessment of our Year 2000 readiness. As of June 30, 1999, the consultant had conducted a Year 2000 compliance audit of all of our mills and 90% of our corrugated packaging plants. We expect the consultant to review the remaining corrugated packaging plants in the third quarter of 1999. The consultant has not identified any Year 2000 non-compliance issues.



In August 1998, we began identifying and surveying all of our major suppliers. We completed an initial evaluation of all suppliers in June 1999 and identified 13 suppliers that did not satisfy our Year 2000 compliance guidelines. As a contingency plan we have identified alternative supply sources of alternative manufacturing locations to minimize the potential impact on our plants. We have not attempted to evaluate the Year 2000 compliance of our customers because we do not think it is practical to do so.

YEAR 2000 COSTS. Based on current estimates, we expect to incur costs of $5 million to $6 million to address Year 2000 issues, of which $3.1 million had been incurred as of June 30, 1999. Approximately 20% to 30% of the remaining costs will be reimbursed by TPI under the Transition Services Agreement. We are expensing these costs as they are incurred, except in instances where we determine that replacing existing computer systems or equipment is more effective and efficient, particularly where additional functionality is available.



YEAR 2000 RISKS. At this time, we believe we will be able to resolve our own Year 2000 issues. However, it is possible that there will be unanticipated problems with systems that we have renovated and tested. Further, although we are monitoring the Year 2000 readiness of our major suppliers we cannot control the outcome of their compliance efforts. The potential effect if we or third parties with whom we do business are unable to timely resolve Year 2000 issues is not determinable but we believe that our most reasonably likely Year 2000 worst case scenario would involve:



    - short-term down time for some of our equipment as a result of process control device malfunctions at our mills and corrugated products plants;



    - temporary disruption of deliveries of supplies and products due to truck shortages;



    - a lack of supplies from the 13 vendors we have identified as not being sufficiently prepared for the Year 2000; and



    - possible errors and delays, as well as increased labor costs, associated with manually taking orders, scheduling, production reporting and processing billing and shipping information if our customers experience system failures.



CONTINGENCY PLANNING. We have developed contingency plans to minimize the impact of any Year 2000 problems. Each of our mills and corrugated packaging plants has developed its own business continuity plan. Where practicable, we have identified alternative methods to perform mission critical functions such as order processing, shipping finished goods, production scheduling and ship floor data control. We have also identified alternative suppliers and alternative manufacturing sites to address potential supply problems. We are creating an event management team, made up of individuals with various areas of technological expertise. This team will be dedicated to identifying and resolving any Year 2000 issues that arise between mid-December 1999 and mid-January 2000.


IMPACT OF INFLATION

PCA does not believe that inflation has had a material impact on its financial position or results of operations during the past three years.

MARKET RISK AND RISK MANAGEMENT POLICIES


Historically, PCA has not had any material market risk due to the fact that its debt financing and risk management activities were conducted by TPI or Tenneco. As a result of the transactions, PCA is exposed to the impact of interest rate changes and changes in the market value of its financial instruments. PCA periodically enters into derivatives in order to minimize these risks, but not for trading purposes.


On March 5, 1999, PCA entered into an interest rate protection agreement with J.P. Morgan Securities Inc. to lock in then current interest rates on 10-year U.S. Treasury notes. PCA entered into this agreement to protect it against increases in the 10-year U.S. Treasury note rate, which served as a reference in determining the interest rate applicable to the notes, which have a comparable term. The agreement has a notional amount of $450.0 million and a 10-year U.S. Treasury note reference rate of 5.41%. As a result of a decrease in the interest rate on 10-year U.S. Treasury notes, PCA was obligated to make a single payment of approximately $8.4 million to the counterparty upon settlement of the agreement which was made on the date of the closing of the notes offering.

Under the terms of the senior credit facility, PCA is required to maintain for at least two years after the closing of the transactions interest rate protection agreements establishing a fixed maximum interest rate with respect to at least 50% of the outstanding term loans under the senior credit facility.



As a result, PCA has entered into three interest rate collar agreements which protect against rising interest rates and simultaneously guarantee a minimum interest rate. The notional amount of these collars is $720 million. The weighted average floor of the interest rate collar agreements is 4.97% and the weighted average ceiling of the interest rate collar agreements is 6.75%. The interest rate on approximately 60% of PCA's term loan obligations at June 30, 1999 are capped. PCA receives payments under the collar agreements if the LIBOR rate exceeds the ceiling. Correspondingly, PCA makes payments under the collar agreements if the LIBOR rate goes below the floor. In both cases, the amount received or paid is based on the notional amount and the difference between the actual LIBOR rate and the ceiling or floor rate. The weighted average duration of the interest rate collar agreements is approximately four years.



PCA's earnings are affected by changes in short-term interest rates as a result of borrowings under the term loans. If LIBOR interest rates for these borrowings increase one percent, PCA's interest expense would increase, and income before income taxes would decrease, by approximately $11.4 million annually until the LIBOR rate exceeds the ceiling rate. At that point, only 40% of the debt would result in additional interest rate expense. As of June 30, 1999, the interest rate on the term loans was based on a LIBOR rate of 5.0%, which was adjusted to 5.3% on July 12, 1999. The effect of the interest rate change to the fair market value of the outstanding debt is insignificant. This analysis does not consider any other impacts on fair value that could exist in such an interest rate environment. In the event of a change in interest rates, management could take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no changes in PCA's financial structure.


NEW ACCOUNTING STANDARDS


For a description of changes in accounting principles affecting PCA, see Note 2 to the audited financial statements included elsewhere in this prospectus. None of the new accounting standards required to be adopted on January 1, 1999 had any material impact on PCA's results of operations. In addition, management does not expect that new accounting standards currently pending will materially impact PCA's operating results.

                                    BUSINESS

GENERAL


PCA is the sixth largest producer of containerboard and corrugated products in the United States. With 1998 net sales of $1.6 billion, PCA produced 2.1 million tons of containerboard and shipped about 25 billion square feet of corrugated products.



In 1998, we produced over 1.3 million tons of kraft linerboard at our mills located in Counce, TN and Valdosta, GA. We also produced 800,000 tons of semi-chemical medium at our mills located in Tomahawk, WI and Filer City, MI. About 20% of our total fiber requirements were met with wood from our 950,000 acres of owned or leased timberlands that are generally located within 100 miles of our mills.



Our converting operations produce a wide variety of corrugated packaging products, including conventional shipping containers used to protect and transport manufactured goods. We also produce multi-color boxes and displays with strong visual appeal that help to merchandise the packaged product in retail locations. Finally, we are a large producer of meat boxes and wax-coated boxes for the agricultural industry.


INDUSTRY OVERVIEW

CORRUGATED CONTAINERS


The value of industry shipments of corrugated containers was over $20 billion in 1998. Corrugated container volume has grown at a compound annual rate of 3.1% since 1975. Demand for corrugated containers has increased in all but four years during this 23-year period. At no time during this period did demand for corrugated containers decrease in consecutive years.



Most converting plants are either CORRUGATOR PLANTS or SHEET PLANTS. There are approximately 612 corrugator plants in the United States. Corrugater plants have equipment on-site that flutes the medium and combines it with linerboard to create corrugated sheets. These sheets are then converted into corrugated containers on-site.



There are approximately 860 sheet plants in the United States. Sheet plants purchase corrugated sheets from corrugator plants and convert these sheets into finished corrugated containers. According to the Fibre Box Association, corrugator plants account for 84% of the industry's corrugated container shipments, while sheet plants contribute the remaining 16%.



The primary end-use markets for corrugated containers are shown below:



Food, beverages and agricultural products.............................       39.2%
Paper and fiber products..............................................       22.6%
Petroleum, plastic, synthetic and rubber products.....................       10.3%
Glass, pottery, fabricated metal and metal containers.................        6.8%
Electrical and electronic machinery and appliances....................        3.7%



High-volume, national account customers typically seek suppliers with multiple plant locations that can provide broad geographic coverage, an array of manufacturing capabilities and flexibility to provide product in critical situations. Local accounts tend to place a greater emphasis on local sales and customer service support, quick order turnaround and specialized services. All types of customers value price, quality and dependability.



Corrugated containers are generally delivered by truck. Compared to many other products, the amount of corrugated containers that can fit into a truckload weighs much less. This, coupled with the relatively low price per ton of corrugated containers, make shipping costs account for a relatively high portion of total costs. As a result, converting plants tend to be located in close proximity to customers to minimize freight costs. Most converters serve markets within a 150-mile radius of their plants and employ a locally based sales force to solicit accounts in that market area.

The corrugated products industry is highly fragmented, with an estimated 715 companies in the United States. The top five U.S. integrated corrugated manufacturers produce approximately 60% of total U.S. industry production. Integrated producers accounted for approximately three-quarters of total corrugated container shipments.



CONTAINERBOARD



Containerboard, which includes both linerboard and corrugating medium, is the principal raw material used to manufacture corrugated containers. Linerboard is used as the inner and outer facings, or liners, of a corrugated container. Corrugating medium is fluted and laminated to linerboard in corrugator plants to produce corrugated sheets. The sheets are subsequently printed, cut, folded and glued in corrugator plants or sheet plants to produce corrugated containers.



Containerboard may be manufactured from both softwood and hardwood fibers, as well as from recycled fibers from used corrugated containers and waste clippings from corrugated converting operations. Kraft linerboard is made predominantly from softwoods like pine. Semi-chemical medium is made from hardwoods such as oak. Wood may be brought to the mill as logs to be chipped, or as already-chipped wood. The chips are chemically treated and cooked to form virgin fiber, also known as wood pulp. This pulp can be processed alone or blended with some percentage of recycled fiber on paper machines. The pulp is mixed with water and flows onto a moving wire screen, which allows the water to drain and concentrates the fibers. What remains is a paper mat that is compressed by a series of presses and then dried. The paper is wound into large rolls, which are slit to size as required by converters, and shipped to them.



Linerboard is made in a range of grades or basis weights. 42 lb. linerboard is the most common weight, but linerboard is produced in weights that vary from under 26 lb. to over 90 lb. The number represents the weight in pounds per thousand square feet of that linerboard. Producers also market linerboard by performance characteristics, appearance and color. The following table describes different product weight, performance and color characteristics:



CATEGORY                                            PRODUCTS                            DESCRIPTION
------------------------------------  ------------------------------------  ------------------------------------
Weights (lb./1,000 sq. ft.).........  26 - 42 lb.                           Lightweights
                                      42 - 56                               Middleweights
                                      56 - 90                               Heavyweights
                                      >90                                   Super heavyweights
Performance.........................  High ring crush                       stacking or compression strength
                                      Tare weight                           minimal variations in basis weight
                                      Wet strength                          strength while wet
Color...............................  Mottled white                         bleached pulp applied to unbleached
                                                                            sheet; mottled appearance
                                      White top                             even, white surface appearance
                                      Full bleached                         solid white throughout



The market demand for high performance grades, lightweights and white linerboard continue to grow at a faster rate because customers are seeking better strength characteristics at a lower cost as well as improved appearance.



Recycled linerboard production has also grown rapidly in recent years due to favorable economics, customer demand for recycled packaging, and improved quality and performance characteristics. Recycled linerboard accounted for approximately 18% of total U.S. linerboard production in 1998. A recycled linerboard mill is typically smaller and less capital-intensive than kraft mills. These mills are likely to be located near a major urban area where the supply of recycled material is abundant and converter operations are more geographically concentrated.



U.S. linerboard producers export nearly 20% of their production. The top three markets are Europe, Asia and Latin America, which together consumed about 90% of the U.S. linerboard exports during 1998. Linerboard exports have grown at an average rate of 6% a year during the last 15 years, reaching a record 4.6 million tons in 1997. Due to the strong U.S. dollar and weak Asian markets, exports of linerboard were significantly lower in 1998 at
3.7 million tons. The market for exported medium is considerably smaller than for linerboard. About 2.5% of the corrugating medium produced in the United States is exported.



Despite recent consolidation activity, the containerboard industry remains relatively fragmented, with the top five producers accounting for 53% of production capacity and the top ten accounting for 72%.



Containerboard is a commodity-like product whose price tends to be highly cyclical. Historically, pricing for containerboard has reflected changes in containerboard supply that resulted from capacity additions and reductions, as well as changes in inventory levels and demand. The supply/demand balance has improved in recent months and the average price of linerboard has risen about 25% since January. In 1999, several major containerboard manufacturers announced production curtailments and mill shutdowns. These reductions represent nearly 2 million tons or 5% of North American capacity. Only minimal capacity additions have been publicly announced through 2001 according to the American Forest & Paper Association.



BUSINESS STRATEGY



Our on-going operating strategy focuses on three elements:



    - Building upon our low cost mill status and continue to reduce manufacturing costs in our containerboard mills;



    - Focusing our sales and marketing efforts for corrugated containers on value-added, higher margin products and customers; and



    - Emphasizing investment and growth in our corrugated container operations to further increase our level of integration.



COMPETITIVE STRENGTHS



    - LOW-COST PRODUCER. Based on two studies performed in 1998 by Jacobs-Sirrine, an industry consulting firm, PCA's two largest containerboard mills are ranked in the lowest cost quartile of the industry's total capacity. These two mills, Counce and Tomahawk, represent two-thirds of PCA's production capacity. Counce produces linerboard and Tomahawk makes semi-chemical medium. The industry uses cash manufacturing cost per ton as a measure of operating cost effectiveness for containerboard mill production. Cash manufacturing costs are the out-of-pocket costs associated with producing containerboard, which include costs for fiber, chemicals, energy, other materials and consumables, hourly labor and salaried supervision.



      Valdosta, our second kraft linerboard mill, uses only virgin fiber. In February 1998, Jacobs-Sirrine also ranked it as a low cost, or first quartile, mill. In the fourth quarter 1998 study, Valdosta's ranking fell to below average cost, or third quartile. This was due primarily to a decline in recycled fiber prices. This decline improved the relative cost position of recycled mills. Recycled fiber costs have increased recently to nearly the same level as February 1998. This recycled fiber cost increase has improved Valdosta's cost position, returning it to the lowest cost quartile.



      Filer City, our smallest mill, produces semi-chemical medium. Filer City ranks as an average cost mill in both of the Jacobs-Sirrine studies.



      Fiber represents the single largest cost element in manufacturing containerboard. Our mills are located near abundant supplies of wood fiber. Additionally, our ability to vary the percentage of softwood, hardwood and recycled enables us to react to changes in fiber prices and minimize fiber costs. Overall, our fiber costs are among the lowest in the industry.



      In recent years, we have also made significant productivity and efficiency gains. These include labor savings, higher machine speeds, reduced waste and lower chemical and energy costs.

    - INTEGRATED OPERATIONS. Our level of containerboard integration with our converting facilities is approximately 75% to 80%. This high level of integration provides a stable and predictable demand for our containerboard mill production. The remaining 20% to 25% of production is sold externally, with about two-thirds going to domestic corrugated converters and one-third to the export market. According to Pulp & Paper Week, during the period of 1995 to 1998, industry containerboard prices declined by 31% while our average corrugated box price fell by only 11%. The relative earnings stability of our converting plants acts to somewhat offset the more cyclical earnings of our mills. Containerboard pricing behaves much as a commodity and is highly dependent on the relative balance of containerboard supply and demand. Corrugated container demand has been fairly stable over the past 20 years and tracks general economic growth as measured by Gross Domestic Product and industrial production.



    - DIVERSIFIED CUSTOMER BASE. Our broad customer base enables us to minimize our dependence on any one industry, geography or individual customer. We have focused our sales efforts on smaller, local accounts, which usually demand more customized products and services than higher volume national accounts. Approximately 75% of our current revenues are derived from local accounts.



    - FOCUS ON VALUE-ADDED PRODUCTS AND SERVICES. We have pursued a strategy of providing our customers with value-added products, enhanced graphics and superior customer service. Since 1995, we have acquired nine converting facilities. Four of these acquisitions significantly increased our graphics capabilities, while five sheet plant acquisitions improved our ability to provide shorter production runs and faster turnaround times in those markets. We have also established five geographically dispersed graphics design centers that use sophisticated computer design software to create visually appealing customized boxes. Our close proximity to our customers, our broad geographic coverage and our ability to provide value-added products and services has consistently resulted in a higher selling price than the industry average.


OPERATIONS AND PRODUCTS

MILLS


Our two linerboard mills can manufacture a broad range of linerboard grades ranging from 26 lb. to 96 lb. Our two semi-chemical medium mills can manufacture grades ranging in weight from 21 lb. to 47 lb. All four of our mills have completed an extensive independent review process to become ISO 9002 certified. ISO 9002 is an international quality certification that verifies a facility maintains and follows stringent procedures for manufacturing, sales and customer service.



COUNCE. Our Counce, Tennessee mill is one of the five largest linerboard mills in the United States out of approximately 70 linerboard mills. Its production capacity is approximately 937,000 tons per year. In 1998, we produced 880,600 tons of kraft linerboard on two paper machines at Counce. We produced a broad range of basis weights from 31 lb. to 96 lb. Our Counce mill machines also produce a variety of performance and specialty grades of linerboard including high-ring crush and wet strength. In 1998 we developed the capability to produce linerboard grades with a mottled white printing surface. Mottled white has a marble-like coloration and is typically priced from $130 to $175 per ton higher than kraft linerboard, but is more expensive to produce.



VALDOSTA. Our Valdosta, Georgia mill is a kraft linerboard mill and has a production capacity of approximately 450,000 tons per year. In 1998, our single paper machine at Valdosta produced approximately 424,500 tons of linerboard. Valdosta primarily produces middleweight linerboard ranging from 42 lb. to 56 lb., and heavyweight linerboard ranging from 57 lb. to 96 lb.



TOMAHAWK. Our Tomahawk, Wisconsin mill is the second largest medium mill in the United States out of 69 medium mills. Its production capacity is 533,000 tons per year. In 1998, we produced approximately 503,900 tons of semi-chemical medium at Tomahawk using three paper machines, one of which is the third largest corrugated medium machine in the United States. These machines produce a broad range of basis weights from 23 lb. to 47 lb. Our Tomahawk mill also produces a variety of performance and specialty grades of semi-chemical medium. This includes high ring crush, wet strength, tare weight and super heavyweight.

FILER CITY. Our Filer City, Michigan mill is a semi-chemical medium operation. In 1998, Filer City produced approximately 295,500 tons of medium on three paper machines. In July 1998, we shut down one machine at Filer City. Mill production capacity at Filer City is now 280,000 tons a year. Filer City produces a range of medium grades in basis weights from 21 lb. to 40 lb.


CORRUGATED PRODUCTS


We operate 39 corrugator plants, 28 sheet/specialty plants and five graphic design centers. The 39 corrugator plants have a corrugator on site and manufacture both combined sheet and finished boxes. Twenty-six sheet plants purchase already combined sheet and create finished boxes. Two other small specialty facilities include a collating and distribution packaging center, as well as a machine rebuild facility. The five graphic design centers are located in Westmont, Illinois; Cincinnati, Ohio; Dallas, Texas; North Brunswick, New Jersey; and Southgate, California.



These graphic design centers were established in response to customers' increasing need for sophisticated, high impact graphics on their corrugated boxes. Customers are increasingly using special in-store corrugated displays to market their products and are requiring more intricate packaging designs. In response, our graphic design centers offer state-of-the-art computers and equipment that are capable of 24-hour design turnaround and reduced product delivery times.



Our converting locations are spread throughout the United States. Each corrugator plant serves a market radius that typically averages 150 miles. Our sheet plants are generally located in close proximity to our larger corrugating facilities which enables us to offer additional services and converting capabilities such as small volume, quick turnaround items.



We produce a wide variety of products ranging from basic corrugated shipping containers to specialized packaging such as wax-coated boxes for the agriculture industry. We also have multi-color printing capabilities to make high-impact graphics boxes and displays that offer customers more attractive packaging.


TIMBERLAND


We own, lease, manage or have cutting rights to approximately 950,000 acres of timberland located near our Counce, Valdosta and Tomahawk mills. The acreage we control includes 800,000 acres of owned land and another 150,000 acres of long term leases. Virtually all of these leases have terms over 20 years.



Over 90% of our timberland is located within 100 miles of our mills which results in lower wood transportation costs and a secure source of wood fiber. In 1998, 20% of our total fiber requirements were supplied by wood from timberlands owned or leased by us. These timberlands contain approximately 54% softwood, which is primarily pine. The other 46% is hardwood such as oak.



In addition to the timberlands we manage ourselves, we have initiated a Forest Management Assistance Program. Through this program we provide professional forestry assistance to private timberland owners to improve harvest yields and to optimize their harvest schedule. We have managed the regeneration of over 97,000 acres by supplying pine seedlings. In exchange for our expertise, we are given the right of first refusal over timber sales from those lands. These private lands include over 200,000 acres of timberland. We expect to harvest over 150,000 cords of wood from these forests annually.



We also participate in the Sustainable Forestry Initiative, which is organized by the American Forest and Paper Association. This initiative is aimed at ensuring the long-term health and conservation of America's forestry resources. Activities include limiting tree harvest sizes, replanting harvest acreage, and participating in flora and fauna research and protecting water streams.



We believe that the wood supplies near our Valdosta, Filer City and Tomahawk mills are very good and will remain so for the foreseeable future. As a result, we are considering the sale of a large percentage of our timberland in these regions. We currently believe that we will be able to purchase our wood requirements at competitive prices. At Counce, where pine is in shorter supply, we would consider selling a significant portion of our timberlands if we could obtain a competitively priced, long-term supply agreement from the buyer.

SOLID WOOD AND RECYCLING FACILITIES


We own three sawmills located in Ackerman, Mississippi; Selmer, Tennessee; and Fulton, Mississippi. These three sawmills produce approximately 150 million board feet annually of lumber used to make furniture and building products. We also have an air-dry yard operation in Burnsville, Mississippi that holds newly cut lumber while it dries. Finally, we have a 50% interest in a wood chipping joint venture in Fulton, Mississippi that provides us with wood chips for use at our Counce Mill. The solid wood products group enables us to maximize the value of our timber through lumber sales, when appropriate, and also provides us with a supply of wood chips.



We also operate three paper recycling centers, one in Jackson, Tennessee and two in Nashville, Tennessee. These recycling centers collect old corrugated containers, newspapers and other paper and provide a source of recycled fiber to our nearby Counce mill.



PERSONNEL



An on-site mill manager oversees each of our mills. The mill manager's operating staff includes personnel who support mill operations and woodlands, as well as support groups for scheduling and shipping, technical services and process control, maintenance and reliability, and engineering and technology. Our administrative support groups include accounting, information systems, payroll and human resources. All of the groups mentioned above report to each respective mill manager. Headquarters corporate support, located in Lake Forest, IL includes the containerboard sales group and the production scheduling group, which processes customer orders. We also maintain a 14-member corporate mill engineering staff that provides engineering, procurement, construction and start-up services for the four mills.



Each of our converting plants is managed by a team, which usually includes a general manager, a sales manager, a production manager, a controller and a customer service manager. We also have a centralized technical support group comprised of 14 packaging engineers and technicians. This group provides services to our 67 converting facilities that include testing, engineering, manufacturing and technical support. Our technical support group also works with our customers on location to assure that our customers' quality and performance standards are consistently met. Our converting plants are grouped into seven geographic areas. Plants in each area report to an area general manager.


SALES AND MARKETING


Our containerboard sales group is responsible for the sale of linerboard and corrugating medium to our own corrugating plants, to other domestic customers and to the export market. This group handles order processing for all shipments of containerboard from our own mills to our own converting plants. These personnel also coordinate and execute all containerboard trade agreements with other containerboard manufacturers.



Our corrugated products are sold through a direct sales and marketing organization of approximately 350 sales personnel. Sales representatives and a sales manager at each manufacturing facility serve local and regional accounts. Corporate account managers serve large national accounts at multiple customer locations. Additionally, our graphic design centers maintain an on-site dedicated graphics sales force. General marketing support is located at our corporate headquarters.



In addition to the 350 direct sales and marketing personnel, we have almost 100 support personnel that are new product development engineers and product graphics and design specialists. These individuals are located at both the corrugating facilities as well as the graphic design centers.


DISTRIBUTION


Finished goods produced in our mills are shipped by rail or truck. Our individual mills do not own or maintain outside warehousing facilities. We do use several third-party warehouses for short-term storage.



Our corrugated containers are usually delivered by truck due to our large number of customers and their demand for timely service. Shipping costs represent a relatively high percentage of our total costs due to the high bulk and relatively low value of corrugated containers. As a result, our converting plants typically service customers within a 150 miles radius.

CUSTOMERS


CONTAINERBOARD. Our converting plants, either directly or through exchange agreements, consume more than three-quarters of our mills' containerboard production. These exchanges, or trades, allow us to swap containerboard produced in our mills for containerboard manufactured at other companies' locations. Trades, which are common in the industry, reduce the distance the rolls of containerboard have to be shipped, and, in turn, overall freight costs. Trades also encourage more efficient production for the industry, since companies can trade for containerboard grades they cannot manufacture as efficiently on their own equipment.



The containerboard that we do not consume directly or through trades is sold to independent domestic converters and export customers. We also sell containerboard to manufacturers of fiber drums, air bags, protective packaging and other specialty products.



CORRUGATED PACKAGING. About three-quarters of our corrugated packaging customers are regional and local accounts, and they are broadly diversified across industries and geographic locations. Based on an internal customer survey conducted in 1998, we estimate that nearly 40% of our customers have purchased from us for over five years. Our top ten corrugated products customers accounted for about 20% of our 1998 gross revenues and no single customer represented over 6% of our gross revenues.



RAW MATERIALS



FIBER SUPPLY. Fiber is the single largest cost in the manufacture of containerboard. To reduce our fiber costs we have invested in processes and equipment to ensure a high degree of fiber flexibility. Our mills have the capability to shift a portion of their fiber consumption between softwood, hardwood and recycled sources. With the exception of our Valdosta mill, all of our mills can utilize some recycled fiber in their containerboard production. Our ability to use various types of virgin and recycled fiber helps mitigate the impact of changes in the prices of various fibers.



ENERGY SUPPLY. Energy at the mills is obtained through purchased electricity or through various fuels which are then converted to steam or electricity on-site. Fuel sources include coal, natural gas, oil, bark and byproducts of the containerboard manufacturing and pulping process. These fuels are burned in boilers to produce steam. Steam turbine generators are used to produce electricity.



Our two kraft linerboard mills at Counce and Valdosta generate approximately 60% to 70% of their energy requirements from their own byproducts. Presently, 50% of our electricity consumption for the four mills is generated on-site.


COMPETITION


CONTAINERBOARD. Containerboard is generally considered a commodity-type product and can be purchased from numerous suppliers. While the containerboard industry has been consolidating over the last two decades, it is still relatively fragmented compared with other basic manufacturing industries such as steel, automotive, commodity chemicals and petroleum. Approximately 59 companies currently produce containerboard and the top five represent 53% of total industry shipments. As a result, no single company has a dominant position in the industry. PCA's primary competition for our external sales of containerboard are a number of large, diversified paper companies, including Georgia-Pacific, International Paper, Smurfit-Stone Container, Temple-Inland, Weyerhaeuser and Willamette Industries, as well as other regional manufacturers.



CORRUGATED CONTAINERS. Corrugated Containers are produced by more than 715 U.S. companies operating nearly 1,500 plants. While the capability to make corrugated containers are offered by these hundreds of companies, very few boxes are produced as standard, or stock, items. Most corrugated containers are custom manufactured to the customer's specifications for that container. Finished containers are shipped to the customer flat, to be assembled for filling at the customer's operation. Corrugated producers generally sell within a 150-mile radius of their plants and compete with other corrugated facilities in their local market. In fact, the Fiber Box Association tracks industry data by 47 distinct market regions.

The larger, multi-plant integrated companies may also solicit larger, multi-plant users of boxes who purchase for all their user facilities on a consolidated basis. These customers are often referred to as national or corporate accounts. Typically, prices charged to national accounts reflect the benefit to the corrugated manufacturer of the volume and scale economies these large accounts bring.



Corrugated container businesses seek to differentiate themselves through pricing, quality, service, design and product innovation. We compete for both local and national account business and we compete against producers of other types of packaging products. On a national level, our competitors include Four M Corporation, Gaylord Container Corporation, Georgia-Pacific Corporation, International Paper Company, Smurfit-Stone Container Corporation, Temple-Inland Inc., Weyerhaeuser Company and Willamette Industries, Inc. However, with our strategic focus on local and regional accounts, we believe we compete more often with the smaller, independent converters rather than the larger, integrated producers.


EMPLOYEES


As of March 31, 1999 we had approximately 7,500 employees. Approximately 2,100 of these employees were salaried and approximately 5,400 were hourly. Approximately 75% of our hourly employees are represented by unions. Our unionized employees are represented primarily by the Paper, Allied Industrial, Chemical, Energy Workers International Union, the Graphic Communications International Union and the United Steel Workers of America.



Contracts for our unionized mill employees expire between October 2000 and September 2003. Contracts for unionized converting plant employees expire between August 1999 and March 2005. We are currently in negotiations to renew or extend any union contracts expiring in the near future.



There have been no instances of significant work stoppages in the past 15 years. We believe we have satisfactory relations with our employees.


ENVIRONMENTAL MATTERS


Compliance with environmental requirements is a significant factor in our business operations. We commit substantial resources to maintaining environmental compliance and managing environmental risk. We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. We believe that we are currently in material compliance with all applicable environmental rules and regulations. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. We work diligently to anticipate and budget for the impact of applicable environmental regulations and do not currently expect that future environmental compliance obligations will materially affect our business or financial condition.



In April 1998, the United States Environmental Protection Agency finalized the Cluster Rules, which govern all pulp and paper mill operations, including those at our mills. Over the next several years, the Cluster Rules will affect our allowable discharges of air and water pollutants. As a result, PCA and its competitors are required to incur costs to ensure compliance with these new rules. Our current spending projections to complete Cluster Rule compliance implementation at our four mills is about $60 million from 1999 to 2005. During 1997 and 1998, we spent approximately $3 million on Cluster Rule compliance. We currently estimate total capital costs for environmental matters including Cluster Rule compliance at $16 million for 1999, and $22 million for 2000.



As is the case with any industrial operation, we have in the past incurred costs associated with the remediation of soil or groundwater contamination. From January 1994 through June 1999, remediation costs at our mills and converting plants totaled about $2.3 million. We do not believe that any on-going remedial projects are material in nature. As of June 30, 1999, we maintained a reserve of $83,000 for environmental remediation liability as well as a general overall environmental reserve of $3,369,000, which includes funds relating to onsite landfill and surface impoundments as well as on-going and anticipated remedial projects. We believe these reserves are adequate.

We could also incur environmental liabilities as a result of claims by third parties for civil damages, including liability for personal injury or property damage, arising from releases of hazardous substances or contamination. We are not aware of any claims of this type currently pending against us.



In the transactions, TPI agreed to retain all liability for all former facilities and all sites associated with pre-closing waste disposal. TPI also retained environmental liability for a closed landfill located near the Filer City mill.



PROPERTIES



MILLS. The table below provides a summary of our containerboard mills, the principal products produced, each mill's capacity and their capacity utilization.



LOCATION                                     FUNCTION             CAPACITY    UTILIZATION (%)*
---------------------------------  ----------------------------  ----------  -------------------
Counce, TN.......................  Kraft Linerboard mill            937,000              94%
Filer City, MI...................  Semi-chemical Medium mill        280,000              93%
Tomahawk, WI.....................  Semi-chemical Medium mill        533,000              95%
Valdosta, GA.....................  Kraft Linerboard mill            450,000              95%
    Total........................                                 2,200,000



*UTILIZATION IS DEFINED AS 1998 TONS PRODUCED DIVIDED BY ANNUAL CAPACITY.



Each of the mills is currently subject to a mortgage held by Morgan Guaranty Trust Company of New York on behalf of the lenders under the senior credit facility.



OTHER FACILITIES. In addition to our mills, we own 37 corrugator plants, six specialty plants, one warehouse and miscellaneous other property, and lease two corrugator plants, 22 sheet specialty plants, five major design centers and numerous other distribution centers, warehouses and facilities. We also own three sawmills, an air-drying yard and three recycling facilities. All of this owned real property is subject to a first priority mortgage held by Morgan Guaranty Trust Company of New York on behalf of the lenders under the senior credit facility.



TIMBERLAND. We own or lease approximately 950,000 acres of timberland as shown below:



                                                                  OWN       LEASE      TOTAL
                                                               ---------  ---------  ---------
Counce, TN...................................................    348,000     56,000    404,000
Tomahawk, WI.................................................    163,000         --    163,000
Valdosta, GA.................................................    289,000     94,000    383,000
  Total Acres................................................    800,000    150,000    950,000



All of our owned timberland is subject to a mortgage held by Morgan Guaranty Trust Company of New York on behalf of the lenders under the senior credit facility. Lease agreements are generally for 35 to 66 years and offer fiber harvest rights on the leased properties.



HEADQUARTERS. We currently lease and will continue to lease our executive and administrative offices in Lake Forest, Illinois from Tenneco Packaging, Inc. for up to four years.


We currently believe that our facilities and properties are sufficient to meet our operating requirements for the foreseeable future.

LEGAL PROCEEDINGS

We are party to various legal actions arising in the ordinary course of our business. These legal actions cover a broad variety of claims spanning our entire business. We believe that the resolution of these legal actions will not, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and positions of the persons who are the directors and executive officers of PCA are provided below:



-------------------------------------------------------------------------------------------------------------
NAME                                       AGE     POSITION
--------------------------------------     ---     ----------------------------------------------------------
Paul T. Stecko                             54      Chairman of the Board and Chief Executive Officer
William J. Sweeney                         58      Executive Vice President-Corrugated Products
Richard B. West                            47      Chief Financial Officer and Secretary
Mark W. Kowlzan                            44      Vice President-Containerboard/Wood Products
Andrea L. Davey                            43      Vice President-Human Resources, Paperboard Packaging
Dana G. Mead                               63      Director
Theodore R. Tetzlaff                       55      Director
Samuel M. Mencoff                          42      Director and Vice President
Justin S. Huscher                          45      Director and Assistant Secretary
Thomas S. Souleles                         30      Director and Assistant Secretary



PAUL T. STECKO has served as Chief Executive Officer of PCA since January 1999 and as Chairman of the Board of PCA since March 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco. From January 1997 to that time, Mr. Stecko served as Chief Operating Officer of Tenneco. From December 1993 through January 1997, Mr. Stecko served as President and Chief Executive Officer of TPI. Prior to joining Tenneco, Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko currently serves on the board of directors of Tenneco.



WILLIAM J. SWEENEY has served as Executive Vice President-Corrugated Products of PCA since April 1999. From May 1997 to April 1999, Mr. Sweeney served as Executive Vice President-Paperboard Packaging of TPI. From May 1990 to May 1997, Mr. Sweeney served as Senior Vice President and General Manager- Containerboard Products of TPI. From 1983 to that time, Mr. Sweeney served as General Manager and Vice President of Stone Container Corporation. From 1978 to 1983, Mr. Sweeney served as Sales Manager, Operations Manager and Division Vice President at Continental Group and from 1967 to that time, as Sales Manager and General Manager of Boise Cascade Corporation.



RICHARD B. WEST has served as Chief Financial Officer of PCA since March 1999 and as Secretary since April 1999. From March 1999 to June 1999, Mr. West also served as Treasurer of PCA. Mr. West served as Vice President of Finance of TPI's containerboard group from 1995 to April 1999. Prior to joining Tenneco, Mr. West spent 20 years with International Paper where he served as an Internal Auditor, Internal Audit Manager and Manufacturing Controller for the Printing Papers Group and Director/Business Process Redesign.


MARK W. KOWLZAN has served as Vice President-Containerboard/Wood Products of PCA since April 1999. From 1998 to April 1999, Tenneco employed Mr. Kowlzan as Vice President and General Manager-Containerboard/ Wood Products and from May 1996 to 1998, as Operations Manager and Mill Manager of the Counce mill. Prior to joining Tenneco, Mr. Kowlzan spent 15 years at International Paper, where he held a series of operational positions within its mill organization.

ANDREA L. DAVEY has served as Vice President-Human Resources, Paperboard Packaging of PCA since April 1999. From 1994 to April 1999 Ms. Davey was employed principally by Tenneco where she held the positions of Director of Field Employee Relations, Director of Training and Development, Director of Compensation and Benefits, and Project Manager of HRIS project and also served in the capacity of Vice President-Human Resources, Paperboard Packaging from May 1997 to April 1999. From 1992 to joining Tenneco in 1994, Ms. Davey served as Director of Human Resources for the Bakery division of Sara Lee Corporation. From 1989 to that time, she served as Human Resource Manager for the Converting Group of International Paper. Prior to that time, Ms. Davey spent five years with ITT Corporation, where she served as Human Resources Manager.

DANA G. MEAD has served as a director of PCA since March 1999. Mr. Mead is also Chairman and Chief Executive Officer of Tenneco and has served as a director and an executive officer of Tenneco since April 1992, when he joined Tenneco as Chief Operating Officer. Prior to joining Tenneco, Mr. Mead served as an Executive Vice President of International Paper Company, a manufacturer of paper, pulp and wood products, from 1988, and served as Senior Vice President of that company from 1981. He is also a director of Textron, Inc., Zurich Allied AG and Pfizer Inc.

THEODORE R. TETZLAFF has served as a director of PCA since March 1999. Mr. Tetzlaff has been a Partner in the law firm of Jenner & Block, Chicago, since 1976 and Chairman of its Executive Committee and Operations & Finance Committee since July 1997. Mr. Tetzlaff is also General Counsel of Tenneco, serving in that capacity since June 1992. Mr. Tetzlaff has served as a director of Case Corp. since 1994. He was formerly Vice President, Legal and External Affairs, of Cummins Engine Company, Inc. from 1980 to 1982. Mr. Tetzlaff is also a director of Continental Materials Corp. and a Commissioner of the Public Building Commission of Chicago.


SAMUEL M. MENCOFF has served as a director and Vice President of PCA since January 1999. Mr. Mencoff has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1987 until 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the operating committee of the general partner of Golden Oak Mining Company, L.P. and a member of the board of directors of Bay State Paper Holding Company, Buckeye Technologies, Inc. and Riverwood Holding, Inc.



JUSTIN S. HUSCHER has served as a director of PCA since March 1999 and also as an Assistant Secretary of PCA since April 1999. Mr. Huscher has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1990 until 1993, Mr. Huscher served as Senior Investment Manager of First Chicago Venture Capital. Mr. Huscher is a member of the operating committee of the general partner of Golden Oak Mining Company, L.P. and a member of the board of directors of Bay State Paper Holding Company.


THOMAS S. SOULELES has served as a director of PCA since March 1999 and also as an Assistant Secretary of PCA since April 1999. From January 1999 to April 1999, Mr. Souleles served as a Vice President and Secretary of PCA. Mr. Souleles has been employed principally by Madison Dearborn Partners, Inc. since 1995 and currently serves as a Director. Prior to joining Madison Dearborn Partners, Inc., Mr. Souleles attended Harvard Law School and Harvard Graduate School of Business Administration where he received a J.D. and an M.B.A. Mr. Souleles is a member of the board of directors of Bay State Paper Holding Company.


Each director of PCA listed above was elected under the terms of a stockholders agreement among TPI, PCA and PCA Holdings that was entered into in connection with the transactions. See "Certain Relationships and Related
Transactions--Stockholders Agreement."


COMPENSATION OF EXECUTIVE OFFICERS


None of the executive officers of PCA received compensation from PCA prior to the closing of the transactions. Before the closing of the transactions, PCA's chief executive officer and its four other most highly compensated executive officers, Mr. Stecko, Mr. Sweeney, Mr. West, Mr. Kowlzan and Ms. Davey, were employed by, and received compensation from, Tenneco Inc. or its affiliates. Each of these named executive officers is currently receiving substantially the same base salary and annual perquisite allowance, and is entitled to the same annual cash bonus target from PCA, as they were receiving from Tenneco or its affiliates prior to the closing of the transactions. For fiscal year 1999, the annual base salaries of Mr. Sweeney, Mr. West, Mr. Kowlzan and Ms. Davey are $355,380, $198,018, $194,800 and $150,496, respectively; the corresponding annual bonus targets are $175,000, $115,000, $115,000 and $65,000, respectively, and the annual perquisite allowances are $30,000, $12,000, $20,000, and $12,000, respectively.



Under the terms of letter agreements entered into with Mr. Stecko on January 25, 1999 and May 19, 1999, PCA pays Mr. Stecko a base salary of $600,000 per annum, subject to increases approved by the Board, and has agreed to pay Mr. Stecko an annual bonus of not less than $500,000 with respect to each of the fiscal years 1999, 2000 and 2001, and an annual perquisite allowance of not less than $60,000 payable in cash. In addition, upon commencement of Mr. Stecko's employment with us, we paid Mr. Stecko a signing bonus payment of $1 million, the net proceeds of which, under the terms of the letter agreements, will be invested in common stock of PCA. If Mr. Stecko leaves PCA before the earlier of (1) two years from the date he purchases PCA common stock or (2) an initial public offering or sale of the company, he will be required to return the $1 million signing bonus. If PCA terminates Mr. Stecko without cause, he is entitled to receive an amount equal to three times the sum of his base salary plus the amount of the highest annual bonus paid to him during the previous three year period.



Under the terms of a memorandum from PCA to Mr. Sweeney, dated April 16, 1999, PCA agreed to pay Mr. Sweeney a bonus in the amount of $500,000 if either PCA terminates Mr. Sweeney before April 12, 2002 for any reason other than for cause or he is still employed by PCA on April 12, 2002. If Mr. Sweeney dies before April 12, 2002, the bonus will be paid to his beneficiaries on a pro rata basis. Mr. Sweeney agreed to use the after-tax proceeds of this bonus to pay off the outstanding balance, if any, of the loan he received from PCA to purchase equity of PCA during the June 1999 management equity issuance.


COMPENSATION OF DIRECTORS

PCA does not currently compensate directors for serving as a director or on committees of the board of directors or pay directors any fees for attendance at meetings of the board, although PCA may elect to compensate directors in the future. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.

MANAGEMENT EQUITY SALE


PCA entered into management equity agreements in June 1999, with 113 of its management-level employees, including the named executive officers. Under these agreements, PCA sold 14,240 shares of common stock to these employees at $1,000 per share, the same price per share at which PCA Holdings purchased equity in the transactions. PCA guaranteed bank financing in the amount of $5,000,000 in the aggregate to enable some of these members of PCA's management to purchase equity under their respective management equity agreements. The amount of bank financing guaranteed by PCA with respect to any employee did not exceed 50% of the purchase price paid by the employee under his or her management equity agreement. The capital stock purchased under the management equity agreements is subject to vesting and is subject to repurchase upon a termination of employment by PCA. The management equity agreements also provide for the grant of options to purchase up to an aggregate of approximately 29,893 shares of PCA's common stock, which options will vest over time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


THE TRANSACTIONS


As a result of the transactions and the issuances of equity to management, PCA Holdings owns approximately 53% of the outstanding common stock of PCA. PCA Holdings is controlled by Madison Dearborn. Under the terms of the contribution agreement, PCA paid to Madison Dearborn at closing a transaction fee in the amount of $15.0 million plus reimbursement of out-of-pocket expenses. TPI owns approximately 44% of the outstanding common stock of PCA. Under the terms of the contribution agreement, PCA paid $2.0 million of the legal and accounting fees and expenses of TPI incurred in connection with the transactions.



TPI agreed to indemnify PCA, PCA Holdings and their affiliates for any breaches of representations, warranties and covenants it made in the contribution agreement relating to the condition of the business as of the closing of the transactions and liabilities of the containerboard and corrugated packaging products business which it agreed to retain. TPI's indemnification obligation in respect of breaches of its representations and warranties generally will survive for 18 months following the closing and is subject to a $12.5 million deductible and a $150.0 million cap. PCA agreed to assume some of the liabilities of TPI's containerboard and corrugated packaging products business in connection with the transactions and to indemnify TPI and its affiliates against those assumed liabilities.



TPI agreed in the contribution agreement that, for a period of five years following the closing of the transactions, it would not (1) engage in the business conducted by PCA's containerboard and corrugating packaging products business as of the closing anywhere in the U.S. or (2) induce any customer of PCA to terminate its relationship with PCA.



STOCKHOLDERS AGREEMENT



PCA, PCA Holdings and TPI entered into a stockholders agreement which limits their ability to transfer their common stock, limits the right of PCA to sell or cause to be sold all or a portion of its common stock in connection with a sale of PCA and provides for preemptive rights upon future issuances of common stock. Under the terms of the stockholders agreement, PCA's board of directors consists of six individuals-three directors designated by PCA Holdings (Messrs. Mencoff, Huscher and Souleles), two directors designated by TPI (Messrs. Mead and Tetzlaff) and the Chief Executive Officer of PCA (Mr. Stecko), who was designated as a director by the holders of the junior preferred stock. TPI and PCA Holdings have agreed to vote their shares in future elections to maintain this board composition. The stockholders agreement also identifies company actions which TPI and PCA Holdings have agreed shall be subject to the approval of at least four of the five directors designated by TPI and PCA Holdings as described above, including:


(1) the approval of the adoption of, or any material change to, PCA's annual business plan,


(2) the purchase or sale of assets having a fair market value in excess of $32.5 million, other than in the ordinary course of business or in connection with a sale of timberland,



(3) the acquisition of another business or participation in any joint venture involving consideration in excess of $32.5 million and



(4) the taking of actions that would have a disproportionate impact on TPI or would otherwise be outside of the ordinary course of business.


REGISTRATION RIGHTS AGREEMENT

PCA, PCA Holdings and TPI entered into a registration rights agreement under which TPI, PCA Holdings and their affiliates and transferees have "demand" registration rights, which entitle them to cause PCA to register under the Securities Act all or part of the common stock and or other securities of PCA held by them, as well as "piggyback" registration rights. TPI and its affiliates, on the one hand, and PCA Holdings and its affiliates, on the other hand, are each entitled to demand:



(1) three "long form" registrations in which PCA will pay the registration expenses, other than underwriting discounts and commissions,



(2) an unlimited number of "short form" registrations in which PCA will pay the registration expenses, other than underwriting discounts and commissions, and

(3) an unlimited number of "long form" registrations in which the requesting holders will pay the registration expenses.


The registration rights agreement further provides that TPI and its affiliates have first priority to participate in any registration of PCA's securities during the 14-month period following the closing of the transactions and, thereafter, PCA Holdings, TPI and their affiliates have equal priority before all other holders of PCA's securities in the registrations.


SERVICES AGREEMENTS


PCA entered into a holding company support agreement with PCA Holdings under which PCA agreed to reimburse PCA Holdings for all fees, costs and expenses, up to an aggregate $250,000 per annum, arising out of or related to PCA Holdings' investment in PCA. These reimbursements to PCA Holdings allow PCA Holdings to pay its general operating expenses, franchise tax obligations, and accounting, legal, corporate reporting and administrative expenses, incurred in the ordinary course of its business.



PURCHASE/SUPPLY AGREEMENTS



TPI and its affiliates, Tenneco Automotive Inc. and Tenneco Packaging Speciality and Consumer Products Inc., entered into separate five year purchase/supply agreements with PCA. Under the purchase/supply agreements, each entity agreed to purchase a substantial percentage of its requirements for containerboard and corrugated packaging products at the prices charged by PCA to TPI and these affiliates as of the closing. As a result of these agreements, TPI and its affiliates, collectively, are PCA's largest customer of its overall business and PCA's second largest customer of its corrugated products business. Net sales to TPI and its subsidiaries were approximately $76.9 million for the year ended December 31, 1998 and $19.2 million for the three month period ended March 31, 1999. Net sales to other Tenneco entities were approximately $14.2 million for the year ended December 31, 1998 and approximately $3.0 million for the three month period ended March 31, 1999.



TRANSITION AGREEMENTS



TPI and PCA entered into a facilities use agreement which provides for PCA's use of a designated portion of TPI's headquarters located in Lake Forest, Illinois for a period of up to four years. Under the facilities use agreement, PCA is required to pay TPI rent plus additional charges for the provision of building and business services. The rent is calculated based on PCA's proportionate square footage usage of the property.



TPI also entered into a transition services agreement with PCA which provides for the performance of transitional services by TPI and its affiliates to PCA which PCA currently requires to operate the containerboard and corrugated packaging products business. TPI charges PCA an amount substantially equal to its actual cost of providing the services, which cost includes TPI's overhead expenses, but does not include Tenneco's overhead expenses. The exact charge to PCA is the lesser of (1) TPI's actual cost and (2) 105% of the cost as forecasted by TPI with respect to providing services within the following categories: payroll, general accounting, tax support, treasury/cash management, insurance/risk management, procurement and, human resources and telecommunication and information services. The initial term of the transition services agreement is for one year, but may be extended by PCA for additional one year terms for a cost increase of 15% per year. PCA may terminate any of the provided services on 90 days notice to TPI. In addition, TPI agreed in the transition services agreement to reimburse PCA for up to $10.0 million in expenditures incurred by PCA relating to system enhancement and Year 2000 compliance. PCA agreed to provide administrative and transitional services to TPI's former folding carton business under the terms of the transition services agreement.



TPI, Tenneco and PCA entered into a human resources agreement under which TPI transferred the employment of all of its active employees engaged in the containerboard and corrugated packaging products business to PCA as of the closing at the same rate of pay. Under the human resources agreement, the employees are entitled to continue their participation in some of the TPI and Tenneco welfare and pension plans for a period of one to five years following the closing of the transactions depending on the plan. PCA has agreed to reimburse Tenneco for associated costs. In addition, PCA has agreed to pay Tenneco an annualized fee of at least $5.2 million for continued participation. PCA assumed all of the existing collective bargaining agreements with respect to containerboard business employees as of the closing. PCA intends to adopt compensation and benefit plans with respect to its employees as contemplated under the terms of the transactions.

                               SECURITY OWNERSHIP


The following table sets forth information as of June 30, 1999 regarding the beneficial ownership of the common stock of PCA by each person who beneficially owns more than 5% of PCA's common stock, by the directors and named executive officers of PCA and by all directors and executive officers as a group.



                                                                                         ----------------------------
                                                                                           BENEFICIAL OWNERSHIP (1)
                                                                                         ----------------------------
                                                                                             NUMBER OF   PERCENT OF
                                                                                                SHARES        CLASS
                                                                                         -------------  -------------
FIVE PERCENT OR MORE SECURITY HOLDERS

  PCA Holdings LLC (2).................................................................        228,668         53.2%
      c/o Madison Dearborn Partners, LLC
      Three First National Plaza
      Chicago, IL 60602

  Tenneco Packaging Inc................................................................        187,092         43.5%
      1900 West Field Court
      Lake Forest, IL 60045

DIRECTORS AND EXECUTIVE OFFICERS

  Paul T. Stecko (3)...................................................................          3,200            *
  William J. Sweeney (4)...............................................................          1,279            *
  Richard B. West (5)..................................................................            451            *
  Mark W. Kowlzan (6)..................................................................            740            *
  Andrea L. Davey (7)..................................................................            300            *
  Dana G. Mead.........................................................................             --           --
  Theodore R. Tetzlaff.................................................................             --           --
  Samuel M. Mencoff (8)................................................................      200,595.5         46.7%
  Justin S. Huscher (9)................................................................      200,595.5         46.7%
  Thomas S. Souleles (10)..............................................................      200,595.5         46.7%
  All directors and executive officers as a group (10 persons).........................      206,565.5         48.0%


--------------


*   Less than 1%.



(1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security. PCA, PCA Holdings and TPI are parties to a stockholders agreement which provides for, among other things, agreements between PCA Holdings and TPI as to the composition of PCA's board of directors. The number of shares indicated in the table by each party does not include shares of common stock held by the other party to the stockholders agreement. See "Certain Relationships and Related Transactions-Stockholders Agreement."



(2) The members of PCA Holdings include Madison Dearborn Capital Partners III, L.P. ("MDCP III"), two funds affiliated with MDCP III, Capital, J.P. Morgan Capital Corporation ("JP Morgan Capital"), an affiliated fund of JP Morgan Capital and BT Capital Investors, L.P. ("BT Capital"). MDCP III and its affiliated funds may be deemed to have beneficial ownership of 200,595.5 shares of common stock of PCA held by PCA Holdings, JP Morgan Capital and its affiliated fund may be deemed to have beneficial ownership of 22,222.5 shares of common stock of PCA and BT Capital may be deemed to have beneficial ownership of 4,000 shares of common stock of PCA. Shares beneficially owned by MDCP III and its affiliated funds may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner or manager, as applicable, of each fund ("MDP III"), and by Madison Dearborn, the general partner of MDP III.

(3) Mr. Stecko owns 600 shares of common stock of PCA and the Paul T. Stecko 1999 Dynastic Trust owns 2,600 shares of common stock of PCA. Mr. Stecko may be deemed to have beneficial ownership of the shares of common stock of PCA owned by the Paul T. Stecko 1999 Dynastic Trust. Mr. Stecko has an option to acquire 6,300 shares of common stock of PCA.



(4) Mr. Sweeney may be deemed to have beneficial ownership of the 1,279 shares of common stock of PCA owned by the William J. Sweeney 1999 Irrevocable Trust. Mr. Sweeney has an option to acquire 2,670 shares of common stock of PCA.



(5) Mr. West has an option to acquire 980 shares of common stock of PCA.



(6) Mr. Kowlzan has an option to acquire 1,595 shares of common stock of PCA.



(7) Ms. Davey may be deemed to have beneficial ownership of the 300 shares of common stock of PCA owned by the Andrea Lora Davey Trust dated February 19, 1994. Andrea L. Davey has an option to acquire 639 shares of common stock of PCA



(8) Mr. Mencoff is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Mencoff expressly disclaims beneficial ownership of the shares.



(9) Mr. Huscher is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Huscher expressly disclaims beneficial ownership of the shares.



(10) Mr. Souleles is a Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares beneficially owned by Madison Dearborn. Mr. Souleles expressly disclaims beneficial ownership of the shares.

                     DESCRIPTION OF SENIOR CREDIT FACILITY


GENERAL



In connection with the transactions, PCA entered into a credit facility on April 12, 1999 with a syndicate, or group, of more than 80 banks and financial institutions, including J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated as co-lead arrangers of the lending syndicate, Bankers Trust Company, an affiliate of BT Alex. Brown Incorporated, as syndication agent and Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., as administrative agent for the lenders' syndicate. The credit facility is referred to as a senior credit facility because borrowings under the credit facility are unsubordinated obligations of PCA and are secured as described below under the heading "--Guarantee; Security."



As is customary when a number of financial institutions form a syndicate to make a loan, the co-lead arrangers were responsible for enlisting other financial institutions to take part in the loan. The syndication agent and the administrative agent are authorized to perform mechanical and administrative functions associated with making and monitoring the loan on behalf of all of the other lenders who make up the lending syndicate. The senior credit facility consists of:



    - the Term Loan A facility of $460.0 million in term loans,



    - the Term Loan B facility of $375.0 million in term loans,



    - the Term Loan C facility of $375.0 million in term loans, and



    - the revolving credit facility of up to $250.0 million in revolving credit loans and letters of credit.



The following table provides important information about each of the term loans and the revolving credit facility.



                                     ----------------------------------------------------------------------------
                                           LOAN TYPE,                                CURRENT
                                       AS OF JUNE 30,        TOTAL BORROWINGS       INTEREST           EURODOLLAR
BORROWING ARRANGEMENT                         1999(a)       AS OF JUNE 30, 1999         RATE        INTEREST RATE
-----------------------------------  ---------------------  -------------------  ------------  ------------------
Term Loan A........................        Eurodollar             431,487,603          7.75%        LIBOR + 2.75%*

Term Loan B........................        Eurodollar             351,756,198          8.25%        LIBOR + 3.25%

Term Loan C........................        Eurodollar             351,756,198          8.50%        LIBOR + 3.50%

Revolver
  Revolver-Eurodollar..............               N/A                       0          7.75%        LIBOR + 2.75%*
  Revolver-Base Rate...............               N/A                       0          9.50%                  N/A


--------------


* The margin with respect to the revolving credit facility and Term Loan A will vary from time to time based on PCA's leverage ratio.



(a) The borrowings under the senior credit facility will bear interest at floating rates and may, at the election of PCA, be maintained as base rate loans or Eurodollar loans. Eurodollar loans bear interest for each interest period at LIBOR as of the beginning of that interest period plus the applicable margin. Base rate loans bear interest at a rate, determined on a daily basis, equal to the higher of the prime rate for that date plus the applicable margin or 0.5% plus the federal funds rate for that date plus the applicable margin.



The proceeds of the loans made under the senior credit facility (1) were used to finance a portion of the acquisition and related transaction expenses and to refinance certain outstanding indebtedness and other liabilities and (2) have been and will be used for general corporate purposes including working capital.



REPAYMENT



The revolving credit facility must be repaid on or before April 12, 2005. Prior to that date, funds may be borrowed, repaid and reborrowed, without premium or penalty under the terms of the senior credit facility. The term loans mature, and as a result must be repaid, in quarterly installments on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 1999. Term Loan A will mature in quarterly installments from September 1999 through 2005. Term Loan B will mature in quarterly installments from September 1999 through 2007. Term Loan C will mature in quarterly installments from September 1999 through 2008. The revolving credit facility will terminate in 2005.



The following table provides our annual scheduled payments under each of the term loans, without taking into account any unscheduled prepayments:



  YEAR      TERM LOAN A     TERM LOAN B     TERM LOAN C
---------  --------------  --------------  --------------
  1999     $   16,000,000  $    1,875,000  $    1,875,000
  2000         40,000,000       3,750,000       3,750,000
  2001         60,000,000       3,750,000       3,750,000
  2002         90,000,000       3,750,000       3,750,000
  2003        100,000,000       3,750,000       3,750,000
  2004        120,000,000       3,750,000       3,750,000
  2005         34,000,000       3,750,000       3,750,000
  2006          N/A           263,203,125       3,750,000
  2007          N/A             N/A           260,390,625
  2008          N/A             N/A            86,484,375



On May 18, 1999, PCA made a voluntary prepayment of $75.0 million using excess cash to permanently reduce its borrowings under the term loans. As a result of this prepayment, no payments will be required under any of the term loans in 1999 or 2000.



GUARANTEE; SECURITY



The senior credit facility is (1) jointly and severally guaranteed by each of PCA's existing subsidiaries and (2) secured by a first priority lien covering substantially all of the owned timberland, mills, plants and other facilities and substantially all tangible and intangible personal property of PCA and its domestic subsidiaries and by a pledge of all of the capital stock of PCA's domestic subsidiaries. In addition, the senior credit facility will also be secured by a pledge of 65% of the capital stock of any first tier foreign subsidiaries that PCA may acquire or form in the future. PCA's future domestic subsidiaries will guarantee the senior credit facility and secure that guarantee with certain of their real property and substantially all of their tangible and intangible personal property.



COVENANTS



The senior credit facility requires PCA to maintain compliance with the following financial tests:



    - MAXIMUM LEVERAGE RATIO. Restricts the ratio of the consolidated indebtedness of PCA and its subsidiaries to their consolidated EBITDA for a given four quarter period;



    - MINIMUM NET WORTH. Establishes a minimum consolidated net worth that must be maintained by PCA and its subsidiaries; and



    - MINIMUM INTEREST COVERAGE RATIO. Establishes a minimum ratio of consolidated EBITDA of PCA and its subsidiaries to their consolidated cash interest expense for a given four quarter period.

The following table provides the applicable threshold for each of the financial tests for the periods ending on the dates indicated.



                                                                                                   CONSOLIDATED
                                                                                   MINIMUM           INTEREST
                                                                  MAXIMUM      CONSOLIDATED NET      COVERAGE
FISCAL QUARTER ENDED                                           LEVERAGE RATIO       WORTH             RATIO
-------------------------------------------------------------  --------------  ----------------  ----------------
June 30, 1999................................................       N/A         $  315,000,000         N/A
September 30, 1999...........................................      6.75:1.0        325,000,000        1.50:1.0
December 31, 1999............................................      6.75:1.0        325,000,000        1.50:1.0

March 31, 2000...............................................      6.75:1.0        325,000,000        1.50:1.0
June 30, 2000................................................      6.50:1.0        325,000,000        1.50:1.0
September 30, 2000...........................................      6.50:1.0        325,000,000        1.60:1.0
December 31, 2000............................................      6.25:1.0        350,000,000        1.60:1.0

March 31, 2001...............................................      6.25:1.0        350,000,000        1.75:1.0
June 30, 2001................................................      6.00:1.0        350,000,000        1.75:1.0
September 30, 2001...........................................      5.75:1.0        350,000,000        2.00:1.0
December 31, 2001............................................      5.75:1.0        400,000,000        2.00:1.0

March 31, 2002...............................................      5.50:1.0        400,000,000        2.00:1.0
June 30, 2002................................................      5.25:1.0        400,000,000        2.00:1.0
September 30, 2002...........................................      5.25:1.0        400,000,000        2.00:1.0
December 31, 2002............................................      5.00:1.0        450,000,000        2.25:1.0

March 31, 2003...............................................      5.00:1.0        450,000,000        2.25:1.0
June 30, 2003................................................      5.00:1.0        450,000,000        2.25:1.0
September 30, 2003...........................................      5.00:1.0        450,000,000        2.25:1.0
December 21, 2003............................................      4.75:1.0        490,000,000        2.25:1.0

March 31, 2004...............................................      4.75:1.0        490,000,000        2.25:1.0
June 30, 2004................................................      4.75:1.0        490,000,000        2.25:1.0
September 30, 2004...........................................      4.50:1.0        490,000,000        2.25:1.0
December 31, 2004............................................      4.50:1.0        540,000,000        2.25:1.0

March 31, 2005...............................................      4.25:1.0        540,000,000        2.50:1.0
June 30, 2005................................................      4.25:1.0        540,000,000        2.50:1.0
September 30, 2005...........................................      4.25:1.0        540,000,000        2.50:1.0
December 31, 2005............................................      4.25:1.0        590,000,000        2.50:1.0

March 31, 2006...............................................      4.00:1.0        590,000,000        2.50:1.0
June 30, 2006................................................      4.00:1.0        590,000,000        2.50:1.0
September 30, 2006...........................................      4.00:1.0        590,000,000        2.50:1.0
December 31, 2006............................................      4.00:1.0        640,000,000        2.50:1.0

March 31, 2007...............................................      4.00:1.0        640,000,000        2.50:1.0
June 30, 2007................................................      4.00:1.0        640,000,000        2.50:1.0
September 30, 2007...........................................      4.00:1.0        640,000,000        2.50:1.0
December 31, 2007............................................      4.00:1.0        690,000,000        2.50:1.0

March 31, 2008...............................................      4.00:1.0        690,000,000        2.50:1.0



In addition, the senior credit facility contains negative covenants limiting, among other things:


    - additional liens,

    - indebtedness,

    - capital expenditures,

    - transactions with affiliates,

    - mergers and consolidations,

    - liquidations and dissolutions,

    - sales of assets,

    - dividends,

    - investments,

    - loans and advances,

    - prepayments and modifications of debt instruments,

    - lines of business,


    - creation of new subsidiaries, and



    - the ability of subsidiaries to pay dividends, make loans or transfer assets to PCA or other subsidiaries.



EVENTS OF DEFAULT



The senior credit facility contains customary events of default, including:


    - payment defaults,

    - breaches of representations and warranties,

    - covenant defaults,

    - cross-default and cross-acceleration to certain other indebtedness,


    - events of bankruptcy and insolvency,



    - certain events under the Employee Retirement Income Security Act of 1974,


    - material judgments,


    - actual or asserted failure of any guaranty or security document supporting the senior credit facility to be in full force and effect, and


    - a change of control of PCA.


Upon an event of default, the administrative agent may do the following by written notice to PCA:



    - terminate the senior credit facility,



    - accelerate the senior credit facility,



    - direct PCA to pay an additional amount of cash equal to the aggregate stated amount of all letters of credit issued and outstanding to be held as security by the collateral agent, and



    - enforce the liens and security interest created by the senior credit facility.



INTEREST



The borrowings under the senior credit facility bear interest at a floating rate and may be maintained as base rate loans or as Eurodollar loans. Base rate loans bear interest at the base rate, which is the higher of (1) the applicable prime lending rate of the administrative agent or (2) the Federal Reserve reported overnight funds rate plus 1/2 of 1%, plus, in each case, the applicable margin, as described below. Eurodollar loans bear interest at the Eurodollar rate as described in the senior credit facility, plus the applicable margin, as described below.



The applicable margin with respect to the revolving credit facility and Term Loan A varies from time to time in accordance with an agreed upon pricing grid based on PCA's leverage ratio. The initial applicable margin with respect to the revolving credit facility and Term Loan A is (1) 1.75%, in the case of base rate loans and (2) 2.75% in the case of Eurodollar loans. The applicable margins with respect to Term Loan B and Term Loan C do not fluctuate. The applicable margin for Term Loan B is (1) 2.25% in the case of base rate loans and (2) 3.25% in the case of Eurodollar loans. The applicable margin with respect to Term Loan C is
(1) 2.50% in the case of base rate loans and (2) 3.50% in the case of Eurodollar loans. The following table indicates the applicable margins at various leverage ratios for Term Loan A and revolving loans.



                                                                    APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR
                                                                   EURODOLLAR TERM LOAN A    BASE RATE TERM LOAN A
LEVERAGE RATIO                                                       AND REVOLVING LOANS      AND REVOLVING LOANS
-----------------------------------------------------------------  -----------------------  -----------------------
greater than or equal to 4.50:1.00...............................           2.75%                    1.75%

less than 4.50:1.00 but greater than or equal to 4.00:1.00.......           2.50%                    1.50%

less than 4.00:1.00 but greater than or equal to 3.50:1.00.......           2.25%                    1.25%

less than 3.50:1.00 but greater than or equal to 3.00:1.00.......           2.00%                    1.00%

less than 3.00:1.00..............................................           1.75%                    0.75%

COMMITMENT AND LETTER OF CREDIT FEES



Lenders that issue letters of credit under the senior credit facility will receive a commission equal to the applicable margin which applies from time to time to Eurodollar loans under the revolving credit facility. A letter of credit is an engagement by a bank made at the request of a customer that the bank will honor drafts or other demands for payment made by third parties upon compliance with conditions specified in the credit agreement. In addition, a bank that issues a letter of credit under the senior credit facility will receive a fronting fee of 0.25% per annum plus its other standard and customary processing charges. A fronting fee is a fee paid to a bank that issues a letter of credit to compensate the bank for making the letter of credit available to the borrower. These commissions and fronting fees will be payable quarterly in arrears based on the aggregate undrawn amount of each letter of credit issued from time to time under the revolver.



Lenders under the revolving credit facility will receive an initial commitment fee of 0.50% applies to the unused portion of the revolving loan commitments. This commitment fee is subject to decrease and will vary from time to time in accordance with an agreed upon pricing grid based upon PCA's leverage ratio.



VOLUNTARY PREPAYMENTS



Voluntary prepayments of amounts outstanding under the senior credit facility are permitted at any time, so long as PCA gives notice as required by the senior credit facility. However, if a prepayment is being made with respect to a Eurodollar loan and the prepayment is made on a date other than an interest payment date, PCA must pay a fee to compensate the lender for losses and expenses incurred by the lender as a result of the prepayment.



MANDATORY PREPAYMENTS



The senior credit facility requires PCA to prepay the term loan facilities and reduce commitments under the revolving credit facility with:



    - 100% of the net proceeds of any issuance of indebtedness after the closing date by PCA and its subsidiaries, subject to exceptions for permitted debt,



    - 50% of the net proceeds of any issuance of equity by PCA and its subsidiaries, subject to certain exceptions,



    - 100% of the net proceeds of any sale or other disposition by PCA and its subsidiaries of any assets, subject to certain exceptions, unless such proceeds are reinvested in "eligible assets" as defined in the senior credit facility, with certain exceptions and, subject to agreed dollar limitations,



    - 75% of excess cash flow as defined in the senior credit facility, or 50% upon satisfaction of certain financial ratios, and



    - 100% of the net proceeds of casualty insurance, condemnation awards or other recoveries, to the extent such proceeds are not applied to the repair, restoration or replacement of the affected assets or reinvested in other "eligible assets" and subject to certain other negotiated exceptions.



If PCA fails to make a mandatory prepayment when due, then an event of default will exist.



In general, the proceeds of the mandatory prepayments described above will be applied first, to prepay the term loan facilities and second, to reduce commitments under the revolving credit facility. If the amount of revolving loans then outstanding exceeds the commitments as so reduced, then that excess amount must also be prepaid. Prepayments of the term loan facilities, optional or mandatory, will be applied pro rata to Term Loan A, Term Loan B and Term Loan C, and ratably to the respective installments thereof, subject:



    - to the right of PCA to apply prepayments in direct order of maturity to the remaining scheduled repayments due on each term loan within the 24 months following the optional or mandatory prepayment, and:



    - to the right in certain circumstances of the lenders of Term Loan B and Term Loan C to waive mandatory prepayments to which they would otherwise be entitled, in which case the amount waived will be applied to Term Loan A.

                         DESCRIPTION OF EXCHANGE NOTES


You can find the definitions of some of the terms used in this description in the subsection "-Definitions" which begins on page 108. In this description, the word "PCA" refers only to Packaging Corporation of America and not to any of its Subsidiaries.



PCA will issue the exchange notes under the notes indenture among itself, the Guarantors and United States Trust Company of New York, as trustee. The notes indenture is filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part. The terms of the exchange notes include those stated in the notes indenture and those made part of the notes indenture by reference to the Trust Indenture Act of 1939.


The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

    - the exchange notes will bear a Series B designation;


    - the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and



    - the holders of the exchange notes will not have some of the rights under the notes registration rights agreement, including the provision providing for liquidated damages relating to the timing of this exchange offer.



The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the notes indenture. The exchange notes will rank equally with the outstanding notes if all of the outstanding notes are not exchanged in this exchange offer.



The following description is a summary of the material provisions of the notes indenture. The description does not restate the notes indenture in its entirety. We urge you to read the notes indenture because it, and not this description, defines your rights as holders of the exchange notes. Copies of the notes indenture are available as described below under "-Additional Information." Some of the defined terms used in this description but not defined below under "-Definitions" have the meanings assigned to them in the notes indenture.


BRIEF DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

THE EXCHANGE NOTES

The exchange notes:

    - are general unsecured obligations of PCA;

    - are subordinated in right of payment to all existing and future Senior Debt of PCA;

    - are senior to the subordinated exchange debentures;


    - rank equally in right of payment with any future senior subordinated Indebtedness of PCA; and


    - are unconditionally guaranteed by the Guarantors.

THE GUARANTEES


The exchange notes are guaranteed by all of the current Subsidiaries of PCA and will be guaranteed by all future Domestic Subsidiaries of PCA, other than any Receivables Subsidiaries.


Each Guarantee of the exchange notes:

    - is a general unsecured obligation of the Guarantor;

    - is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and


    - ranks equally in right of payment with any future senior subordinated Indebtedness of the Guarantor.

As of the date of the notes indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-Covenants-Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate some of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the notes indenture. Our Unrestricted Subsidiaries will not guarantee the exchange notes.


PRINCIPAL, MATURITY AND INTEREST


The notes indenture provides for the issuance by PCA of exchange notes with a maximum aggregate principal amount of $750.0 million, of which $550.0 million are expected to be issued in this exchange offer. PCA may issue additional exchange notes from time to time after this exchange offer. Any offering of additional exchange notes is subject to the covenant described below under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock." The exchange notes and any additional exchange notes subsequently issued under the notes indenture would be treated as a single class for all purposes under the notes indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. PCA will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on April 1, 2009.



Interest on the exchange notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1999. PCA will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.


Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES


If you hold at least $1.0 million in aggregate principal amount of the exchange notes and have given wire transfer instructions to PCA, PCA will pay all principal, interest and premium and Liquidated Damages, if any, on your exchange notes as provided by those instructions. All other payments on exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless PCA elects to make interest payments by check mailed to you at the address set forth in the register of holders.


PAYING AGENT AND REGISTRAR FOR THE NOTES


The trustee will initially act as paying agent and registrar. PCA may change the paying agent or registrar without prior notice to the holders, and PCA or any of its Subsidiaries may act as paying agent or registrar.


TRANSFER AND EXCHANGE


You may transfer or exchange your exchange notes in accordance with the notes indenture. The registrar and the trustee may require you, among other things, to furnish appropriate endorsements and transfer documents and PCA may require you to pay any taxes and fees required by law or permitted by the notes indenture. PCA is not required to transfer or exchange any exchange note selected for redemption. Also, PCA is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.



The registered holder of an exchange note will be treated as the owner of it for all purposes.


SUBSIDIARY GUARANTEES


The Guarantors will jointly and severally guarantee on a senior subordinated basis PCA's obligations under the exchange notes. Each Subsidiary Guarantee, a form of which is included in Exhibits 4.6 and 4.7 to the registration statement of which this prospectus forms a part, will be subordinated to the prior payment in full in cash and Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, of all Senior Debt of that Guarantor. The subordination provisions applicable to the Subsidiary

Guarantees are the same as the subordination provisions applicable to the exchange notes as set forth below under "-Subordination." The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors-Fraudulent Conveyance Matters."


A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, whether or not the Guarantor is the surviving Person, other than PCA or another Guarantor, unless:


    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:


       (a) the Person acquiring the property in the sale or disposition or the Person formed by or surviving the consolidation or merger assumes all the obligations of that Guarantor under the notes indenture, its Subsidiary Guarantee and the note registration rights agreement by a supplemental notes indenture satisfactory to the trustee; or



       (b) the Net Proceeds of the sale or other disposition are applied in accordance with the "Asset Sale" provisions of the notes indenture.


The Subsidiary Guarantee of a Guarantor will be released:


    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, to a Person that is not, either before or after giving effect to the transaction, a Subsidiary of PCA, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the notes indenture;



    (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not a Subsidiary of PCA, either before or after giving effect to the transaction, if PCA applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the notes indenture; or


    (3) if PCA properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

See "-Repurchase at the Option of Holders-Asset Sales."

SUBORDINATION


The payment of principal, interest and premium and Liquidated Damages, if any, and any other Obligations on, or relating to the exchange notes will be subordinated to the prior payment in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of that definition, of all Senior Debt of PCA.



The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of that definition, of all Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not the interest is an allowable claim, before you will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the exchange notes, except that you may receive and retain Permitted Junior Securities and payments made from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created, in the event of any distribution to creditors of PCA:


    (1) in a liquidation or dissolution of PCA;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to PCA or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of PCA's assets and liabilities.


PCA also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, your exchange notes or acquire any of your exchange notes for cash or property or otherwise, except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created, if:


    (1) a payment default on Designated Senior Debt occurs and is continuing; or


    (2) any other default occurs and is continuing on any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the trustee receives a notice of the default (a "Payment Blockage Notice") from the Representative of that Designated Senior Debt.


Payments on and distributions with respect to any Obligations on, or with respect to, the exchange notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which the default is cured or waived; and


    (2) in case of a nonpayment default, the earlier of:



       (a) the date on which all nonpayment defaults are cured or waived;



       (b) 179 days after the date of delivery of the applicable Payment Blockage Notice; or



       (c) the trustee receives notice from the Representative for the Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.


No new Payment Blockage Notice will be effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.


No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless the default shall have been cured or waived for a period of not less than 90 consecutive days.



If you or the trustee receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the exchange notes, except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the notes indenture at the time it was created, at a time when the payment is prohibited by these subordination provisions, you or the trustee, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, you or the trustee, as the case may be, shall forthwith deliver the amounts in trust to the holders of Senior Debt, on a pro rata basis based on the aggregate principal amount of the Senior Debt, or their proper Representative.


PCA must promptly notify holders of Senior Debt if payment of the exchange notes is accelerated because of an Event of Default.


As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of PCA, you may recover less ratably than creditors of PCA who are holders of Senior Debt. See "Risk
Factors-Subordination of Exchange Notes."


OPTIONAL REDEMPTION

At any time prior to April 1, 2002, PCA may on any one or more occasions redeem up to 35% of the aggregate principal amount of exchange notes issued under the notes indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds, which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales"; PROVIDED that:



    (1) at least 65% of the aggregate principal amount of exchange notes issued under the notes indenture remains outstanding immediately after the occurrence of the redemption, excluding exchange notes held by PCA and its Subsidiaries; and



    (2) the redemption must occur within 60 days of the date of the closing of the offering, the making of the capital contribution or the consummation of a Timberlands Sale.


Prior to April 1, 2004, PCA may also redeem the exchange notes, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to, the date of redemption.


Except under the preceding paragraphs, the exchange notes will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the notes indenture prohibits PCA from acquiring the exchange notes by means other than a redemption, whether under an issuer tender offer or otherwise, assuming the acquisition does not otherwise violate the terms of the notes indenture.



After April 1, 2004, PCA may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:


----------------------------------------------------------------------------------------------
YEAR                                                                               PERCENTAGE
--------------------------------------------------------------------------------  ------------
2004............................................................................     104.8125%
2005............................................................................     103.2083%
2006............................................................................     101.6042%
2007 and thereafter.............................................................     100.0000%

MANDATORY REDEMPTION

PCA is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL


If a Change of Control occurs, you will have the right to require PCA to repurchase all or any part, equal to $1,000 or an integral multiple thereof of your exchange notes under a Change of Control Offer on the terms set forth in the notes indenture. In the Change of Control Offer, PCA will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of exchange notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, PCA will mail a notice to you describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed, under the procedures required by the notes indenture and described in the notice. PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes indenture, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the notes indenture by virtue of that conflict.


On the Change of Control Payment Date, PCA will, to the extent lawful:


    (1) accept for payment all exchange notes or portions of exchange notes properly tendered under the Change of Control Offer;



    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions of exchange notes tendered; and



    (3) deliver or cause to be delivered to the trustee the exchange notes accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions of exchange notes being purchased by PCA.



The paying agent will promptly mail to you, if you tendered exchange notes, the Change of Control Payment for your exchange notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to you a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; PROVIDED that each new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.


Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, PCA will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of exchange notes required by this covenant. PCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


PCA shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase exchange notes under the provisions described above. PCA's failure to comply with the covenant described in the immediately preceding sentence may, with notice and lapse of time, constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described under clause (2) under the caption "-Events of Defaults and Remedies."



The provisions described above that require PCA to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the notes indenture are applicable. Except as described above with respect to a Change of Control, the notes indenture does not contain provisions that permit you to require that PCA repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.



PCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the notes indenture applicable to a Change of Control Offer made by PCA and purchases all exchange notes validly tendered and not withdrawn under the Change of Control Offer.



The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require PCA to repurchase the exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of PCA and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:


    (1) PCA, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;



    (2) fair market value is determined by PCA's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and



    (3) at least 75% of the consideration received by PCA or the Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:



       (a) any liabilities, as shown on PCA's or the Restricted Subsidiary's most recent balance sheet, of PCA or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the exchange notes or any Subsidiary Guarantee, that are assumed by the transferee of any such assets;



       (b) any securities, notes or other obligations received by PCA or the Restricted Subsidiary from the transferee that are converted, sold or exchanged by PCA or the Restricted Subsidiary into cash within 30 days of the related Asset Sale, to the extent of the cash received in that conversion; and



       (c) any Designated Noncash Consideration received by PCA or any of its Restricted Subsidiaries in the Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of the notes indenture under this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of the Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.



Within 365 days after the receipt of any Net Proceeds from an Asset Sale, PCA may apply the Net Proceeds at its option:


    (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;


    (2) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of PCA or its Restricted Subsidiaries, as the case may be, existing at the time the assets are sold;



    (3) to make a capital expenditure or commit, or cause the Restricted Subsidiary to commit, to make a capital expenditure, including amounts anticipated to be expended under PCA's capital investment plan as adopted by the Board of Directors of PCA, within 24 months of the Asset Sale;


    (4) to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption."


Pending the final application of any of these Net Proceeds, PCA may temporarily reduce revolving credit borrowings or otherwise invest, these Net Proceeds in any manner that is not prohibited by the notes indenture.



Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding two paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, PCA will make an Asset Sale Offer to you and all holders of other Indebtedness that ranks equally with the exchange notes containing provisions similar to those set forth in the notes indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of exchange notes and the other Indebtedness of equal rank that may be purchased out of the Excess Proceeds. The offer price in any


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Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PCA may use the Excess Proceeds for any purpose not otherwise prohibited by the notes indenture. If the aggregate principal amount of exchange notes and the other Indebtedness of equal rank tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the exchange notes and the other Indebtedness of equal rank to be purchased on a pro rata basis based on the principal amount of exchange notes and the other Indebtedness of equal rank tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.



Notwithstanding the four preceding paragraphs, PCA will be permitted to apply Timberlands Net Proceeds, which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption", to repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any Equity Interests of PCA, or repurchase or redeem subordinated exchange debentures, if:



    (1) the repurchase, redemption, dividend or return of capital is consummated within 90 days of the final sale of the Timberlands Sale;



    (2) PCA's Debt to Cash Flow Ratio at the time of the Timberlands Repurchase, after giving pro forma effect to:



       (a) the repurchase, redemption, dividend or return of capital;



       (b) the Timberlands Sale and the application of the net proceeds therefrom; and


       (c) any increase or decrease in fiber, stumpage or similar costs as a result of the Timberlands Sale,

as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of PCA for which internal financial statements are available, would have been no greater than 4.5 to 1; and

    (3) in the case of a repurchase or redemption of all of the then outstanding preferred stock, new preferred stock or subordinated exchange debentures, no Timberlands Net Proceeds have previously been applied to redeem exchange notes or repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any other Equity Interests of PCA.


PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with each repurchase of exchange notes under an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the notes indenture, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the notes indenture by virtue of the conflict.



The agreements governing PCA's outstanding Senior Debt currently prohibit PCA from purchasing any exchange notes, and also provide that some of the change of control or asset sale events with respect to PCA would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which PCA becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when PCA is prohibited from purchasing exchange notes, PCA could seek the consent of its senior lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain that prohibition. If PCA does not obtain the consent or repay the borrowings, PCA will remain prohibited from purchasing exchange notes. In that case, PCA's failure to purchase tendered exchange notes would constitute an Event of Default under the notes indenture which would, in turn, constitute a default under the Senior Debt. In that circumstance, the subordination provisions in the notes indenture would likely restrict payments to you as a holder of exchange notes.


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SELECTION AND NOTICE

If less than all of the exchange notes are to be redeemed at any time, the trustee will select exchange notes for redemption as follows:

    (1) if the exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the exchange notes are listed; or


    (2) if the exchange notes are not listed, on a pro rata basis, by lot or by any method as the trustee shall deem fair and appropriate.



No exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to you at your registered address. Notices of redemption may not be conditional.



If any of your exchange notes are to be redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount of the exchange note to be redeemed. A new exchange note in principal amount equal to the unredeemed portion of the original exchange note will be issued in your name upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.



COVENANTS


RESTRICTED PAYMENTS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


    (1) declare or pay any dividend or make any other payment or distribution on account of PCA's or any of its Restricted Subsidiaries' Equity Interests, including any payment in connection with any merger or consolidation involving PCA or any of its Restricted Subsidiaries, or to the direct or indirect holders of PCA's or any of its Restricted Subsidiaries' Equity Interests in their capacity as holders, other than dividends or distributions payable (a) in Equity Interests, other than Disqualified Stock, of PCA or (b) to PCA or a Restricted Subsidiary of PCA;



    (2) purchase, redeem or otherwise acquire or retire for value, including in connection with any merger or consolidation involving PCA, any Equity Interests of PCA or any direct or indirect parent of PCA;



    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is by its terms expressly subordinated to the exchange notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity of the Indebtedness; or



    (4) make any Restricted Investment, which payments and other actions set forth in clauses (1) through (4) above are collectively referred to as "Restricted Payments",



unless, at the time of and after giving effect to the Restricted Payment:



    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of a Restricted Payment; and



    (2) PCA would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock;" and


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    (3) the Restricted Payment, together with the aggregate amount of all other
        Restricted Payments made by PCA and its Restricted Subsidiaries after the date of the notes indenture, excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph, is less than the sum, without duplication, of:



       (a) 50% of the Consolidated Net Income of PCA for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the notes indenture to the end of PCA's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment or, if the Consolidated Net Income for that period is a deficit, less 100% of the deficit, PLUS



       (b) 100% of the aggregate net cash proceeds received by PCA since the date of the notes indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of PCA, other than Disqualified Stock, or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PCA that have been converted into or exchanged for the Equity Interests, other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of PCA, together with the net proceeds received by PCA upon the conversion or exchange, if any, PLUS



       (c) to the extent that any Restricted Investment that was made after the date of the notes indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to the Restricted Investment, less the cost of disposition, if any, and (B) the initial amount of the Restricted Investment.


The preceding provisions will not prohibit:


    (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the notes indenture;



    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of PCA or any Guarantor or of any Equity Interests of PCA in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of PCA, of, Equity Interests of PCA, other than Disqualified Stock; PROVIDED that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;


    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of PCA or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;


    (4) so long as no Default has occurred and is continuing or would be caused, any Timberlands Repurchase under the terms of the fifth paragraph described under the caption "-Repurchase at the Option of Holders--Asset Sales;"


    (5) the payment of any dividend by a Restricted Subsidiary of PCA to the holders of its common Equity Interests on a pro rata basis;


    (6) so long as no Default has occurred and is continuing or would be caused, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of PCA or any Restricted Subsidiary of PCA held by any current or former officers, directors or employees of PCA, or any of its Restricted Subsidiaries, under any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business; PROVIDED that the aggregate price paid for all repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;



    (7) repurchases of Equity Interests of PCA deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of the options;


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    (8) cash payments, advances, loans or expense reimbursements made to PCA
        Holdings to permit PCA Holdings to pay its general operating expenses, other than management, consulting or similar fees payable to Affiliates of PCA, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year; and



    (9) so long as no Default has occurred and is continuing or would be caused, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of the notes indenture.



The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by PCA or a Restricted Subsidiary, as the case may be, under the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million.


INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and PCA will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that PCA may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if:



    - the Fixed Charge Coverage Ratio for PCA's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1; or,



    - if a Timberlands Repurchase has occurred in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales," 2.25 to 1,



in either case determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period.


The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):


    (1) the incurrence by PCA and any Guarantor of additional Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
        (1), with letters of credit being deemed to have a principal amount equal to the face amount, not to exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the date of the notes indenture to permanently repay Indebtedness under a Credit Facility under the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" and LESS the amount of Indebtedness outstanding under clause (18) below; PROVIDED that the amount of Indebtedness permitted to be incurred under Credit Facilities as described in this clause (1) shall be in addition to any Indebtedness permitted to be incurred under Credit Facilities, in reliance on, and as described in, clauses (4) and (19) below or in the first paragraph of this covenant;


    (2) the incurrence by PCA and its Restricted Subsidiaries of the Existing Indebtedness;

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    (3) the incurrence by PCA and the Guarantors of Indebtedness represented by the outstanding notes and the related Subsidiary Guarantees issued on the date of the notes indenture, these exchange notes issued in exchange for the outstanding notes and the related Subsidiary Guarantees thereof;



    (4) the incurrence by PCA or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of PCA or the Restricted Subsidiary, in an aggregate principal amount, which amount may, but need not be, incurred in whole or in part under Credit Facilities, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (4), not to exceed the greater of 7.5% of Total Assets as of the date of incurrence and $50.0 million at any time outstanding;



    (5) the incurrence by PCA or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness, other than intercompany Indebtedness, that was permitted by the notes indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (15) or (19) of this paragraph;



    (6) the incurrence by PCA or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PCA and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of intercompany Indebtedness by PCA or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6):



       (a) any subsequent issuance or transfer of Equity Interests that results in any intercompany Indebtedness being held by a Person other than PCA or a Restricted Subsidiary; and



       (b) any sale or other transfer of any intercompany Indebtedness to a Person that is not either PCA or a Restricted Subsidiary;



    (7) the incurrence by PCA or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the notes indenture to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with PCA's or any of its Restricted Subsidiaries' operations so long as management of PCA or the Restricted Subsidiary, as the case may be, has determined that the entering into of the Other Hedging Agreements are legitimate hedging activities;


    (8) the guarantee by PCA or any of the Guarantors of Indebtedness of PCA or a Restricted Subsidiary of PCA that was permitted to be incurred by another provision of this covenant;


    (9) the incurrence by PCA's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any the Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of PCA that was not permitted by this clause (9);



   (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each case, that the amount of the Indebtedness is included in Fixed Charges and Consolidated Indebtedness of PCA as accrued;


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   (11) the incurrence by PCA of Indebtedness and the issuance by PCA of preferred stock, in each case, that is deemed to be incurred or issued, as the case may be, in connection with the Contribution;


   (12) the incurrence by PCA or any Guarantor of obligations under foreign currency agreements entered into in the ordinary course of business and not for speculative purposes;



   (13) Indebtedness arising from agreements of PCA or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or a Subsidiary for the purpose of financing the acquisition; PROVIDED, HOWEVER, that:



        (a) the Indebtedness is not reflected on the balance sheet of PCA or any Restricted Subsidiary, which does not include contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet and



        (b) the maximum assumable liability in respect of all the Indebtedness shall at no time exceed the gross proceeds including noncash proceeds, where the fair market value of the noncash proceeds is measured at the time received and without giving effect to any subsequent changes in value, actually received by PCA and its Restricted Subsidiaries in connection with such disposition;


   (14) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by PCA or any of its Restricted Subsidiaries in the ordinary course of business;


   (15) the incurrence of Indebtedness by any Restricted Subsidiary in connection with the acquisition of assets or a new Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (15), not to exceed $25.0 million at any one time outstanding; PROVIDED that the Indebtedness was incurred by the prior owner of the asset or the Restricted Subsidiary prior to the acquisition by the Restricted Subsidiary and was not incurred in connection with, or in contemplation of, the acquisition by the Restricted Subsidiary;


   (16) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of PCA, in an amount not to exceed $7.5 million at any one time outstanding;

    (17) Indebtedness of PCA that may be deemed to exist under the Contribution Agreement as a result of PCA's obligation to pay purchase price adjustments; PROVIDED that the incurrence of Indebtedness to pay the purchase price adjustment shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (17);


   (18) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to PCA or any of its Subsidiaries, except for Standard Securitization Undertakings; PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause (18) and clause (1) above does not exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the date of the notes indenture to permanently repay Indebtedness under a Credit Facility under the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and



   (19) the incurrence by PCA of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, which amount may, but need not be, incurred in whole or in part under the Credit Facilities, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (19), not to exceed $75.0 million.


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For purposes of determining compliance with this "Incurrence of Indebtedness and
Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred under the first paragraph of this covenant, PCA will be permitted to classify or later reclassify the item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which exchange notes are first issued and authenticated under the notes indenture shall be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.


NO SENIOR SUBORDINATED DEBT


PCA will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of PCA but senior in any respect in right of payment to the exchange notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of the Guarantor but senior in any respect in right of payment to the Guarantor's Subsidiary Guarantee.


LIENS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired securing Indebtedness, Attributable Debt or trade payables, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to PCA or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to PCA or any of its Restricted Subsidiaries;

    (2) make loans or advances to PCA or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to PCA or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the date of the notes indenture;

    (2) the notes indenture, the exchange notes and the Subsidiary Guarantees;

    (3) applicable law;


    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by PCA or any of its Restricted Subsidiaries as in effect at the time of the acquisition, except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the notes indenture to be incurred;


    (5) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

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
    (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;


    (8) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to the Lien;


    (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

   (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

   (11) the Credit Agreement as in effect on the date of the notes indenture;


   (12) restrictions on the transfer of assets subject to any Lien permitted under the notes indenture imposed by the holder of the Lien;



   (13) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that these restrictions apply only to the Receivables Subsidiary;



   (14) encumbrances or restrictions existing under or arising under Credit Facilities entered into in accordance with the notes indenture; PROVIDED that the encumbrances or restrictions in those Credit Facilities are not materially more restrictive than those contained in the Credit Agreement as in effect on the date of this prospectus; and



   (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; PROVIDED, that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of PCA, not materially more restrictive with respect to dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to the amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.


MERGER, CONSOLIDATION OR SALE OF ASSETS


PCA may not, directly or indirectly: consolidate or merge with or into another Person, whether or not PCA is the surviving corporation; or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:



    (1) either: (a) PCA is the surviving corporation; or (b) the Person formed by or surviving the consolidation or merger, if other than PCA, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;



    (2) the Person formed by or surviving the consolidation or merger, if other than PCA, or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of PCA under the exchange notes, the notes indenture and the note registration rights agreement under agreements reasonably satisfactory to the trustee;



    (3) immediately after the consolidation or merger, no Default or Event of Default exists; and



    (4) PCA or the Person formed by or surviving the consolidation or merger, if other than PCA, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of


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        the transaction after giving pro forma effect to the transaction and any related financing transactions as if they had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."


In addition, PCA may not, directly or indirectly, lease all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among PCA and any of its Wholly Owned Restricted Subsidiaries.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES


The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by PCA and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as PCA shall determine. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.


TRANSACTIONS WITH AFFILIATES

PCA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:


    (1) the Affiliate Transaction is on terms taken as a whole that are no less favorable to PCA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by PCA or the Restricted Subsidiary with an unrelated Person; and


    (2) PCA delivers to the trustee:


       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and



       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to you of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of national standing; PROVIDED that this clause (b) shall not apply to transactions with TPI and its subsidiaries in the ordinary course of business at a time when Madison Dearborn Partners, LLC and its Affiliates are entitled, directly or indirectly, to elect a majority of the Board of Directors of PCA.


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The following items shall not be deemed to be Affiliate Transactions and will not be subject to the provisions of the first paragraph of this covenant:



    (1) any employment agreement entered into by PCA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of PCA or the Restricted Subsidiary;


    (2) transactions between or among PCA and/or its Restricted Subsidiaries;


    (3) transactions with a Person that is an Affiliate of PCA solely because PCA owns an Equity Interest in the Person;


    (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of PCA;


    (5) sales of Equity Interests, other than Disqualified Stock, to Affiliates of PCA;



    (6) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that these fees shall not, in the aggregate, exceed $15.0 million, plus out-of-pocket expenses, in connection with the Contribution or $2.0 million in any twelve-month period following the date of the closing of the Contribution;


    (7) the payment of fees and expenses related to the Contribution other than fees and expenses paid to Madison Dearborn Partners, LLC and its Affiliates;

    (8) Restricted Payments that are permitted by the provisions of the notes indenture described above under the caption "-Restricted Payments;"

    (9) transactions described in clause (11) of the definition of Permitted Investments;

   (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of PCA or any Subsidiary as determined in good faith by the Board of Directors of PCA or senior management;

   (11) payments made to PCA Holdings for the purpose of allowing PCA Holdings to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year;

   (12) transactions contemplated by the Contribution Agreement and the Transaction Agreements as the same are in effect on the date of the notes indenture;

   (13) transactions in connection with a Qualified Receivables Transaction; and

   (14) transactions with either of the Initial Purchasers or any of their respective Affiliates.

ADDITIONAL SUBSIDIARY GUARANTEES


If PCA or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary or if any Restricted Subsidiary becomes a Domestic Subsidiary of PCA after the date of the notes indenture, then that newly acquired or created Domestic Subsidiary, other than a Receivables Subsidiary, must become a Guarantor and execute a supplemental notes indenture and deliver an Opinion of Counsel to the trustee within 10 Business Days of the date on which it was acquired or created.


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SALE AND LEASEBACK TRANSACTIONS

PCA will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that PCA or any Restricted Subsidiary may enter into a sale and leaseback transaction if:


    (1) either:



        (a) PCA or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock"; or



        (b) the Net Proceeds of the sale and leaseback transaction are applied to repay outstanding Senior Debt; and



    (2) the transfer of assets in that sale and leaseback transaction is permitted by, and PCA applies the net proceeds of the transaction in compliance with, the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales."


BUSINESS ACTIVITIES


PCA will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to PCA and its Restricted Subsidiaries taken as a whole.


REPORTS


Whether or not required by the Commission, so long as any exchange notes are outstanding, PCA will furnish to you, within the time periods specified in the Commission's rules and regulations:



    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if PCA were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by PCA's certified independent accountants; and



    (2) all current reports that would be required to be filed with the Commission on Form 8-K if PCA were required to file these reports.



In addition, whether or not required by the Commission, PCA will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept the filing, and make the information available to securities analysts and prospective investors upon request. In addition, PCA and the Guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to you and to securities analysts and prospective investors, upon request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.



If PCA has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of PCA and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of PCA.


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EVENTS OF DEFAULT AND REMEDIES

Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the exchange notes, whether or not prohibited by the subordination provisions of the notes indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the exchange notes, whether or not prohibited by the subordination provisions of the notes indenture;


    (3) failure by PCA or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-Repurchase at the Option of Holders-Asset Sales" or "Covenants-Merger, Consolidation or Sale of Assets;"



    (4) failure by PCA or any of its Restricted Subsidiaries for 30 days after notice by the trustee or by the holders of at least 25% in principal amount of the exchange notes to comply with any of the other agreements in the notes indenture;



    (5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries, or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries, if that default:



       (a) is caused by a failure to pay principal at the final stated maturity of the Indebtedness, which we refer to as a Payment Default; or



       (b) results in the acceleration of Indebtedness prior to its express maturity,



and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;


    (6) failure by PCA or any of its Restricted Subsidiaries to pay final nonappealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 90 days;

    (7) except as permitted by the notes indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and


    (8) events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries.



In the case of an Event of Default arising from events of bankruptcy or insolvency with respect to PCA, all outstanding exchange notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee, upon request of holders of at least 25% in principal amount of the exchange notes then outstanding or the holders of at least 25% in principal amount of the then outstanding exchange notes may declare all the exchange notes to be due and payable by notice in writing to PCA and the trustee specifying the respective Event of Default and that such this is a "notice of acceleration" (the "Acceleration Notice"), and the exchange notes shall become immediately due and payable or, if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by PCA and the Representative under the Credit Agreement of the Acceleration Notice but only if the Event of Default is then continuing.



You may not enforce the notes indenture or the exchange notes except as provided in the notes indenture. Subject to the terms of the notes indenture, holders of a majority in principal amount of the then outstanding exchange


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

notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from you notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if it determines that withholding notice is in your interest.



The holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the trustee may on behalf of the holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the notes indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the exchange notes.



In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding payment of the premium that PCA would have had to pay if PCA then had elected to redeem the exchange notes under the optional redemption provisions of the notes indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes. If an Event of Default occurs prior to April 1, 2004, by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding the prohibition on redemption of the exchange notes prior to April 1, 2004, then the premium specified in the notes indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes.



PCA is required to deliver to the trustee annually a statement regarding compliance with the notes indenture. Upon becoming aware of any Default or Event of Default, PCA is required to deliver to the trustee a statement specifying the Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


No person serving in the role of director, officer, employee, incorporator or stockholder of PCA or any Guarantor shall have any liability for any obligations of PCA or the Guarantors under the exchange notes, the notes indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, the obligations or their creation. By accepting an exchange note, you waive and release all these liabilities. The waiver and release are part of the consideration for issuance of the exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

PCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding exchange notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:


    (1) your right to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on your exchange notes when the payments are due from the trust referred to below;



    (2) PCA's obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;



    (3) the rights, powers, trusts, duties and immunities of the trustee, and PCA's and the Guarantor's related obligations; and


    (4) the Legal Defeasance provisions of the notes indenture.


In addition, PCA may, at its option and at any time, elect to have the obligations of PCA and the Guarantors released with respect to some of the covenants that are described in the notes indenture ("Covenant Defeasance"), after which any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the exchange notes. In the event Covenant Defeasance occurs, the events described under "Events of Default," except for non-payment, bankruptcy, receivership, rehabilitation and insolvency events, will no longer constitute an Event of Default with respect to the exchange notes.


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
In order to exercise either Legal Defeasance or Covenant Defeasance:


    (1) PCA must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and PCA must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;



    (2) in the case of Legal Defeasance, PCA shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that either PCA has received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the notes indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and on that basis the Opinion of Counsel shall confirm that, you will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Legal Defeasance had not occurred;



    (3) in the case of Covenant Defeasance, PCA shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;


    (4) no Default or Event of Default shall have occurred and be continuing either:


        (a) on the date of the deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit; or



        (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



    (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the notes indenture but in any event including the Credit Agreement, to which PCA or any of its Subsidiaries is a party or by which PCA or any of its Subsidiaries is bound;



    (6) PCA must have delivered to the trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of PCA or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of PCA under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



    (7) PCA must deliver to the trustee an Officers' Certificate stating that the deposit was not made by PCA with the intent of preferring the holders of exchange notes over the other creditors of PCA with the intent of defeating, hindering, delaying or defrauding creditors of PCA or others; and



    (8) PCA must deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that PCA has complied with all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance.


AMENDMENT, SUPPLEMENT AND WAIVER


Except as provided in the next three succeeding paragraphs, the notes indenture or the exchange notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the exchange notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes. In addition, any existing default or compliance with any provision of the notes indenture or the exchange notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding exchange notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes.



Without the consent of each holder affected, an amendment or waiver may not, with respect to any exchange notes held by a non-consenting holder:



    (1) reduce the principal amount of exchange notes whose holders must consent to an amendment, supplement or waiver;



    (2) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the exchange notes, other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders;"


    (3) reduce the rate of or change the time for payment of interest on any exchange note;


    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the exchange notes, except a rescission of acceleration of the exchange notes by the holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from the acceleration;


    (5) make any exchange note payable in money other than that stated in the exchange notes;


    (6) make any change in the provisions of the notes indenture relating to waivers of past Defaults or the rights of holders of exchange notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the exchange notes;



    (7) waive a redemption payment with respect to any exchange note, other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders;"



    (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the notes indenture, except in compliance with the terms of the notes indenture; or


    (9) make any change in the preceding amendment and waiver provisions.


In addition, any amendment to, or waiver of, the provisions of the notes indenture relating to subordination that adversely affects the rights of the holders of the exchange notes will require the consent of the holders of at least 75% in aggregate principal amount of exchange notes then outstanding.



Notwithstanding the preceding, without the consent of any holder of exchange notes, PCA, the Guarantors and the trustee may amend or supplement the notes indenture or the exchange notes:


    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;


    (3) to provide for the assumption of PCA's or any Guarantor's obligations to holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of PCA's or any Guarantor's assets;



    (4) to make any change that would provide any additional rights or benefits to the holders of exchange notes or that does not adversely affect the legal rights under the notes indenture of any Holder; or


    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the notes indenture under the Trust Indenture Act.

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SATISFACTION AND DISCHARGE


The notes indenture will be discharged and will cease to be of further effect as to all exchange notes issued under the ntoes indenture, when:


    (1) either:


       (a) all exchange notes that have been authenticated, except lost, stolen or destroyed exchange notes that have been replaced or paid and exchange notes for whose payment money has been deposited in trust and then repaid to PCA, have been delivered to the trustee for cancellation; or



       (b) all exchange notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, cash in U.S. dollars, non-callable Government Securities, or a combination of the above, in amounts that will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the exchange notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;



    (2) no Default or Event of Default shall have occurred and be continuing on the date of deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which PCA or any Guarantor is a party or by which PCA or any Guarantor is bound;


    (3) PCA or any Guarantor has paid or caused to be paid all sums payable by it under the notes indenture; and

    (4) PCA has delivered irrevocable instructions to the trustee under the notes indenture to apply the deposited money toward the payment of the exchange notes at maturity or the redemption date, as the case may be.

In addition, PCA must deliver an Officers' Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE


If the trustee becomes a creditor of PCA or any Guarantor, the notes indenture limits its right to obtain payment of claims in some cases, or to realize on certain property received in respect of any some claims as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.



The holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to some exceptions. The notes indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the notes indenture at the request of any holder of exchange notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

Anyone who receives this prospectus may obtain a copy of the notes indenture without charge by writing to Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Chief Financial Officer.

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BOOK-ENTRY, DELIVERY AND FORM


The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described below, the exchange notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee in the form of one or more global certificates (the "Global Notes") or will remain in the custody of the trustee under a FAST Balance Certificate Agreement between DTC and the trustee.


Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See "--Exchange Notes of Global Notes for Certificated Notes." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Cedel, which rules and procedures may change from time to time.

Initially, the trustee will act as paying agent and registrar. The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. PCA takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.


DTC has advised PCA that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.



DTC has also advised PCA that, under procedures established by it:


    (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to other owners of beneficial interest in the Global Notes.


All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that some Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to these Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge the interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of these interests, may be affected by the lack of a physical certificate evidencing the interests.


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EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE
EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" OF THE EXCHANGE NOTES UNDER THE NOTES INDENTURE FOR ANY PURPOSE.



Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the notes indenture. Under the terms of the notes indenture, PCA and the trustee will treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, neither PCA, the trustee nor any agent of PCA or the trustee has or will have any responsibility or liability for:


    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.


DTC has advised PCA that its current practice, upon receipt of any payment in respect of securities such as the exchange notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or PCA. Neither PCA nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and PCA and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.



DTC has advised PCA that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of that portion of the aggregate principal amount of the exchange notes as to which the Participant or Participants has or have given direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Notes for legended exchange notes in certificated form, and to distribute those exchange notes to its Participants.


EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for definitive exchange notes in registered certificated form ("Certificated Notes") if:


    (1) DTC:



        (a) notifies PCA that it is unwilling or unable to continue as depositary for the Global Notes and PCA fails to appoint a successor depositary; or


        (b) has ceased to be a clearing agency registered under the Exchange
            Act;

    (2) PCA, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there shall have occurred and be continuing a Default or Event of Default with respect to the exchange notes.


In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC under the terms of the notes indenture. In all cases,


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Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the DTC, in accordance with its customary procedures.

SAME DAY SETTLEMENT AND PAYMENT


PCA will make payments in respect of the exchange notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Global Note holder. PCA will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of Certificated Notes or, if no account is specified, by mailing a check to the holder's registered address. The exchange notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in exchange notes will, therefore, be required by DTC to be settled in immediately available funds. PCA expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.



DEFINITIONS



Set forth below are some of the defined terms used in the notes indenture. Reference is made to the notes indenture for a full disclosure of all the terms, as well as any other capitalized terms used herein for which no definition is provided.


"ACQUIRED DEBT" means, with respect to any specified Person:


    (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of the specified Person, whether or not the Indebtedness is incurred in connection with, or in contemplation of, the other Person merging with or into, or becoming a Subsidiary of, the specified Person; and



    (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.



"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.



"APPLICABLE PREMIUM" means, with respect to any exchange note on any redemption date, the greater of:



    (1) 1.0% of the principal amount of the exchange note; or


    (2) the excess of:


       (a) the present value at the redemption date of:



           (1) the redemption price, which is set forth in the table under "-Optional Redemption," of the exchange note at April 1, 2004 plus;



           (2) all required interest payments due on the Note through April 1, 2004, excluding accrued but unpaid interest, computed using a discount rate equal to the Treasury Rate as of the Redemption Date plus 50 basis points; over



       (b) the principal amount of the exchange note, if greater.


"ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or

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        substantially all of the assets of PCA and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the notes indenture described above under the caption "-Repurchase at the Option of Holders-Change of Control" and/or the provisions described above under the caption "-Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and


    (2) the issuance of Equity Interests by any of PCA's Restricted Subsidiaries or the sale of Equity Interests in any of PCA's Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

    (2) a transfer of assets between or among PCA and its Wholly Owned Restricted Subsidiaries,

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to PCA or to another Wholly Owned Restricted Subsidiary;

    (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;


    (6) the transfer or disposition of assets and the sale of Equity Interests under the Contribution;



    (7) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for their fair market value including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of their fair market value as determined in accordance with GAAP; and



    (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-Covenants-Restricted Payments."



"ATTRIBUTABLE Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with GAAP.



"BENEFICIAL OWNER" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as that term is used in Section 13(d)(3) of the Exchange Act, that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether this right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.


"BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the board of directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and


    (3) with respect to any other Person, the board or committee of that Person serving a similar function.



"CAPITAL LEASE OBLIGATION" means, at the time any determination of liability is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.


"CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

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    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;



    (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and


    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"CASH EQUIVALENTS" means:

    (1) United States dollars;


    (2) securities issued or directly and fully guaranteed or insured by the United States government or any of its agencies or instrumentalities, PROVIDED that the full faith and credit of the United States is pledged in support of the securities, having maturities of not more than six months from the date of acquisition;


    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"CHANGE OF CONTROL" means the occurrence of any of the following:


    (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger, consolidation or transfer of PCA Voting Stock, in one or a series of related transactions, of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole to any "person," as that term is used in
        Section 13(d)(3) of the Exchange Act, other than to a Principal or a Related Party of a Principal;



    (2) the adoption of a plan relating to the liquidation or dissolution of PCA, other than a plan relating to the sale or other disposition of timberland;



    (3) the consummation of any transaction, including any merger or consolidation, the result of which is that any "person" as defined above other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PCA, measured by voting power rather than number of shares; or


    (4) the first day on which a majority of the members of the Board of Directors of PCA are not Continuing Directors.


"CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of that Person for the period PLUS:



    (1) provision for taxes based on income or profits of the Person and its Restricted Subsidiaries for the period, to the extent that the provision for taxes was deducted in computing the Consolidated Net Income; PLUS



    (2) consolidated interest expense of the Person and its Restricted Subsidiaries for the period, whether paid or accrued and whether or not capitalized, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received under Hedging Obligations, to the extent that the expense was deducted in computing the Consolidated Net Income; PLUS



    (3) depletion, depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of the Person and its Restricted Subsidiaries for the period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; PLUS



    (4) all one-time charges incurred in 1999 in connection with the Contribution, including the impairment charge described in "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview," to the extent those charges were deducted in computing the Consolidated Net Income; PLUS



    (5) all restructuring charges incurred prior to the date of the notes indenture, including the restructuring charge that was added to pro forma EBITDA to calculate adjusted pro forma EBITDA described in Note 4 under "Selected Combined Financial and Other Data;" MINUS



    (6) non-cash items increasing the Consolidated Net Income for the period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.



Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of PCA shall be added to Consolidated Net Income to compute Consolidated Cash Flow of PCA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to PCA by the Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.


"CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of:


    (1) the total amount of Indebtedness of that Person and its Restricted Subsidiaries; PLUS



    (2) the total amount of Indebtedness of any other Person, to the extent that the Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; PLUS



    (3) the aggregate liquidation value of all Disqualified Stock of that Person and all preferred stock of Restricted Subsidiaries of that Person, in each case, determined on a consolidated basis in accordance with GAAP.



"CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:



    (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of that Person;


    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at

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

        the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;



    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition shall be excluded;


    (4) the cumulative effect of a change in accounting principles shall be excluded; and


    (5) for purposes of calculating Consolidated Cash Flow to determine the Debt to Cash Flow Ratio or the Fixed Charge Coverage Ratio, the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.


"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of PCA who:


    (1) was a member of the Board of Directors on the date of the notes indenture; or



    (2) was nominated for election or elected to the Board of Directors either:



        (a) with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election; or



        (b) under the terms of the Stockholders Agreement as in effect on the date of the notes indenture.


"CONTRIBUTION" means the Contribution contemplated by the Contribution
Agreement.


"CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of January 25, 1999 among TPI, PCA Holdings and PCA as the same is in effect on the date of the notes indenture.



"CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof by and among PCA and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders party thereto, together with the related documents thereto, including, without limitation, any guarantee agreements and security documents in each case as the agreements may be amended, including any amendment and restatement thereof supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder or adding Subsidiaries of PCA as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under the agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.



"CREDIT FACILITIES" means, one or more debt facilities, including the Credit Agreement or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against the receivables, working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.



"DEBT TO CASH FLOW RATIO" means, as of any date of determination, the ratio of
(1) the Consolidated Indebtedness of PCA as of that date to (2) the Consolidated Cash Flow of PCA for the four most recent full fiscal quarters ending immediately prior to that date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by PCA and its Restricted Subsidiaries from the beginning of the four-quarter period through and including the date of determination, including any related financing transactions, as if the acquisitions and dispositions had occurred at the beginning of the four-quarter period. In addition, for purposes of making the computation referred to above:



    (1) acquisitions that have been made by PCA or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the


                                      112
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        four-quarter reference period and Consolidated Cash Flow for the four-quarter reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso in the definition of Consolidated Net Income;


    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded;


    (3) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for that period to the transactions and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in Note 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of the four-quarter reference period; and


    (4) the impact of the Treasury Lock shall be excluded.

"DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


"DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by PCA or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration in an Officers' Certificate executed by the principal executive officer and the principal financial officer of PCA or the Restricted Subsidiary. The Officers' Certificate shall state the basis of the valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.


"DESIGNATED SENIOR DEBT" means:

    (1) any Indebtedness under or in respect of the Credit Agreement; and


    (2) any other Senior Debt permitted under the notes indenture the principal amount of which is $25.0 million or more and that has been designated by PCA in the instrument or agreement relating to the same as "Designated Senior Debt."



"DISQUALIFIED STOCK" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder, or upon the happening of any event, matures or is mandatorily redeemable, as required by a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the exchange notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require PCA to repurchase the Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that PCA may not repurchase or redeem the Capital Stock unless the repurchase or redemption complies with the covenant described above under the caption "-Covenants-Restricted Payments." The New Preferred Stock will not constitute Disqualified Stock for purposes of the notes indenture.


"DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of PCA.

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"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.



"EXISTING INDEBTEDNESS" means Indebtedness of PCA and its Subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the date of the notes indenture, until the amounts are repaid.


"FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:


    (1) the consolidated interest expense of that Person and its Restricted Subsidiaries for that period, whether paid or accrued, including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, excluding amortization of debt issuance costs and net of the effect of all payments made or received under Hedging Obligations; PLUS



    (2) the consolidated interest of that Person and its Restricted Subsidiaries that was capitalized during that period; PLUS



    (3) any interest expense on Indebtedness of another Person that is Guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of that Person or one of its Restricted Subsidiaries, whether or not the Guarantee or Lien is called upon; PLUS



    (4) the product of:



        (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of that Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of PCA, other than Disqualified Stock, or to PCA or a Restricted Subsidiary of PCA, TIMES



        (b) a fraction, the numerator of which is one and the denominator of which is one minus PCA's then current effective combined federal, state and local statutory tax rate of that Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.



"FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of that Person and its Restricted Subsidiaries for that period to the Fixed Charges of that Person and its Restricted Subsidiaries for that period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or the issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.


In addition, for purposes of calculating the Fixed Charge Coverage Ratio:


    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for the reference period shall be calculated on a pro forma basis under the terms of Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months after the acquisition, but without giving effect to clause (3) of the proviso in the definition of Consolidated Net Income;


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    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;


    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to those Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;



    (4) for any four-quarter reference period that includes any period of time prior to the closing of the Contribution, pro forma effect shall be given for the period to the transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in Note 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of the four-quarter reference period; and


    (5) the impact of the Treasury Lock shall be excluded.


"FOREIGN SUBSIDIARY WORKING CAPITAL INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary that is organized outside of the United States under lines of credit extended after the date of the indenture to the Restricted Subsidiary by Persons other than PCA or any of its Restricted Subsidiaries, the proceeds of which are used for the Restricted Subsidiary's working capital purposes.



"GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by other entities as have been approved by a significant segment of the accounting profession, which are in effect from time to time.



"GUARANTEE" means a guarantee of all or any part of any Indebtedness, other than by endorsement of negotiable instruments for collection in the ordinary course of business, including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.


"GUARANTORS" means:


    (1) each Restricted Subsidiary that is or becomes a Domestic Subsidiary of PCA, other than a Receivables Subsidiary; and



    (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the notes indenture;


and their respective successors and assigns.


"HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of that Person under:


    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and


    (2) other agreements or arrangements designed to protect that Person against fluctuations in interest rates.



"INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of that Person, whether or not contingent, in respect of:


    (1) borrowed money;


    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or related reimbursement agreements;


    (3) banker's acceptances;


    (4) Capital Lease Obligations;


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    (5) the deferred balance of the purchase price of any property outside of the ordinary course of business which remains unpaid, except the balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or


    (6) any Hedging Obligations or Other Hedging Agreements,


if and to the extent any of the preceding items, other than letters of credit, Hedging Obligations and Other Hedging Agreements, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not the Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.


The amount of any Indebtedness outstanding as of any date shall be:


    (1) its accreted value, in the case of any Indebtedness issued with original issue discount; and



    (2) its principal amount in the case of any other Indebtedness.



"INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated.



"INVESTMENTS" means, with respect to any Person, all direct or indirect investments by that Person in other Persons, including Affiliates, in the forms of loans, including Guarantees or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PCA or any Subsidiary of PCA sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of PCA such that, after giving effect to any the sale or disposition, that Person is no longer a Subsidiary of PCA, PCA shall be deemed to have made an Investment on the date of the sale or disposition equal to the fair market value of the Equity Interests of the Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Covenants-Restricted Payments." The acquisition by PCA or any Subsidiary of PCA of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PCA or the Subsidiary in the third Person in an amount equal to the fair market value of the Investment held by the acquired Person in the third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Covenants-Restricted Payments."



"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.


"MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.


"NET INCOME" means, with respect to any specified Person, the net income or loss of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:



    (1) any gain or loss, together with any related provision for taxes on the gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by the Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Person or any of its Restricted Subsidiaries; and



    (2) any extraordinary gain or loss, together with any related provision for taxes on the extraordinary gain (or loss).


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"NET PROCEEDS" means the aggregate cash proceeds received by PCA or any of its
Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to the Asset Sale, including legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sales, all taxes of any kind paid or payable as a result of the Asset Sale and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.


"NON-RECOURSE DEBT" means Indebtedness:


    (1) as to which neither PCA nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;



    (2) no default with respect to which, including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the exchange notes, of PCA or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment of the other Indebtedness to be accelerated or payable prior to its stated maturity; and


    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PCA or any of its Restricted Subsidiaries.

"OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OTHER HEDGING AGREEMENTS" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

"PCA HOLDINGS" means PCA Holdings LLC, a Delaware limited liability company.


"PERMITTED BUSINESS" means the containerboard, paperboard and packaging products business and any business in which PCA and its Restricted Subsidiaries are engaged on the date of the notes indenture or any business reasonably related, incidental or ancillary to any of the foregoing.



"PERMITTED GROUP" means any group of investors that is deemed to be a "person," as that term is used in Section 13(d)(3) of the Exchange Act, at any time prior to PCA's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person, other than the Principals and their Related Parties, Beneficially Owns, together with its Affiliates, more of the Voting Stock of PCA that is Beneficially Owned by the group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.


"PERMITTED INVESTMENTS" means:

    (1) any Investment in PCA or in a Restricted Subsidiary of PCA;

    (2) any Investment in Cash Equivalents;


    (3) any Investment by PCA or any Restricted Subsidiary of PCA in a Person, if as a result of the Investment:



       (a) that Person becomes a Restricted Subsidiary of PCA; or


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       (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PCA or a Restricted Subsidiary of PCA;



    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made under the terms of and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales;"



    (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests, other than Disqualified Stock, of PCA;


    (6) Hedging Obligations and Other Hedging Agreements;


    (7) any Investment existing on the date of the notes indenture;


    (8) loans and advances to employees and officers of PCA and its Restricted Subsidiaries in the ordinary course of business;


    (9) any Investment in securities of trade creditors or customers received in compromise of obligations of those persons incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of the trade creditors or customers;


   (10) negotiable instruments held for deposit or collection in the ordinary course of business;

   (11) loans, guarantees of loans and advances to officers, directors, employees or consultants of PCA or a Restricted Subsidiary of PCA not to exceed $7.5 million in the aggregate outstanding at any time;


   (12) any Investment by PCA or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by PCA or any of its Restricted Subsidiaries; and



   (13) other Investments in any Person having an aggregate fair market value, measured on the date each Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made under this clause (13) that are at the time outstanding not to exceed the greater of $50.0 million or 5% of Total Assets.



"PERMITTED JUNIOR SECURITIES" means debt or equity securities of PCA or any successor corporation issued under a plan of reorganization or readjustment of PCA that are subordinated to the payment of all then outstanding Senior Debt of PCA at least to the same extent that the exchange notes are subordinated to the payment of all Senior Debt of PCA on the date of the notes indenture, so long as:



    (1) the effect of the use of this defined term in the subordination provisions contained in the notes indenture is not to cause the exchange notes to be treated as part of:


       (a) the same class of claims as the Senior Debt of PCA; or


       (b) any class of claims ranking equally with, or senior to, the Senior Debt of PCA for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of PCA; and



    (2) to the extent that any Senior Debt of PCA outstanding on the date of consummation of the plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of that definition, on that date, either:



       (a) the holders of the Senior Debt not so paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of that definition, have consented to the terms of the plan of reorganization or readjustment; or


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       (b) the holders receive securities which constitute Senior Debt of PCA, which are guaranteed under guarantees constituting Senior Debt of each Guarantor, and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of PCA, and any related Senior Debt of the Guarantors, not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of that definition.


"PERMITTED LIENS" means:


    (1) Liens of PCA and any Guarantor securing Senior Debt that was permitted by the terms of the notes indenture to be incurred;


    (2) Liens in favor of PCA or the Guarantors;


    (3) Liens on property of a Person existing at the time that Person is merged with or into or consolidated with PCA or any Subsidiary of PCA; PROVIDED that the Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with PCA or the Subsidiary;



    (4) Liens on property existing at the time of acquisition of the property by PCA or any Subsidiary of PCA, PROVIDED that the Liens were in existence prior to the contemplation of the acquisition;


    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;


    (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with the Indebtedness;



    (7) Liens existing on the date of the notes indenture together with any Liens securing Permitted Refinancing Indebtedness incurred under clause
        (5) of the second paragraph under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in order to refinance the Indebtedness secured by Liens existing on the date of the notes indenture; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;


    (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

    (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;


   (10) Liens to secure Foreign Subsidiary Working Capital Indebtedness permitted by the notes indenture to be incurred so long as the Lien attached only to the assets of the Restricted Subsidiary which is the obligor under the Indebtedness;


   (11) Liens securing Attributable Debt;

   (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

   (13) Liens incurred in the ordinary course of business of PCA or any Subsidiary of PCA with respect to obligations that do not exceed $15.0 million at any one time outstanding.

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"PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of PCA or any of its
Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of PCA or any of its Restricted Subsidiaries, other than intercompany Indebtedness; PROVIDED that:



    (1) the principal amount, or accreted value, if applicable, of the Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith;



    (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;



    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the exchange notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the exchange notes on terms at least as favorable to the holders of exchange notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and



    (4) the Indebtedness is incurred either by PCA or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"PRINCIPALS" means:

    (1) Madison Dearborn Partners, LLC and its Affiliates; and

    (2) TPI and its Affiliates.


"PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, PCA or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of the note, other than amounts required to be established as reserves under agreements, amounts paid to investors in respect of interest, principal and other amounts owing to the investors and amounts paid in connection with the purchase of newly generated receivables.



"QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by PCA or any of its Restricted Subsidiaries under which PCA or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:



    (1) a Receivables Subsidiary, in the case of a transfer by PCA or any of its Restricted Subsidiaries; and



    (2) any other Person, in the case of a transfer by a Receivables Subsidiary,



or may grant a security interest in, any accounts receivable, whether now existing or arising in the future, of PCA or any of its Restricted Subsidiaries, and any assets related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.



"RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of PCA that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of PCA, as provided below, as a Receivables Subsidiary and:


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    (1) has no Indebtedness or other Obligations, contingent or otherwise, that:



       (a) are guaranteed by PCA or any of its Restricted Subsidiaries, other than contingent liabilities under Standard Securitization Undertakings;



       (b) are recourse to or obligate PCA or any of its Restricted Subsidiaries in any way other than under Standard Securitization Undertakings; or



       (c) subjects any property or assets of PCA or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction the Indebtedness or other Obligations, other than under Standard Securitization Undertakings;



    (2) has no contract, agreement, arrangement or undertaking, except in connection with a Purchase Money Note or Qualified Receivables Transaction, with PCA or any of its Restricted Subsidiaries than on terms no less favorable to PCA or the Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of PCA, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and



    (3) neither PCA nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve targeted levels of operating results.



This designation by the Board of Directors of PCA shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of PCA giving effect to the designation and an Officers' Certificate certifying, to the best of the officer's knowledge and belief after consulting with counsel, that the designation complied with the foregoing conditions.


"RELATED PARTY" means:


    (1) any controlling stockholder, 80% or more owned Subsidiary, or immediate family member, in the case of an individual, of any Principal; or



    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or other Persons referred to in the immediately preceding clause
        (1).



"REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks this representative, then the Representative for the Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of the Designated Senior Debt in respect of any Designated Senior Debt.


"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"SENIOR DEBT" means:


    (1) all Indebtedness outstanding under all Credit Facilities, all Hedging Obligations and all Other Hedging Agreements, including guarantees of the obligations, with respect thereto of PCA and the Guarantors, whether outstanding on the date of the notes indenture or thereafter incurred;



    (2) any other Indebtedness incurred by PCA and the Guarantors, unless the instrument under which the Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the exchange notes or the Subsidiary Guarantees, as the case may be; and


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    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2), including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not the interest is an allowed claim under applicable law.


Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by PCA or the Guarantors;

    (2) any Indebtedness of PCA or any Guarantor to any of its Subsidiaries;

    (3) any trade payables; or


    (4) the portion of any Indebtedness that is incurred in violation of the notes indenture, but only to the extent so incurred.



"SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as the Regulation is in effect on the date hereof.


"STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by PCA or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.


"STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any of the interest or principal prior to the date originally scheduled for payment.



"STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of April 12, 1999 by and among PCA Holdings LLC, TPI and PCA, as in effect on the date of the notes indenture.


"SUBSIDIARY" means, with respect to any specified Person:


    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person, or a combination of that Person and its Subsidiaries; and



    (2) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person, or any combination of that Person and its Subsidiaries.


"TPI" means Tenneco Packaging Inc., a Delaware corporation.


"TIMBERLANDS NET PROCEEDS" means the Net Proceeds from Timberlands Sales in excess of $500.0 million, up to a maximum of $100.0 million, or a larger amount as may be necessary to repurchase or redeem all outstanding new preferred stock or subordinated exchange debentures in the event of a repurchase or redemption of all outstanding new preferred stock or subordinated exchange debentures, as long as at least $500.0 million of Net Proceeds have been applied to repay Indebtedness under the Credit Agreement.



"TIMBERLANDS REPURCHASE" means the repurchase or redemption of, payment of a dividend on, or return of capital with respect to any Equity Interests of PCA, the repurchase or redemption of Subordinated Exchange Debentures or the redemption of exchange notes with Timberlands Net Proceeds in accordance with the terms of the notes indenture.


"TIMBERLANDS SALE" means a sale or series of sales by PCA or a Restricted Subsidiary of PCA of timberlands.

"TOTAL ASSETS" means the total consolidated assets of PCA and its Restricted Subsidiaries, as set forth on PCA's most recent consolidated balance sheet.

"TRANSACTION AGREEMENTS" means:


    (1) the Purchase/Supply Agreements between PCA and each of TPI, Tenneco Automotive, Inc. and Tenneco Packaging Specialty and Consumer Products, Inc., each dated the date of the notes indenture;



    (2) the Facilities Use Agreement between PCA and TPI, dated the date of the notes indenture;



    (3) the Human Resources Agreement among PCA, TPI and Tenneco Inc., dated the date of the notes indenture;



    (4) the Transition Services Agreement among PCA and TPI, dated the date of the notes indenture;



    (5) the Holding Company Support Agreement among PCA and PCA Holdings, dated the date of the notes indenture;



    (6) the Registration Rights Agreement among PCA, PCA Holdings and TPI, dated the date of the notes indenture; and


    (7) the Stockholders Agreement.

"TREASURY LOCK" means the interest rate protection agreement dated as of March 5, 1999 between PCA and J.P. Morgan Securities Inc.


"TREASURY RATE" means, as of any redemption date, the yield to maturity as of the Redemption Date of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date, or, if the Statistical Release is no longer published, any publicly available source of similar market data, most nearly equal to the period from the redemption date to April 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to April 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.



"UNRESTRICTED SUBSIDIARY" means any Subsidiary of PCA that is designated by the Board of Directors as an Unrestricted Subsidiary under a Board Resolution, but only to the extent that the Subsidiary:


    (1) has no Indebtedness other than Non-Recourse Debt;


    (2) is not party to any agreement, contract, arrangement or understanding with PCA or any Restricted Subsidiary of PCA unless the terms of any the agreement, contract, arrangement or understanding are no less favorable to PCA or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PCA;



    (3) is a Person with respect to which neither PCA nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results; and


    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PCA or any of its Restricted Subsidiaries.


Any designation of a Subsidiary of PCA as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the notes indenture and any Indebtedness of the Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of PCA as of that date and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," PCA shall be in default of the covenant. The Board of Directors of PCA may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PCA of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation shall only be permitted if
(1) the Indebtedness is permitted under the covenant described under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following the designation.



"VOTING STOCK" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of the Board of Directors of that Person.


"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:


    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the principal, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment; by



    (2) the then outstanding principal amount of the Indebtedness.



"WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means any Wholly Owned Subsidiary of that Person which at the time of determination is a Restricted Subsidiary.



"WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by that Person and/or by one or more Wholly Owned Subsidiaries of that Person.

                       DESCRIPTION OF NEW PREFERRED STOCK

This description of the securities being offered has five parts:

    - New Preferred Stock;

    - Subordinated Exchange Debentures;

    - Book-Entry, Delivery and Form; and


    - Definitions.



You should read all four parts of this Description of New Preferred Stock for a description of the provisions of the instruments governing the securities, the form in which the securities are expected to be issued and some of the mechanics for trading of the securities. Although this description is provided for your reference, you are strongly encouraged to read the certificate of designation governing the new preferred stock and the exchange indenture governing the subordinated exchange debentures for the complete terms and provisions of the securities being offered. The certificate of designation is filed as Exhibit 4.2 and the exchange indenture is filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part. In addition, you should be aware that the General Corporation Law of the State of Delaware also governs the new preferred stock and the ability of PCA to pay dividends on the preferred stock. See "Description of Capital Stock" and "Risk Factors-Dividend Restrictions."



You can find the definitions of some of the terms used in this description in the subsection "-Definitions" which begins on page 156. In this description, the words "we," "us," the "company" or "PCA" refer only to Packaging Corporation of America and not to any of its subsidiaries.


                              NEW PREFERRED STOCK

PCA will issue the new preferred stock under a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, which we refer to as the certificate of designation.


The following description is a summary of the material provisions of the certificate of designation and does not restate that document in its entirety. We urge you to read the certificate of designation because it, and not this description, defines your rights as holders of the new preferred stock. Copies of the certificate of designation are available as described below under the subheading "Additional Information." This description is qualified in its entirety by reference to PCA's Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, which incorporates the certificate of designation and the definitions therein of the defined terms used below.



The certificate of designation authorizes PCA to issue 3,000,000 shares of senior exchangeable preferred stock with a liquidation preference of $100 per share (the "Liquidation Preference") of which 1,900,000 shares are designated as Series B senior exchangeable preferred stock, or new preferred stock. When issued, the new preferred stock will be fully paid and nonassessable and holders of new preferred stock will have no preemptive rights.



On any dividend payment date, PCA may, under the terms of the certificate of designation, exchange all and not less than all of the shares of new preferred stock for PCA's subordinated exchange debentures. For a discussion of some of the federal income tax consequences relevant to the payment of dividends on the new preferred stock, see "United States Federal Tax Consequences-Senior Exchangeable Preferred Stock-Dividends."


At or after the time of issuance, the new preferred stock will not necessarily trade at a price equal to its Liquidation Preference. The market price of the new preferred stock may fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of PCA and other factors that generally influence the market prices of securities. See "Risk Factors."

Currently, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-Covenants-Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate some of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be bound by many of the restrictive covenants in the certificate of designation.


TRANSFER AGENT

The transfer agent for the new preferred stock will be United States Trust Company of New York unless and until a successor is selected by PCA. The offices of the transfer agent are located at 114 West 47th Street, New York, NY, 10036.

RANKING

The new preferred stock will rank senior in right of payment to all classes or series of PCA's capital stock as to dividends and upon liquidation, dissolution or winding up of PCA.


Without the consent of the holders of at least a majority in aggregate Liquidation Preference of the then outstanding new preferred stock, PCA may not authorize, create, by way of reclassification or otherwise, or issue:


    (1) any class or series of capital stock of PCA ranking on a parity with the new preferred stock ("Parity Securities");

    (2) any obligation or security convertible or exchangeable into or evidencing a right to purchase, any Parity Securities;

    (3) any class or series of capital stock of PCA ranking senior to the new preferred stock ("Senior Securities"); or

    (4) any obligation or security convertible or exchangeable into or evidencing a right to purchase, any Senior Securities.

DIVIDENDS


When PCA's Board of Directors declares dividends out of legally available funds, the holders of record of the new preferred stock as of each March 15 and September 15 will be entitled to receive cumulative preferential dividends at the rate per share of 12 3/8% per annum on the following dividend payment date. Dividends on the new preferred stock will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 1999.



On or before April 1, 2004, PCA may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of new preferred stock, including fractional stock, having an aggregate Liquidation Preference equal to the amount of the dividends. After April 1, 2004, PCA will pay dividends in cash only. PCA does not expect to pay any dividends in cash before April 1, 2004. Dividends payable on the new preferred stock will be computed on the basis of a 360-day year comprised of twelve 30-day months; and will accrue on a daily basis.


Dividends on the new preferred stock will accrue whether or not:

    (1) PCA has earnings or profits;


    (2) there are funds legally available for the payment of the dividends; or


    (3) dividends are declared.

Dividends will accumulate to the extent they are not paid on the dividend payment date for the semiannual period to which they relate. Accumulated unpaid dividends will accrue dividends at the rate of 12 3/8% per annum. PCA must take all actions required or permitted under Delaware law to permit the payment of dividends on the new preferred stock.

Unless PCA has declared and paid full cumulative dividends upon, or declared and set apart a sufficient sum for the payment of full cumulative dividends on, all outstanding new preferred stock due for all past dividend periods, then:


    (1) no dividend, other than a dividend payable solely in shares of any class or series of capital stock ranking junior to the new preferred stock as to the payment of dividends and as to rights in liquidation, dissolution and winding up of the affairs of PCA (this stock, "Junior Securities"), shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Securities;


    (2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Securities;


    (3) no Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value, excluding an exchange for other Junior Securities, by PCA or any of its Restricted Subsidiaries; and


    (4) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Junior Securities by PCA or any of its Restricted Subsidiaries.


You will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends described above.


In addition, the Credit Agreement and the notes indenture contain restrictions on the ability of PCA to pay cash dividends on the new preferred stock. Any future credit agreements or other agreements relating to Indebtedness to which PCA becomes a party may contain similar restrictions and provisions. See "Risk Factors--Dividend Restrictions."

VOTING RIGHTS


You will have no voting rights, except as required by law and as provided in the certificate of designation. Under the certificate of designation, the number of members of PCA's Board of Directors will immediately and automatically increase by two, and the holders of a majority in Liquidation Preference of the outstanding new preferred stock, voting as a separate class, may elect two members to the Board of Directors of PCA, upon:



    (1) the accumulation of accrued and unpaid dividends on the outstanding new preferred stock in an amount equal to three or more full semiannual dividends, whether or not consecutive;



    (2) failure by PCA or any of its Restricted Subsidiaries to comply with any mandatory redemption obligation with respect to the new preferred stock, the failure to make a Change of Control Offer or an Asset Sale Offer under the provisions of the certificate of designation or the failure to repurchase new preferred stock under the terms of the offers;



    (3) failure by PCA or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements in the certificate of designation and the continuance of that failure for 30 consecutive days or more after notice from the holders of at least 25% in aggregate Liquidation Preference of the new preferred stock then outstanding;



    (4) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries, or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries, if that default:



       (a) is caused by a failure to pay principal at the final stated maturity of the Indebtedness (a "Payment Default"); or



       (b) results in the acceleration of the Indebtedness prior to its express maturity, and, in each case, the principal amount of any the Indebtedness, together with the principal amount of any other the Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; or



    (5) some events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries, which events described in clauses (1) through (5) are referred to as a "Voting Rights Triggering Events".


Voting rights arising as a result of a Voting Rights Triggering Event will continue until all dividends in arrears on the new preferred stock are paid in full and all other Voting Rights Triggering Events have been cured or waived.


In addition, as provided above under "-Ranking," PCA may not authorize, create, by way of reclassification or otherwise, or issue any Senior Securities or Parity Securities, or any obligation or security convertible into or evidencing a right to purchase any Senior Securities or Parity Securities, without the affirmative vote or consent of the holders of a majority in Liquidation Preference of the then outstanding shares of new preferred stock.


EXCHANGE FEATURE

On any dividend payment date, PCA may exchange all and not less than all of the shares of then outstanding new preferred stock for subordinated exchange debentures if:


    (1) on the date of the exchange, there are no accumulated and unpaid dividends on the new preferred stock, including the dividend payable on that date, or other contractual impediments to the exchange;


    (2) the exchange does not immediately cause:


       (a) a Default or Event of Default, each as defined in the subordinated exchange debentures indenture, under the subordinated exchange debentures indenture;


       (b) a default or event of default under any Credit Facility or the notes indenture; and

       (c) a default or event of default under any material instrument governing Indebtedness of PCA or any of its Restricted Subsidiaries that is outstanding at the time;

    (3) the subordinated exchange debentures indenture has been duly authorized, executed and delivered by PCA and U.S. Trust Company of Texas, N.A. the exchange trustee, and is a legal, valid and binding agreement of PCA;

    (4) the subordinated exchange debentures indenture has been qualified under the Trust Indenture Act, if qualification is required at the time of exchange; and


    (5) PCA has delivered a written opinion to the exchange trustee stating that all conditions to the exchange have been satisfied and as to other matters as the exchange trustee shall reasonably request.


The Credit Agreement currently prohibits and the notes indenture currently restricts the exchange of the new preferred stock. Agreements governing other Indebtedness of PCA and its Subsidiaries may restrict PCA's ability to exchange the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."


Upon any exchange under the terms of the preceding paragraph, you will be entitled to receive:



    (1) a principal amount of subordinated exchange debentures equal to the aggregate Liquidation Preference of the new preferred stock held by you; PLUS



    (2) without duplication, any accrued and unpaid dividends on the shares.


The subordinated exchange debentures will be:

    (1) issued in registered form, without coupons; and

    (2) issued in principal amounts of $1,000 and integral multiples thereof to the extent possible and any other principal amount to the extent necessary, PROVIDED that PCA may pay cash in lieu of issuing subordinated exchange debenture having a principal amount that is less than $1,000.

For a description of the subordinated exchange debentures, see "-Description of Subordinated Exchange Debentures."


PCA will send notice of its intention to exchange, by first class mail, postage prepaid, to you at your registered address not more than 60 days nor less than 30 days prior to the Exchange Date. In addition to any information required by law or by the applicable rules of any exchange upon which new preferred stock may be listed or admitted to trading, the notice will state:


    (1) the Exchange Date;


    (2) the place or places where certificates for the stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and


    (3) that dividends on the new preferred stock to be exchanged will cease to accrue on the Exchange Date.


If notice of any exchange has been properly given, and if on or before the Exchange Date the subordinated exchange debentures have been duly executed and authenticated and an amount in cash or additional new preferred stock, as applicable, equal to all accrued and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the transfer agent, then on and after the close of business on the Exchange Date:


    (1) the new preferred stock to be exchanged will no longer be considered outstanding and may subsequently be issued in the same manner as the other authorized but unissued preferred stock, but not as new preferred stock; and


    (2) all rights of the holders as stockholders of PCA will cease, except their right to receive upon surrender of their certificates the subordinated exchange debentures and all accrued and unpaid dividends, if any, thereon to the Exchange Date.


MANDATORY REDEMPTION


On April 1, 2010 (the "Mandatory Redemption Date"), PCA will be required to redeem, subject to it having sufficient legally available funds and subject to compliance with the Credit Agreement, the notes indenture, the subordinated exchange debentures indenture and any Credit Facility entered into by PCA and its Restricted Subsidiaries after the Issue Date, all outstanding new preferred stock at a price in cash equal to the Liquidation Preference, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption. PCA will not be required to make sinking fund payments with respect to the new preferred stock.


The Credit Agreement and the notes indenture currently restrict the redemption of the new preferred stock and agreements governing additional indebtedness may restrict PCA's ability to redeem the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

OPTIONAL REDEMPTION


At any time prior to April 1, 2002, PCA may on any one occasion redeem all, or on any one or more occasions redeem up to 35% of the then outstanding aggregate Liquidation Preference of new preferred stock at a redemption price of 112.375% of the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds, which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the fifth paragraph described under the caption "-Repurchase at the Option of Holders-Asset Sales"; PROVIDED that



    (1) except in the case of a redemption of all of the then outstanding new preferred stock, at least 65% of the aggregate Liquidation Preference of the new preferred stock issued under the certificate of designation remains outstanding immediately after the occurrence of the redemption, excluding new preferred stock held by PCA and its Subsidiaries; and



    (2) the redemption must occur within 60 days of the date of the closing of the offering or the making of the capital contribution or the consummation of a Timberlands Sale.


Prior to April 1, 2004, PCA may also redeem the new preferred stock, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the Liquidation Preference thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption.


Except under the terms of the preceding paragraphs, the new preferred stock will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the certificate of designation prohibits PCA from acquiring the new preferred stock by means other than a redemption, whether under the terms of an issuer tender offer or otherwise, assuming the acquisition does not otherwise violate the terms of the certificate of designation.



After April 1, 2004, PCA may redeem all or a part of the new preferred stock upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of the Liquidation Preference, set forth below plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:


----------------------------------------------------------------------------
YEAR                                                              PERCENTAGE
----------------------------------------------------------------  ----------
2004............................................................   106.1875%
2005............................................................   104.6406%
2006............................................................   103.0938%
2007............................................................   101.5469%
2008 and thereafter.............................................   100.0000%

The Credit Agreement and the notes indenture currently restrict the redemption of the new preferred stock and the agreements governing additional indebtedness may restrict PCA's ability to redeem the new preferred stock in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

LIQUIDATION RIGHTS


You will be entitled to payment, out of the assets of PCA available for distribution, after giving effect to the prior payment of all Indebtedness and other claims, of an amount equal to the Liquidation Preference of the new preferred stock held by you, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including common stock of PCA, upon any:


    (1) voluntary or involuntary liquidation, dissolution or winding up of the affairs of PCA; or

    (2) reduction or decrease in PCA's capital stock resulting in a distribution of assets to the holders of any class or series of PCA's capital stock (a "reduction or decrease in capital stock").


After payment in full of the Liquidation Preference and all accrued and unpaid dividends and Liquidated Damages, if any, to which you are entitled, you may not further participate in any distribution of assets of PCA. However, neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the property or assets of PCA nor the consolidation or merger of

PCA with or into one or more Persons will be a voluntary or involuntary liquidation, dissolution or winding up of PCA or reduction or decrease in capital stock, unless the sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of PCA or reduction or decrease in capital stock.



The certificate of designation does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the new preferred stock, although the Liquidation Preference will be substantially in excess of the par value of the new preferred stock.


REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL


If a Change of Control occurs, you will have the right to require PCA to repurchase all or any part, but not any fractional shares, of your new preferred stock under a Change of Control Offer on the terms described in the certificate of designation. In the Change of Control Offer, PCA will offer a Change of Control Payment in cash equal to 101% of the aggregate Liquidation Preference of new preferred stock repurchased plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, PCA will mail a notice to you describing the transaction or transactions that constitute the Change of Control and offering to repurchase new preferred stock on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed, under the procedures required by the certificate of designation and described in the notice. PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with the repurchase of the new preferred stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the certificate of designation, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the certificate of designation by virtue of the conflict.


On the Change of Control Payment Date, PCA will, to the extent lawful:


    (1) accept for payment all new preferred stock or portions thereof properly tendered in the Change of Control Offer;


    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new preferred stock or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the transfer agent the new preferred stock so accepted together with an Officers' Certificate stating the Liquidation Preference of new preferred stock or portions thereof being purchased by PCA.


The paying agent will promptly mail to you the Change of Control Payment for the new preferred stock, and the transfer agent will promptly authenticate and mail, or cause to be transferred by book-entry, to you a new certificate representing the new preferred stock equal in Liquidation Preference to any unpurchased portion of the new preferred stock surrendered, if any.


Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, PCA will either repay all outstanding Exchange Debenture Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Exchange Debenture Senior Debt to permit the repurchase of new preferred stock required by this covenant. PCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


PCA shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase new preferred stock under the provisions described above. PCA's failure to comply with the covenant described in the immediately preceding sentence may, with notice and lapse of time, constitute a Voting Rights Triggering Event described in clause (3) but shall not constitute a Voting Rights Triggering Event described under clause (2) under the caption "-Voting Rights."

The provisions described above that require PCA to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the certificate of designation are applicable. Except as described above with respect to a Change of Control, the certificate of designation does not contain provisions that permit you to require that PCA repurchase or redeem new preferred stock in the event of a takeover, recapitalization or similar transaction.



PCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the certificate of designation applicable to a Change of Control Offer made by PCA and purchases all new preferred stock validly tendered and not withdrawn under the Change of Control Offer.



The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require PCA to repurchase the new preferred stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of PCA and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.


ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:


    (1) PCA, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;



    (2) the fair market value is determined by PCA's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the transfer agent; and



    (3) at least 75% of the consideration therefor received by PCA or the Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:



       (a) any liabilities, as shown on PCA's or the Restricted Subsidiary's most recent balance sheet, of PCA or any Restricted Subsidiary, other than contingent liabilities, that are assumed by the transferee of the assets;



       (b) any securities, notes or other obligations received by PCA or the Restricted Subsidiary from the transferee that are converted, sold or exchanged by PCA or the Restricted Subsidiary into cash within 30 days of the related Asset Sale, to the extent of the cash received in that conversion; and



       (c) any Designated Noncash Consideration received by PCA or any of its Restricted Subsidiaries in the Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the Issue Date under this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of the Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.



Within 365 days after the receipt of any Net Proceeds from an Asset Sale, PCA may apply the Net Proceeds at its option:


    (1) to repay Exchange Debenture Senior Debt and, if the Exchange Debenture Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

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    (2) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of PCA or its Restricted Subsidiaries, as the case may be, existing at the time the assets are sold;



    (3) to make a capital expenditure or commit, or cause the Restricted Subsidiary to commit, to make a capital expenditure, the commitments to include amounts anticipated to be expended under PCA's capital investment plan as adopted by the Board of Directors of PCA, within 24 months of the Asset Sale; or


    (4) to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption."


Pending the final application of the Net Proceeds, PCA may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the certificate of designation.



Any Net Proceeds from Asset Sales that are not applied or invested as provided in the two preceding paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, PCA will make an Asset Sale Offer to you and all holders of Parity Securities containing provisions similar to those described in the certificate of designation with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum amount of new preferred stock and other Parity Securities that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Liquidation Preference plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PCA may use the Excess Proceeds for any purpose not otherwise prohibited by the certificate of designation. If the aggregate Liquidation Preference of new preferred stock and other Parity Securities tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the transfer agent shall select the new preferred stock and the other Parity Securities to be purchased on a pro rata basis based on the Liquidation Preference of new preferred stock and the other Parity Securities tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.



Notwithstanding the four preceding paragraphs, PCA will be permitted to apply Timberlands Net Proceeds, which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the first paragraph described under the caption "-Optional Redemption," to repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any Equity Interests of PCA, or repurchase or redeem subordinated exchange debentures if:



    (1) the repurchase, redemption, dividend or return of capital is consummated within 90 days of the final sale of the Timberlands Sale;



    (2) PCA's Debt and new preferred stock to Cash Flow Ratio at the time of the Timberlands Repurchase, after giving pro forma effect to (a) the repurchase, redemption, dividend or return of capital, (b) the Timberlands Sale and the application of the net proceeds therefrom and
        (c) any increase or decrease in fiber, stumpage or similar costs as a result of the Timberlands Sale as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of PCA for which internal financial statements are available, would have been no greater than 5.0 to 1; and


    (3) in the case of a repurchase or redemption of all of the then outstanding new preferred stock or subordinated exchange debentures, no Timberlands Net Proceeds have been previously applied to repurchase or redeem, or pay a dividend on, or return of capital with respect to, any other Equity Interests of PCA.


PCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with each repurchase of new preferred stock under an Asset Sale Offer. To the extent that the provisions of any securities laws or


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regulations conflict with the Asset Sales provisions of the certificate of designation, PCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the certificate of designation by virtue of the conflict.



The agreements governing PCA's outstanding Exchange Debenture Senior Debt currently prohibit PCA from purchasing any new preferred stock, and also provides that some change of control or asset sale events with respect to PCA would constitute a default under these agreements. Any future credit agreements or other agreements relating to Exchange Debenture Senior Debt to which PCA becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when PCA is prohibited from purchasing new preferred stock, PCA could seek the consent of its senior lenders to the purchase of new preferred stock or could attempt to refinance the borrowings that contain the prohibition. If PCA does not obtain the consent or repay the borrowings, PCA will remain prohibited from purchasing new preferred stock. In this case, PCA's failure to purchase tendered new preferred stock would constitute a Voting Rights Triggering Event under the certificate of designation and the holders of a majority of the outstanding new preferred stock, voting as a separate class, would be entitled to elect two members to the Board of Directors of PCA.


SELECTION AND NOTICE

If less than all of the new preferred stock is to be redeemed at any time, the transfer agent will select new preferred stock for redemption as follows:

    (1) if the new preferred stock is listed, in compliance with the requirements of the principal national securities exchange on which the new preferred stock is listed; or


    (2) if the new preferred stock is not so listed, on a pro rata basis, by lot or by any method as the transfer agent shall deem fair and appropriate.



No shares of new preferred stock shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to you at your registered address. Notices of redemption may not be conditional.



If any new preferred stock is to be redeemed in part only, the notice of redemption that relates to that new preferred stock shall state the portion of the Liquidation Preference thereof to be redeemed. A new certificate with an aggregate Liquidation Preference equal to the unredeemed portion of the original certificate evidencing new preferred stock presented for redemption will be issued in your name upon cancellation of the certificate. New preferred stock called for redemption become due on the date fixed for redemption. On and after the redemption date, dividends cease to accrue on new preferred stock or portions thereof called for redemption.



COVENANTS


RESTRICTED PAYMENTS

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


    (1) declare or pay any dividend or make any other payment or distribution on account of PCA's or any of its Restricted Subsidiaries' Equity Interests, other than the new preferred stock, including any payment in connection with any merger or consolidation involving PCA or any of its Restricted Subsidiaries or to the direct or indirect holders of PCA's or any of its Restricted Subsidiaries' Equity Interests, other than to the holders of the new preferred stock in their capacity as holders of the new preferred stock, other than dividends or distributions payable (a) in Equity Interests, other than Disqualified Stock, of PCA or (b) to PCA or a Restricted Subsidiary of PCA;



    (2) purchase, redeem or otherwise acquire or retire for value, including in connection with any merger or consolidation involving PCA, any Equity Interests of PCA or any direct or indirect parent of PCA other than new preferred stock; or


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    (3) make any Restricted Investment, the payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "Restricted Payments",



unless, at the time of and after giving effect to the Restricted Payment:


    (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and


    (2) PCA would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock;" and



    (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by PCA and its Restricted Subsidiaries after the Issue Date, excluding Restricted Payments permitted by clauses (2),
        (3) and (4) of the next succeeding paragraph, is less than the sum, without duplication, of:



       (a) 50% of the Consolidated Net Income of PCA for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the Issue Date to the end of PCA's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment, or, if the Consolidated Net Income for the period is a deficit, less 100% of the deficit, PLUS



       (b) 100% of the aggregate net cash proceeds received by PCA since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of PCA, other than Disqualified Stock, or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PCA that have been converted into or exchanged for the Equity Interests, other than Equity Interests, or Disqualified Stock or debt securities, sold to a Subsidiary of PCA, together with the net proceeds received by PCA upon the conversion or exchange, if any, PLUS



       (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment, less the cost of disposition, if any, and
           (ii) the initial amount of the Restricted Investment.


The preceding provisions will not prohibit:


    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the payment would have complied with the provisions of the certificate of designation;



    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of PCA in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of PCA, of, Equity Interests of PCA, other than Disqualified Stock; PROVIDED that the amount of the net cash proceeds that are utilized for the redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;



    (3) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, any Timberlands Repurchase under the fifth paragraph described under the caption "--Repurchase at the Option of Holders--Asset Sales;"


    (4) the payment of any dividend by a Restricted Subsidiary of PCA to the holders of its common Equity Interests on a pro rata basis;

    (5) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests

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        of PCA or any Restricted Subsidiary of PCA held by any current or former officers, directors or employees of PCA, or any of its Restricted Subsidiaries', under any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business; PROVIDED that the aggregate price paid for the repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;



    (6) repurchases of Equity Interests of PCA deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of the options;



    (7) cash payments, advances, loans or expense reimbursements made to PCA Holdings to permit PCA Holdings to pay its general operating expenses, other than management, consulting or similar fees payable to Affiliates of PCA, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year; and


    (8) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date.


The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by PCA or the Restricted Subsidiary, as the case may be, under the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million.


INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and PCA will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that PCA may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and the Restricted Subsidiaries of PCA may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for PCA's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1 or, if a Timberlands Repurchase has occurred, 2.25 to 1, in either case determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period.


The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, which we refer to as the certificate of designation permitted debt:


    (1) the incurrence by PCA and its Restricted Subsidiaries of additional Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), with letters of credit being deemed to have a principal amount equal to the face amount, not to exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under a Credit Facility under the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" and LESS the amount of Indebtedness outstanding under clause (18) below; PROVIDED that the amount of Indebtedness permitted to be incurred


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        under Credit Facilities in accordance with this clause (1) shall be in addition to any Indebtedness permitted to be incurred under Credit Facilities, in reliance on, and in accordance with, clauses (4) and (19) below or in the first paragraph of this covenant;


    (2) the incurrence by PCA and its Restricted Subsidiaries of the Existing Indebtedness;

    (3) the incurrence by PCA and its Restricted Subsidiaries of Indebtedness represented by the exchange notes and the related subsidiary guarantees;


    (4) the incurrence by PCA or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of PCA or the Restricted Subsidiary, in an aggregate principal amount, which amount may, but need not be, incurred in whole or in part under Credit Facilities, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (4), not to exceed the greater of 7.5% of Total Assets as of the date of incurrence and $50.0 million at any time outstanding;



    (5) the incurrence by PCA or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness, other than intercompany Indebtedness, that was permitted by the certificate of designation to be incurred under the first paragraph of this covenant or clauses (2), (3), (4),
        (15) or (19) of this paragraph;



    (6) the incurrence by PCA or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PCA and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of the Indebtedness by PCA or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6):



       (a) any subsequent issuance or transfer of Equity Interests that results in any the Indebtedness being held by a Person other than PCA or a Restricted Subsidiary thereof; and



       (b) any sale or other transfer of any the Indebtedness to a Person that is not either PCA or a Restricted Subsidiary thereof;



    (7) the incurrence by PCA or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the certificate of designation to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with PCA's or any of its Restricted Subsidiaries' operations so long as management of PCA or the Restricted Subsidiary, as the case may be, has determined that the entering into of the Other Hedging Agreements are bona fide hedging activities;


    (8) the guarantee by PCA or any of its Restricted Subsidiaries of Indebtedness of PCA or a Restricted Subsidiary of PCA that was permitted to be incurred by another provision of this covenant;


    (9) the incurrence by PCA's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any the Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, the event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of PCA that was not permitted by this clause (9);


   (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock

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

        will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each case, that the amount thereof is included in Fixed Charges and Consolidated Indebtedness of PCA as accrued;


   (11) the incurrence by PCA of Indebtedness and the issuance by PCA of preferred stock, in each case, that is deemed to be incurred or issued, as the case may be, in connection with the Contribution;


   (12) the incurrence by PCA or any of its Restricted Subsidiaries of obligations under foreign currency agreements entered into in the ordinary course of business and not for speculative purposes;



   (13) Indebtedness arising from agreements of PCA or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or a Subsidiary for the purpose of financing the acquisition; PROVIDED, HOWEVER, that (a) the Indebtedness is not reflected on the balance sheet of PCA or any Restricted Subsidiary, contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on the balance sheet for purposes of this clause (a), and (b) the maximum assumable liability in respect of all the Indebtedness shall at no time exceed the gross proceeds including noncash proceeds, the fair market value of the noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value, actually received by PCA and its Restricted Subsidiaries in connection with the disposition;


   (14) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by PCA or any of its Restricted Subsidiaries in the ordinary course of business;


   (15) the incurrence of Indebtedness by any Restricted Subsidiary that is organized outside of the United States in connection with the acquisition of assets or a new Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (15), not to exceed $25.0 million at any one time outstanding; PROVIDED that the Indebtedness was incurred by the prior owner of the asset or the Restricted Subsidiary before the acquisition by the Restricted Subsidiary and was not incurred in connection with, or in contemplation of, the acquisition by the Restricted Subsidiary;


   (16) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of PCA, in an amount not to exceed $7.5 million at any one time outstanding;

   (17) Indebtedness of PCA that may be deemed to exist under the Contribution Agreement as a result of PCA's obligation to pay purchase price adjustments; PROVIDED that the incurrence of Indebtedness to pay the purchase price adjustment shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (17);


   (18) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to PCA or any of its Subsidiaries, except for Standard Securitization Undertakings; PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause (18) and clause (1) above does not exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by PCA or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under a Credit Facility under the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and



   (19) the incurrence by PCA of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, which amount may, but need not be, incurred in whole or in part under the Credit


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        Facilities, at any time outstanding, including all Permitted Refinancing
        Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred under this clause (19), not to exceed $75.0 million.



For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of certificate of designation permitted debt described in clauses (1) through (19) above, or is entitled to be incurred under the first paragraph of this covenant, PCA will be permitted to classify or later reclassify the item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of certificate of designation permitted debt.


DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

PCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to PCA or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to PCA or any of its Restricted Subsidiaries;

    (2) make loans or advances to PCA or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to PCA or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the Issue Date;

    (2) the notes indenture, the exchange notes and the subsidiary guarantees of the exchange notes;

    (3) the certificate of designation;

    (4) applicable law;


    (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by PCA or any of its Restricted Subsidiaries as in effect at the time of the acquisition, except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the certificate of designation to be incurred;


    (6) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

    (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;


    (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to the Lien;


   (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

   (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

   (12) the Credit Agreement as in effect on the Issue Date;


   (13) restrictions on the transfer of assets subject to any Lien permitted under the certificate of designation imposed by the holder of the Lien;



   (14) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that the restrictions apply only to the Receivables Subsidiary;



   (15) encumbrances or restrictions existing under or arising under Credit Facilities entered into in accordance with the certificate of designation or the subordinated exchange debentures indenture, as applicable; PROVIDED that the encumbrances or restrictions in the Credit Facilities are not materially more restrictive than those contained in the Credit Agreement as in effect on the Issue Date; and



   (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; PROVIDED, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of PCA, not materially more restrictive with respect to the dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to the amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.


MERGER, CONSOLIDATION OR SALE OF ASSETS


PCA may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not PCA is the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:



    (1) either: (a) PCA is the surviving corporation; or (b) the Person formed by or surviving the consolidation or merger, if other than PCA, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



    (2) the Person formed by or surviving the consolidation or merger, if other than PCA, or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of PCA under the new preferred stock, the certificate of designation and the preferred stock registration rights agreement under agreements reasonably satisfactory to the transfer agent;



    (3) immediately after the transaction no Voting Rights Triggering Event exists; and



    (4) PCA or the Person formed by or surviving the consolidation or merger, if other than PCA, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of the transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."


In addition, PCA may not, directly or indirectly, lease all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among PCA and any of its Wholly Owned Restricted Subsidiaries.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES


The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Voting Rights Triggering Event. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by PCA and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as PCA shall determine. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Voting Rights Triggering Event.


TRANSACTIONS WITH AFFILIATES

PCA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:


    (1) the Affiliate Transaction is on terms taken as a whole that are no less favorable to PCA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by PCA or the Restricted Subsidiary with an unrelated Person; and


    (2) PCA delivers to the transfer agent:


       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and



       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the holders of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of national standing; PROVIDED that this clause (b) shall not apply to transactions with TPI and its subsidiaries in the ordinary course of business at a time when Madison Dearborn Partners, LLC and its Affiliates are entitled, directly or indirectly, to elect a majority of the Board of Directors of PCA.


The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the first paragraph of this covenant:


    (1) any employment agreement entered into by PCA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of PCA or the Restricted Subsidiary;


    (2) transactions between or among PCA and/or its Restricted Subsidiaries;


    (3) transactions with a Person that is an Affiliate of PCA solely because PCA owns an Equity Interest in that Person;


    (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of PCA;


    (5) sales of Equity Interests, other than Disqualified Stock, to Affiliates of PCA;

    (6) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that the fees shall not, in the aggregate, exceed $15.0 million, plus out-of-pocket expenses, in connection with the Contribution or $2.0 million in any twelve-month period commencing after the date of the Contribution;


    (7) the payment of fees and expenses related to the Contribution other than fees and expenses paid to Madison Dearborn Partners, LLC and its Affiliates;

    (8) Restricted Payments that are permitted by the provisions of the certificate of designation described above under the caption "-Restricted Payments;"

    (9) transactions described in clause (11) of the definition of Permitted Investments;

   (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of PCA or any Subsidiary as determined in good faith by the Board of Directors of PCA or senior management;

   (11) payments made to PCA Holdings for the purpose of allowing PCA Holdings to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year;

   (12) transactions contemplated by the Contribution Agreement and the Transaction Agreements as the same were in effect on the Issue Date;

   (13) transactions in connection with a Qualified Receivables Transaction; and

   (14) transactions with either of the Initial Purchasers or any of their respective Affiliates.

SALE AND LEASEBACK TRANSACTIONS

PCA will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that PCA or any Restricted Subsidiary may enter into a sale and leaseback transaction if:


    (1) either (a) PCA or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Net Proceeds of the sale and leaseback transaction are applied to repay outstanding Exchange Debenture Senior Debt; and



    (2) the transfer of assets in that sale and leaseback transaction is permitted by, and PCA applies the net proceeds of the transaction in compliance with, the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales."


BUSINESS ACTIVITIES


PCA will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to PCA and its Restricted Subsidiaries taken as a whole.


REPORTS


Whether or not required by the Commission, so long as any new preferred stock is outstanding, PCA will furnish to the holders of new preferred stock, within the time periods specified in the Commission's rules and regulations:



    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if PCA were required to file the Forms, including a

        "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by PCA's certified independent accountants; and


    (2) all current reports that would be required to be filed with the Commission on Form 8-K if PCA were required to file the reports.


If PCA has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of PCA and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of PCA.

TRANSFER AND EXCHANGE


You may transfer or exchange new preferred stock under the term of the certificate of designation if the requirements of the transfer agent for the transfer or exchange are met. The transfer agent may require you, among other things, to furnish appropriate endorsements and transfer documents and PCA may require you to pay any taxes and fees required by law or permitted by the certificate of designation.


AMENDMENT, SUPPLEMENT AND WAIVER


Except as provided in the next two succeeding paragraphs, the certificate of designation or the new preferred stock may be amended or supplemented with the consent of the holders of at least a majority in aggregate Liquidation Preference of the new preferred stock then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock, and any existing default or compliance with any provision of the certificate of designation or the new preferred stock may be waived with the consent of the holders of a majority in aggregate Liquidation Preference of the then outstanding new preferred stock, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock.



Without the consent of each holder affected, an amendment or waiver may not, with respect to any new preferred stock held by a non-consenting holder:



    (1) alter the voting rights with respect to the new preferred stock or reduce the number of shares of new preferred stock whose holders must consent to an amendment, supplement or waiver;



    (2) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any new preferred stock or alter the provisions with respect to the redemption of the new preferred stock, other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders";


    (3) reduce the rate of or change the time for payment of dividends on any new preferred stock;

    (4) waive a default in the payment of Liquidation Preference of, or dividends or premium or Liquidated Damages, if any, on the new preferred stock;

    (5) make any new preferred stock payable in any form or money other than that stated in the certificate of designation;


    (6) waive a redemption payment with respect to any new preferred stock, other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders"; or


    (7) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without your consent, PCA may, to the extent permitted by Delaware law, amend or supplement the certificate of designation:


    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated new preferred stock in addition to or in place of certificated new preferred stock;


    (3) to provide for the assumption of PCA's obligations to you in the case of a merger or consolidation or sale of all or substantially all of PCA's assets; or



    (4) to make any change that would provide any additional rights or benefits to you or that does not adversely affect your legal rights under the certificate of designation.


REISSUANCE

New preferred stock redeemed or otherwise acquired or retired by PCA will assume the status of authorized but unissued preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued preferred stock, but not as new preferred stock.

ADDITIONAL INFORMATION

Anyone who receives this prospectus may obtain a copy of the certificate of designation and subordinated exchange debentures indenture without charge by writing to Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Chief Financial Officer.

                        SUBORDINATED EXCHANGE DEBENTURES

The subordinated exchange debentures:

    - will be general unsecured obligations of PCA; and

    - will be subordinated in right of payment to all existing and future Exchange Debenture Senior Debt of PCA.

The subordinated exchange debentures will not be guaranteed by any of PCA's subsidiaries.


PCA will issue the subordinated exchange debentures under the subordinated exchange debentures indenture between itself and the exchange trustee. The terms of the subordinated exchange debentures include those stated in the subordinated exchange debentures indenture and those made part of the subordinated exchange debentures indenture by reference to the Trust Indenture Act.



The following description is a summary of the material provisions of the subordinated exchange debentures indenture. It does not restate that agreement in its entirety. We urge you to read the subordinated exchange debentures indenture because it, and not this description, defines your rights as holders of the subordinated exchange debentures. Copies of the subordinated exchange debentures indenture are available as set forth below under "-Additional Information." Some of the defined terms used in this description but not defined below under "-Definitions" have the meanings assigned to them in the subordinated exchange debentures indenture.


PRINCIPAL, MATURITY AND INTEREST

The subordinated exchange debentures indenture provides for the issuance by PCA of subordinated exchange debentures only in exchange for new preferred stock and to pay interest on outstanding subordinated exchange debentures as described below. The subordinated exchange debentures will mature on April 1, 2010.


Interest on the subordinated exchange debentures will accrue at the rate of 12 3/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 1999. PCA will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

On or prior to April 1, 2004, PCA may, at its option, make interest payments:

    (1) in cash; or


    (2) in additional subordinated exchange debentures having an aggregate principal amount equal to the amount of the interest.


After April 1, 2004, PCA will pay interest in cash only. PCA does not expect to pay any interest in cash before April 1, 2004.

Interest on the subordinated exchange debentures will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE SUBORDINATED EXCHANGE DEBENTURES


If a holder of at least $1.0 million in aggregate principal amount of the subordinated exchange debentures has given wire transfer instructions to PCA, PCA will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's subordinated exchange debentures in accordance with those instructions. All other payments on subordinated exchange debentures will be made at the office or agency of the paying agent and registrar within the City and State of New York unless PCA elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.


PAYING AGENT AND REGISTRAR FOR THE SUBORDINATED EXCHANGE DEBENTURES


The exchange trustee will initially act as paying agent and registrar. PCA may change the paying agent or registrar without prior notice to the holders, and PCA or any of its Subsidiaries may act as paying agent or registrar.


TRANSFER AND EXCHANGE


You may transfer or exchange subordinated exchange debentures in accordance with the subordinated exchange debentures indenture. The registrar and the exchange trustee may require you, among other things, to furnish appropriate endorsements and transfer documents and PCA may require you to pay any taxes and fees required by law or permitted by the subordinated exchange debentures indenture. PCA is not required to transfer or exchange any subordinated exchange debenture selected for redemption. Also, PCA is not required to transfer or exchange any subordinated exchange debenture for a period of 15 days before a selection of subordinated exchange debentures to be redeemed.



The registered holder of a subordinated exchange debenture will be treated as the owner of it for all purposes.


SUBORDINATION


The payment of principal, interest and premium and Liquidated Damages, if any, and any other Obligations on, or relating to the subordinated exchange debentures will be subordinated to the prior payment in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, of all Exchange Debenture Senior Debt of PCA, including Exchange Debenture Senior Debt incurred after the Issue Date.



The holders of Exchange Debenture Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, of all Obligations due in respect of Exchange Debenture Senior Debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Exchange Debenture Senior Debt, whether or not the interest is an allowable claim, before you will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the subordinated exchange debentures, except that you may receive and retain Permitted Junior Securities and payments made from the trust described under

"-Legal Defeasance and Covenant Defeasance" so long as the trust was created under the terms of all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created, in the event of any distribution to creditors of PCA:


    (1) in a liquidation or dissolution of PCA;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to PCA or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of PCA's assets and liabilities.


PCA also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the subordinated exchange debentures or acquire any subordinated exchange debentures for cash or property or otherwise, except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created, if:


    (1) a payment default on Designated Exchange Debenture Senior Debt occurs and is continuing; or


    (2) any other default occurs and is continuing on any Designated Exchange Debenture Senior Debt that permits holders of that Designated Exchange Debenture Senior Debt to accelerate its maturity and the exchange trustee receives a notice of the default (an "Exchange Debenture Payment Blockage Notice") from the Representative of that Designated Exchange Debenture Senior Debt.


Payments on and distributions with respect to any Obligations on, or with respect to, the subordinated exchange debentures may and shall be resumed:

    (1) in the case of a payment default, upon the date on which the default is cured or waived; and


    (2) in case of a nonpayment default, the earlier of (a) the date on which all nonpayment defaults are cured or waived, (b) 179 days after the date of delivery of the applicable Payment Blockage Notice or (c) the exchange trustee receives notice from the Representative for the Designated Exchange Debenture Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Exchange Debenture Senior Debt has been accelerated.


No new Exchange Debenture Payment Blockage Notice will be effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Exchange Debenture Payment Blockage Notice.


No nonpayment default that existed or was continuing on the date of delivery of any Exchange Debenture Payment Blockage Notice to the exchange trustee shall be, or be made, the basis for a subsequent Exchange Debenture Payment Blockage Notice unless the default shall have been cured or waived for a period of not less than 90 consecutive days.



If you or the exchange trustee receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the subordinated exchange debentures, except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the subordinated exchange debentures indenture at the time it was created, at a time when the payment is prohibited by these subordination provisions, you or the exchange trustee, as the case may be, shall hold the payment in trust for the benefit of the holders of Exchange Debenture Senior Debt. Upon the proper written request of the holders of Exchange Debenture Senior Debt, you or the exchange trustee, as the case may be, shall forthwith deliver the amounts in trust to the holders of Exchange Debenture Senior Debt, on a pro rata basis based on the aggregate principal amount of Exchange Debenture Senior Debt, or their proper Representative.


PCA must promptly notify holders of Exchange Debenture Senior Debt if payment of the subordinated exchange debentures is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of PCA, holders of subordinated exchange debentures may recover less ratably than creditors of PCA who are holders of Exchange Debenture Senior Debt. See "Risk Factors-Subordination."


OPTIONAL REDEMPTION


At any time prior to April 1, 2002, PCA may on any one occasion redeem all, or on any one or more occasions redeem up to 35%, of the then outstanding aggregate principal amount of subordinated exchange debentures issued under the subordinated exchange debentures indenture at a redemption price of 112.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of PCA or a capital contribution to PCA's common equity made with the net cash proceeds of an offering of common stock of PCA's direct or indirect parent or with Timberlands Net Proceeds, which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase under the fifth paragraph described under the caption "-Repurchase at Option of Holders-Asset Sales"; PROVIDED that



    (1) except in the case of a redemption of the then outstanding subordinated exchange debentures, at least 65% of the aggregate principal amount of subordinated exchange debentures issued under the subordinated exchange debentures indenture remains outstanding immediately after the occurrence of the redemption, excluding subordinated exchange debentures held by PCA and its Subsidiaries; and



    (2) the redemption must occur within 60 days of the date of the closing of the offering, the making of the capital contribution or the consummation of a Timberlands Sale.


Prior to April 1, 2004, PCA may also redeem the subordinated exchange debentures, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption.


Except under the terms of the preceding paragraphs, the subordinated exchange debentures will not be redeemable at PCA's option prior to April 1, 2004. Nothing in the subordinated exchange debentures indenture prohibits PCA from acquiring the subordinated exchange debentures by means other than a redemption, whether under an issuer tender offer or otherwise, assuming the acquisition does not otherwise violate the terms of the subordinated exchange debentures indenture.



After April 1, 2004, PCA may redeem all or a part of the subordinated exchange debentures upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:


----------------------------------------------------------------------------
YEAR                                                              PERCENTAGE
----------------------------------------------------------------  ----------
2004............................................................   106.1875%
2005............................................................   104.6406%
2006............................................................   103.0938%
2007............................................................   101.5469%
2008 and thereafter.............................................   100.0000%

MANDATORY REDEMPTION

PCA is not required to make mandatory redemption or sinking fund payments with respect to the subordinated exchange debentures.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL


If a Change of Control occurs, you will have the right to require PCA to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of your subordinated exchange debentures under a Change of Control Offer on the terms set forth in the subordinated exchange debentures indenture, which terms are substantially identical to those contained in the certificate of designation.


ASSET SALES

PCA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale except in accordance with an Asset Sale covenant that is substantially identical to the Asset Sale covenant contained in the certificate of designation.

SELECTION AND NOTICE

If less than all of the subordinated exchange debentures are to be redeemed at any time, the exchange trustee will select subordinated exchange debentures for redemption as follows:

    (1) if the subordinated exchange debentures are listed, in compliance with the requirements of the principal national securities exchange on which the subordinated exchange debentures are listed; or


    (2) if the subordinated exchange debentures are not so listed, on a pro rata basis, by lot or by another method as the exchange trustee shall deem fair and appropriate.



No subordinated exchange debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to you at your registered address. Notices of redemption may not be conditional.



If any subordinated exchange debenture is to be redeemed in part only, the notice of redemption that relates to that subordinated exchange debenture shall state the portion of the principal amount thereof to be redeemed. A new subordinated exchange debenture in principal amount equal to the unredeemed portion of the original subordinated exchange debenture will be issued your upon cancellation of the original subordinated exchange debenture. Subordinated exchange debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on subordinated exchange debentures or portions of them called for redemption.



COVENANTS


The subordinated exchange debentures indenture will contain covenants substantially identical to those contained in the certificate of designation.

EVENTS OF DEFAULT AND REMEDIES

Each of the following will be an Event of Default under the subordinated exchange debentures indenture:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the subordinated exchange debentures, whether or not prohibited by the subordination provisions of the subordinated exchange debentures indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the subordinated exchange debentures, whether or not prohibited by the subordination provisions of the subordinated exchange debentures indenture;

    (3) failure by PCA or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-Repurchase at the Option of Holders-Change of Control," "-Repurchase at the Option of Holders-Asset Sales" or "-Covenants-Merger, Consolidation or Sale of Assets;"



    (4) failure by PCA or any of its Restricted Subsidiaries for 30 days after notice by the exchange trustee or by the holders of at least 25% in principal amount of the subordinated exchange debentures to comply with any of the other agreements in the subordinated exchange debentures indenture;



    (5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by PCA or any of its Restricted Subsidiaries, or the payment of which is guaranteed by PCA or any of its Restricted Subsidiaries, if that default:



       (a) is caused by a failure to pay principal at the final stated maturity of the Indebtedness (a "Payment Default"); or



       (b) results in the acceleration of the Indebtedness prior to its express maturity,



       and, in each case, the principal amount of any the Indebtedness, together with the principal amount of any other the Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;


    (6) failure by PCA or any of its Restricted Subsidiaries to pay final nonappealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 90 days; and


    (7) some events of bankruptcy or insolvency with respect to PCA or any of its Significant Subsidiaries.



In the case of an Event of Default arising from an event of bankruptcy or insolvency with respect to PCA, all outstanding subordinated exchange debentures will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the exchange trustee, upon request of holders of at least 25% in principal amount of the subordinated exchange debentures then outstanding, or the holders of at least 25% in principal amount of the then outstanding subordinated exchange debentures may declare all the subordinated exchange debentures to be due and payable by notice in writing to PCA and the trustee specifying the respective Event of Default and that the notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by PCA and the Representative under the Credit Agreement of the Acceleration Notice but only if the Event of Default is then continuing.



You may not enforce the subordinated exchange debentures indenture or the subordinated exchange debentures except as provided in the subordinated exchange debentures indenture. Subject to some limitations, holders of a majority in principal amount of the then outstanding subordinated exchange debentures may direct the exchange trustee in its exercise of any trust or power. The exchange trustee may withhold from you notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if it determines that withholding notice is in their interest.



The holders of a majority in aggregate principal amount of the subordinated exchange debentures then outstanding by notice to the exchange trustee may on behalf of the holders of all of the subordinated exchange debentures waive any existing Default or Event of Default and its consequences under the subordinated exchange debentures indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the subordinated exchange debentures.



In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding payment of the premium that PCA would have had to pay if PCA then had elected to redeem the subordinated exchange debentures under the optional redemption provisions of the subordinated exchange debentures indenture, an equivalent premium shall also become and be


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immediately due and payable to the extent permitted by law upon the acceleration of the subordinated exchange debentures. If an Event of Default occurs prior to April 1, 2004, by reason of any willful action or inaction taken or not taken by or on behalf of PCA in bad faith with the intention of avoiding the prohibition on redemption of the subordinated exchange debentures prior to April 1, 2004 then the premium specified in the subordinated exchange debentures indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the subordinated exchange debentures.



PCA is required to deliver to the exchange trustee annually a statement regarding compliance with the subordinated exchange debentures indenture. Upon becoming aware of any Default or Event of Default, PCA is required to deliver to the exchange trustee a statement specifying the Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


No person serving in the role of director, officer, employee, incorporator or stockholder of PCA shall have any liability for any obligations of PCA under the subordinated exchange debentures, the subordinated exchange debentures indenture, or for any claim based on, in respect of, or by reason of, the obligations or their creation. By accepting a subordinated exchange debenture, you waive and release this liability. The waiver and release are part of the consideration for issuance of the subordinated exchange debentures. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

PCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding subordinated exchange debentures ("Legal Defeasance") except for:


    (1) the rights of holders of outstanding subordinated exchange debentures to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on the subordinated exchange debentures when the payments are due from the trust referred to below;


    (2) PCA's obligations with respect to the subordinated exchange debentures concerning issuing temporary subordinated exchange debentures, registration of subordinated exchange debentures, mutilated, destroyed, lost or stolen subordinated exchange debentures and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the exchange trustee, and PCA's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the subordinated exchange debentures indenture.


In addition, PCA may, at its option and at any time, elect to have the obligations of PCA released with respect to some of the covenants that are described in the subordinated exchange debentures indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the subordinated exchange debentures. In the event Covenant Defeasance occurs, some events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the subordinated exchange debentures.


In order to exercise either Legal Defeasance or Covenant Defeasance:


    (1) PCA must irrevocably deposit with the exchange trustee, in trust, for the benefit of the holders of the subordinated exchange debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in the amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding subordinated exchange debentures on the stated maturity or on the applicable redemption date, as the case may be, and PCA must specify whether the subordinated exchange debentures are being defeased to maturity or to a particular redemption date;


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    (2) in the case of Legal Defeasance, PCA shall have delivered to the exchange trustee an Opinion of Counsel reasonably acceptable to the exchange trustee confirming that (a) PCA has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based on the ruling or change in the applicable federal income tax law, the Opinion of Counsel shall confirm that, you will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;



    (3) in the case of Covenant Defeasance, PCA shall have delivered to the exchange trustee an Opinion of Counsel reasonably acceptable to the exchange trustee confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;



    (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of the deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



    (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the subordinated exchange debentures indenture but in any event including the Credit Agreement, to which PCA or any of its Subsidiaries is a party or by which PCA or any of its Subsidiaries is bound;



    (6) PCA must have delivered to the exchange trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of PCA between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of PCA under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



    (7) PCA must deliver to the exchange trustee an Officers' Certificate stating that the deposit was not made by PCA with the intent of preferring the holders of subordinated exchange debentures over the other creditors of PCA with the intent of defeating, hindering, delaying or defrauding creditors of PCA or others; and


    (8) PCA must deliver to the exchange trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER


Except as provided in the next three succeeding paragraphs, the subordinated exchange debentures indenture or the subordinated exchange debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the subordinated exchange debentures then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, subordinated exchange debentures, or, if no subordinated exchange debentures are outstanding, the holders of a majority in Liquidation Preference of new preferred stock then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock, and any existing default or compliance with any provision of the subordinated exchange debentures indenture or the subordinated exchange debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding subordinated exchange debentures, including consents obtained in connection with a purchase of, or tender offer or exchange


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offer for, subordinated exchange debentures, or, if no subordinated exchange debentures are outstanding, the holders of a majority in Liquidation Preference of new preferred stock then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, new preferred stock.



Without the consent of each holder affected, an amendment or waiver may not, with respect to any subordinated exchange debentures (a) held by a non-consenting holder or, (b) if no subordinated exchange debentures are outstanding, to be received by a holder of new preferred stock:



    (1) reduce the principal amount of subordinated exchange debentures whose holders must consent to an amendment, supplement or waiver;



    (2) reduce the principal of or change the fixed maturity of any subordinated exchange debenture or alter the provisions with respect to the redemption of the subordinated exchange debentures, other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders";


    (3) reduce the rate of or change the time for payment of interest on any subordinated exchange debenture;


    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the subordinated exchange debentures, except a rescission of acceleration of the subordinated exchange debentures by the holders of at least a majority in aggregate principal amount of the subordinated exchange debentures and a waiver of the payment default that resulted from the acceleration;


    (5) make any subordinated exchange debenture payable in money other than that stated in the subordinated exchange debentures;


    (6) make any change in the provisions of the subordinated exchange debentures indenture relating to waivers of past Defaults or the rights of holders of subordinated exchange debentures to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the subordinated exchange debentures;



    (7) waive a redemption payment with respect to any subordinated exchange debenture, other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders"; or


    (8) make any change in the preceding amendment and waiver provisions.


In addition, any amendment to, or waiver of, the provisions of the subordinated exchange debentures indenture relating to subordination that adversely affects the rights of the holders of the subordinated exchange debentures will require the consent of the holders of at least 75% in aggregate principal amount of subordinated exchange debentures then outstanding.



Notwithstanding the preceding, without your consent, PCA and the exchange trustee may amend or supplement the subordinated exchange debentures indenture or the subordinated exchange debentures, or, if no subordinated exchange debentures are outstanding, the holders of at least 75% in Liquidation Preference of new preferred stock then outstanding:


    (1) to cure any ambiguity, defect, error or inconsistency;

    (2) to provide for uncertificated subordinated exchange debentures in addition to or in place of certificated subordinated exchange debentures;


    (3) to provide for the assumption of PCA's obligations to you in the case of a merger or consolidation or sale of all or substantially all of PCA's assets;



    (4) to make any change that would provide any additional rights or benefits to you or that does not adversely affect your legal rights under the subordinated exchange debentures indenture; or


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    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the subordinated exchange debentures indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

The subordinated exchange debentures indenture will be discharged and will cease to be of further effect as to all subordinated exchange debentures issued thereunder, when:

    (1) either:


       (a) all subordinated exchange debentures that have been authenticated, except lost, stolen or destroyed subordinated exchange debentures that have been replaced or paid and subordinated exchange debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to PCA, have been delivered to the exchange trustee for cancellation; or



       (b) all subordinated exchange debentures that have not been delivered to the exchange trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the subordinated exchange debentures not delivered to the exchange trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;



    (2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which PCA is a party or by which PCA is bound;


    (3) PCA has paid or caused to be paid all sums payable by it under the subordinated exchange debentures indenture; and

    (4) PCA has delivered irrevocable instructions to the exchange trustee under the subordinated exchange debentures indenture to apply the deposited money toward the payment of the subordinated exchange debentures at maturity or the redemption date, as the case may be.

In addition, PCA must deliver an Officers' Certificate and an Opinion of Counsel to the exchange trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE EXCHANGE TRUSTEE


If the exchange trustee becomes a creditor of PCA, the subordinated exchange debentures indenture limits its right to obtain payment of claims in some cases, or to realize on some of the property received in respect of the claim as security or otherwise. The exchange trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.



The holders of a majority in principal amount of the then outstanding subordinated exchange debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the exchange trustee, subject to some exceptions. The subordinated exchange debentures indenture provides that in case an Event of Default shall occur and be continuing, the exchange trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to these provisions, the exchange trustee will be under no obligation to exercise any of its rights or powers under the subordinated exchange debentures indenture at your request, unless you shall have offered to the exchange trustee security and indemnity satisfactory to it against any loss, liability or expense.


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
                         BOOK-ENTRY, DELIVERY AND FORM

For purposes of the following description of the book-entry, delivery and form provisions of the new preferred stock and underlying subordinated exchange debentures, references to "Certificates" shall mean certificates representing the new preferred stock on and prior to the Exchange Date and the subordinated exchange debentures after the Exchange Date.

Certificates initially will be represented by one or more shares of new preferred stock in registered, global form (collectively, the "Global Certificates"). The Global Certificates will be deposited upon issuance with the transfer agent or exchange trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for securities in certificated form except in the limited circumstances described below. See "-Exchange of Global Certificates for Certificated Securities."

Except in the limited circumstances described below, owners of beneficial interests in the Global Certificates will not be entitled to receive physical delivery of securities in certificated form. In addition, transfers of beneficial interests in the Global Certificates will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The new preferred stock or the subordinated exchange debentures, as applicable, may be presented for registration of transfer and exchange at the offices of the transfer agent or exchange trustee, as applicable.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. PCA takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.


DTC has advised PCA that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and some other organizations. Access to DTC's system is also available to other entities including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.



DTC has also advised PCA that under procedures established by it:


    (1) upon deposit of the Global Certificates, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Certificates; and


    (2) ownership of these interests in the Global Certificates will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to other owners of beneficial interest in the Global Certificates.

The laws of some states require that some Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to those Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Certificate to pledge the interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of the interests, may be affected by the lack of a physical certificate evidencing the interests.



EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CERTIFICATES WILL NOT HAVE NEW PREFERRED STOCK OR SUBORDINATED EXCHANGE DEBENTURES, AS APPLICABLE, REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW PREFERRED STOCK OR SUBORDINATED EXCHANGE DEBENTURES, AS APPLICABLE, IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE CERTIFICATE OF DESIGNATION OR THE SUBORDINATED EXCHANGE DEBENTURES INDENTURE, AS APPLICABLE, FOR ANY PURPOSE.



Payments in respect of Liquidation Preference, dividends, principal, interest, premium, if any, and Liquidated Damages, if any, on a Global Certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the certificate of designation or the subordinated exchange debentures indenture, as applicable. Under the terms of the certificate of designation and the subordinated exchange debentures indenture, PCA and the transfer agent or exchange trustee, as applicable, will treat the Persons in whose names the new preferred stock or subordinated exchange debentures, as applicable, including the Global Certificates, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither PCA, the transfer agent nor the exchange trustee nor any of their respective agents has or will have any responsibility or liability for:


    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.


DTC has advised PCA that its current practice, upon receipt of any payment in respect of securities such as the new preferred stock, including dividends, or the subordinated exchange debentures, including principal and interest, as applicable, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on the payment date.


Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new preferred stock or subordinated exchange debentures, as applicable, will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the transfer agent, the exchange trustee or PCA. Neither PCA, the transfer agent nor the exchange trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new preferred stock or subordinated exchange debentures, as applicable, and PCA, the transfer agent and the exchange trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


DTC has advised PCA that it will take any action permitted to be taken by a holder of new preferred stock or subordinated exchange debentures, as applicable, only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Certificates and only in respect of the portion of the Liquidation Preference of the new preferred stock or the aggregate principal amount of the subordinated exchange debentures, as applicable, as to which the Participant or Participants has or have given direction. However, if there is (a) a Voting Rights Triggering Event under the new preferred stock or (b) an Event of Default under the subordinated exchange debentures, DTC reserves the right to exchange the Global Certificates for legended securities in certificated form, and to distribute the Certificates to its Participants.

EXCHANGE OF GLOBAL CERTIFICATES FOR CERTIFICATED SECURITIES

A Global Certificate is exchangeable for definitive Certificates in registered certificated form ("Certificated Securities") if:

    (1) DTC:

       (a) notifies PCA that it is unwilling or unable to continue as depositary for the Global Certificate and PCA fails to appoint a successor depositary; or

       (b) has ceased to be a clearing agency registered under the Exchange Act;

    (2) PCA, at its option, notifies the transfer agent or the exchange trustee, as applicable, in writing that it elects to cause the issuance of the new preferred stock or subordinated exchange debentures, as applicable, in certificate form; or

    (3) there shall have occurred and be continuing (a) a Voting Rights Triggering Event with respect to the new preferred stock or (b) a Default or Event of Default with respect to the subordinated exchange debentures.

In addition, beneficial interests in a Global Certificate may be exchanged for Certificated Securities upon prior written notice given to the transfer agent or the exchange trustee, as applicable, by or on behalf of DTC in accordance with the certificate of designation or the subordinated exchange debentures indenture, as applicable. In all cases, Certificated Securities delivered in exchange for any Global Certificates or beneficial interests in Global Certificates will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

SAME DAY SETTLEMENT AND PAYMENT


PCA will make all payments of Liquidation Preference, dividends, principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by you or, if no account is specified, by mailing a check to your registered address. The Certificates represented by the Global Certificates are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Certificates will, therefore, be required by DTC to be settled in immediately available funds. PCA expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.



                                  DEFINITIONS



Set forth below are some of the defined terms used in the certificate of designation and the subordinated exchange debentures indenture. You should refer to the certificate of designation and the subordinated exchange debentures indenture for a full disclosure of all the terms, as well as any other capitalized terms used herein for which no definition is provided.


"ACQUIRED DEBT" means, with respect to any specified Person:


    (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of the specified Person, whether or not the Indebtedness is incurred in connection with, or in contemplation of, that other Person merging with or into, or becoming a Subsidiary of, the specified Person; and



    (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.



"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.


"APPLICABLE PREMIUM" means, with respect to any new preferred stock or subordinated exchange debenture, as applicable, on any redemption date, the greater of:



    (1) 1.0% of the Liquidation Preference of the new preferred stock or 1.0% of the principal amount of the subordinated exchange debenture, as applicable; or


    (2) the excess of:


       (a) the present value at the redemption date of (i) the redemption price of the new preferred stock or subordinated exchange debentures, as applicable, at April 1, 2004, the redemption price being set forth in the table appearing above under the caption "-Optional Redemption" in the section "--New Preferred Stock" or "--Subordinated Exchange Debentures," as applicable, plus (ii) all required dividend payments due on the new preferred stock or interest payments due on the subordinated exchange debenture, as applicable, through April 1, 2004, excluding accrued but unpaid dividends or interest, as applicable, computed using a discount rate equal to the Treasury Rate as of the Redemption Date plus 50 basis points; over



       (b) the Liquidation Preference of the new preferred stock or the principal amount of the subordinated exchange debenture, as applicable, if greater.


"ASSET SALE" means:


    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of PCA and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the certificate of designation or subordinated exchange debentures indenture, as applicable, described above under the caption "-Repurchase at the Option of Holders-Change of Control" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, and/or the provisions described above under the caption "-Covenants-Merger, Consolidation or Sale of Assets" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, and not by the provisions of the Asset Sale covenant; and


    (2) the issuance of Equity Interests by any of PCA's Restricted Subsidiaries or the sale of Equity Interests in any of PCA's Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

    (2) a transfer of assets between or among PCA and its Wholly Owned Restricted Subsidiaries;

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to PCA or to another Wholly Owned Restricted Subsidiary;

    (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;


    (6) the transfer or disposition of assets and the sale of Equity Interests under the Contribution;


    (7) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; and

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    (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-Covenants-Restricted Payments" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable.



"ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction including any period for which the lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with GAAP.



"BENEFICIAL OWNER" has the meaning assigned to the term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as that term is used in Section 13(d)(3) of the Exchange Act, that "person" shall be deemed to have beneficial ownership of all securities that that "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.


"BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the board of directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and


    (3) with respect to any other Person, the board or committee of that Person serving a similar function.


"CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;


    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;



    (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and


    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"CASH EQUIVALENTS" means:

    (1) United States dollars;


    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, PROVIDED that the full faith and credit of the United States is pledged in support thereof, having maturities of not more than six months from the date of acquisition;


    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

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    (6) money market funds at least 95% of the assets of which constitute Cash
        Equivalents of the kinds described in clauses (1) through (5) of this definition.

"CHANGE OF CONTROL" means the occurrence of any of the following:


    (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger, consolidation or transfer of PCA Voting Stock, in one or a series of related transactions, of all or substantially all of the properties or assets of PCA and its Restricted Subsidiaries taken as a whole to any "person," as that term is used in
        Section 13(d)(3) of the Exchange Act, other than to a Principal or a Related Party of a Principal;



    (2) the adoption of a plan relating to the liquidation or dissolution of PCA, other than a plan relating to the sale or other disposition of timberlands;



    (3) the consummation of any transaction, including any merger or consolidation, the result of which is that any "person," as defined above, other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PCA, measured by voting power rather than number of shares; or


    (4) the first day on which a majority of the members of the Board of Directors of PCA are not Continuing Directors.


"CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of that Person for the period PLUS:



    (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for the period, to the extent that the provision for taxes was deducted in computing the Consolidated Net Income; PLUS



    (2) consolidated interest expense of that Person and its Restricted Subsidiaries for the period, whether paid or accrued and whether or not capitalized, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received under Hedging Obligations, to the extent that the expense was deducted in computing the Consolidated Net Income; PLUS



    (3) depletion, depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period and other non-cash expenses, excluding the non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; PLUS



    (4) all one-time charges incurred in 1999 in connection with the Contribution, including the impairment charge described in "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview", to the extent the charges were deducted in computing the Consolidated Net Income; PLUS



    (5) all restructuring charges incurred prior to the Issue Date, including the restructuring charge that was added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in Note 4 under "Selected Combined Financial and Other Data"; MINUS



    (6) non-cash items increasing the Consolidated Net Income for that period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.


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Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of PCA shall be added to Consolidated Net Income to compute Consolidated Cash Flow of PCA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to PCA by the Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.


"CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of:


    (1) the total amount of Indebtedness of that Person and its Restricted Subsidiaries; PLUS



    (2) the total amount of Indebtedness of any other Person, to the extent that the Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; PLUS



    (3) the aggregate liquidation value of all Disqualified Stock of that Person and all preferred stock of Restricted Subsidiaries of that Person, in each case, determined on a consolidated basis in accordance with GAAP.



"CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:



    (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;



    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;



    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition shall be excluded;


    (4) the cumulative effect of a change in accounting principles shall be excluded; and


    (5) for purposes of calculating Consolidated Cash Flow to determine the Debt to Cash Flow Ratio or the Fixed Charge Coverage Ratio, the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.


"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of PCA who:


    (1) was a member of the Board of Directors on the Issue Date; or



    (2) was nominated for election or elected to the Board of Directors either
        (a) with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election or (b) under the terms of the Stockholders Agreement as in effect on the Issue Date.


"CONTRIBUTION" means the Contribution contemplated by the Contribution
Agreement.


"CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of January 25, 1999 among TPI, PCA Holdings and PCA as the same is in effect on the Issue Date.



"CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof by and among PCA and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders party thereto, together with the related documents thereto, including any guarantee agreements and security documents, in each case as the agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise


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modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder or adding Subsidiaries of PCA as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under the agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.



"CREDIT FACILITIES" means, one or more debt facilities, including the Credit Agreement, or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against the receivables, working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.



"DEBT AND PREFERRED STOCK TO CASH FLOW RATIO" means, as of any date of determination, the ratio of (1) the Consolidated Indebtedness and new preferred stock of PCA as of that date to (2) the Consolidated Cash Flow of PCA for the four most recent full fiscal quarters ending immediately prior to that date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by PCA and its Restricted Subsidiaries from the beginning of the four-quarter period through and including the date of determination, including any related financing transactions, as if the acquisitions and dispositions had occurred at the beginning of the four-quarter period. In addition, for purposes of making the computation referred to above:



    (1) acquisitions that have been made by PCA or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for the reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;


    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded;


    (3) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for the period to the transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of the four-quarter reference period; and


    (4) the impact of the Treasury Lock shall be excluded.

"DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


"DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by PCA or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration under an Officers' Certificate executed by the principal executive officer and the principal financial officer of PCA or the Restricted Subsidiary. Such Officers' Certificate shall state the basis of the valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.


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"DESIGNATED EXCHANGE DEBENTURE SENIOR DEBT" means:


    (1) any Indebtedness under or in respect of the Credit Agreement and the notes; and



    (2) any other Exchange Debenture Senior Debt permitted under the subordinated exchange debentures indenture the principal amount of which is $25.0 million or more and that has been designated by PCA in the instrument or agreement relating to the same as "Exchange Debenture Designated Senior Debt;"



PROVIDED that for purposes of clause (2) of the third paragraph under the caption "--Subordinated Exchange Debentures--Subordination," the notes indenture shall not be deemed to be Designated Exchange Debenture Senior Debt so long as the Credit Agreement is still in effect.



"DISQUALIFIED STOCK" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the new preferred stock or the subordinated exchange debentures mature, as applicable. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require PCA to repurchase the Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that PCA may not repurchase or redeem any Capital Stock under the provisions unless the repurchase or redemption complies with the covenant described above under the caption "-Covenants-Restricted Payments" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. The new preferred stock as in effect on the Issue Date will not constitute Disqualified Stock for purposes of the certificate of designation and the subordinated exchange debentures indenture.



"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.


"EXCHANGE DEBENTURE SENIOR DEBT" means:


    (1) all Indebtedness outstanding under all Credit Facilities, all Hedging Obligations and all Other Hedging Agreements, including guarantees thereof, with respect thereto of PCA and its Restricted Subsidiaries, whether outstanding on the Issue Date or thereafter incurred;



    (2) all Indebtedness of PCA and its Restricted Subsidiaries outstanding under the exchange notes or the guarantees of the exchange notes;



    (3) any other Indebtedness incurred by PCA and its Restricted Subsidiaries under the terms of the subordinated exchange debentures indenture, unless the instrument under which the Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated exchange debentures; and



    (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3), including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not the interest is an allowed claim under applicable law.


Notwithstanding anything to the contrary in the preceding, Exchange Debenture Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by PCA or its Restricted Subsidiaries;

    (2) any Indebtedness of PCA or any of its Restricted Subsidiaries to any of its Subsidiaries;

    (3) any trade payables; or


    (4) the portion of any Indebtedness that is incurred in violation of the subordinated exchange debentures indenture, but only to the extent so incurred.



"EXISTING INDEBTEDNESS" means Indebtedness of PCA and its Subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the Issue Date, until the amounts are repaid.


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"FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:


    (1) the consolidated interest expense of that Person and its Restricted Subsidiaries for the period, whether paid or accrued, including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, excluding amortization of debt issuance costs and net of the effect of all payments made or received under Hedging Obligations; PLUS



    (2) the consolidated interest of that Person and its Restricted Subsidiaries that was capitalized during the period; PLUS



    (3) any interest expense on Indebtedness of another Person that is Guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of that Person or one of its Restricted Subsidiaries, whether or not the Guarantee or Lien is called upon; PLUS



    (4) the product of (a) all dividends, whether paid or accrued in cash, times
        (b) a fraction, the numerator of which is one and the denominator of which is one minus PCA's then current effective combined federal, state and local tax rate of that Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.



"FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of that Person and its Restricted Subsidiaries for the period to the Fixed Charges of that Person and its Restricted Subsidiaries for the period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or the issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.


In addition, for purposes of calculating the Fixed Charge Coverage Ratio:


    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for the reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;


    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;


    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;



    (4) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for the period to the transactions described in this prospectus and the related corporate overhead savings and cost savings that were added to pro forma


                                      163
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        EBITDA to calculate Adjusted pro forma EBITDA as set forth in footnote 4 under "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of PCA, as if they had occurred on the first day of the four-quarter reference period; and


    (5) the impact of the Treasury Lock shall be excluded.


"FOREIGN SUBSIDIARY WORKING CAPITAL INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary that is organized outside of the United States under lines of credit extended after the Issue Date to the Restricted Subsidiary by Persons other than PCA or any of its Restricted Subsidiaries, the proceeds of which are used for the Restricted Subsidiary's working capital purposes.



"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by other entities as have been approved by a significant segment of the accounting profession, which are in effect from time to time.



"GUARANTEE" means a guarantee of all or any part of any Indebtedness, other than by endorsement of negotiable instruments for collection in the ordinary course of business, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.



"HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of that Person under:


    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and


    (2) other agreements or arrangements designed to protect that Person against fluctuations in interest rates.



"INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of that Person, whether or not contingent, in respect of:


    (1) borrowed money;


    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;


    (3) banker's acceptances;

    (4) representing Capital Lease Obligations;


    (5) the deferred balance of the purchase price of any property outside of the ordinary course of business which remains unpaid, except the balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or


    (6) any Hedging Obligations or Other Hedging Agreements,


if and to the extent any of the preceding items, other than letters of credit, Hedging Obligations and Other Hedging Agreements, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not the Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.


The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount thereof in the case of any other Indebtedness.


"INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated.



"INVESTMENTS" means, with respect to any Person, all direct or indirect investments by that Person in other Persons, including Affiliates, in the forms of loans, including Guarantees or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in


                                      164
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accordance with GAAP. If PCA or any Subsidiary of PCA sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of PCA such that, after giving effect to the sale or disposition, that Person is no longer a Subsidiary of PCA, PCA shall be deemed to have made an Investment on the date of the sale or disposition equal to the fair market value of the Equity Interests of the Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Covenants-Restricted Payments" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. The acquisition by PCA or any Subsidiary of PCA of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PCA or the Subsidiary in the third Person in an amount equal to the fair market value of the Investment held by the acquired Person in the third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Covenants-Restricted Payments" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable.



"ISSUE DATE" means the closing date for sale and original issuance of the new preferred stock.



"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.


"MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.


"NET INCOME" means, with respect to any specified Person, the net income or loss of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:



    (1) any gain or loss, together with any related provision for taxes on the gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by that Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and



    (2) any extraordinary gain or loss, together with any related provision for taxes on the extraordinary gain or loss.



"NET PROCEEDS" means the aggregate cash proceeds received by PCA or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to the Asset Sale, including legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.



"NEW EXCHANGE DEBENTURES" means PCA's 12 3/8% Subordinated Exchange Debentures due 2010 issued under the subordinated exchange debentures indenture (1) in the Preferred Stock Exchange Offer or (2) in connection with a resale of subordinated exchange debentures in reliance on a shelf registration statement.



"NEW PREFERRED STOCK" means PCA's Series B 12 3/8% Senior Exchangeable Preferred Stock due 2010 issued under the certificate of designation (1) in the Preferred Stock Exchange Offer or (2) in connection with a resale of preferred stock in reliance on a shelf registration statement.


"NON-RECOURSE DEBT" means Indebtedness:


    (1) as to which neither PCA nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;


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    (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the subordinated exchange debentures, of PCA or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and


    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PCA or any of its Restricted Subsidiaries.

"OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OTHER HEDGING AGREEMENTS" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

"PCA HOLDINGS" means PCA Holdings LLC, a Delaware limited liability company.

"PERMITTED BUSINESS" means the containerboard, paperboard and packaging products business and any business in which PCA and its Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, incidental or ancillary to any of the foregoing.


"PERMITTED GROUP" means any group of investors that is deemed to be a "person," as that term is used in Section 13(d)(3) of the Exchange Act, at any time prior to PCA's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person, other than the Principals and their Related Parties, Beneficially Owns, together with its Affiliates, more of the Voting Stock of PCA that is Beneficially Owned by the group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.


"PERMITTED INVESTMENTS" means:

    (1) any Investment in PCA or in a Restricted Subsidiary of PCA;

    (2) any Investment in Cash Equivalents;


    (3) any Investment by PCA or any Restricted Subsidiary of PCA in a Person, if as a result of the Investment:



       (a) that Person becomes a Restricted Subsidiary of PCA; or



       (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PCA or a Restricted Subsidiary of PCA;



    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made under and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable;



    (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests, other than Disqualified Stock, of PCA;


    (6) Hedging Obligations and Other Hedging Agreements;

    (7) any Investment existing on the Issue Date;

    (8) loans and advances to employees and officers of PCA and its Restricted Subsidiaries in the ordinary course of business;

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    (9) any Investment in securities of trade creditors or customers received in compromise of obligations of those persons incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of the trade creditors or customers;


   (10) negotiable instruments held for deposit or collection in the ordinary course of business;

   (11) loans, guarantees of loans and advances to officers, directors, employees or consultants of PCA or a Restricted Subsidiary of PCA not to exceed $7.5 million in the aggregate outstanding at any time;


   (12) any Investment by PCA or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by PCA or any of its Restricted Subsidiaries; and



   (13) other Investments in any Person having an aggregate fair market value, measured on the date each Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made under this clause (13) that are at the time outstanding not to exceed the greater of $50.0 million or 5% of Total Assets.



"PERMITTED JUNIOR SECURITIES" means debt or equity securities of PCA or any successor corporation issued under a plan of reorganization or readjustment of PCA that are subordinated to the payment of all then outstanding Exchange Debenture Senior Debt of PCA at least to the same extent that the subordinated exchange debentures are subordinated to the payment of all Exchange Debenture Senior Debt of PCA on the Issue Date, so long as:



    (1) the effect of the use of this defined term in the subordination provisions contained in the subordinated exchange debentures indenture is not to cause the subordinated exchange debentures to be treated as part of:


       (a) the same class of claims as the Exchange Debenture Senior Debt of PCA; or


       (b) any class of claims ranked equally with, or senior to, the Exchange Debenture Senior Debt of PCA for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of PCA; and



    (2) to the extent that any Exchange Debenture Senior Debt of PCA outstanding on the date of consummation of the plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, on that date, either:



       (a) the holders of any the Exchange Debenture Senior Debt not so paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, have consented to the terms of the plan of reorganization or readjustment; or



       (b) the holders receive securities which constitute Exchange Debenture Senior Debt of PCA and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Exchange Debenture Senior Debt of PCA not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof.


"PERMITTED LIENS" means:


    (1) Liens of PCA and its Restricted Subsidiaries securing Exchange Debenture Senior Debt that was permitted by the terms of the certificate of designation or the subordinated exchange debentures indenture, as applicable, to be incurred;


    (2) Liens in favor of PCA or its Restricted Subsidiaries;

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    (3) Liens on property of a Person existing at the time that Person is merged with or into or consolidated with PCA or any Subsidiary of PCA; PROVIDED that the Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with PCA or the Subsidiary;



    (4) Liens on property existing at the time of acquisition thereof by PCA or any Subsidiary of PCA, PROVIDED that the Liens were in existence prior to the contemplation of the acquisition;


    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;


    (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, covering only the assets acquired with the Indebtedness;



    (7) Liens existing on the Issue Date together with any Liens securing Permitted Refinancing Indebtedness incurred under clause (5) of the second paragraph under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;


    (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

    (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;


   (10) Liens to secure Foreign Subsidiary Working Capital Indebtedness permitted by the certificate of designation or the subordinated exchange debentures indenture, as applicable, to be incurred so long as the Lien attached only to the assets of the Restricted Subsidiary which is the obligor under the Indebtedness;


   (11) Liens securing Attributable Debt;

   (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

   (13) Liens incurred in the ordinary course of business of PCA or any Subsidiary of PCA with respect to obligations that do not exceed $15.0 million at any one time outstanding.


"PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of PCA or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of PCA or any of its Restricted Subsidiaries, other than intercompany Indebtedness; PROVIDED that:



    (1) the principal amount, or accreted value, if applicable, of the Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith;


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    (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;



    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the subordinated exchange debentures, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the subordinated exchange debentures on terms at least as favorable to the holders of subordinated exchange debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and



    (4) the Indebtedness is incurred either by PCA or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"PRINCIPALS" means:

    (1) Madison Dearborn Partners, LLC and its Affiliates; and

    (2) TPI and its Affiliates.


"PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, PCA or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of the note, other than amounts required to be established as reserves under agreements, amounts paid to investors in respect of interest, principal and other amounts owing to the investors and amounts paid in connection with the purchase of newly generated receivables.



"QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by PCA or any of its Restricted Subsidiaries under which PCA or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:



    (1) a Receivables Subsidiary, in the case of a transfer by PCA or any of its Restricted Subsidiaries; and



    (2) any other Person, in the case of a transfer by a Receivables Subsidiary,



or may grant a security interest in, any accounts receivable, whether now existing or arising in the future, of PCA or any of its Restricted Subsidiaries, and any assets related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.



"RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of PCA that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of PCA, as provided below, as a Receivables Subsidiary and:



    (1) has no Indebtedness or other Obligations, contingent or otherwise, that:



       (a) are guaranteed by PCA or any of its Restricted Subsidiaries, other than contingent liabilities under Standard Securitization Undertakings;



       (b) are recourse to or obligate PCA or any of its Restricted Subsidiaries in any way other than under Standard Securitization Undertakings; or



       (c) subjects any property or assets of PCA or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than under Standard Securitization Undertakings;


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    (2) has no contract, agreement, arrangement or undertaking, except in connection with a Purchase Money Note or Qualified Receivables Transaction, with PCA or any of its Restricted Subsidiaries than on terms no less favorable to PCA or the Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of PCA, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and



    (3) neither PCA nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve targeted levels of operating results.



This designation by the Board of Directors of PCA shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the resolution of the Board of Directors of PCA giving effect to the designation and an Officers' Certificate certifying, to the best of the officer's knowledge and belief after consulting with counsel, that the designation complied with the foregoing conditions.


"RELATED PARTY" means:


    (1) any controlling stockholder, 80%, or more, owned Subsidiary, or immediate family member, in the case of an individual, of any Principal; or



    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or the other Persons referred to in the immediately preceding clause
        (1).



"REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Exchange Debenture Senior Debt; PROVIDED that if, and for so long as, any Designated Exchange Debenture Senior Debt lacks a representative, then the Representative for the Designated Exchange Debenture Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of the Designated Exchange Debenture Senior Debt in respect of any Designated Exchange Debenture Senior Debt.


"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.


"SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as the Regulation is in effect on the date hereof.


"STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by PCA or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.


"STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase the interest or principal prior to the date originally scheduled for the payment thereof.



"STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of April 12, 1999 by and among PCA Holdings LLC, TPI and PCA, as in effect on the Issue Date.


"SUBSIDIARY" means, with respect to any specified Person:


    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and


                                      170
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    (2) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of the Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person, or any combination thereof.


"TPI" means Tenneco Packaging Inc., a Delaware corporation.


"TIMBERLANDS NET PROCEEDS" means the Net Proceeds from Timberlands Sales in excess of $500.0 million, up to a maximum of $100.0 million, or a larger amount as may be necessary to repurchase or redeem all outstanding new preferred stock or subordinated exchange debentures in the event of a repurchase or redemption of all outstanding new preferred stock or subordinated exchange debentures, as long as at least $500.0 million of Net Proceeds have been applied to repay Indebtedness under the Credit Agreement.



"TIMBERLANDS REPURCHASE" means the repurchase or redemption of, payment of a dividend on, or return of capital with respect to any Equity Interests of PCA, or the repurchase or redemption of subordinated exchange debentures with Timberlands Net Proceeds in accordance with the terms of the certificate of designation and the subordinated exchange debentures indenture.


"TIMBERLANDS SALE" means a sale or series of sales by PCA or a Restricted Subsidiary of PCA of timberlands.

"TOTAL ASSETS" means the total consolidated assets of PCA and its Restricted Subsidiaries, as set forth on PCA's most recent consolidated balance sheet.

"TRANSACTION AGREEMENTS" means:


    (1) the Purchase/Supply Agreements between PCA and TPI, Tenneco Automotive, Inc. and Tenneco Packaging Specialty and Consumer Products, Inc., each dated the Issue Date;



    (2) the Facilities Use Agreement between PCA and TPI, dated the Issue Date;



    (3) the Human Resources Agreement among PCA, TPI and Tenneco Inc., dated the Issue Date;



    (4) the Transition Services Agreement among PCA and TPI, dated the Issue
        Date;



    (5) the Holding Company Support Agreement among PCA and PCA Holdings, dated the Issue Date;



    (6) the Registration Rights Agreement among PCA, PCA Holdings and TPI, dated the Issue Date; and


    (7) the Stockholders Agreement.

"TREASURY LOCK" means the interest rate protection agreement dated as of March 5, 1999 between PCA and J.P. Morgan Securities Inc.


"TREASURY RATE" means, as of any redemption date, the yield to maturity as of the Redemption Date of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date, or, if the Statistical Release is no longer published, any publicly available source of similar market data, most nearly equal to the period from the redemption date to April 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to April 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.



"UNRESTRICTED SUBSIDIARY" means any Subsidiary of PCA that is designated by the Board of Directors as an Unrestricted Subsidiary under a Board Resolution, but only to the extent that the Subsidiary:


    (1) has no Indebtedness other than Non-Recourse Debt;


    (2) is not party to any agreement, contract, arrangement or understanding with PCA or any Restricted Subsidiary of PCA unless the terms of the agreement, contract, arrangement or understanding are no less favorable to PCA or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PCA;


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    (3) is a Person with respect to which neither PCA nor any of its Restricted
        Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results; and


    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PCA or any of its Restricted Subsidiaries.


Any designation of a Subsidiary of PCA as an Unrestricted Subsidiary shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-Covenants-Restricted Payments" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the certificate of designation or subordinated exchange debentures indenture, as applicable, and any Indebtedness of the Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of PCA as of that date and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, PCA shall be in default of the covenant. The Board of Directors of PCA may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PCA of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation shall only be permitted if (1) the Indebtedness is permitted under the covenant described under the caption "-Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" in the section "-New Preferred Stock" or "-Subordinated Exchange Debentures," as applicable, calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following the designation.



"VOTING STOCK" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of the Board of Directors of that Person.


"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:


    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment; by



    (2) the then outstanding principal amount of the Indebtedness.



"WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means any Wholly Owned Subsidiary of that Person which at the time of determination is a Restricted Subsidiary.



"WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by that Person and/or by one or more Wholly Owned Subsidiaries of that Person.

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                               THE EXCHANGE OFFER

THE EXCHANGE NOTES

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


PCA originally sold the notes to J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers, under the terms of a Purchase Agreement dated March 30, 1999. The Purchase Agreement is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part. The initial purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. As a condition to the Purchase Agreement, PCA, the guarantor subsidiaries and the initial purchasers entered into a notes registration rights agreement, which is filed as
Exhibit 4.4 to the registration statement of which this prospectus forms a part, in which PCA and the guarantor subsidiaries agreed to:


    (1) use all commercially reasonable efforts to file a registration statement registering the exchange notes with the Securities and Exchange Commission within 60 days after the original issuance of the outstanding notes;

    (2) use all commercially reasonable efforts to have the registration statement relating to the exchange notes declared effective by the Securities and Exchange Commission within 150 days after the original issuance of the outstanding notes;

    (3) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, use all commercially reasonable efforts to commence the exchange offer and use all commercially reasonable efforts to issue within 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement relating to the exchange notes was declared effective by the Securities and Exchange Commission, exchange notes in exchange for all outstanding notes tendered prior to the expiration date; and


    (4) if obligated to file a shelf registration statement, use all commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission within 60 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after such obligation arises and to use commercially reasonable efforts to keep effective the shelf registration statement for at least two years after the original issuance of the notes or such shorter period that will terminate when all securities covered by the shelf registration statement have been sold under the shelf registration statement.



We have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the notes. The notes registration rights agreement also requires us to include in the prospectus for the exchange offer information necessary to allow broker-dealers who hold notes, other than notes purchased directly from us or one of our affiliates, to exchange such notes in the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of the exchange notes received by such broker-dealers in the exchange offer.



This prospectus covers the offer and sale of the exchange notes in the exchange offer and the resale of exchange notes received in the exchange offer by any broker-dealer who held notes other than notes purchased directly from us or one of our affiliates.



For each note surrendered to us in the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the date of issuance of such exchange note. The holders of notes that are accepted for exchange will receive, in cash, accrued interest on such notes up to, but not including, the issuance date of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe the exchange notes would in general be freely tradeable after the exchange offer without further registration under the Securities Act. See SHEARMAN & STERLING (available July 2, 1993); MORGAN STANLEY & CO. INCORPORATED (available June 5,
1991); and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1989). Any purchaser of the notes, however, who is either an "affiliate" of PCA, a broker-dealer who purchased notes directly from us or one of our affiliates for resale, or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:


    (1) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission;

    (2) will not be able to tender its notes in the exchange offer; and


    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless such sale or transfer is made in compliance with an exemption from such requirements.


We have agreed to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

    (1) we are not required to file the registration statement for the exchange offer or permitted to consummate the exchange offer because it is not permitted by applicable law or Securities and Exchange Commission policy; or

    (2) any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer;


       (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or



       (c) it is a broker-dealer that purchased notes directly from us or one of our affiliates for resale.


For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until the earliest to occur of:

    (1) the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note;

    (2) following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer before the date of such sale a copy of the prospectus contained in the registration statement relating to the exchange offer;

    (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or


    (4) the date on which such note is distributed to the public under Rule 144 under the Securities Act.


We will pay liquidated damages to each holder of notes if:

    (1) we fail to file any of the registration statements on or before the date specified for such filing;

    (2) any of such registration statements is not declared effective by the Securities and Exchange Commission before the date specified for such effectiveness (the "Effectiveness Target Date");

    (3) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement relating to the exchange offer;

    (4) the shelf registration statement or the registration statement relating to the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the notes registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default").

The amount of liquidated damages will be equal to a per annum rate of 0.25% on the principal amount of notes held by each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the principal amount of notes. We will pay all accrued liquidated damages on each interest payment date in the manner provided for the payment of interest in the notes indenture. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.


Each holder of notes, other than some specified holders, who wishes to exchange notes for exchange notes in the exchange offer will be required to make representations, including that:


    (1) it is not an affiliate of PCA;

    (2) any exchange notes to be received by it were acquired in the ordinary course of its business; and

    (3) it has no arrangement with any person to participate in the distribution of the exchange notes.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with a prospectus contained in the registration statement relating to the exchange offer. Under the notes registration rights agreement, we are required to allow broker-dealers to use the prospectus contained in the registration statement relating to the exchange offer in connection with the resale of such exchange notes.


We will, in the event of the filing of a shelf registration statement, provide to each holder of notes eligible to participate in the shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit resales of the outstanding notes. A holder of notes that sells the notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the notes registration rights agreement which are applicable to the holder, including indemnification obligations. In addition, each such holder will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the notes registration rights agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.


TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal relating to the exchange notes, we will accept all outstanding notes validly tendered prior to

5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes in the exchange offer in integral multiples of $1,000.


The form and terms of the exchange notes are identical to the notes except for the following:


    (1) the exchange notes bear a Series B designation and a different CUSIP number from the notes to differentiate the exchange notes from the outstanding notes;


    (2) the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

    (3) the holders of the exchange notes will not be entitled to certain rights under the notes registration rights agreement, including the provisions providing for an increase in the interest rate on the notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the notes and will be entitled to the benefits of the notes indenture under which the notes were issued. As of the date of this prospectus, $550 million in aggregate principal amount of the notes is outstanding. Solely for reasons of administration and no other reason,
we have fixed the close of business on             , 1999 as the record date for
the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of notes, or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the notes indenture, may participate in the exchange offer. There will be no fixed record date, however, for determining registered holders of the notes entitled to participate in the exchange offer.

The holders of notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the notes indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

We shall be deemed to have accepted validly tendered notes when, as and if we have given oral or written notice thereof to the notes exchange agent. The notes exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Those holders who tender notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

EXPIRATION DATES; EXTENSIONS; AMENDMENTS

The term "expiration date" shall mean 5:00 p.m., New York City time, on
            , 1999 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. Notwithstanding the foregoing, we will not extend
the expiration date beyond             , 1999.

We have no current plans to extend the exchange offer. In order to extend the expiration date, we will notify the notes exchange agent of any extension by oral or written notice and will make a public announcement of such extension, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

    (1) delay accepting any notes;

    (2) extend the exchange offer; or

    (3) terminate the exchange offer,

if any of the conditions set forth below under "-Conditions of the Exchange Offer" shall not have been satisfied, in each case by giving oral or written notice of such delay, extension or termination to the notes exchange agent, and to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement of such matter. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the notes and the exchange offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, assuming the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release of such announcement to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

The exchange notes will bear interest from their date of issuance. Interest is payable semiannually on April 1 and October 1 of each year commencing on October 1, 1999, at the rate of 9 5/8% per annum. The holders of notes that are accepted for exchange will receive, in cash, accrued interest on such notes up to, but not including, the issuance date of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes. Consequently, holders who exchange their notes for exchange notes will receive the same interest payment on October 1, 1999, which is the first interest payment date with respect to the notes and the exchange notes, that they would have received had they not accepted the exchange offer. Interest on the notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

PROCEDURES FOR TENDERING


Only a registered holder of notes may tender their notes in the exchange offer. To effectively tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, a form of which is filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the notes and any other required documents, to the notes exchange agent at the address set forth below under "-Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the notes also may be made by book-entry transfer in accordance with the procedures described below. If you are effecting delivery by book-entry transfer, then:


    (1) confirmation of such book-entry transfer must be received by the notes exchange agent prior to the expiration date; and

    (2) you must also transmit to the notes exchange agent on or prior to the expiration date, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the notes exchange agent, forms a part of the confirmation of book-entry transfer.

By executing the letter of transmittal or effecting delivery by book-entry transfer, each holder is making to us those representations set forth under the heading "-Resale of the Exchange Notes."

The tender by a holder of notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the notes exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the notes exchange agent before the expiration date. No letter of transmittal or notes should be sent to PCA. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the above transactions for such holders.

Only a registered holder of notes may tender their notes in connection with the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name notes are registered on the books of PCA, any other person who has obtained a properly completed bond power from the registered holder, or any person whose notes are held of record by DTC who desires to deliver their notes by book-entry transfer at DTC.

Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly contact the person in whose name your notes are registered and instruct such registered holder to tender on your behalf. If, as a beneficial owner, you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (defined below) unless the notes tendered are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the letter of transmittal is signed by a person other than the registered holder of any notes listed therein, such notes must be endorsed or accompanied by properly completed bond powers, signed by such registered holder as such registered holder's name appears on such notes with the signature on such bond powers guaranteed by an Eligible Institution.

If the letter of transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

We understand that the notes exchange agent will make a request, promptly after the date of this prospectus, to establish accounts with respect to the notes at the book-entry transfer facility of DTC for the purpose of facilitating this exchange offer, and subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of notes by causing the transfer of such notes into the notes exchange agent's account with respect to the notes in accordance with DTC's procedures for such transfer. Although delivery of the notes may be effected through book-entry transfer into the notes exchange agent's account at the book-entry transfer facility, unless the holder complies with the procedures described in the following paragraph, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the notes exchange agent at its address set forth below before the expiration date, or the guaranteed delivery procedures described below must be complied with. The delivery of documents to the book-entry transfer facility does not constitute delivery to the notes exchange agent.

The notes exchange agent and DTC have confirmed that the exchange offer is eligible for the Automated Tender Offer Program ("ATOP") of DTC. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer notes to the notes exchange agent in accordance with the procedures for transfer established under ATOP. DTC will then send an Agent's Message to the notes exchange agent. The term "Agent's Message" means a message transmitted by DTC, which when received by the notes exchange agent forms part of the confirmation of a book-entry transfer, and which states that DTC has received an express acknowledgment from the participant in DTC tendering notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal and that PCA may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the notes exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.


All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all notes not validly tendered or any notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to the tenders of notes, neither we, the notes exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the notes exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if notes are submitted in a principal amount greater than the principal amount of notes being tendered by such tendering holder, such unaccepted or non-exchanged notes will be returned by the notes exchange agent to the tendering holders, or, in the case of notes tendered by book-entry transfer into the notes exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, such unaccepted or non-exchanged notes will be credited to an account maintained with such book-entry transfer facility, unless otherwise provided in the letter of transmittal designated for such notes, as soon as practicable following the expiration date.


GUARANTEED DELIVERY PROCEDURES

Those holders who wish to tender their notes and:

    (1) whose notes are not immediately available; or

    (2) who cannot deliver their notes, the letter of transmittal or any other required documents to the notes exchange agent before the expiration date; or

    (3) who cannot complete the procedures for book-entry transfer before the expiration date,

may effect a tender if:

    (1) the tender is made through an Eligible Institution;


    (2) before the expiration date, the notes exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, a form of which is filed as Exhibit 99.3 to the registration statement of which this prospectus forms a part, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of such notes and the principal amount of notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, either (a) the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the notes and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the notes exchange agent or (b) that a confirmation of book-entry transfer of such notes into the notes exchange agent's account at DTC, will be delivered to the notes exchange agent; and

    (3) either (a) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered notes in proper form for transfer and all other documents required by the letter of transmittal or (b) if applicable, confirmation of a book-entry transfer into the notes exchange agent's account at DTC, are actually received by the notes exchange agent within five business days after the expiration date.

Upon request to the notes exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To effectively withdraw a tender of notes in the exchange offer, the notes exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person having deposited the notes to be withdrawn;

    (2) identify the notes to be withdrawn, including the certificate number or numbers and the aggregate principal amount of such notes or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the trustee with respect to the notes to register the transfer of such notes into the name of the person withdrawing the tender; and

    (4) specify the name in which any such notes are to be registered, if different from that of the person depositing the notes.


All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the notes so withdrawn are validly retendered. Any notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the expiration date.


CONDITIONS OF THE EXCHANGE OFFER

The exchange offer is subject to the condition that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. If there has been a change in policy of the Securities and Exchange Commission such that in the reasonable opinion of our counsel there is a substantial question whether the exchange offer is permitted by applicable federal law, we have agreed to seek a no-action letter or other favorable decision from the Securities and Exchange Commission allowing us to consummate the exchange offer.

If we determine that the exchange offer is not permitted by applicable federal law, we may terminate the exchange offer. In connection such termination we may:

    (1) refuse to accept any notes and return any notes that have been tendered by the holders thereof;

    (2) extend the exchange offer and retain all notes tendered prior to the expiration date, subject to the rights of such holders of tendered notes to withdraw their tendered notes; or

    (3) waive such termination event with respect to the exchange offer and accept all properly tendered notes that have not been properly withdrawn.

If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

United States Trust Company of New York has been appointed as notes exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the notes exchange agent addressed as follows:

     BY OVERNIGHT COURIER & BY HAND AFTER
    4:30 P.M. ON THE EXPIRATION DATE ONLY:                 BY HAND UP TO 4:30 P.M.:

   United States Trust Company of New York         United States Trust Company of New York
          770 Broadway, 13(th) Floor                      111 Broadway, Lower Level
              New York, NY 10003                              New York, NY 10006
        Attn: Corporate Trust Services                  Attn: Corporate Trust Services

       BY REGISTERED OR CERTIFIED MAIL:              FACSIMILE TRANSMISSION: 212-420-6211

   United States Trust Company of New York            Confirm by Telephone: 800-548-6565
         P.O. Box 844, Cooper Station                   Attn: Corporate Trust Services
           New York, NY 10276-0844
        Attn: Corporate Trust Services

Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation for tenders is being made by mail. Additional solicitations, however, may be made by our officers and regular employees and those of our affiliates in person, by telegraph or telephone.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will pay the notes exchange agent, however, reasonable and customary fees for its services and will reimburse the notes exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the notes exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The exchange notes will be recorded at the same carrying value as the notes, which is face value as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

The notes that are not exchanged for exchange notes pursuant to the exchange offer will remain Transfer Restricted Securities. Accordingly, such notes may be resold only as follows:

    (1) to us, upon redemption thereof or otherwise;

    (2) (a) so long as the notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to us;

    (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (4) pursuant to an effective registration statement under the Securities
       Act.

RESALE OF THE EXCHANGE NOTES

Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe the exchange notes issued pursuant to the exchange offer in exchange for the notes may be offered for resale, resold and otherwise transferred by any holder (other than (1) a broker-dealer who purchased such notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided, however, that the holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. In the event that our belief is inaccurate, holders of exchange notes who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. We do not assume or indemnify holders against such liability.

If, however, any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in the referenced no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives exchange notes for its own account in exchange for notes, where such notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Although a broker-dealer may be an "underwriter" within the meaning of the Securities Act, the letter of

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transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes.

As contemplated by these no-action letters and the notes registration rights agreement, each holder tendering notes in the exchange offer is required to represent to us in the letter of transmittal, that, among things:

    (1) the person receiving the exchange notes pursuant to the exchange offer, whether or not such person is the holder, is receiving them in the ordinary course of business;

    (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of exchange notes;

    (3) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    (4) the holder acknowledges and agrees that:

       (a) any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the exchange notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed above and under the heading "-Purpose and Effect of the Exchange Offer;" and

       (b) any broker-dealer that receives exchange notes for its own account in exchange for notes pursuant to the exchange offer must deliver a prospectus in connection with any resale of such exchange notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act; and

    (5) the holder understands that a secondary resale transaction described in clause (4)(a) above should be covered by an effective registration statement containing the selling securityholder information required by
       Item 507 of Regulation S-K of the Securities and Exchange Commission.

The exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of the notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction.

All resales must be made in compliance with state securities or "blue sky" laws. Such compliance may require that the exchange notes be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with these requirements.

THE NEW PREFERRED STOCK

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

PCA originally sold the preferred stock to J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers, pursuant to the Purchase Agreement. The initial purchasers subsequently resold the preferred stock to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the

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Purchase Agreement, PCA, the guarantor subsidiaries and the initial purchasers entered into a preferred stock registration rights agreement, which is filed as
Exhibit 4.5 to the registration statement of which this prospectus forms a part, in which PCA and the guarantor subsidiaries agreed to:


    (1) use all commercially reasonable efforts to file a registration statement registering the new preferred stock with the Securities and Exchange Commission within 60 days after the original issuance of the outstanding preferred stock;

    (2) use all commercially reasonable efforts to have the registration statement relating to the new preferred stock declared effective by the Securities and Exchange Commission within 150 days after the original issuance of the outstanding preferred stock;

    (3) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, use all commercially reasonable efforts to commence the exchange offer and use all commercially reasonable efforts to issue within 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement relating to the new preferred stock was declared effective by the Securities and Exchange Commission, new preferred stock in exchange for all outstanding preferred stock tendered prior to the expiration date; and

    (4) if obligated to file a shelf registration statement, use all commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission within 60 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after such obligation arises and to use commercially reasonable efforts to keep effective the shelf registration statement for at least two years after the original issuance of the preferred stock or such shorter period that will terminate when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the preferred stock. The preferred stock registration rights agreement also requires us to include in the prospectus for the exchange offer information necessary to allow broker-dealers who hold preferred stock, other than preferred stock purchased directly from us or one of our affiliates, to exchange such preferred stock pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of the new preferred stock received by such broker-dealers in the exchange offer.

This prospectus covers the exchange offer and sale of the new preferred stock pursuant to the exchange offer and the resale of new preferred stock received in the exchange offer by any broker-dealer who held preferred stock other than preferred stock purchased directly from us or one of our affiliates.

For each share of preferred stock surrendered to us pursuant to the exchange offer, the holder of such share of preferred stock will receive a share of new preferred stock having a liquidation preference equal to that of the surrendered share of preferred stock. Dividends on each share of preferred stock will accrue from the date of issuance of such share of preferred stock. The holders of preferred stock that is accepted for exchange will receive accrued dividends on such preferred stock up to, but not including, the issuance date of the new preferred stock. Such dividends will be paid with the first dividend payment on the new preferred stock. Dividends on the outstanding preferred stock accepted for exchange will cease to accrue upon issuance of the new preferred stock.


Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe the new preferred stock would in general be freely tradeable after the exchange offer without further registration under the Securities Act. See SHEARMAN & STERLING (available July 2, 1993); MORGAN STANLEY & CO. INCORPORATED (available June 5, 1991); and EXXON CAPITAL HOLDINGS CORPORATION


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(available May 13, 1989). Any purchaser of the preferred stock, however, who is either an "affiliate" of PCA, a broker-dealer who purchased preferred stock directly from us or one of our affiliates for resale, or who intends to participate in the exchange offer for the purpose of distributing the new preferred stock:


    (1) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission;

    (2) will not be able to tender its preferred stock in the exchange offer;
       and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the preferred stock, unless such sale or transfer is made pursuant to an exemption from such requirements.

We have agreed to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the preferred stock by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

    (1) we are not required to file the registration statement for the exchange offer or permitted to consummate the exchange offer because it is not permitted by applicable law or Securities and Exchange Commission policy; or

    (2) any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer;


       (b) it may not resell the new preferred stock acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or



       (c) it is a broker-dealer that purchased preferred stock directly from us or one of our affiliates for resale.


For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding share of preferred stock until the earliest to occur of:

    (1) the date on which such share of preferred stock has been exchanged by a person other than a broker-dealer for a share of new preferred stock;

    (2) following the exchange by a broker-dealer in the exchange offer of a share of preferred stock for a share of new preferred stock, the date on which such share of new preferred stock is sold to a purchaser who receives from such broker-dealer before the date of such sale a copy of the prospectus contained in the registration statement relating to the exchange offer;

    (3) the date on which such shares of new preferred stock has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

    (4) the date on which such share of preferred stock is distributed to the public pursuant to Rule 144 under the Securities Act.

We will pay liquidated damages to each holder of preferred stock if:

    (1) we fail to file any of the registration statements on or before the date specified for such filing;

    (2) any of such registration statements is not declared effective by the Securities and Exchange Commission before the date specified for such effectiveness (the "Effectiveness Target Date");

    (3) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement relating to the exchange offer;

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    (4) the shelf registration statement or the registration statement relating to the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the preferred stock registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default").

The amount of liquidated damages will be equal to a per annum rate of 0.25% on the liquidation preference on new preferred stock held by each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the liquidation preference on new preferred stock. We will pay all accrued liquidated damages on each dividend payment date in the manner provided for the payment of dividends in the certificate of designation. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

Each holder of preferred stock, other than certain specified holders, who wishes to exchange preferred stock for new preferred stock in the exchange offer will be required to make certain representations, including that:

    (1) it is not an affiliate of PCA;

    (2) any new preferred stock to be received by it were acquired in the ordinary course of its business; and

    (3) it has no arrangement with any person to participate in the distribution of the new preferred stock.

If the holder is a broker-dealer that will receive new preferred stock for its own account in exchange for preferred stock that was acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new preferred stock.

The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new preferred stock, other than a resale of an unsold allotment from the original sale of the preferred stock, with a prospectus contained in the registration statement relating to the exchange offer. Under the preferred stock registration rights agreement, we are required to allow broker-dealers to use the prospectus contained in the registration statement relating to the exchange offer in connection with the resale of such new preferred stock.

We will, in the event of the filing of a shelf registration statement, provide to each holder of preferred stock eligible to participate in such shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the preferred stock has become effective and take certain other actions as are required to permit resales of the outstanding preferred stock. A holder of preferred stock that sells such preferred stock pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the preferred stock registration rights agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each such holder will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the preferred stock registration rights agreement in order to have their preferred stock included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal relating to the new preferred stock, we will accept all outstanding preferred stock validly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will issue $100 liquidation preference per share of new preferred stock in exchange for each $100 liquidation preference per share of outstanding preferred stock accepted in the exchange offer.

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The form and terms of the new preferred stock are identical to the preferred stock except for the following:


    (1) the new preferred stock bears a Series B designation and a different CUSIP number from the preferred stock to differentiate the new preferred stock from the outstanding preferred stock;


    (2) the new preferred stock has been registered under the Securities Act and, therefore, will not bear legends restricting its transfer; and

    (3) the holders of the new preferred stock will not be entitled to certain rights under the preferred stock registration rights agreement, including the provisions providing for an increase in the dividend rate on the preferred stock in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The new preferred stock will evidence the same debt as the preferred stock and will be entitled to the benefits of the certificate of designation under which the preferred stock were issued. As of the date of this prospectus, $100 million in aggregate liquidation preference of the preferred stock is outstanding. Solely for reasons of administration and no other reason, we have fixed the
close of business on             , 1999 as the record date for the exchange
offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of preferred stock, or such holder's legal representative or attorney-in-fact, as reflected on the records of the transfer agent under the certificate of designation may participate in the exchange offer. There will be no fixed record date, however, for determining registered holders of the preferred stock entitled to participate in the exchange offer.

The holders of preferred stock do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the certificate of designation in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

We shall be deemed to have accepted validly tendered shares of preferred stock when, as and if we have given oral or written notice thereof to the preferred stock exchange agent. The preferred stock exchange agent will act as agent for the tendering holders for the purpose of receiving the new preferred stock from us.

If any tendered preferred stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted shares of preferred stock will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Those holders who tender preferred stock in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of preferred stock. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

EXPIRATION DATES; EXTENSIONS; AMENDMENTS

The term "expiration date" shall mean 5:00 p.m., New York City time, on
            , 1999 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. Notwithstanding the foregoing, we will not extend
the expiration date beyond             , 1999.

We have no current plans to extend the exchange offer. In order to extend the expiration date, we will notify the preferred stock exchange agent of any extension by oral or written notice and will make a public announcement of such extension, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

    (1) delay accepting any preferred stock;

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    (2) extend the exchange offer; or

    (3) terminate the exchange offer,

if any of the conditions set forth below under "-Conditions of the Exchange Offer" shall not have been satisfied, in each case by giving oral or written notice of such delay, extension or termination to the preferred stock exchange agent, and to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement of such matter. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the preferred stock and the exchange offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, assuming the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement other than by making a timely release of such announcement to the Dow Jones News Service.

DIVIDENDS ON THE NEW PREFERRED STOCK

The new preferred stock will accrue dividends from its date of issuance. Dividends are payable semiannually on April 1 and October 1 of each year commencing on October 1, 1999, at the rate of 12d% per annum. The holders of preferred stock that is accepted for exchange will receive accrued dividends on such preferred stock up to, but not including, the issuance date of the new preferred stock. Such dividends will be paid with the first dividend payment on the new preferred stock. Consequently, holders who exchange their preferred stock for new preferred stock will receive the same dividend payment on October 1, 1999, which is the first dividend payment date with respect to the preferred stock and the new preferred stock, that they would have received had they not accepted the exchange offer. Dividends on the preferred stock accepted for exchange will cease to accrue upon issuance of the new preferred stock.

PROCEDURES FOR TENDERING


Only a registered holder of preferred stock may tender such preferred stock in the exchange offer. To effectively tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, a form of which is filed as Exhibit 99.2 to the registration statement of which this prospectus forms a part, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the preferred stock and any other required documents, to the preferred stock exchange agent at the address set forth below under "-Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the preferred stock also may be made by book-entry transfer in accordance with the procedures described below. If you are effecting delivery by book-entry transfer, then:


    (1) confirmation of such book-entry transfer must be received by the preferred stock exchange agent prior to the expiration date; and

    (2) you must also transmit to the preferred stock exchange agent on or prior to the expiration date, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the preferred stock exchange agent, forms a part of the confirmation of book-entry transfer.

By executing the letter of transmittal or effecting delivery by book-entry transfer, each holder is making to us those representations set forth under the heading "-Resale of the New Preferred Stock."

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The tender by a holder of preferred stock will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding preferred stock and the letter of transmittal and all other required documents to the preferred stock exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the preferred stock exchange agent before the expiration date. No letter of transmittal or preferred stock should be sent to PCA. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the above transactions for such holders.

Only a registered holder of preferred stock may tender such preferred stock in connection with the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name preferred stock are registered on the books of PCA, any other person who has obtained a properly completed bond power from the registered holder, or any person whose preferred stock are held of record by DTC who desires to deliver such preferred stock by book-entry transfer at DTC.

Any beneficial owner whose preferred stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly contact the person in whose name your preferred stock are registered and instruct such registered holder to tender on your behalf. If, as a beneficial owner, you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your preferred stock, either make appropriate arrangements to register ownership of the preferred stock in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (defined below) unless the preferred stock tendered is tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the letter of transmittal is signed by a person other than the registered holder of any preferred stock listed therein, such preferred stock must be endorsed or accompanied by properly completed bond powers, signed by such registered holder as such registered holder's name appears on such preferred stock with the signature on such bond powers guaranteed by an Eligible Institution.

If the letter of transmittal or any preferred stock or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

We understand that the preferred stock exchange agent will make a request, promptly after the date of this prospectus, to establish accounts with respect to the preferred stock at the book-entry transfer facility of DTC for the purpose of facilitating this exchange offer, and subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of preferred stock by causing the transfer of such preferred stock into the preferred stock exchange agent's account with respect to the preferred stock in accordance with DTC's procedures for such transfer. Although delivery of the preferred stock may be effected through book-entry transfer into the preferred stock exchange agent's account at the book-entry transfer facility, unless the holder complies with the procedures described in the following paragraph, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by

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the preferred stock exchange agent at its address set forth below before the expiration date, or the guaranteed delivery procedures described below must be complied with. The delivery of documents to the book-entry transfer facility does not constitute delivery to the preferred stock exchange agent.

The preferred stock exchange agent and DTC have confirmed that the exchange offer is eligible for the Automated Tender Offer Program ("ATOP") of DTC. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer preferred stock to the preferred stock exchange agent in accordance with the procedures for transfer established under ATOP. DTC will then send an Agent's Message to the preferred stock exchange agent. The term "Agent's Message" means a message transmitted by DTC, which when received by the preferred stock exchange agent forms part of the confirmation of a book-entry transfer, and which states that DTC has received an express acknowledgment from the participant in DTC tendering preferred stock which is the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal and that PCA may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the preferred stock exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering preferred stock that such participant has received and agrees to be bound by the notice of guaranteed delivery.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered preferred stock will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all preferred stock not validly tendered or any preferred stock the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular shares of preferred stock. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of preferred stock must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to the tenders of preferred stock, neither we, the preferred stock exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of preferred stock will not be deemed to have been made until such defects or irregularities have been cured or waived. Any preferred stock received by the preferred stock exchange agent that is not validly tendered and as to which the defects or irregularities have not been cured or waived, or if preferred stock is submitted in an aggregate liquidation preference greater than the liquidation preference of preferred stock being tendered by such tendering holder, such unaccepted or non-exchanged preferred stock will be returned by the preferred stock exchange agent to the tendering holders (or, in the case of preferred stock tendered by book-entry transfer into the preferred stock exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such unaccepted or non-exchanged preferred stock will be credited to an account maintained with such book-entry transfer facility), unless otherwise provided in the letter of transmittal designated for such preferred stock, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

Those holders who wish to tender their preferred stock and:

    (1) whose preferred stock are not immediately available; or

    (2) who cannot deliver their preferred stock, the letter of transmittal or any other required documents to the preferred stock exchange agent before the expiration date; or

    (3) who cannot complete the procedures for book-entry transfer before the expiration date,

may effect a tender if:

    (1) the tender is made through an Eligible Institution;

    (2) before the expiration date, the preferred stock exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, a form of which is filed as Exhibit 99.4 to the registration statement of which this prospectus forms a part, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of such preferred stock and the liquidation preference of preferred stock tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, either (a) the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the preferred stock and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the preferred stock exchange agent or (b) that a confirmation of book-entry transfer of such preferred stock into the preferred stock exchange agent's account at DTC, will be delivered to the preferred stock exchange agent; and


    (3) either (a) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered preferred stock in proper form for transfer and all other documents required by the letter of transmittal or (b) if applicable, confirmation of a book-entry transfer into the preferred stock exchange agent's account at DTC, are actually received by the preferred stock exchange agent within five business days after the expiration date.

Upon request to the preferred stock exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their preferred stock according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of preferred stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To effectively withdraw a tender of preferred stock in the exchange offer, the preferred stock exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person having deposited the preferred stock to be withdrawn;

    (2) identify the shares of preferred stock to be withdrawn, including the certificate number or numbers and the aggregate liquidation preference of such preferred stock or, in the case of preferred stock transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such preferred stock were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the transfer agent with respect to the preferred stock to register the transfer of such preferred stock into the name of the person withdrawing the tender; and

    (4) specify the name in which any such preferred stock are to be registered, if different from that of the person depositing the preferred stock.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any preferred stock so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new preferred stock will be issued with respect thereto unless the preferred stock so withdrawn is validly retendered. Any preferred stock which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn preferred stock may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

The exchange offer is subject to the condition that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. If there has been a change in policy of the Securities and Exchange Commission such that in the reasonable opinion of our counsel there is a substantial question whether the exchange offer is permitted by applicable federal law, we have agreed to seek a no-action letter or other favorable decision from the Securities and Exchange Commission allowing us to consummate the exchange offer.

If we determine that the exchange offer is not permitted by applicable federal law, we may terminate the exchange offer. In connection such termination we may:

    (1) refuse to accept any preferred stock and return any preferred stock that have been tendered by the holders thereof;

    (2) extend the exchange offer and retain all preferred stock tendered prior to the expiration date, subject to the rights of such holders of tendered preferred stock to withdraw their tendered preferred stock; or

    (3) waive such termination event with respect to the exchange offer and accept all properly tendered preferred stock that have not been properly withdrawn.

If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of preferred stock, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

United States Trust Company of New York has been appointed as preferred stock exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the preferred stock exchange agent addressed as follows:

     BY OVERNIGHT COURIER & BY HAND AFTER
    4:30 P.M. ON THE EXPIRATION DATE ONLY:                 BY HAND UP TO 4:30 P.M.:

   United States Trust Company of New York         United States Trust Company of New York
          770 Broadway, 13(th) Floor                      111 Broadway, Lower Level
              New York, NY 10003                              New York, NY 10006
        Attn: Corporate Trust Services                  Attn: Corporate Trust Services

       BY REGISTERED OR CERTIFIED MAIL:              FACSIMILE TRANSMISSION: 212-420-6211

   United States Trust Company of New York            Confirm by Telephone: 800-548-6565
         P.O. Box 844, Cooper Station                   Attn: Corporate Trust Services
           New York, NY 10276-0844
        Attn: Corporate Trust Services

Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation for tenders is being made by mail. Additional solicitations, however, may be made by our officers and regular employees and those of our affiliates in person, by telegraph or telephone.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will pay the preferred stock exchange agent, however, reasonable and customary fees for its services and will reimburse the preferred stock exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the preferred stock exchange agent and the transfer agent, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the preferred stock pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the preferred stock pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The new preferred stock will be recorded at the same carrying value as the preferred stock, which is face value as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be charged to paid-in-capital.

CONSEQUENCES OF FAILURE TO EXCHANGE

The preferred stock that is not exchanged for new preferred stock pursuant to the exchange offer will remain Transfer Restricted Securities. Accordingly, such preferred stock may be resold only as follows:

    (1) to us, upon redemption thereof or otherwise;

    (2) (a) so long as the preferred stock is eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to us;

    (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (4) pursuant to an effective registration statement under the Securities
       Act.

RESALE OF THE NEW PREFERRED STOCK

Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe the new preferred stock issued pursuant to the exchange offer in exchange for the preferred stock may be offered for resale, resold and otherwise transferred by any holder (other than (1) a broker-dealer who purchased such preferred stock directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided, however, that the holder is acquiring the new preferred stock in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the new preferred stock. In the event that our belief is inaccurate, holders of new preferred stock who transfer new preferred stock in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. We do not assume or indemnify holders against such liability.

If, however, any holder acquires new preferred stock in the exchange offer for the purpose of distributing or participating in a distribution of the new preferred stock, such holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in the referenced no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives new preferred stock for its own account in exchange for preferred stock, where such preferred stock was acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new preferred stock. Although a broker-dealer may be an "underwriter" within the meaning of the Securities Act, the letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new preferred stock received in exchange for preferred stock.

As contemplated by these no-action letters and the preferred stock registration rights agreement, each holder tendering preferred stock in the exchange offer is required to represent to us in the letter of transmittal, that, among things:

    (1) the person receiving the new preferred stock pursuant to the exchange offer, whether or not such person is the holder, is receiving it in the ordinary course of business;

    (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new preferred stock and that such holder is not engaged in, and does not intend to engage in, a distribution of new preferred stock;

    (3) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    (4) the holder acknowledges and agrees that:

       (a) any person participating in the exchange offer for the purpose of distributing the new preferred stock must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the new preferred stock acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed above and under the heading "-Purpose and Effect of the Exchange Offer;" and

       (b) any broker-dealer that receives new preferred stock for its own account in exchange for preferred stock pursuant to the exchange offer must deliver a prospectus in connection with any resale of such new preferred stock, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act; and

    (5) the holder understands that a secondary resale transaction described in clause (4)(a) above should be covered by an effective registration statement containing the selling securityholder information required by
       Item 507 of Regulation S-K of the Securities and Exchange Commission.

The exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of the preferred stock in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction.

All resales must be made in compliance with state securities or "blue sky" laws. Such compliance may require that the new preferred stock be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with these requirements.

                     UNITED STATES FEDERAL TAX CONSEQUENCES



The following discussion, including the opinion of counsel described below, is based upon current provisions of the Internal Revenue Code of 1986, applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service may take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations could alter or modify the following statements and conditions. Moreover, these changes or interpretations may or may not be retroactive and could affect the tax consequences to you. If you are an insurance company, tax-exempt organization, financial institution, broker-dealer, foreign corporation or non-resident of the United States, you may be subject to special rules not discussed below. We recommend that every holder consult their own tax advisor as to the particular tax consequences of exchanging their existing notes for exchange notes, of exchanging their existing preferred stock for new preferred stock, and as to the applicability and effect of any state, local or foreign tax laws in regard to the exchange offer.



ACQUISITION OF THE EXCHANGE NOTES



Kirkland & Ellis, counsel to PCA, has advised us that in its opinion, the exchange of the existing notes for exchange notes in the exchange offer will not be treated as a taxable "exchange" for federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the existing notes. Rather, the exchange notes received by a holder will be treated as a continuation of the existing notes in the hands of that holder. As a result, there will be no federal income tax consequences to you if you exchange existing notes for exchange notes in the exchange offer.



ACQUISITION OF THE NEW PREFERRED STOCK



Kirkland & Ellis, counsel to PCA, has advised us that in its opinion, the exchange of the existing preferred stock for new preferred stock in the exchange offer will not be treated as a taxable "exchange" for federal income tax purposes because the new preferred stock should not be considered to differ materially in kind or extent from the existing preferred stock. Rather, the new preferred stock received by a holder will be treated as a continuation of the existing preferred stock in the hands of that holder. As a result, there will be no federal income tax consequences to you if you exchange existing preferred stock for new preferred stock in the exchange offer.

                              PLAN OF DISTRIBUTION


Each broker-dealer that receives exchange notes or new preferred stock for its own account under the terms of the exchange offer in exchange for outstanding notes and preferred stock which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes or new preferred stock. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of exchange notes and new preferred stock received in exchange for outstanding notes and preferred stock. We have agreed that for a period of 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to broker-dealers for use in connection with resales of exchange notes and preferred stock. During this period, we will update this prospectus if necessary. All resales must be made in compliance with state securities or blue sky laws. We assume no responsibility with regard to compliance with these requirements.



We will not receive any proceeds from any sales of the exchange notes or the new preferred stock by broker-dealers. The exchange notes and the new preferred stock received by broker-dealers for their own account under the terms of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or the new preferred stock, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Resales may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from broker-dealers and/or the purchasers of the exchange notes or new preferred stock. Any broker-dealer that resells the exchange notes or the new preferred stock that were received by it for its own account under the terms of the exchange offer and any broker or dealer that participates in a distribution of exchange notes or new preferred stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on the resale of exchange notes or new preferred stock and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in a letter of transmittal.


We have been advised by J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, the initial purchasers of the outstanding notes and preferred stock, that following completion of the exchange offer they intend to make a market in the exchange notes and the new preferred stock. The initial purchasers, however, are under no obligation to do so and any market activities with respect to the exchange notes and the new preferred stock may be discontinued at any time.

                                 LEGAL MATTERS


Some of the legal matters in connection with the issuance of the exchange notes and the new preferred stock will be passed upon for PCA by Kirkland & Ellis, Chicago, Illinois. Some of the partners of Kirkland & Ellis, through an investment partnership, beneficially own, indirectly through PCA Holdings, an aggregate of approximately 0.2% of the common stock of PCA.


                                    EXPERTS


The combined financial statements of The Containerboard Group, a division of TPI, as of December 31, 1998, 1997 and 1996, and for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect to the combined financial statements, and are included herein in reliance upon the authority of the firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION


We and our subsidiary guarantors have filed a registration statement on Form S-4 under the Securities Act with respect to the exchange notes and the new preferred stock. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information with respect to us, our subsidiary guarantors and the exchange notes and the new preferred stock, we refer you to the registration statement. You should be aware that statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete. We refer you to the copy of those documents filed as exhibits to the registration statement. Each of those statements is qualified in all respects by the reference.


We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the exchange notes or the new preferred stock remain outstanding, we will furnish to the holders of the exchange notes and the new preferred stock and, if permitted, will file with the Commission:


    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file those forms, including a Management's Discussion and Analysis of Financial Condition and Results of Operations and, with respect to the annual information only, a report on the information by our certified independent accountants; and



    (2) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file those reports, in each case within the time periods specified in the rules and regulations of the Commission.



Any reports or documents we file with the Commission, including the registration statement, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of our reports or other documents may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports and other information that is filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The web site can be accessed at http://www.sec.gov.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Report of Independent Public Accountants...................................................................         F-2
Combined Statements of Assets, Liabilities and Interdivision Account as of December 31, 1998, 1997 and 1996
  and March 31, 1999 (unaudited)...........................................................................         F-3
Combined Statements of Revenues, Expenses and Interdivision Account for the years ended December 31, 1998,
  1997 and 1996 and for the three months ended March 31, 1999 and 1998 (unaudited).........................         F-4
Combined Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996 and for the three
  months ended March 31, 1999 and 1998 (unaudited).........................................................         F-5
Notes to Combined Financial Statements.....................................................................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tenneco Inc.:

We have audited the accompanying combined statements of assets, liabilities and interdivision account of THE CONTAINERBOARD GROUP (a division of Tenneco Packaging Inc., which is a Delaware corporation and a wholly owned subsidiary of Tenneco Inc.) as of December 31, 1998, 1997 and 1996, and the related combined statements of revenues, expenses and interdivision account and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Containerboard Group as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 26, 1999

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                             COMBINED STATEMENTS OF
                 ASSETS, LIABILITIES AND INTERDIVISION ACCOUNT

                                     ASSETS


                                                               ------------------------------------------------
                                                                         DECEMBER 31
                                                               -------------------------------
                                                                                                 MARCH 31, 1999
                                                                    1998       1997       1996      (UNAUDITED)
                                                               ---------  ---------  ---------  ---------------
(In thousands)
Current assets:
  Cash                                                         $       1  $       1  $   1,027              1
  Accounts receivable (net of allowance for doubtful accounts
   of $5,220 in 1998, $5,023 in 1997 and $5,010 in 1996)          13,971     27,080     16,982         36,515
  Receivables from affiliated companies                           10,390     19,057     10,303         10,203
  Notes receivable                                                27,390        573        547         27,943
Inventories:
  Raw materials                                                   86,681    100,781     99,459         85,008
  Work in process and finished goods                              48,212     38,402     36,995         46,725
  Materials and supplies                                          44,310     42,043     35,834         48,800
                                                               ---------  ---------  ---------  ---------------
      Inventory, gross                                           179,203    181,226    172,288        180,533
  Excess of FIFO over LIFO cost                                  (28,484)   (25,445)   (28,308)       (28,950  )
                                                               ---------  ---------  ---------  ---------------
      Inventory, net                                             150,719    155,781    143,980        151,583
                                                               ---------  ---------  ---------  ---------------
  Prepaid expenses and other current assets                       41,092     35,019     35,536         28,178
                                                               ---------  ---------  ---------  ---------------
      Total current assets                                       243,563    237,511    208,375        254,423
                                                               ---------  ---------  ---------  ---------------
Property, plant and equipment, at cost:
  Land, timber, timberlands and buildings                        287,510    280,060    269,134        367,365
  Machinery and equipment                                      1,289,459  1,175,805  1,082,912      1,091,154
  Other, including construction in progress                      100,136    130,696    140,522        112,079
  Less-Accumulated depreciation and depletion                   (735,749)  (656,915)  (582,437)      (756,326  )
                                                               ---------  ---------  ---------  ---------------
      Property, plant and equipment, net                         941,356    929,646    910,131        814,272
                                                               ---------  ---------  ---------  ---------------
Intangibles                                                       50,110     56,470     55,660          3,324
                                                               ---------  ---------  ---------  ---------------
Other long-term assets                                           131,092     77,312     72,076         69,014
                                                               ---------  ---------  ---------  ---------------
Investments                                                        1,282     16,324     14,809          1,378
                                                               ---------  ---------  ---------  ---------------
Total assets                                                   $1,367,403 $1,317,263 $1,261,051     1,142,411
                                                               ---------  ---------  ---------  ---------------
                                                               ---------  ---------  ---------  ---------------

                                     LIABILITIES AND INTERDIVISION ACCOUNT
Current liabilities:
  Accounts payable                                             $  87,054  $ 124,633  $ 111,588        105,871
  Payables to Tenneco affiliates                                   7,091      6,164     29,402         13,085
  Current portion of long-term debt                                  617      3,923      1,603            216
  Current portion of deferred gain                                     -      1,973      1,973              0
  Accrued liabilities                                             69,390     70,426    166,663         68,558
                                                               ---------  ---------  ---------  ---------------
      Total current liabilities                                  164,152    207,119    311,229        187,730
                                                               ---------  ---------  ---------  ---------------
Long-term liabilities:
  Long-term debt                                                  16,935     23,941     18,713            250
  Deferred taxes                                                 254,064    174,127     87,165        263,936
  Deferred gain                                                        -     34,262     36,235             --
  Other                                                           23,860     23,754     23,287         24,057
                                                               ---------  ---------  ---------  ---------------
      Total long-term liabilities                                294,859    256,084    165,400        288,243
                                                               ---------  ---------  ---------  ---------------
Interdivision account                                            908,392    854,060    784,422        666,438
                                                               ---------  ---------  ---------  ---------------
Total liabilities and interdivision account                    $1,367,403 $1,317,263 $1,261,051     1,142,411
                                                               ---------  ---------  ---------  ---------------
                                                               ---------  ---------  ---------  ---------------


The accompanying notes to combined financial statements are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                             COMBINED STATEMENTS OF
                  REVENUES, EXPENSES AND INTERDIVISION ACCOUNT

                                             ---------------------------------------------------------------------
                                                                                          THREE MONTHS ENDED MARCH
                                                       YEAR ENDED DECEMBER 31,                      31,
                                             -------------------------------------------  ------------------------
                                                      1998           1997           1996                      1998
                                             -------------  -------------  -------------               -----------
                                                                                                 1999
                                                                                          -----------
                                                                                                (UNAUDITED)
(IN THOUSANDS)
Net sales                                    $   1,571,019  $   1,411,405  $   1,582,222      391,279      432,901
Cost of sales                                   (1,289,644)    (1,242,014)    (1,337,410)    (332,117)    (354,855)
                                             -------------  -------------  -------------  -----------  -----------
  Gross profit                                     281,375        169,391        244,812       59,162       78,046
Selling and administrative expenses               (108,944)      (102,891)       (95,283)     (28,759)     (26,841)
Restructuring, impairment and other                (14,385)             -              -     (230,112)           -
Other income, net                                   26,818         44,681         56,243       (1,377)      (2,742)
Corporate allocations                              (63,114)       (61,338)       (50,461)     (13,283)     (14,326)
                                             -------------  -------------  -------------  -----------  -----------
  Income (loss) before interest, taxes and
   extraordinary item                              121,750         49,843        155,311     (214,369)      34,137
Interest expense, net                               (2,782)        (3,739)        (5,129)        (221)        (741)
                                             -------------  -------------  -------------  -----------  -----------
  Income (loss) before taxes and
   extraordinary item                              118,968         46,104        150,182     (214,590)      33,396
Provision for income taxes                         (47,529)       (18,714)       (59,816)      88,362      (13,315)
                                             -------------  -------------  -------------  -----------  -----------
Income (loss) before extraordinary item             71,439         27,390         90,366     (126,228)      20,081
Extraordinary Loss                                       -              -              -       (6,327)           -
                                             -------------  -------------  -------------  -----------  -----------
Net income                                          71,439         27,390         90,366     (132,555)      20,081
Interdivision account, beginning of period         854,060        784,422        640,483      908,392      854,060
Interdivision account activity, net                (17,107)        42,248         53,573     (109,399)      31,081
                                             -------------  -------------  -------------  -----------  -----------
Interdivision account, end of period         $     908,392  $     854,060  $     784,422  $   666,438  $  (843,060)
                                             -------------  -------------  -------------  -----------  -----------
                                             -------------  -------------  -------------  -----------  -----------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                       COMBINED STATEMENTS OF CASH FLOWS


                                                              ---------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31,         THREE MONTHS ENDED
                                                              -----------------------------------       MARCH 31,
                                                                                                   --------------------
                                                                     1998         1997       1996                  1998
                                                              -----------  -----------  ---------             ---------
                                                                                                        1999
                                                                                                   ---------
                                                                                                       (UNAUDITED)
(IN THOUSANDS)

Cash flows from operating activities:
  Net income                                                  $    71,439  $    27,390  $  90,366   (132,555)    20,081
                                                              -----------  -----------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided
   by operating activities-
      Depreciation, depletion and amortization                     96,950       87,752     78,730     28,360     24,732
      Extraordinary loss-early debt extinguishment                                                     6,327
      Restructuring and other                                      14,385            -          -          -
      Gain on sale of joint venture interest                      (15,060)           -          -          -
      Gain on sale of timberlands                                 (16,944)           -          -          -
      Gain on sale of assets                                            -            -    (51,268)   230,112
      Gain on lease refinancing                                         -      (37,730)         -          -
      Gain on Willow Flowage                                            -       (4,449)         -          -
      Gain on sale of mineral rights                                    -       (1,646)         -          -
      Amortization of deferred gain                                (1,973)      (1,973)    (1,973)      (493)      (493)
      Increase (decrease) in deferred income taxes                 71,342       85,070      8,318      9,782     30,413
      Undistributed earnings of affiliated companies                  302       (2,264)      (536)       (96)       221
      Increase (decrease) in other noncurrent reserves                107          467    (27,287)       196      1,694
  Changes in noncash components of working capital,
   excluding transactions with Tenneco
        Decrease (increase) in current assets-
          Accounts receivable                                      12,100      (26,092)    38,261    (23,985)       834
          Inventories, net                                          5,062      (10,932)     1,287       (864)   (15,623)
          Prepaid expenses and other                                4,572          782     (8,070)     8,973     (4,000)
        (Decrease) increase in current liabilities-
          Accounts payable                                        (37,580)      13,045    (47,930)    18,817     (7,805)
          Accrued liabilities                                      (9,301)     (22,207)   (24,041)       679    (15,388)
                                                              -----------  -----------  ---------  ---------  ---------
            Net cash provided by operating activities             195,401      107,213     55,857    145,253     34,666
                                                              -----------  -----------  ---------  ---------  ---------
Cash flows from investing activities:
  Additions to property, plant and equipment                     (103,429)    (110,186)  (168,642)   (19,460)   (16,339)
  Prepaid Meridian Lease                                          (84,198)           -          -          -
  Acquisition of businesses                                             -       (5,866)         -          -
  Other long-term assets                                          (10,970)      (6,983)   (23,478)      (354)    (2,825)
  Proceeds from disposals                                          26,214       10,460    122,654        668         43
  Other transactions, net                                          (5,350)         690     (4,766)     3,773     (2,021)
                                                              -----------  -----------  ---------  ---------  ---------
            Net cash used for investing activities               (177,733)    (111,885)   (74,232)   (15,373)   (21,142)
                                                              -----------  -----------  ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                         -----------------------------------------------------
                                                             YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED
                                                         -------------------------------       MARCH 31,
                                                                                          --------------------
                                                              1998       1997       1996                  1998
                                                         ---------  ---------  ---------             ---------
                                                                                               1999
                                                                                          ---------
                                                                                              (UNAUDITED)
(IN THOUSANDS)
Cash flows from financing activities:
  Proceeds from long-term debt issued                    $       -  $   1,146  $     430          -        130
  Payments on long-term debt                               (10,346)    (1,618)    (1,886)   (27,550)      (235)
  (Decrease) increase in interdivision account             (17,109)    19,907    168,074   (109,399)   (31,081)
  Working capital transactions with Tenneco and
   affiliated companies-
      Decrease (increase) in receivables from
       affiliated companies                                  8,667     (8,754)    (1,781)       187     (1,287)
      Decrease (increase) in factored receivables              192     16,204    (25,563)       888     16,908
      Increase (decrease) in accounts payable to
       affiliated companies                                    928    (23,239)    (8,007)     5,994      2,041
      Dividends paid to Tenneco                                  -          -   (114,500)         -          -
                                                         ---------  ---------  ---------  ---------  ---------
        Net cash (used for) provided by financing
         activities                                        (17,668)     3,646     16,767   (129,880)   (13,524)
                                                         ---------  ---------  ---------  ---------  ---------
Net decrease in cash                                             -     (1,026)    (1,608)         -          -
Cash, beginning of period                                        1      1,027      2,635          1          1
                                                         ---------  ---------  ---------  ---------  ---------
Cash, end of period                                      $       1  $       1  $   1,027          1          1
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

1.  BUSINESS DESCRIPTION

    The Containerboard Group (the "Group") is a division of Tenneco Packaging Inc. ("Packaging") which is a wholly owned subsidiary of Tenneco Inc. ("Tenneco"). The Group is comprised of mills and corrugated products operations.

    The Mill operations ("The Mills") consist of two Kraft linerboard mills located in Counce, Tennessee, and Valdosta, Georgia, and two medium mills located in Filer City, Michigan, and Tomahawk, Wisconsin. The Mills also include two recycling centers located in Nashville, Tennessee, and Jackson, Tennessee. The Mills also control and manage approximately 950,000 acres of timberlands. The Mills transfer the majority of their output to The Corrugated Products operations ("Corrugated").

    Corrugated operations consist of 39 corrugated combining plants, 28 specialty/sheet and other plants and 5 design centers. All plants are located in North America. Corrugated combines linerboard and medium (primarily from The Mills) into sheets that are converted into corrugated shipping containers, point-of-sale graphics packaging, point-of-purchase displays and other specialized packaging. Corrugated sells to diverse customers primarily in North America.

    The Group's sales to other Packaging entities and other Tenneco entities are included in the accompanying combined financial statements. The net sales to other Packaging entities for the years ended December 31, 1998, 1997 and 1996, were approximately $76,906,000, $69,981,000 and $76,745,000, respectively. The net sales to other Tenneco entities for the years ended December 31, 1998, 1997 and 1996, were approximately $14,251,000,
    $13,108,000 and $10,376,000, respectively. The profit relating to these sales are included in the accompanying combined financial statements.

    As a result of the Group's relationship with Packaging, the combined statements of assets, liabilities and interdivision account and the related combined statements of revenues, expenses and interdivision account are not necessarily indicative of what actually would have occurred had the Group been a stand-alone entity. Additionally, these combined financial statements are not necessarily indicative of the future financial position or results of operations of the Group.

2.  SUMMARY OF ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying combined financial statements include the selected assets, liabilities, revenues and expenses of the Group. All significant intragroup accounts and transactions have been eliminated.

    INTERIM FINANCIAL INFORMATION (UNAUDITED)

    The Group's condensed combined financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of such financial statements. These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of SEC Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    The Group recognizes revenue as products are shipped to customers.

    ACCOUNTS RECEIVABLE

    A substantial portion of the Group's trade accounts receivable are sold by Packaging, generally without recourse, to a financing subsidiary of Tenneco Inc. Expenses relating to cash discounts, credit losses, pricing adjustments and other allowances on these factored receivables are accrued and charged to the Group. The amount of trade accounts receivable sold was approximately $150,099,000, $149,907,000 and $133,703,000 at December 31, 1998, 1997 and
    1996, respectively.

    INVENTORIES

    Inventories for raw materials and finished goods are valued using the last-in, first-out ("LIFO") cost method and include material, labor and manufacturing-related overhead costs. Supplies and materials inventories are valued using a moving average cost. All inventories are stated at the lower of cost or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost. Interest costs relating to construction in progress are capitalized based upon the total amount of interest cost (including interest costs on notes payable to Tenneco) incurred by Packaging.

    The amount of interest capitalized related to construction in progress at the Group was approximately $576,000, $975,000 and $5,207,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets. The following useful lives are used for the various categories of assets:

Buildings and land improvements                                   5 to 40 years
Machinery and equipment                                           3 to 25 years
Trucks and automobiles                                            3 to 10 years
Furniture and fixtures                                            3 to 20 years
Computers and software                                            3 to 7 years
                                                                  Period of the
Leasehold improvements                                                lease
                                                                 ---------------
                                                                 ---------------

    Timber depletion is provided on the basis of timber cut during the period related to the estimated quantity of recoverable timber. Assets under capital leases are depreciated on the straight-line method over the term of the lease.

    Expenditures for repairs and maintenance are expensed as incurred.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    DEFERRED GAIN

    In 1992, Packaging entered into a sale-leaseback transaction for financial reporting purposes involving certain of its timberlands. The deferred gain recognized upon sale is being amortized on a straight-line basis over the initial lease term.

    This deferred gain relates to a lease which was prepaid by the Group in December, 1998 (Note 12). The 1998 financial statements have reclassed the current and long-term portions of the deferred gain against the prepaid payment in Prepaid Expenses and Other Current Assets and Other Long-Term Assets.

    CHANGES IN ACCOUNTING PRINCIPLES

    In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement is effective for all fiscal years beginning after June 15, 1999. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    In April, 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. Tenneco currently expects to adopt this new accounting principle in the first quarter of 1999. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    In March, 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The adoption of this new standard is not expected to have a significant effect on the Group's financial position or results of operations.

    FREIGHT TRADES

    The Group regularly trades containerboard with other manufacturers primarily to reduce shipping costs. The freight trade transactions are accounted for primarily as transactions in the inventory accounts; the impact on income is not material.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    ENVIRONMENTAL LIABILITIES

    The estimated landfill closure and postclosure maintenance costs expected to be incurred upon and subsequent to the closing of existing operating landfill areas are accrued based on the landfill capacity used to date. Amounts are estimates using current technologies for closure and monitoring and are not discounted.

    The potential costs related to the Group for various environmental matters are uncertain due to such factors as the unknown magnitude of possible cleanup costs, the complexity and evolving nature of governmental laws and regulations and their interpretations, and the timing, varying costs and effectiveness of alternative cleanup technologies. Liabilities recorded by the Group for environmental contingencies are estimates of the probable costs based upon available information and assumptions relating to the Group. Because of these uncertainties, however, the Group's estimates may change. The Group believes that any additional costs identified as further information becomes available would not have a material effect on the combined statements of assets, liabilities and interdivision account or revenues, expenses and interdivision account of the Group.

    COMBINED STATEMENTS OF CASH FLOWS

    As a division of Packaging, the Group does not maintain separate cash accounts other than for petty cash. The Group's disbursements for payroll, capital projects, operating supplies and expenses are processed and funded by Packaging through centrally managed accounts. In addition, cash receipts from the collection of accounts receivable and the sales of assets are remitted directly to bank accounts controlled by Packaging. In this type of centrally managed cash system in which the cash receipts and disbursements of Packaging's various divisions are commingled, it is not feasible to segregate cash received from Packaging (e.g., as financing for the business) from cash transmitted to Packaging (e.g., as a distribution). Accordingly, the net effect of these cash transactions with Packaging are presented as a single line item within the financing section of the cash flow statements. Similarly, the activity of the interdivision account presents the net transfer of funds and charges between Packaging and the Group as a single line item.

    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred. The amounts charged were $3,728,000, $4,345,000 and $4,789,000 in 1998, 1997 and 1996,
    respectively.

    INTANGIBLE ASSETS

    Goodwill and intangibles, net of amortization, by major category are as follows:

                                                                    -------------------------------
                                                                         1998       1997       1996
                                                                    ---------  ---------  ---------
(IN THOUSANDS)
Goodwill                                                            $  48,046  $  52,958  $  51,721
Intangibles                                                             2,064      3,512      3,939
                                                                    ---------  ---------  ---------
                                                                    $  50,110  $  56,470  $  55,660
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (INFORMATION AS OF MARCH 31, 1999 AND
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

2.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    Goodwill is being amortized on a straight-line basis over 40 years. Such amortization amounted to $1,449,000, $1,452,000 and $1,440,000 for 1998,
    1997 and 1996, respectively. Goodwill totaling approximately $3,463,000 was written off in 1998 related to a closed facility (Note 7).

    The Group has capitalized certain intangible assets, primarily trademarks and patents, based on their estimated fair value at the date of acquisition. Amortization is provided for these intangible assets on a straight-line basis over periods ranging from 3 to 10 years. Covenants not to compete are amortized on a straight-line basis over the terms of the respective agreements. Such amortization amounted to $1,127,000, $1,234,000 and $1,416,000 in 1998, 1997 and 1996, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    The prior years' financial statements have been reclassified, where appropriate, to conform to the 1998 presentation.

    SEGMENT INFORMATION

    The Group adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," in 1998 and determined that the Group is primarily engaged in one line of business: the manufacture and sale of packaging materials, boxes and containers for industrial and consumer markets. No single customer accounts for more than 10% of total revenues. The Group has no foreign operations.

3.  INVESTMENTS IN JOINT VENTURES

    The Group has a 50% U.S. joint venture with American Cellulose Corporation to manufacture and market hardwood chips. The net investment, which was accounted for under the equity method, was $1,282,000, $1,310,000 and $1,519,000 as of December 31, 1998, 1997 and 1996, respectively. In the second quarter of 1996, Packaging entered into an agreement to form a joint venture with Caraustar Industries whereby Packaging sold its two recycled paperboard mills and a fiber recycling operation and brokerage business to the joint venture in return for approximately $115 million and a 20% equity interest in the joint venture. In June, 1998, Packaging sold its remaining 20% equity interest in the joint venture to Caraustar Industries. The net investment, which was accounted for under the equity method, was $0, $15,014,000 and $13,290,000 as of December 31, 1998, 1997 and 1996,
    respectively.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

4.  LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Capital lease obligations, interest at 8.5% for 1998 and 1997 and a weighted
  average interest rate of 8.2% for 1996 due in varying amounts through 2000  $      18  $      32  $  18,658
Non-interest-bearing note, due in annual installments of $70,000 through
  July 1, 2004, net of discount imputed at 10.0% of $182,000, $216,000 and
  $249,000 in 1998, 1997 and 1996, respectively                                     308        344        381
Notes payable, interest at an average rate of 13.5%, 13.3% and 8.8% for
  1998, 1997 and 1996, respectively, with varying amounts due through 2010       16,553     26,187        680
Other obligations                                                                   673      1,301        597
                                                                              ---------  ---------  ---------
      Total                                                                      17,552     27,864     20,316
Less-Current portion                                                                617      3,923      1,603
                                                                              ---------  ---------  ---------
      Total long-term debt                                                    $  16,935  $  23,941  $  18,713
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

    In January, 1997, the General Electric Capital Corporation ("GECC") operating leases were refinanced. Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease (Note 12).

    Annual payments for debt during the next five years and thereafter are:
    $617,000 (1999), $214,000 (2000), $3,569,000 (2001), $4,387,000 (2002),
    $4,240,000 (2003) and $4,525,000 (2004 and thereafter).

    In 1997, Tenneco contributed the Counce Limited Partnership to Packaging which included notes payable totaling approximately $26,187,000.

    In February, 1999, Tenneco Inc. paid off the remaining note payable as it relates to the Counce Limited Partnership. The payment was $27,220,000, including a $10,456,000 premium payment for the early extinguishment of debt.

5.  PENSION AND OTHER BENEFIT PLANS

    Substantially all of the Group's salaried and hourly employees are covered by retirement plans sponsored by Packaging and Tenneco. Benefits generally are based on years of service and, for most salaried employees, on final average compensation. Packaging's funding policies are to contribute to the plans, at a minimum, amounts necessary to satisfy the funding requirements of federal laws and regulations. The assets of the plans consist principally of listed equity and fixed and variable income securities, including Tenneco Inc. common stock.

    The Group's eligible salaried employees participate in the Tenneco Inc. Retirement Plan (the "Retirement Plan"), a defined benefit plan, along with other Tenneco divisions and subsidiaries. The pension expense

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5. PENSION AND OTHER BENEFIT PLANS (CONTINUED) allocated to the Group by Packaging for this plan was approximately $5,595,000, $3,197,000 and $3,111,000 for the years ended December 31, 1998,
    1997 and 1996, respectively. Amounts allocated are principally determined based on payroll. This plan is overfunded and a portion of the prepaid pension costs has not been allocated to the Group.

    The Group's eligible hourly employees participate in the Packaging Corporation of America Hourly-Rated Employees Pension Plan, also a defined benefit plan, along with other Packaging divisions. As stated, due to the fact that other divisions within Packaging participate in the plan, certain of the disclosures required by SFAS No. 132, "Employers' Disclosures About Pension and Other Postretirement Benefits", such as a summary of the change in benefit obligation and the change in plan assets, are not available. The net pension (income) cost actuarially allocated to the Group for this plan was $(466,000), $144,000 and $2,373,000 for the years ended December 31,
    1998, 1997 and 1996, respectively. This plan is overfunded, and a portion of the related pension asset of $35,603,000, $35,137,000 and $34,429,000 for
    December 31, 1998, 1997 and 1996, respectively, has been actuarially allocated to the Group and is included in Other Long-Term Assets.

    However, in connection with the pending sale of the Group as described in
    Note 14 to these financial statements, the pension asset allocated to the Group will be excluded from the sale transaction and remain with Tenneco.

    Actuarially allocated net pension cost for the Group's defined benefit plans, excluding the Retirement Plan, consists of the following components:

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                             -------------------------------
                                                                             -------------------------------
                                                                                  1998       1997       1996
                                                                             ---------  ---------  ---------
(IN THOUSANDS)
Service cost-benefits earned during the year                                 $   3,112  $   3,652  $   4,021
Interest cost on projected benefit obligations                                   6,990      6,675      6,174
Expected return on plan assets                                                 (11,312)   (10,819)    (8,389)
Amortization of-
  Transition liability                                                            (164)      (164)      (164)
  Unrecognized loss                                                                  -          -         10
  Prior service cost                                                               908        800        721
                                                                             ---------  ---------  ---------
      Net pension (income) cost                                              $    (466) $     144  $   2,373
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5.  PENSION AND OTHER BENEFIT PLANS (CONTINUED)
    The funded status of the Group's allocation of defined benefit plans, excluding the Retirement Plan, reconciles with amounts recognized in the statements of assets and liabilities and interdivision account as follows:

                                                                          -----------------------------------
                                                                                 1998        1997        1996
                                                                          -----------  ----------  ----------
(IN THOUSANDS)
Actuarial present value at September 30-
  Vested benefit obligation                                               $   (98,512) $  (86,865) $  (79,818)
  Accumulated benefit obligation                                             (108,716)    (95,711)    (87,481)
                                                                          -----------  ----------  ----------
                                                                          -----------  ----------  ----------
Projected benefit obligation                                              $  (108,716) $  (96,118) $  (88,555)
Plan assets at fair value at September 30                                     146,579     141,961     118,968
Unrecognized transition liability                                              (1,092)     (1,256)     (1,420)
Unrecognized net gain                                                         (14,623)    (21,573)     (5,111)
Unrecognized prior service cost                                                13,455      12,123      10,547
                                                                          -----------  ----------  ----------
      Prepaid pension cost at December 31                                 $    35,603  $   35,137  $   34,429
                                                                          -----------  ----------  ----------
                                                                          -----------  ----------  ----------

    The weighted average discount rate used in determining the actuarial present value of the benefit obligations was 7.00% for the year ended December 31, 1998, and 7.75% for the years ended December 31, 1997 and 1996. The weighted average expected long-term rate of return on plan assets was 10% for 1998, 1997 and 1996.

    Middle management employees participate in a variety of incentive compensation plans. These plans provide for incentive payments based on the achievement of certain targeted operating results and other specific business goals. The targeted operating results are determined each year by senior management of Packaging. The amounts charged to expense for these plans were $5,920,000, $6,407,000 and $6,722,000 in 1998, 1997 and 1996,
    respectively.

    In June, 1992, Tenneco initiated an Employee Stock Purchase Plan ("ESPP"). The plan allows U.S. and Canadian employees of the Group to purchase Tenneco Inc. common stock through payroll deductions at a 15% discount. Each year, an employee in the plan may purchase shares with a discounted value not to exceed $21,250. The weighted average fair value of the employee purchase right, which was estimated using the Black-Sholes option pricing model and the assumptions described below except that the average life of each purchase right was assumed to be 90 days, was $6.31, $11.09 and $10.77 in 1998, 1997 and 1996, respectively. The ESPP was terminated as of September 30, 1996. Tenneco adopted a new employee stock purchase plan effective April 1, 1997. Under the respective ESPPs, Tenneco sold 133,223 shares, 85,024 shares and 73,140 shares to Group employees in 1998, 1997 and 1996, respectively.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

5.  PENSION AND OTHER BENEFIT PLANS (CONTINUED)
    In December, 1996, Tenneco adopted the 1996 Stock Ownership Plan, which permits the granting of a variety of awards, including common stock, restricted stock, performance units, stock appreciation rights, and stock options to officers and employees of Tenneco. Tenneco can issue up to 17,000,000 shares of common stock under this plan, which will terminate December 31, 2001.

    The fair value of each stock option issued by Tenneco to the Group during 1998, 1997 and 1996 is estimated on the date of grant using the Black-Sholes option pricing model using the following weighted average assumptions for grants in 1998, 1997 and 1996, respectively: (a) risk-free interest rate of 5.7%, 6.7% and 6.0%, (b) expected lives of 10.0 years, 19.7 years and 5.0 years; (c) expected volatility of 25.6%, 27.8% and 24.6%; and (d) dividend yield of 3.2%, 2.9% and 3.2%. The weighted-average fair value of options granted during the year is $10.91, $13.99 and $11.51 for 1998, 1997 and 1996, respectively.

    The Group applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," to its stock-based compensation plans. The Group recognized after-tax stock-based compensation expense of approximately $210,000 in 1998, 1997 and 1996. Had compensation costs for the Group's stock-based compensation plans been determined in accordance with SFAS 123, "Accounting for Stock-Based Compensation," based on the fair value at the grant dates for the awards under those plans, the Group's pro forma net income for the years ended December 31, 1998, 1997 and 1996, would have been lower by $7,828,000, $8,205,000 and $1,874,000, respectively.

6.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

    In addition to providing pension benefits, the Group provides certain health care and life insurance benefits for certain retired and terminated employees. A substantial number of the Group's employees may become eligible for such benefits if they reach normal retirement age while working for the Group. The cost of these benefits for salaried employees is allocated to the Group by Packaging through a payroll charge and the interdivision account. Amounts allocated are principally determined based on payroll. The net obligation for these salaried benefits is maintained by Packaging and is not included in the liabilities section of the accompanying combined statements of assets, liabilities and interdivision account for the Group's share of the obligation.

    Currently, the Group's postretirement benefit plans are not funded and a portion of the related postretirement obligation has been actuarially allocated to the Group. However, due to the fact that other divisions participate in the plan, certain of the disclosures required by SFAS No. 132, such as a summary of the

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

6. POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED) change in benefit obligation, are not available. The obligation of the plans, related to hourly employees, reconciles with amounts recognized on the accompanying combined statements of assets, liabilities and interdivision account at December 31, 1998, 1997 and 1996, as follows:

                                                                            -------------------------------
                                                                                 1998       1997       1996
                                                                            ---------  ---------  ---------
(IN THOUSANDS)
Actuarial present value at September 30-
  Accumulated postretirement benefit obligation-
    Retirees and beneficiaries                                              $  (8,401) $  (7,199) $  (8,213)
    Fully eligible active plan participants                                    (3,582)    (4,081)    (4,283)
    Other active plan participants                                             (2,950)    (2,426)    (1,738)
                                                                            ---------  ---------  ---------
        Total                                                                 (14,933)   (13,706)   (14,234)

  Plan assets at fair value at September 30                                         -          -          -
  Funded status                                                               (14,933)   (13,706)   (14,234)
  Claims paid during the fourth quarter                                           473        178        142
  Unrecognized prior service cost                                                   -       (293)      (797)
  Unrecognized net gain                                                        (1,764)    (2,861)    (2,205)
                                                                            ---------  ---------  ---------
Accrued postretirement benefit cost at December 31                          $ (16,224) $ (16,682) $ (17,094)
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

    The net periodic postretirement benefit costs as determined by actuaries for hourly employees for the years 1998, 1997 and 1996 consist of the following components:

                                                                                  -------------------------------
                                                                                       1998       1997       1996
                                                                                  ---------  ---------  ---------
(IN THOUSANDS)
Service cost                                                                      $     159  $     105  $     144
Interest cost                                                                         1,024      1,065      1,012
Amortization of net (gain) loss                                                        (138)       (80)        55
Amortization of prior service cost                                                     (293)      (504)      (643)
                                                                                  ---------  ---------  ---------
      Net periodic postretirement benefit cost                                    $     752  $     586  $     568
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

    The amounts expensed by the Group may be different because it was allocated by Packaging.

    The weighted average assumed health care cost trend rate used in determining the 1998 and 1997 accumulated postretirement benefit obligation was 5% in 1997, remaining at that level thereafter.

    The weighted average assumed health care cost trend rate used in determining the 1996 accumulated postretirement benefit obligation was 6.0% in 1996 declining to 5.0% in 1997 and remaining at that level thereafter.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

6.  POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED)
    Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1998, 1997 and 1996, by approximately $1,268,000, $868,000 and $1,103,000, respectively, and would increase the net postretirement benefit cost for 1998, 1997 and 1996 by approximately $130,000, $75,000 and $102,000, respectively.

    The discount rate (which is based on long-term market rates) used in determining the accumulated postretirement benefit obligations was 7.00% for 1998 and 7.75% for 1997 and 1996.

7.  RESTRUCTURING AND OTHER CHARGES

    In the fourth quarter of 1998, the Group recorded a pretax restructuring charge of approximately $14 million. This charge was recorded following the approval by Tenneco's Board of Directors of a comprehensive restructuring plan for all of Tenneco's operations, including those of the Group. In connection with this restructuring plan, the Group will close four corrugated facilities and eliminate 109 positions. The following table reflects components of this charge:

                                                                ---------------------------------------------
                                                                                                DECEMBER 31,
                                                                RESTRUCTURING  FOURTH-QUARTER       1998
COMPONENT                                                          CHARGE         ACTIVITY         BALANCE
--------------------------------------------------------------  -------------  ---------------  -------------
(IN THOUSANDS)
Cash charges-
  Severance                                                      $     5,135      $     852       $   4,283
  Facility exit costs and other                                        3,816            369           3,447
                                                                -------------        ------          ------
      Total cash charges                                               8,951          1,221           7,730
Noncash charges-
  Asset impairments                                                    5,434          3,838           1,596
                                                                -------------        ------          ------
                                                                 $    14,385      $   5,059       $   9,326
                                                                -------------        ------          ------
                                                                -------------        ------          ------

    Asset impairments include goodwill totaling approximately $5,043,000 related to two of the facilities. The fixed assets at the closed facilities were written down to their estimated fair value. No significant cash proceeds are expected from the ultimate disposal of these assets. Of the $7,730,000 remaining cash charges at December 31, 1998, approximately $7,300,000 is expected to be spent in 1999. The actions contemplated by the restructuring plan should be completed during the second quarter of 1999.

8.   INCOME TAXES

    The Group's method of accounting for income taxes requires that a deferred tax be recorded to reflect the tax expense (benefit) resulting from the recognition of temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

8.   INCOME TAXES (CONTINUED)
    As a division, this Group is not a taxable entity. For purposes of these combined financial statements, income taxes have been allocated to the Group and represent liabilities to Packaging.

    Following is an analysis of the components of combined income tax expense (benefit):

                                                                   -------------------------------
                                                                        1998       1997       1996
                                                                   ---------  ---------  ---------
(IN THOUSANDS)
Current-
  U.S.                                                             $ (21,105) $ (58,813) $  45,641
  State and local                                                     (2,708)    (7,545)     5,855
                                                                   ---------  ---------  ---------
                                                                     (23,813)   (66,358)    51,496
                                                                   ---------  ---------  ---------
Deferred-
  U.S.                                                                63,230     75,399      7,374
  State and local                                                      8,112      9,673        946
                                                                   ---------  ---------  ---------
                                                                      71,342     85,072      8,320
                                                                   ---------  ---------  ---------
      Income tax expense                                           $  47,529  $  18,714  $  59,816
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The primary difference between income taxes computed at the statutory U.S. federal income tax rate and the income tax expense in the combined statements of revenues, expenses and interdivision account is due to the effect of state income taxes.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

8.   INCOME TAXES (CONTINUED)
    The components of the deferred tax assets (liabilities) at December 31, 1998, 1997 and 1996, were as follows:

                                                                        -------------------------------------
                                                                               1998         1997         1996
                                                                        -----------  -----------  -----------
(IN THOUSANDS)
Current deferred taxes-
  Accrued liabilities                                                   $    10,232  $     6,374  $     7,046
  Employee benefits and compensation                                         (5,969)      (4,946)        (929)
  Reserve for doubtful accounts                                               1,275        1,230        1,261
  Inventory                                                                     707          614           38
  Pensions and postretirement benefits                                       (2,994)      (4,196)      (5,053)
  State deferred tax                                                         10,096        5,724          511
  Other                                                                         (76)        (123)         (89)
                                                                        -----------  -----------  -----------
      Total current deferred taxes                                           13,271        4,677        2,785
                                                                        -----------  -----------  -----------
Noncurrent deferred taxes-
  Pension and postretirement benefits                                        13,898        7,934        8,012
  Excess of financial reporting over tax basis in plant and equipment      (293,830)    (210,797)    (121,707)
  Accrued liabilities                                                         1,336        1,701        1,947
  Capital leases                                                              9,333        7,517       24,672
  Other                                                                      15,199       19,518          (89)
                                                                        -----------  -----------  -----------
      Total noncurrent deferred taxes                                      (254,064)    (174,127)     (87,165)
                                                                        -----------  -----------  -----------
      Net deferred tax liabilities                                      $  (240,793) $  (169,450) $   (84,380)
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL

    PREPAID EXPENSES AND OTHER CURRENT ASSETS

    The components of prepaid expenses and other current assets include:

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Prepaid stumpage                                                              $  15,189  $  19,231  $  15,595
Prepaid taxes                                                                    13,272      7,549      7,044
Current portion-Meridian Lease, net of deferred gain                              5,193          -          -
Prepaid professional services/leases                                              2,356      1,918      5,506
Other                                                                             5,082      6,321      7,391
                                                                              ---------  ---------  ---------
      Total                                                                   $  41,092  $  35,019  $  35,536
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL (CONTINUED)
    OTHER LONG-TERM ASSETS

    The components of the other long-term assets include:

                                                                             --------------------------------
                                                                                   1998       1997       1996
                                                                             ----------  ---------  ---------
(IN THOUSANDS)
Prepaid pension cost                                                         $   35,603  $  35,137  $  34,429
Leased timberlands and mills                                                     14,636     11,857      9,510
Long-term portion-Meridian Lease, net of deferred gain                           44,743          -          -
Deferred software                                                                15,864     11,088      6,047
Timberland rights                                                                10,919      9,775      8,615
Capitalized fees                                                                      -        474      3,962
Other                                                                             9,327      8,981      9,513
                                                                             ----------  ---------  ---------
      Total                                                                  $  131,092  $  77,312  $  72,076
                                                                             ----------  ---------  ---------
                                                                             ----------  ---------  ---------

    ACCRUED LIABILITIES

    The components of accrued liabilities include:

                                                                             --------------------------------
                                                                                  1998       1997        1996
                                                                             ---------  ---------  ----------
(IN THOUSANDS)
Accrued payroll, vacation and taxes                                          $  42,282  $  48,119  $   49,162
Accrued insurance                                                                6,012      5,248       4,296
Accrued volume discounts and rebates                                             5,727      4,428       3,515
Restructuring                                                                    9,326          -           -
Current portion of accrued postretirement benefit cost                           1,460        875         892
Deferred lease credits                                                           1,918      1,014      94,360
Other                                                                            2,665     10,742      14,438
                                                                             ---------  ---------  ----------
      Total                                                                  $  69,390  $  70,426  $  166,663
                                                                             ---------  ---------  ----------
                                                                             ---------  ---------  ----------

    As part of the refinancing of the GECC leases in January, 1997 (Note 12), certain deferred lease credits were eliminated.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

9.  ASSETS, LIABILITIES AND OTHER INCOME, NET DETAIL (CONTINUED)
    OTHER LONG-TERM LIABILITIES

    The components of the other long-term liabilities include:

                                                                              -------------------------------
                                                                                   1998       1997       1996
                                                                              ---------  ---------  ---------
(IN THOUSANDS)
Accrued postretirement benefit cost                                           $  14,764  $  15,807  $  16,202
Environmental liabilities                                                         6,599      5,421      6,673
Other                                                                             2,497      2,526        412
                                                                              ---------  ---------  ---------
      Total                                                                   $  23,860  $  23,754  $  23,287
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

    OTHER INCOME, NET

    The components of other income (expense), net include:

                                                                            -------------------------------
                                                                                 1998       1997       1996
                                                                            ---------  ---------  ---------
(IN THOUSANDS)
Discount on sale of factored receivables                                    $ (14,774) $ (12,006) $ (12,351)
Gain on sale of timberlands                                                    16,944          -          -
Gain on sale of joint venture interest                                         15,060          -          -
Gain on operating lease refinancing                                                 -     37,730          -
Gain on Willow Flowage                                                              -      4,449          -
Gain on sale of mineral rights                                                      -      1,646          -
Capitalization of barter credits                                                    -      1,563          -
Sylva Mill rebate income                                                            -          -      4,500
Gain on sale of recycled mills                                                      -          -     50,000
Other                                                                           9,588     11,299     14,094
                                                                            ---------  ---------  ---------
      Total                                                                 $  26,818  $  44,681  $  56,243
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

10. RELATED-PARTY TRANSACTIONS

    FUNDING OF CASH REQUIREMENTS

    As discussed in Note 2, Packaging provides centralized treasury functions and financing for the Group including funding of its cash requirements for processing of accounts payable and payroll requirements.


    CORPORATE ALLOCATIONS



    Packaging and Tenneco affiliates provide services to the Group which are typical of a consolidated entity with operations in several businesses. These services included general management, investor and media relations, legal, human resources, accounting, public company reporting, data processing systems, support,

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

10. RELATED-PARTY TRANSACTIONS (CONTINUED)

    training, finance, treasury, and insurance management. These expenses were allocated to the Group in the aggregate, not individually, from Packaging and Tenneco affiliates, based upon the relative level of effort and time spent on Group activities. This was generally measured using a formula based upon the Group's percentage of Tenneco's fixed assets, revenues and payroll. The Group believes the method for the historical allocations was reasonable.



    As a stand-alone entity, the Group does not expect that it will incur a similar level of costs due to a less complex corporate structure and a different level of need for such services. The Group estimates it will incur approximately $30 million in stand-alone overhead costs in the first year following the acquisition and believes this is representative of what the costs would have been as a stand-alone entity for historical periods.


    Certain receivables and transactions resulting from the financing relationship between Packaging and Tenneco are not reflected in the accompanying financial statements.

    INSURANCE AND BENEFITS

    The Group is self-insured for medical benefits and workers' compensation. Expenses related to workers' compensation, health care claims for hourly and salaried workers and postretirement health care benefits for hourly and salaried workers are determined by Packaging and are allocated to the Group. The Group incurred charges of $32,151,000, $34,004,000 and $32,298,000 in
    1998, 1997 and 1996, respectively, for health care and $5,109,000, $9,209,000 and $8,853,000 in 1998, 1997 and 1996, respectively, for workers'
    compensation.

    In general, all costs and expenses incurred and allocated are based on the relationship the Group has with Tenneco. If the Group had been a stand-alone entity, the costs and expenses would differ.

11. COMMITMENTS AND CONTINGENCIES

    The Group had authorized capital expenditures of approximately $49,392,000 as of December 31, 1998, in connection with the expansion and replacement of existing facilities.

    The Group is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of management and in-house legal counsel, the outcome of such proceedings and litigation will not materially affect the Group's financial position or results of operations.

12. LEASES

    Rental expense included in the combined financial statements was $96,193,340, $95,284,000 and $118,821,000 for 1998, 1997 and 1996,
    respectively. These costs are primarily included in cost of goods sold.

    On January 31, 1997, Packaging executed an operating lease agreement with Credit Suisse Leasing 92A, L.P., and a group of financial institutions led by Citibank, N.A. The agreement refinanced the previous

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

12. LEASES (CONTINUED)
    operating leases between GECC and Packaging which were entered into at the same time as GECC's purchase of certain assets from Georgia-Pacific in January, 1991. Through this refinancing, several capital lease obligations were extinguished as the assets were incorporated into the new operating lease. Also with this refinancing, certain fixed assets and deferred credits were eliminated resulting in a net gain of approximately $38 million in the first quarter of 1997.

    Aggregate minimum rental commitments under noncancelable operating leases are as follows (in thousands):

1999                                          $  83,804
2000                                             81,368
2001                                             79,428
2002                                            686,390
2003                                             26,975
Thereafter                                      113,154
                                              ---------
      Total                                   $1,071,119
                                              ---------
                                              ---------

    Minimum rental commitments under noncancelable operating leases include $68 million for 1999, $68 million for 2000, $68 million for 2001, $676 million for 2002, $18 million for 2003 and $34 million for years thereafter, payable to credit Suisse Leasing 92A, L.P. and Citibank, N.A., along with John Hancock, Metropolitan Life and others (the "Lessors") for certain mill and timberland assets. The remaining terms of such leases extend over a period of up to five years.

    Following the initial lease period, Packaging may, under the provision of the lease agreements, extend the leases on terms mutually negotiated with the Lessors or purchase the leased assets under conditions specified in the lease agreements. If the purchase options are not exercised or the leases are not extended, Packaging will make a residual guarantee payment to the Lessors of approximately $653 million, included in the schedule above, which will be refunded up to the total amount of the residual guarantee payment based on the Lessors' subsequent sales price for the leased assets. Throughout the lease period, Packaging is required to maintain the leased properties which includes reforestation of the timberlands harvested.

    Packaging's various lease agreements require that it comply with certain covenants and restrictions, including financial ratios that, among other things, place limitations on incurring additional "funded debt" as defined by the agreements. Under the provisions of the lease agreements, in order to incur funded debt, Packaging must maintain a pretax cash flow coverage ratio, as defined, on a cumulative four quarter basis of a minimum of 2.0, subsequently modified to 1.75 as of December 31, 1998. Packaging was in compliance with all of its covenants at December 31, 1998.

    In December, 1998, the Group made a payment of $84 million to acquire the Meridian timberlands utilized by the Group. This transaction was undertaken in preparation for the separation of the Group's assets from Tenneco. Subsequent to year end, the Group paid a fee of $50,000 to effect the conveyance of the Meridian timberlands to the Group.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

12. LEASES (CONTINUED)
    In connection with the pending sale of the Group described in Note 14 to these financial statements, Tenneco may purchase the Tomahawk and Valdosta mills and selected timberland assets currently under lease prior to the sale.

13. SALE OF ASSETS

    In the second quarter of 1996, Packaging entered into an agreement to form a joint venture with Caraustar Industries whereby Packaging sold its two recycled paperboard mills and a fiber recycling operation and brokerage business to the joint venture in return for cash and a 20% equity interest in the joint venture. Proceeds from the sale were approximately $115 million and the Group recognized a $50 million pretax gain ($30 million after taxes) in the second quarter of 1996.

    In June, 1998, Packaging sold its remaining 20% equity interest in the joint venture to Caraustar Industries for cash and a note of $26,000,000. The Group recognized a $15 million pretax gain on this transaction.

    At December 31, 1998, the balance of the note with accrued interest is $26,756,000.

14. SALE OF COMPANY AND RELATED IMPAIRMENT (UNAUDITED)

    On January 26, 1999, Tenneco announced that it had entered into an agreement to contribute a majority interest in the Group to a new joint venture with Madison Dearborn Partners, in exchange for cash and debt assumption totaling approximately $2 billion, and a 45% common equity interest in the joint venture. The assets to be contributed include the Group's 4 linerboard and medium mills, 67 plants and 5 design centers and an ownership or controlling interest in approximately 950,000 acres of timberland. The transaction closed on April 12, 1999.

    In connection with the transaction, Packaging borrowed approximately $1.8 billion, most of which was used to acquire assets used by the Group pursuant to operating leases and timber cutting rights, with the remainder remitted to Tenneco for corporate debt reduction.


    Tenneco then contributed the Group's assets (subject to the new indebtedness and the Group's liabilities) to a joint venture, Packaging Corporation of America ("PCA") in exchange for (a) a 45% common equity interest in PCA valued at approximately $200 million and (b) approximately $240 million in cash. As a result of the sale transaction, Tenneco recognized a pretax loss in the first quarter of 1999 of approximately $293 million. Part of that loss consisted of an impairment charge relating to the Group's property, plant and equipment and intangible assets, which was pushed down to the Group's March 31, 1999 financial statements. The amount of the impairment charge is approximately $230.1 million.

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)

14. SALE OF COMPANY AND RELATED IMPAIRMENT (UNAUDITED) (CONTINUED)

    The impairment charge of $230.1 million recorded in the Group's financial statements has been allocated to the following financial statement line items (in thousands):



Intangibles                                                         $  46,206
Machinery and equipment                                               183,906
                                                                    ---------
  Total                                                             $ 230,112
                                                                    ---------
                                                                    ---------



    The impairment charge will first be applied against the goodwill specifically attributable to the containerboard assets and the remaining amount will be applied against plant, property and equipment.



    The Group's financial statements reflect $230.1 million of the $293.0 million charge representing the impairment attributable to the assets reflected in the Group's financial statements. Tenneco has informed us that the remaining $63.0 million charge primarily includes liabilities for direct incremental costs of sales, severance costs and other contractual obligations directly related to the containerboard transaction, and the impairment of other containerboard-related assets not contributed to the joint venture. The $63.0 million charge is not part of the Group's financial statements.


15. EXTRAORDINARY LOSS (UNAUDITED)

    During the first quarter of 1999 the Group extinguished $16.6 million of debt related to mill assets. In connection with that extinguishment an extraordinary loss of $10.5 million was recorded ($6.3 million, net of the related tax effect).


16. SUMMARIZED COMBINED FINANCIAL INFORMATION ABOUT GUARANTOR SUBSIDIARIES



    The following is summarized aggregated financial information for Dahlonega Packaging Corporation, Dixie Container Corporation, PCA Hydro, Inc., PCA Tomahawk Corporation and PCA Valdosta Corporation, each of which was a wholly-owned subsidiary of Packaging and included in the Group's combined financial statements. In conjunction with the sale of the Group as described in Note 14, each of these companies became subsidiaries of PCA and fully, unconditionally, jointly and severally guaranteed $550 million in

                            THE CONTAINERBOARD GROUP
                     (A DIVISION OF TENNECO PACKAGING INC.)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996
(INFORMATION AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             AND 1999 IS UNAUDITED)


16. SUMMARIZED COMBINED FINANCIAL INFORMATION ABOUT GUARANTOR SUBSIDIARIES (CONTINUED)


    subordinated debt issued by PCA in conjunction with the transaction. Separate financial statements of the guarantor subsidiaries are not presented because, in the opinion of management, such financial statements are not material to investors.



                                                                 --------------------------------------------
                                                                          DECEMBER 31,
                                                                 -------------------------------   MARCH 31,
                                                                      1998       1997       1996        1999
                                                                 ---------  ---------  ---------  -----------
                                                                                                  (UNAUDITED)
(IN THOUSANDS)
Current assets                                                   $  49,463  $  42,844  $  42,664   $  50,138
Non-current assets                                                  13,985     46,399     45,051      14,634
                                                                 ---------  ---------  ---------  -----------
      Total assets                                                  63,448     89,243     87,715      64,772

Current liabilities                                                 13,826     12,687     10,542      15,597
Non-current liabilities                                              7,264      4,785      4,559       7,186
                                                                 ---------  ---------  ---------  -----------
      Total liabilities                                             21,090     17,472     15,101      22,783
                                                                 ---------  ---------  ---------  -----------
Interdivision Account                                            $  42,358  $  71,771  $  72,614   $  41,989
                                                                 ---------  ---------  ---------  -----------
                                                                 ---------  ---------  ---------  -----------



                                                    -----------------------------------------------------
                                                        YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED
                                                    -------------------------------       MARCH 31,
                                                                                     --------------------
                                                         1998       1997       1996                  1998
                                                    ---------  ---------  ---------             ---------
                                                                                          1999
                                                                                     ---------
                                                                                         (UNAUDITED)
(IN THOUSANDS)
Net sales                                           $  32,970  $  25,758  $  24,666  $   8,293  $   6,671
Gross profit                                            1,172      3,253      4,719        138         82
Net loss                                                 (866)    (1,217)      (351)      (442)      (453)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY UPON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.

WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................     1
Risk Factors..............................................................    23
Forward-Looking Statements................................................    32
The Transactions..........................................................    33
Use of Proceeds...........................................................    34
Capitalization............................................................    35
Unaudited Pro Forma Financial Statements..................................    36
Selected Financial and Other Data.........................................    45
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    49
Business..................................................................    62
Management................................................................    71
Certain Relationships and Related Transactions............................    74
Security Ownership........................................................    76
Description of Senior Credit Facility.....................................    78
Description of Exchange Notes.............................................    83
Description of New Preferred Stock........................................   125
The Exchange Offer........................................................   173
United States Federal Tax Consequences....................................   195
Plan of Distribution......................................................   196
Legal Matters.............................................................   197
Experts...................................................................   197
Available Information.....................................................   197
Index to Financial Statements.............................................   F-1


                             PACKAGING CORPORATION
                                   OF AMERICA

                                     [LOGO]

                                 EXCHANGE OFFER

                                  $550,000,000
                             9 5/8% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2009
                                      AND
                         $100,000,000 12 3/8% SERIES B
                  SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

RESTATED CERTIFICATE OF INCORPORATION

The Restated Certificate of Incorporation of PCA, as amended, provides that to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware ("DGCL"), a director of PCA shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

BY-LAWS

The Amended and Restated By-laws of PCA, as amended, provide that PCA shall indemnify its directors and officers to the maximum extent permitted from time to time by the DGCL.

The By-laws of Dahlonega Packaging Corporation ("Dahlonega"), Dixie Container Corporation ("Dixie"), PCA Hydro, Inc. ("PCA Hydro"), PCA Tomahawk Corporation ("PCA Tomahawk") and PCA Valdosta Corporation ("PCA Valdosta") provide that Dahlonega, Dixie, PCA Hydro, PCA Tomahowk and PCA Valdosta shall indemnify their directors and officers to the maximum extent permitted from time to time by, in the case of Dahlonega, PCA Hydro, PCA Tomahawk and PCA Valdosta, the DGCL, and in the case of Dixie, the Virginia Stock Corporation Act ("VSCA").

DELAWARE GENERAL CORPORATION LAW

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

VIRGINIA STOCK CORPORATION ACT

Section 13.1-697 of the VSCA provides that a corporation may indemnify a person made party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and he believed that his conduct was in, or not opposed to, the corporation's best interests, and, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 13.1-697 further provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification under Section 13.1-697 is limited to reasonable expenses incurred in connection with the proceeding.

Section 13.1-698 of the VSCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he as a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 13.1-702 of the VSCA provides that, unless limited by a corporation's articles of incorporation, an officer of the corporation is entitled to mandatory indemnification under Section 13.1-698 to the same extent as a director and further provides that the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

INSURANCE

The directors and officers of PCA are covered under directors' and officers' liability insurance policies maintained by PCA with coverage up to $50 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
       2.1   Contribution Agreement, dated as of January 25, 1999, among Tenneco Packaging Inc. ("TPI"), PCA
             Holdings LLC ("PCA Holdings") and Packaging Corporation of America ("PCA").*
       2.2   Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among TPI, PCA
             Holdings and PCA.*
       3.1   Restated Certificate of Incorporation of PCA.*
       3.2   Amended and Restated By-laws of PCA.*
       3.3   Certificate of Incorporation of Dahlonega Packaging Corporation ("Dahlonega").
       3.4   By-laws of Dahlonega.
       3.5   Certificate of Incorporation, as amended, of Dixie Container Corporation ("Dixie").
       3.6   By-laws of Dixie.
       3.7   Certificate of Incorporation of PCA Hydro, Inc. ("PCA Hydro").
       3.8   By-laws of PCA Hydro.
       3.9   Certificate of Incorporation of PCA Tomahawk Corporation ("PCA Tomahawk").
      3.10   By-laws of PCA Tomahawk.
      3.11   Certificate of Incorporation of PCA Valdosta Corporation ("PCA Valdosta").
      3.12   By-laws of PCA Valdosta.
       4.1   Indenture, dated as of April 12, 1999, by and among PCA, Dahlonega, Dixie, PCA Hydro, PCA Tomahawk,
             PCA Valdosta and United States Trust Company of New York.*

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
       4.2   Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special
             Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/8% Senior
             Exchangeable Preferred Stock due 2010 and 12 3/8% Series B Senior Exchangeable Preferred Stock due
             2010 of PCA.*
       4.3   Exchange Indenture, dated as of April 12, 1999, by and among PCA and U.S. Trust Company of Texas,
             N.A.*
       4.4   Notes Registration Rights Agreement, dated as of April 12, 1999, by and among PCA, Dahlonega, Dixie,
             PCA Hydro, PCA Tomahawk, PCA Valdosta, J.P. Morgan Securities Inc. ("J.P. Morgan") and BT Alex. Brown
             Incorporated ("BT").*
       4.5   Preferred Stock Registration Rights Agreement, dated as of April 12, 1999, by and among PCA, J.P.
             Morgan and BT.*
       4.6   Form of Rule 144A Global Note and Subsidiary Guarantee.*
       4.7   Form of Regulation S Global Note and Subsidiary Guarantee.*
       4.8   Form of Rule 144A Global Certificate.*
       5.1   Opinion of Kirkland & Ellis.
       8.1   Opinion of Kirkland & Ellis.
      10.1   Purchase Agreement, dated as of March 30, 1999, by and among PCA, Dahlonega, Dixie, PCA Hydro, PCA
             Tomahawk, PCA Valdosta, J.P. Morgan and BT.*
      10.2   Credit Agreement, dated as of April 12, 1999, among TPI, the lenders party thereto from time to time,
             J.P. Morgan, BT, Bankers Trust Company and Morgan Guaranty Trust Company of New York ("Morgan
             Guaranty").*
      10.3   Subsidiaries Guaranty, dated as of April 12, 1999, made by Dahlonega, Dixie, PCA Hydro, PCA Tomahawk,
             PCA Valdosta and Morgan Guaranty.*
      10.4   Pledge Agreement, dated as of April 12, 1999, among PCA, Dahlonega, Dixie, PCA Hydro, PCA Tomahawk,
             PCA Valdosta and Morgan Guaranty.*
      10.5   TPI Security Agreement, dated as of April 12, 1999, between TPI and Morgan Guaranty.*
      10.6   PCA Security Agreement, dated as of April 12, 1999, among PCA, Dahlonega, Dixie, PCA Hydro, PCA
             Tomahawk, PCA Valdosta and Morgan Guaranty.*
      10.7   Stockholders Agreement, dated as of April 12, 1999, by and among TPI, PCA Holdings and PCA.*
      10.8   Registration Rights Agreement, dated as of April 12, 1999, by and among TPI, PCA Holdings and PCA.*
      10.9   Holding Company Support Agreement, dated as of April 12, 1999, by and between PCA Holdings and PCA.*
     10.10   Facility Use Agreement, dated as of April 12, 1999, by and between TPI and PCA.*
     10.11   Human Resources Agreement, dated as of April 12, 1999, by and among Tenneco Inc., TPI and PCA.*
     10.12   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Packaging Speciality and Consumer Products Inc.*
     10.13   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and TPI.*
     10.14   Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Automotive Inc.*
     10.15   Technology, Financial and Administrative Transition Services Agreement, dated as of April 12, 1999, between TPI and PCA.*
     10.16   Letter Agreement Regarding Terms of Employment, dated as of January 25, 1999, between PCA and Paul T.
             Stecko.*
     10.17   Letter Agreement Regarding Terms of Employment, dated as of May 19, 1999, between PCA and Paul T.
             Stecko.*
     10.18   1999 Management Equity Compensation Plan, effective as of June 1, 1999.
     10.19   Management Equity Agreement, dated as of June 1, 1999, among PCA, Paul T. Stecko and the Paul T.
             Stecko 1999 Dynastic Trust.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
     10.20   Form of Management Equity Agreement, dated as of June 1, 1999, among PCA and the members of management party thereto.
     10.21   Memorandum Regarding Special Retention Bonus, dated as of April 16, 1999, from PCA to William J.
             Sweeney.
     10.22   Amended and Restated 1999 Management Equity Compensation Plan, effective as of June 2, 1999.**
      12.1   Statements Regarding Computation of Ratios of Earnings to Fixed Charges.
      12.2   Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
      21.1   Subsidiaries of the Registrants.*
      23.1   Consent of Arthur Andersen LLP.
      23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1).
      24.1   Powers of Attorney (included in the signature pages to the registration statement).*
      25.1   Statement of Eligibility on Form T-1 of United States Trust Company of New York, as trustee, under the
             Indenture.*
      25.2   Statement of Eligibility on Form T-1 of U.S. Trust Company of Texas, N.A., as exchange trustee, under the Exchange Indenture.*
      27.1   Financial Data Schedule.
      99.1   Form of Letter of Transmittal for the Notes.
      99.2   Form of Letter of Transmittal for the Preferred Stock.
      99.3   Form of Notice of Guaranteed Delivery for the Notes.
      99.4   Form of Notice of Guaranteed Delivery for the Preferred Stock.
      99.5   Form of Tender Instructions for the Notes.
      99.6   Form of Tender Instructions for the Preferred Stock.


--------------


*   Previously filed.



**  To be filed by amendment.


(B) FINANCIAL STATEMENT SCHEDULES.

The following consolidated financial statement schedules of PCA for the three years ended December 31, 1998 are included in this registration statement.

Schedule II-Packaging Corporation of America-Valuation and Qualifying Accounts.

                                                  BALANCE         PROVISION   ADDITIONS/DEDUCTIONS     TRANSLATION     BALANCE END
ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE   BEGINNING OF YEAR    (BENEFIT)      FROM RESERVES *       ADJUSTMENTS       OF YEAR
------------------------------------------  -------------------  -----------  ---------------------  ---------------  -------------

1998......................................           5,023            2,710            (2,513)                  -           5,220

1997......................................           5,010              611              (598)                  -           5,023

1996......................................           5,239            1,018            (1,247)                  -           5,010

--------------

* Consists primarily of write-offs and recoveries of bad debts.

We have audited in accordance with generally accepted auditing standards the financial statements of The Containerboard Group (a division of Tenneco Packaging Inc., which is a Delaware corporation and a wholly owned subsidiary of Tenneco Inc.), included in this registration statement and have issued our report thereon dated February 26, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed above is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
May 28, 1999

ITEM 22. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants, pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

        (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Packaging Corporation of America has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          Packaging Corporation of America

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Chief Financial Officer,
                                                 Secretary and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------           Chairman of the Board and Chief Executive Officer
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------            Chief Financial Officer, Secretary and Treasurer
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Dahlonega Packaging Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          Dahlonega Packaging Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Dixie Container Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          Dixie Container Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, PCA Hydro, Inc. has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          PCA Hydro, Inc.

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, PCA Tomahawk Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          PCA Tomahawk Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, PCA Valdosta Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on July 21, 1999.


                                          PCA Valdosta Corporation

                                          By: /s/ RICHARD B. WEST
                                          --------------------------------------
                                          Name: Richard B. West

                                          Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 21, 1999.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                  /s/ PAUL T. STECKO*
      --------------------------------------------                         President and Director
                     Paul T. Stecko                                    (Principal Executive Officer)

                  /s/ RICHARD B. WEST
      --------------------------------------------                               Secretary
                    Richard B. West                             (Principal Financial and Accounting Officer)

                   /s/ DANA G. MEAD*
      --------------------------------------------                                Director
                      Dana G. Mead

               /s/ THEODORE R. TETZLAFF*
      --------------------------------------------                                Director
                  Theodore R. Tetzlaff

                 /s/ SAMUEL M. MENCOFF*
      --------------------------------------------                                Director
                   Samuel M. Mencoff

                 /s/ JUSTIN S. HUSCHER*
      --------------------------------------------                                Director
                   Justin S. Huscher

                /s/ THOMAS S. SOULELES*
      --------------------------------------------                                Director
                   Thomas S. Souleles

--------------

*By:                            /s/ RICHARD B. WEST
                                        ----------------------------------------

                                  Richard B. West

                                 ATTORNEY-IN-FACT